FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-206361-03

April 28, 2016	JPMDB 2016-C2

Free Writing Prospectus Structural and Collateral Term Sheet
JPMDB 2016-C2
$892,799,383 (Approximate Mortgage Pool Balance)

$732,315,000 (Approximate Offered Certificates)

J.P. Morgan Chase Commercial Mortgage Securities Corp. Depositor

Commercial Mortgage Pass-Through Certificates Series 2016-C2

JPMorgan Chase Bank, National Association German American Capital Corporation Mortgage Loan Sellers

J.P. Morgan		Deutsche Bank Securities
Co-Lead Managers and Joint Bookrunners

Drexel Hamilton	Goldman, Sachs & Co. Co-Managers	Academy Securities

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

April 28, 2016	JPMDB 2016-C2

This material is for your information, and none of J.P. Morgan Securities LLC (“JPMS”), Deutsche Bank Securities Inc. (“DBSI”), Drexel Hamilton, LLC (“Drexel”), Goldman, Sachs & Co. (“GS&Co.”) or Academy Securities, Inc. (“Academy Securities”) (each individually, an “Underwriter”, and together, the “Underwriters”) are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

The Depositor has filed a registration statement (including a prospectus) with the SEC (SEC File no. 333-206361) for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in the registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor or any Underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1 (866) 400-7834 or by emailing cmbs-prospectus@jpmorgan.com.

Neither this document nor anything contained in this document shall form the basis for any contract or commitment whatsoever. The information contained in this document is preliminary as of the date of this document, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered prior to the time of sale. These materials are subject to change, completion or amendment from time to time.

This document has been prepared by the Underwriters for information purposes only and does not constitute, in whole or in part, a prospectus for the purposes of Directive 2003/71/EC (as amended) and/or Part VI of the Financial Services and Markets Act 2000 (as amended) or other offering document.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) that have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected in this document. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these certificates. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the Computational Materials. The specific characteristics of the certificates may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any certificate described in the Computational Materials are subject to change prior to issuance. None of the Underwriters nor any of their respective affiliates make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the certificates.

This information is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change.

This document contains forward-looking statements. Those statements are subject to certain risks and uncertainties that could cause the success of collections and the actual cash flow generated to differ materially from the information set forth in this document. While such information reflects projections prepared in good faith based upon methods and data that are believed to be reasonable and accurate as of their dates, the Depositor undertakes no obligation to revise these forward-looking statements to reflect subsequent events or circumstances. Investors should not place undue reliance on forward-looking statements and are advised to make their own independent analysis and determination with respect to the forecasted periods, which reflect the Depositor’s view only as of the date of this document.

J.P. Morgan is the marketing name for the investment banking businesses of JPMorgan Chase & Co. and its subsidiaries worldwide. Securities, syndicated loan arranging, financial advisory and other investment banking activities are performed by JPMS and its securities affiliates, and lending, derivatives and other commercial banking activities are performed by JPMorgan Chase Bank, National Association and its banking affiliates. JPMS is a member of SIPC and the NYSE.

Capitalized terms used in this material but not defined herein shall have the meanings ascribed to them in the Preliminary Prospectus (as defined below).

THE INFORMATION HEREIN IS PRELIMINARY AND MAY BE SUPPLEMENTED OR AMENDED PRIOR TO THE TIME OF SALE. PROSPECTIVE INVESTORS SHOULD UNDERSTAND THAT, WHEN CONSIDERING THE PURCHASE OF THESE CERTIFICATES, A CONTRACT OF SALE WILL COME INTO BEING NO SOONER THAN THE DATE ON WHICH THE RELEVANT CLASS OF CERTIFICATES HAS BEEN PRICED AND THE INVESTOR HAS OTHERWISE TAKEN ALL ACTIONS THE INVESTOR MUST TAKE TO BECOME COMMITTED TO PURCHASE THE OFFERED CERTIFICATES, AND THE INVESTOR HAS THEREFORE ENTERED INTO A CONTRACT OF SALE. ANY “INDICATIONS OF INTEREST” EXPRESSED BY ANY PROSPECTIVE INVESTOR, AND ANY “SOFT CIRCLES” GENERATED BY THE UNDERWRITERS PRIOR TO THE TIME OF SALE, WILL NOT CREATE BINDING CONTRACTUAL OBLIGATIONS FOR SUCH PROSPECTIVE INVESTORS, ON THE ONE HAND, OR THE UNDERWRITERS, THE DEPOSITOR OR ANY OF THEIR RESPECTIVE AGENTS OR AFFILIATES, ON THE OTHER HAND.

IN ADDITION, THE CERTIFICATES REFERRED TO IN THESE MATERIALS ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS) AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS. AS A RESULT OF THE FOREGOING, A PROSPECTIVE INVESTOR MAY COMMIT TO PURCHASE CERTIFICATES THAT HAVE CHARACTERISTICS THAT MAY CHANGE, AND EACH PROSPECTIVE INVESTOR IS ADVISED THAT ALL OR A PORTION OF THE CERTIFICATES REFERRED TO IN THESE MATERIALS MAY BE ISSUED WITHOUT ALL OR CERTAIN OF THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS. EACH UNDERWRITER’S OBLIGATION TO SELL CERTIFICATES TO ANY PROSPECTIVE INVESTOR IS CONDITIONED ON THE CERTIFICATES AND THE TRANSACTION HAVING THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS. IF THE UNDERWRITERS DETERMINE THAT A CONDITION IS NOT SATISFIED IN ANY MATERIAL RESPECT, SUCH PROSPECTIVE INVESTOR WILL BE NOTIFIED, AND NEITHER THE DEPOSITOR NOR THE UNDERWRITERS WILL HAVE ANY OBLIGATION TO SUCH PROSPECTIVE INVESTOR TO DELIVER ANY PORTION OF THE CERTIFICATES THAT SUCH PROSPECTIVE INVESTOR HAS COMMITTED TO PURCHASE, AND THERE WILL BE NO LIABILITY OR OBLIGATION BETWEEN THE UNDERWRITERS, THE DEPOSITOR OR ANY OF THEIR RESPECTIVE AGENTS OR AFFILIATES, ON THE ONE HAND, AND SUCH PROSPECTIVE INVESTOR, ON THE OTHER HAND, AS A CONSEQUENCE OF THE NON-DELIVERY.

THE UNDERWRITERS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR AFFILIATES OR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CERTIFICATE OR CONTRACT DISCUSSED IN THESE MATERIALS

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1 of 151

Structural and Collateral Term Sheet	JPMDB 2016-C2

Indicative Capital Structure

Publicly Offered Certificates

Class	Expected Ratings (Moody’s / Fitch / KBRA)	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Credit Support(2)	Expected Weighted Avg. Life (years)(3)	Expected Principal Window(3)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)
A-1	Aaa(sf) / AAAsf / AAA(sf)	$23,342,000	30.000%	2.53	6/16 – 10/20	41.9%	16.3%
A-2	Aaa(sf) / AAAsf / AAA(sf)	$160,394,000	30.000%	4.66	10/20 – 4/21	41.9%	16.3%
A-3A	Aaa(sf) / AAAsf / AAA(sf)	$120,000,000	30.000%	9.66	12/25 – 2/26	41.9%	16.3%
A-4	Aaa(sf) / AAAsf / AAA(sf)	$222,981,000	30.000%	9.78	2/26 – 4/26	41.9%	16.3%
A-SB	Aaa(sf) / AAAsf / AAA(sf)	$48,243,000	30.000%	7.37	4/21 – 12/25	41.9%	16.3%
X-A(6)	Aa1(sf) / AAAsf / AAA(sf)	$700,848,000	N/A	N/A	N/A	N/A	N/A
X-B(6)	A3(sf) / AA-sf / AAA(sf)	$44,639,000	N/A	N/A	N/A	N/A	N/A
A-S	Aa3(sf) / AAAsf / AAA(sf)	$75,888,000	21.500%	9.92	4/26 – 5/26	47.0%	14.5%
B	A3(sf) / AA-sf / AA(sf)	$44,639,000	16.500%	9.98	5/26 – 5/26	50.0%	13.7%
C	NR / A-sf / A(sf)	$36,828,000	12.375%	9.98	5/26 – 5/26	52.5%	13.0%

Privately Offered Certificates(7)

Class	Expected Ratings (Moody’s / Fitch / KBRA)	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Credit Support(2)	Expected Weighted Avg. Life (years)(3)	Expected Principal Window(3)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)
A-3B	Aaa(sf) / AAAsf / AAA(sf)	$50,000,000	30.000%	9.66	12/25 – 2/26	41.9%	16.3%
X-C(6)	NR / BBB-sf / AAA(sf)	$80,352,000	N/A	N/A	N/A	N/A	N/A
D	NR / BBB-sf / BBB-(sf)	$43,524,000	7.500%	9.98	5/26 – 5/26	55.4%	12.3%
E	NR / BBsf / BB(sf)	$17,856,000	5.500%	9.98	5/26 – 5/26	56.6%	12.1%
F	NR / B-sf / B+(sf)	$12,276,000	4.125%	9.98	5/26 – 5/26	57.4%	11.9%
NR	NR / NR / NR	$36,828,383	0.000%	10.60	5/26 – 5/36	59.9%	11.4%
(1)	In the case of each such Class, subject to a permitted variance of plus or minus 5%.

(2)	The credit support percentages set forth for Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4 and Class A-SB Certificates represent the approximate initial credit support for the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4 and Class A-SB Certificates in the aggregate.

(3)	Assumes 0% CPR / 0% CDR and a May 23, 2016 closing date. Based on modeling assumptions as described in the Preliminary Prospectus dated April 28, 2016 (the “Preliminary Prospectus”).

(4)	The “Certificate Principal to Value Ratio” for any Class (other than the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4 and Class A-SB Certificates) is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio for the mortgage loans, multiplied by (b) a fraction, the numerator of which is the total initial Certificate Balance of such Class of Certificates and all Classes of Principal Balance Certificates senior to such Class of Certificates and the denominator of which is the total initial Certificate Balance of all of the Principal Balance Certificates. The Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4 and Class A-SB Certificate Principal to Value Ratios are calculated in the aggregate for those Classes as if they were a single Class. Investors should note, however, that excess mortgaged property value associated with a mortgage loan will not be available to offset losses on any other mortgage loan.

(5)	The “Underwritten NOI Debt Yield” for any Class (other than the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4 and Class A-SB Certificates) is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage loans and (b) the total initial Certificate Balance of all of the Classes of Principal Balance Certificates divided by the total initial Certificate Balance for such Class and all Classes of Principal Balance Certificates senior to such Class of Certificates. The Underwritten NOI Debt Yield for each of the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4 and Class A-SB Certificates is calculated in the aggregate for those Classes as if they were a single Class. Investors should note, however, that net operating income from any mortgaged property supports only the related mortgage loan and will not be available to support any other mortgage loan.

(6)	The Class X-A, Class X-B and Class X-C Notional Amounts are defined in the Preliminary Prospectus.

(7)	The Class A-3B, Class X-C, Class D, Class E, Class F and Class NR Certificates are not being offered by the Preliminary Prospectus and this Term Sheet. The Class R Certificates are not shown above.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2 of 151

Structural and Collateral Term Sheet	JPMDB 2016-C2

Summary of Transaction Terms

Securities Offered:	$732,315,000 monthly pay, multi-class, commercial mortgage REMIC Pass-Through Certificates.
Co-Lead Managers and Joint Bookrunners:	J.P. Morgan Securities LLC and Deutsche Bank Securities Inc.
Co-Managers:	Drexel Hamilton, LLC, Goldman, Sachs & Co. and Academy Securities, Inc.
Mortgage Loan Sellers:	JPMorgan Chase Bank, National Association (“JPMCB”) (61.0%), and German American Capital Corporation (“GACC”) (39.0%).
Master Servicer:	Wells Fargo Bank, National Association.
Special Servicer:	Midland Loan Services, a Division of PNC Bank, National Association (“Midland”).
Directing Certificateholder:	Blackrock Realty Advisors, Inc., as agent for its managed account.
Trustee:	Wilmington Trust, National Association.
Certificate Administrator:	Wells Fargo Bank, National Association.
Operating Advisor:	Pentalpha Surveillance LLC.
Asset Representations Reviewer:	Pentalpha Surveillance LLC.
Rating Agencies:	Moody’s Investors Service, Inc. (“Moody’s”), Fitch Ratings, Inc. (“Fitch”) and Kroll Bond Rating Agency, Inc. (“KBRA”).
Pricing Date:	On or about May 4, 2016.
Closing Date:	On or about May 23, 2016.
Cut-off Date:	With respect to each mortgage loan, the related due date in May 2016, or with respect to any mortgage loan that has its first due date in June 2016, the date that would otherwise have been the related due date in May 2016.
Distribution Date:	The 4th business day after the Determination Date in each month, commencing in June 2016.
Determination Date:	11th day of each month, or if the 11th day is not a business day, the next succeeding business day, commencing in June 2016.
Assumed Final Distribution Date:	The Distribution Date in May 2036 which is the latest anticipated repayment date of the Certificates.
Rated Final Distribution Date:	The Distribution Date in June 2049.
Tax Treatment:	The Publicly Offered Certificates are expected to be treated as REMIC “regular interests” for U.S. federal income tax purposes.
Form of Offering:	The Class A-1, Class A-2, Class A-3A, Class A-4, Class A-SB, Class X-A, Class X-B, Class A-S, Class B and Class C Certificates (the “Publicly Offered Certificates”) will be offered publicly. The Class A-3B, Class X-C, Class D, Class E, Class F and Class NR Certificates (the “Privately Offered Certificates”) will be offered domestically to Qualified Institutional Buyers and to Institutional Accredited Investors and to institutions that are not U.S. Persons pursuant to Regulation S.
SMMEA Status:	The Certificates will not constitute “mortgage related securities” for purposes of SMMEA.
ERISA:	The Publicly Offered Certificates are expected to be ERISA eligible.
Optional Termination:	On any Distribution Date on which the aggregate principal balance of the pool of mortgage loans is less than (or, in the case of clause (ii) below, less than or equal to) the greater of (i) 1% of the aggregate principal balance of the mortgage loans as of the Cut-off Date, or (ii) if the mortgage loan identified on Annex A-1 to the Preliminary Prospectus as “21st Century SS Monterey” is an asset of the trust fund, the product of (x) a percentage that is calculated by dividing (A) the sum of the outstanding principal balance of the mortgage loan identified on Annex A-1 to the Preliminary Prospectus as “21st Century SS Monterey” on any date of determination and 1% of the aggregate principal balance of the mortgage loans as of the cut-off date by (B) the aggregate principal balance of the mortgage loans as of the Cut-off Date and (y) the aggregate principal balance of the mortgage loans as of the Cut-off Date, certain entities specified in the Preliminary Prospectus will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in the Preliminary Prospectus; provided, however, that this termination right will not be exercisable at the percentage threshold specified in clause (ii) above earlier than the distribution date in May 2026. Refer to “Pooling and Servicing Agreement—Termination; Retirement of Certificates” in the Preliminary Prospectus.
Minimum Denominations:	The Publicly Offered Certificates (other than the Class X-A and Class X-B Certificates) will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The Class X-A and Class X-B Certificates will be issued in minimum denominations of $1,000,000 and in integral multiples of $1 in excess of $1,000,000.
Settlement Terms:	DTC, Euroclear and Clearstream Banking.
Analytics:	The transaction is expected to be modeled by Intex Solutions, Inc. and Trepp, LLC and is expected to be available on Bloomberg L.P., Blackrock Financial Management Inc., Interactive Data Corporation, CMBS.com, Markit Group Limited and Thomson Reuters Corporation.
Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE THE “RISK FACTORS” SECTION OF THE PRELIMINARY PROSPECTUS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3 of 151

Structural and Collateral Term Sheet	JPMDB 2016-C2

Collateral Characteristics

Loan Pool
Initial Pool Balance (“IPB”):	$892,799,383
Number of Mortgage Loans:	30
Number of Mortgaged Properties:	79
Average Cut-off Date Balance per Mortgage Loan:	$29,759,979
Weighted Average Current Mortgage Rate:	4.67063%
10 Largest Mortgage Loans as % of IPB:	59.5%
Weighted Average Remaining Term to Maturity(1):	108
Weighted Average Seasoning:	2

Credit Statistics
Weighted Average UW NCF DSCR(2):	2.01x
Weighted Average UW NOI Debt Yield(2):	11.4%
Weighted Average Cut-off Date Loan-to-Value Ratio (“LTV”)(2)(3):	59.9%
Weighted Average Maturity Date LTV(1)(2)(3):	53.6%

Other Statistics
% of Mortgage Loans with Additional Debt:	29.0%
% of Mortgaged Properties with Single Tenants:	9.5%

Amortization
Weighted Average Original Amortization Term(4):	354
Weighted Average Remaining Amortization Term(4):	353
% of Mortgage Loans with Partial Interest-Only followed by Amortizing Balloon:	38.3%
% of Mortgage Loans with Interest-Only:	30.0%
% of Mortgage Loans with Amortizing Balloon:	24.2%
% of Mortgage Loans with Interest-Only followed by ARD-Structure:	6.7%
% of Mortgage Loans with Fully Amortizing:	0.7%

Cash Management(5)
% of Mortgage Loans with In-Place, CMA Lockboxes:	52.2%
% of Mortgage Loans with In-Place, Hard Lockboxes:	29.0%
% of Mortgage Loans with Springing Lockboxes:	18.8%

Reserves
% of Mortgage Loans Requiring Monthly Tax Reserves:	66.6%
% of Mortgage Loans Requiring Monthly Insurance Reserves:	22.9%
% of Mortgage Loans Requiring Monthly CapEx Reserves(6):	61.8%
% of Mortgage Loans Requiring Monthly TI/LC Reserves(7):	56.9%

(1)	In the case of Loan No. 4, with an anticipated repayment date, as of the related anticipated repayment date.

(2)	In the case of Loan Nos. 1, 2, 3, 4, 5, 6, 7, 9, 11, 14, 15 and 16, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1, 2 and 14, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loan(s).

(3)	In the case of Loan Nos. 7, 8, 10, 11, 12, 15, 18, 19, 21 and 28, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on certain hypothetical assumptions or on a valuation of the portfolio as a whole for one or more of the mortgaged properties. In the case of Loan No. 11, the Cut-off Date LTV and the Maturity Date LTV were calculated using the aggregate appraised value of the Resort and the Golf Property (each as defined in this Term Sheet) only, and exclude an appraised value of $1.75 million for the Tennis Court Parcel (as defined in this Term Sheet). On February 11, 2016, the borrower released the Tennis Court Parcel, without a prepayment of the mortgage loan in accordance with the mortgage loan documents. Refer to “Description of the Mortgage Pool—Assessments of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

(4)	Excludes 6 mortgage loans that are interest-only for the entire term or until the anticipated repayment date, as applicable.

(5)	For a detailed description of Cash Management, refer to “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Mortgaged Property Accounts” in the Preliminary Prospectus.

(6)	CapEx Reserves include FF&E reserves for hotel properties.

(7)	Calculated only with respect to the Cut-off Date Balance of mortgage loans secured or partially secured by mixed use, retail, industrial and office properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

4 of 151

Structural and Collateral Term Sheet	JPMDB 2016-C2

Collateral Characteristics

Mortgage Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of IPB
JPMCB(1)	18	27	$544,808,363	61.0%
GACC(2)	12	52	347,991,020	39.0
Total:	30	79	$892,799,383	100.0%
(1)	In the case of Loan No. 1, the whole loan was co-originated by JPMCB and Column Financial, Inc. In the case of Loan No. 3, the whole loan was co-originated by JPMCB and Benefit Street Partners CRE Finance LLC. In the case of Loan No. 4, the whole loan was originated by Ladder Capital Finance LLC and the mortgage loan was subsequently acquired by JPMCB. In the case of Loan No. 14, the whole loan was co-originated by JPMCB and Barclays Bank PLC.

(2)	In the case of Loan No. 7, the whole loan was co-originated by GACC and Ladder Capital Finance, LLC. In the case of Loan No. 9, the whole loan was co-originated by Deutsche Bank AG, New York Branch (an affiliate of GACC) and Citigroup Global Markets Realty Corp. and the mortgage loan was subsequently acquired by GACC. In the case of Loan Nos. 26 and 29, the mortgage loans were originated by Deutsche Bank AG, New York Branch (an affiliate of GACC) and acquired by GACC.

Ten Largest Mortgage Loans

No.	Loan Name	Mortgage Loan Seller	No. of Prop.	Cut-off Date Balance	% of IPB	SF / Rooms	Property Type	UW NCF DSCR(1)	UW NOI Debt Yield(1)	Cut-off Date LTV(1)(2)	Maturity Date LTV(1)(2)(3)
1	Quaker Bridge Mall	JPMCB	1	$83,333,333	9.3%	357,221	Retail	2.29x	10.2%	45.0%	45.0%
2	787 Seventh Avenue	GACC	1	$60,000,000	6.7%	1,706,007	Office	3.53x	14.6%	29.3%	29.3%
3	100 East Pratt	JPMCB	1	$60,000,000	6.7%	662,708	Office	1.85x	12.5%	58.8%	53.9%
4	Sanofi Office Complex	JPMCB	1	$60,000,000	6.7%	674,325	Office	2.60x	13.5%	45.8%	45.8%
5	Williamsburg Premium Outlets	GACC	1	$50,000,000	5.6%	522,133	Retail	2.52x	11.4%	54.8%	54.8%
6	Four Penn Center	JPMCB	1	$48,000,000	5.4%	522,600	Office	1.50x	11.1%	75.0%	68.8%
7	Equity Inns Portfolio	GACC	21	$44,800,000	5.0%	2,690	Hotel	2.30x	13.1%	64.4%	64.4%
8	DoubleTree Houston Intercontinental Airport	JPMCB	1	$44,721,472	5.0%	313	Hotel	1.52x	10.2%	69.8%	58.1%
9	One Harbor Point Square	GACC	1	$41,000,000	4.6%	251,295	Office	1.55x	10.3%	68.8%	57.6%
10	High Crossing Portfolio	GACC	8	$38,942,165	4.4%	362,698	Various	1.45x	11.0%	67.7%	52.8%

	Top 3 Total/Weighted Average		3	$203,333,333	22.8%			2.53x	12.2%	44.4%	43.0%
	Top 5 Total/Weighted Average		5	$313,333,333	35.1%			2.54x	12.3%	46.4%	45.4%
	Top 10 Total/Weighted Average		37	$530,796,970	59.5%			2.18x	11.8%	55.7%	51.7%

(1)	In the case of Loan Nos. 1, 2, 3, 4, 5, 6, 7 and 9, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1 and 2, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loan(s).

(2)	In the case of Loan Nos. 7, 8 and 10, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on certain hypothetical assumptions or on a valuation of the portfolio as a whole for one or more of the mortgaged properties. Refer to “Description of the Mortgage Pool—Assessments of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

(3)	In the case of Loan No. 4, with an anticipated repayment date, as of the related anticipated repayment date.

Pari Passu Companion Loan Summary

No.	Loan Name	Trust Cut-off Date Balance	Pari Passu Loan(s) Cut-off Date Balance	Total Mortgage Loan Cut-off Date Balance(1)	Controlling Pooling & Servicing Agreement	Master Servicer	Special Servicer	Voting Rights
1	Quaker Bridge Mall	$83,333,333	$66,666,667	$150,000,000	JPMDB 2016-C2	Wells Fargo	Midland	JPMDB 2016-C2
2	787 Seventh Avenue	$60,000,000	$506,000,000	$566,000,000	COMM 2016-787S	Wells Fargo	Wells Fargo	COMM 2016-787S
3	100 East Pratt	$60,000,000	$50,400,000	$110,400,000	JPMDB 2016-C2	Wells Fargo	Midland	JPMDB 2016-C2
4	Sanofi Office Complex	$60,000,000	$65,000,000	$125,000,000	WFCM 2016-C33	Wells Fargo	Rialto	WFCM 2016-C33
5	Williamsburg Premium Outlets	$50,000,000	$135,000,000	$185,000,000	DBJPM 2016-C1	Wells Fargo	Midland	DBJPM 2016-C1
6	Four Penn Center	$48,000,000	$20,925,000	$68,925,000	JPMDB 2016-C2	Wells Fargo	Midland	JPMDB 2016-C2
7	Equity Inns Portfolio	$44,800,000	$187,200,000	$232,000,000	COMM 2015-LC23	Wells Fargo	LNR	COMM 2015-LC23
9	One Harbor Point Square	$41,000,000	$41,000,000	$82,000,000	JPMDB 2016-C2(2)	Wells Fargo(2)	Midland(2)	(2)
11	Naples Grande Beach Resort	$35,000,000	$130,000,000	$165,000,000	JPMBB 2016-C1	Wells Fargo	Midland	JPMBB 2016-C1
14	Palisades Center	$30,000,000	$229,100,000	$259,100,000	PCT 2016-PLSD	Wells Fargo	Wells Fargo	PCT 2016-PLSD
15	Sun MHC Portfolio	$29,066,000	$75,000,000	$104,066,000	COMM 2016-DC2	Wells Fargo	CWCapital	COMM 2016-DC2
16	Hall Office Park A1/G1/G3	$27,900,000	$28,000,000	$55,900,000	DBJPM 2016-C1	Wells Fargo	Midland	DBJPM 2016-C1

(1)	In the case of Loan Nos. 1, 2 and 14, the Total Mortgage Loan Cut-off Date Balance excludes the related Subordinate Companion Loan(s) and any related mezzanine indebtedness.

(2)	In the case of Loan No. 9, the whole loan is serviced under the JPMDB 2016-C2 Pooling and Servicing Agreement until such time that the controlling pari passu companion loan has been securitized, at which point the whole loan will be serviced under the related pooling and servicing agreement. The initial controlling noteholder is Citigroup Global Market Realty Corp. or an affiliate, as holder of the related controlling pari passu companion loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

5 of 151

Structural and Collateral Term Sheet	JPMDB 2016-C2

Collateral Characteristics

Additional Debt Summary(1)

No.	Loan Name	Trust Cut-off Date Balance	Subordinate Debt Cut-off Date Balance	Total Debt Cut-off Date Balance	Mortgage Loan UW NCF DSCR(2)	Total Debt UW NCF DSCR	Mortgage Loan Cut-off Date LTV(2)(3)	Total Debt Cut-off Date LTV(3)	Mortgage Loan UW NOI Debt Yield(2)	Total Debt UW NOI Debt Yield
1	Quaker Bridge Mall	$83,333,333	$30,000,000	$180,000,000	2.29x	1.78x	45.0%	54.1%	10.2%	8.5%
2	787 Seventh Avenue	$60,000,000	$434,000,000	$1,000,000,000	3.75x	1.89x	29.3%	51.7%	14.6%	8.3%
7	Equity Inns Portfolio	$44,800,000	$99,800,000	$232,000,000	2.30x	2.30x	64.4%	64.4%	13.1%	13.1%
9	One Harbor Point Square	$41,000,000	$16,900,000	$84,782,567	1.55x	1.13x	68.8%	71.1%	10.3%	8.6%
14	Palisades Center	$30,000,000	$300,900,000	$560,000,000	4.62x	1.64x	29.4%	63.6%	18.1%	8.4%

(1)	In the case of Loan No. 1, subordinate debt represents two B-Notes. In the case of Loan No. 2, subordinate debt represents (i) a B-Note in the amount of $214.0 million and (ii) a mezzanine loan in the amount of $220.0 million. In the case of Loan No. 7, subordinate debt represents preferred equity. In the case of Loan No. 9, subordinate debt represents a mezzanine loan. In the case of Loan No. 14, subordinate debt represents (i) three Subordinate Companion Loans in the aggregate amount of $159.4 million and (ii) two mezzanine loans in the aggregate principal amount of $141.5 million.

(2)	In the case of Loan Nos. 1, 2, 7, 9 and 14, Mortgage Loan UW NCF DSCR, Mortgage Loan Cut-off Date LTV and Mortgage Loan UW NOI Debt Yield calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1, 2 and 14 UW NCF DSCR, Mortgage Loan Cut-off Date LTV and Mortgage Loan UW NOI Debt Yield calculations exclude the related Subordinate Companion Loan(s).

(3)	In the case of Loan No. 7, the Mortgage Loan Cut-off Date LTV and the Total Debt Cut-off Date LTV are calculated by using an appraised value based on a valuation of the portfolio as a whole.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

6 of 151

Structural and Collateral Term Sheet	JPMDB 2016-C2

Collateral Characteristics

Mortgaged Properties by Type(1)

						Weighted Average
Property Type	Property Subtype	Number of Properties	Cut-off Date Principal Balance	% of IPB	Occupancy	UW NCF DSCR(2)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)(3)	Maturity Date LTV(2)(3)(4)
Office	CBD	4	$209,000,000	23.4%	95.5%	2.19x	12.3%	56.0%	51.0%
	Suburban	14	146,117,854	16.4	94.8%	1.89x	11.4%	60.2%	53.9%
	Subtotal:	18	$355,117,854	39.8%	95.2%	2.07x	11.9%	57.7%	52.2%

Retail	Super Regional Mall	2	$113,333,333	12.7%	86.9%	2.91x	12.3%	40.9%	40.9%
	Anchored	1	50,000,000	5.6	95.2%	2.52x	11.4%	54.8%	54.8%
	Single Tenant	1	15,277,311	1.7	100.0%	1.45x	11.0%	67.7%	52.8%
	Subtotal:	4	$178,610,644	20.0%	90.3%	2.67x	11.9%	47.1%	45.8%

Hotel	Full Service	2	$79,721,472	8.9%	78.8%	1.57x	10.3%	66.6%	56.3%
	Limited Service	13	49,412,730	5.5	76.3%	2.06x	13.1%	63.2%	55.2%
	Extended Stay	8	38,616,648	4.3	81.8%	2.23x	14.7%	62.2%	55.0%
	Select Service	5	10,166,897	1.1	68.8%	2.30x	13.1%	64.4%	64.4%
	Subtotal:	28	$177,917,746	19.9%	78.2%	1.89x	12.2%	64.6%	56.2%

Multifamily	Garden	6	$49,096,382	5.5%	93.4%	1.36x	8.9%	74.5%	65.7%
	Student	1	21,918,874	2.5	98.8%	1.27x	8.5%	74.1%	60.9%
	Mid-Rise	1	7,150,000	0.8	95.2%	1.24x	8.0%	70.8%	62.5%
	Subtotal:	8	$78,165,256	8.8%	95.1%	1.33x	8.7%	74.1%	64.0%

Industrial	Flex	2	$23,721,883	2.7%	87.1%	1.30x	9.7%	70.2%	64.9%
	Warehouse	1	6,000,000	0.7	100.0%	1.35x	9.1%	65.6%	60.3%
	Subtotal:	3	$29,721,883	3.3%	89.7%	1.31x	9.6%	69.3%	64.0%

Manufactured Housing	Manufactured Housing	12	$29,066,000	3.3%	85.5%	1.51x	9.0%	72.2%	67.2%

Mixed Use	Industrial/Office	1	$22,800,000	2.6%	95.6%	1.29x	8.5%	70.3%	60.7%

Self Storage	Self Storage	5	$21,400,000	2.4%	83.3%	1.31x	9.2%	69.9%	41.9%

Total / Weighted Average:		79	$892,799,383	100.0%	90.1%	2.01x	11.4%	59.9%	53.6%
(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.
(2)	In the case of Loan Nos. 1, 2, 3, 4, 5, 6, 7, 9, 11, 14, 15 and 16, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1, 2 and 14, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loan(s).
(3)	In the case of Loan Nos. 7, 8, 10, 11, 12, 15, 18, 19, 21 and 28, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on certain hypothetical assumptions or on a valuation of the portfolio as a whole for one or more of the mortgaged properties. In the case of Loan No. 11, the Cut-off Date LTV and the Maturity Date LTV were calculated using the aggregate appraised value of the Resort and the Golf Property (each as defined in this Term Sheet) only, and exclude an appraised value of $1.75 million for the Tennis Court Parcel (as defined in this Term Sheet). On February 11, 2016, the borrowers released the Tennis Court Parcel, without a prepayment of the mortgage loan in accordance with the mortgage loan documents. Refer to “Description of the Mortgage Pool—Assessments of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.
(4)	In the case of Loan No. 4, with an anticipated repayment date, as of the related anticipated repayment date.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

7 of 151

Structural and Collateral Term Sheet	JPMDB 2016-C2

Collateral Characteristics

Mortgaged Properties by Location(1)

				Weighted Average
State	Number of Properties	Cut-off Date Principal Balance	% of IPB	Occupancy	UW NCF DSCR(2)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)(3)	Maturity Date LTV(2)(3)(4)
New Jersey	3	$150,483,333	16.9%	91.0%	2.36x	11.4%	46.5%	46.2%
Texas	16	123,116,054	13.8	89.6%	1.45x	9.5%	71.8%	60.7%
New York	4	92,305,312	10.3	96.7%	3.83x	15.6%	30.4%	30.3%
Florida	7	71,683,415	8.0	79.8%	1.57x	10.3%	66.1%	59.8%
Maryland	1	60,000,000	6.7	99.4%	1.85x	12.5%	58.8%	53.9%
Virginia	1	50,000,000	5.6	95.2%	2.52x	11.4%	54.8%	54.8%
Pennsylvania	1	48,000,000	5.4	83.9%	1.50x	11.1%	75.0%	68.8%
Georgia	7	46,232,302	5.2	91.6%	1.52x	10.4%	68.6%	60.5%
Connecticut	3	43,935,172	4.9	97.9%	1.60x	10.5%	68.5%	58.1%
Louisiana	4	42,608,808	4.8	89.2%	1.39x	9.1%	74.3%	66.2%
California	4	38,019,310	4.3	94.4%	1.38x	9.3%	68.2%	50.9%
Tennessee	3	24,280,986	2.7	78.3%	2.02x	14.9%	60.9%	46.5%
Wisconsin	7	23,664,854	2.7	83.8%	1.45x	11.0%	67.7%	52.8%
Washington	2	22,113,746	2.5	81.6%	2.14x	13.4%	59.9%	53.8%
Kansas	2	20,213,071	2.3	94.1%	1.46x	10.5%	68.8%	56.3%
Utah	1	8,125,000	0.9	78.4%	2.19x	15.5%	65.0%	53.4%
Indiana	3	7,653,109	0.9	76.0%	1.69x	9.9%	70.4%	66.6%
Michigan	4	7,493,514	0.8	83.5%	1.67x	9.8%	70.6%	66.6%
Illinois	2	3,804,138	0.4	69.7%	2.30x	13.1%	64.4%	64.4%
Mississippi	1	3,245,192	0.4	70.3%	1.30x	8.5%	72.1%	59.3%
North Carolina	1	2,220,690	0.2	75.5%	2.30x	13.1%	64.4%	64.4%
Kentucky	1	2,211,034	0.2	75.8%	2.30x	13.1%	64.4%	64.4%
New Mexico	1	1,390,345	0.2	73.8%	2.30x	13.1%	64.4%	64.4%
Total / Weighted Average:	79	$892,799,383	100.0%	90.1%	2.01x	11.4%	59.9%	53.6%

(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.
(2)	In the case of Loan Nos. 1, 2, 3, 4, 5, 6, 7, 9, 11, 14, 15 and 16, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1, 2 and 14, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loan(s).
(3)	In the case of Loan Nos. 7, 8, 10, 11, 12, 15, 18, 19, 21 and 28, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on certain hypothetical assumptions or on a valuation of the portfolio as a whole for one or more of the mortgaged properties. In the case of Loan No. 11, the Cut-off Date LTV and the Maturity Date LTV were calculated using the aggregate appraised value of the Resort and the Golf Property (each as defined in this Term Sheet) only, and exclude an appraised value of $1.75 million for the Tennis Court Parcel (as defined in this Term Sheet). On February 11, 2016, the borrowers released the Tennis Court Parcel, without a prepayment of the mortgage loan in accordance with the mortgage loan documents. Refer to “Description of the Mortgage Pool—Assessments of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.
(4)	In the case of Loan No. 4, with an anticipated repayment date, as of the related anticipated repayment date.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

8 of 151

Structural and Collateral Term Sheet	JPMDB 2016-C2

Collateral Characteristics

Cut-off Date Principal Balance

						Weighted Average
Range of Cut-off Date Principal Balances			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)	UW NOI DY(2)	Cut-off Date LTV(2)(3)	Maturity Date LTV(1)(2)(3)
$6,000,000	-	$9,999,999	7	$53,879,443	6.0%	4.93906%	133	1.51x	10.3%	69.3%	52.1%
$10,000,000	-	$19,999,999	4	52,309,214	5.9	5.10250%	119	1.81x	12.7%	63.1%	50.1%
$20,000,000	-	$24,999,999	3	68,440,757	7.7	4.96905%	98	1.29x	8.9%	71.5%	62.2%
$25,000,000	-	$49,999,999	11	404,836,637	45.3	4.74109%	106	1.81x	11.1%	66.7%	59.1%
$50,000,000	-	$83,333,333	5	313,333,333	35.1	4.39615%	106	2.54x	12.3%	46.4%	45.4%
Total / Weighted Average:			30	$892,799,383	100.0%	4.67063%	108	2.01x	11.4%	59.9%	53.6%

Mortgage Interest Rates

						Weighted Average
Range of Mortgage Interest Rates			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)	UW NOI DY(2)	Cut-off Date LTV(2)(3)	Maturity Date LTV(1)(2)(3)
3.68670%	-	3.99999%	2	$90,000,000	10.1%	3.78702%	98	3.89x	15.8%	29.3%	29.3%
4.00000%	-	4.49999%	3	162,399,333	18.2	4.22325%	118	2.22x	10.4%	52.9%	52.0%
4.50000%	-	4.94999%	13	357,360,421	40.0	4.77085%	119	1.48x	10.2%	69.4%	60.4%
4.95000%	-	5.30600%	12	283,039,629	31.7	5.08175%	92	1.95x	12.0%	61.5%	53.6%
Total / Weighted Average:			30	$892,799,383	100.0%	4.67063%	108	2.01x	11.4%	59.9%	53.6%

Original Term to Maturity/ARD in Months(1)

				Weighted Average
Original Term to Maturity in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)	UW NOI DY(2)	Cut-off Date LTV(2)(3)	Maturity Date LTV(1)(2)(3)
60	4	$158,521,883	17.8%	4.78733%	56	2.70x	13.7%	51.6%	50.8%
120	25	727,877,500	81.5	4.64100%	118	1.86x	10.9%	61.6%	54.7%
240	1	6,400,000	0.7	5.15000%	240	1.33x	10.8%	64.6%	1.2%
Total / Weighted Average:	30	$892,799,383	100.0%	4.67063%	108	2.01x	11.4%	59.9%	53.6%

Remaining Term to Maturity/ARD in Months(1)

						Weighted Average
Range of Remaining Term to Maturity/ARD in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)	UW NOI DY(2)	Cut-off Date LTV(2)(3)	Maturity Date LTV(1)(2)(3)
53	-	60	4	$158,521,883	17.8%	4.78733%	56	2.70x	13.7%	51.6%	50.8%
115	-	120	25	727,877,500	81.5	4.64100%	118	1.86x	10.9%	61.6%	54.7%
240	-	240	1	6,400,000	0.7	5.15000%	240	1.33x	10.8%	64.6%	1.2%
Total / Weighted Average:			30	$892,799,383	100.0%	4.67063%	108	2.01x	11.4%	59.9%	53.6%

(1)	In the case of Loan No. 4, which has an anticipated repayment date, Remaining Loan Term, Original Term to Maturity/ARD in Months, Remaining Term to Maturity/ARD in Months and Maturity Date LTV are as of the related anticipated repayment date.
(2)	In the case of Loan Nos. 1, 2, 3, 4, 5, 6, 7, 9, 11, 14, 15 and 16, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1, 2 and 14, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loan(s).
(3)	In the case of Loan Nos. 7, 8, 10, 11, 12, 15, 18, 19, 21 and 28, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on certain hypothetical assumptions or on a valuation of the portfolio as a whole for one or more of the mortgaged properties. In the case of Loan No. 11, the Cut-off Date LTV and the Maturity Date LTV were calculated using the aggregate appraised value of the Resort and the Golf Property (each as defined in this Term Sheet) only, and exclude an appraised value of $1.75 million for the Tennis Court Parcel (as defined in this Term Sheet). On February 11, 2016, the borrowers released the Tennis Court Parcel, without a prepayment of the mortgage loan in accordance with the mortgage loan documents. Refer to “Description of the Mortgage Pool—Assessments of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

9 of 151

Structural and Collateral Term Sheet	JPMDB 2016-C2

Collateral Characteristics

Original Amortization Term in Months

				Weighted Average
Original Amortization Term in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)	UW NOI DY(2)	Cut-off Date LTV(2)(3)	Maturity Date LTV(1)(2)(3)
Interest Only	6	$328,133,333	36.8%	4.35820%	93	2.82x	12.9%	45.0%	45.0%
240	1	6,400,000	0.7	5.15000%	240	1.33x	10.8%	64.6%	1.2%
300	2	23,325,123	2.6	5.05000%	118	2.01x	14.9%	60.8%	45.7%
324	1	38,942,165	4.4	4.92000%	119	1.45x	11.0%	67.7%	52.8%
360	20	495,998,762	55.6	4.83372%	115	1.52x	10.2%	69.0%	60.4%
Total / Weighted Average:	30	$892,799,383	100.0%	4.67063%	108	2.01x	11.4%	59.9%	53.6%

Remaining Amortization Term in Months

						Weighted Average
Range of Remaining Amortization Term in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)	UW NOI DY(2)	Cut-off Date LTV(2)(3)	Maturity Date LTV(1)(2)(3)
Interest Only			6	$328,133,333	36.8%	4.35820%	93	2.82x	12.9%	45.0%	45.0%
240	-	240	1	6,400,000	0.7	5.15000%	240	1.33x	10.8%	64.6%	1.2%
298	-	298	2	23,325,123	2.6	5.05000%	118	2.01x	14.9%	60.8%	45.7%
323	-	323	1	38,942,165	4.4	4.92000%	119	1.45x	11.0%	67.7%	52.8%
356	-	360	20	495,998,762	55.6	4.83372%	115	1.52x	10.2%	69.0%	60.4%
Total / Weighted Average:			30	$892,799,383	100.0%	4.67063%	108	2.01x	11.4%	59.9%	53.6%

Amortization Types

				Weighted Average
Amortization Types	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)	UW NOI DY(2)	Cut-off Date LTV(2)(3)	Maturity Date LTV(1)(2)(3)
IO-Balloon	11	$342,323,000	38.3%	4.71537%	118	1.53x	10.3%	68.6%	61.2%
Interest Only	5	268,133,333	30.0	4.19377%	101	2.87x	12.8%	44.8%	44.8%
Balloon	12	215,943,050	24.2	5.06024%	112	1.55x	10.8%	68.4%	56.2%
ARD-Interest Only	1	60,000,000	6.7	5.09300%	56	2.60x	13.5%	45.8%	45.8%
Fully Amortizing	1	6,400,000	0.7	5.15000%	240	1.33x	10.8%	64.6%	1.2%
Total / Weighted Average:	30	$892,799,383	100.0%	4.67063%	108	2.01x	11.4%	59.9%	53.6%

Underwritten Net Cash Flow Debt Service Coverage Ratios(2)

						Weighted Average
Range of Underwritten Net Cash Flow Debt Service Coverage Ratios			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)	UW NOI DY(2)	Cut-off Date LTV(2)(3)	Maturity Date LTV(1)(2)(3)
1.23x	-	1.44x	12	$214,540,139	24.0%	4.86858%	115	1.33x	9.1%	71.7%	60.9%
1.45x	-	1.59x	5	201,729,637	22.6	4.81025%	118	1.51x	10.4%	70.8%	60.8%
1.60x	-	1.74x	1	35,000,000	3.9	4.95000%	116	1.63x	10.4%	62.6%	54.1%
1.75x	-	1.89x	2	70,367,268	7.9	4.74072%	119	1.85x	12.6%	59.7%	53.2%
1.90x	-	2.04x	2	21,946,151	2.5	5.17302%	118	1.99x	13.1%	61.6%	51.0%
2.05x	-	2.19x	2	21,082,855	2.4	4.96229%	119	2.17x	16.1%	60.5%	47.1%
2.20x	-	4.62x	6	328,133,333	36.8	4.35820%	93	2.82x	12.9%	45.0%	45.0%
Total / Weighted Average:			30	$892,799,383	100.0%	4.67063%	108	2.01x	11.4%	59.9%	53.6%
(1)	In the case of Loan No. 4, which has an anticipated repayment date, Remaining Loan Term and Maturity Date LTV are as of the related anticipated repayment date.
(2)	In the case of Loan Nos. 1, 2, 3, 4, 5, 6, 7, 9, 11, 14, 15 and 16, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1, 2 and 14, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loan(s).
(3)	In the case of Loan Nos. 7, 8, 10, 11, 12, 15, 18, 19, 21 and 28, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on certain hypothetical assumptions or on a valuation of the portfolio as a whole for one or more of the mortgaged properties. In the case of Loan No. 11, the Cut-off Date LTV and the Maturity Date LTV were calculated using the aggregate appraised value of the Resort and the Golf Property (each as defined in this Term Sheet) only, and exclude an appraised value of $1.75 million for the Tennis Court Parcel (as defined in this Term Sheet). On February 11, 2016, the borrowers released the Tennis Court Parcel, without a prepayment of the mortgage loan in accordance with the mortgage loan documents. Refer to “Description of the Mortgage Pool—Assessments of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

10 of 151

Structural and Collateral Term Sheet	JPMDB 2016-C2

Collateral Characteristics

LTV Ratios as of the Cut-off Date(2)(3)

						Weighted Average
Range of Cut-off Date LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)	UW NOI DY(2)	Cut-off Date LTV(2)(3)	Maturity Date LTV(1)(2)(3)
29.3%	-	59.9%	8	$370,275,279	41.5%	4.39289%	104	2.68x	13.0%	45.8%	44.1%
60.0%	-	64.9%	4	96,567,268	10.8	4.98937%	95	1.94x	12.0%	63.8%	54.8%
65.0%	-	69.9%	8	189,803,697	21.3	4.95911%	118	1.51x	10.5%	68.6%	57.2%
70.0%	-	77.3%	10	236,153,139	26.5	4.74391%	112	1.39x	9.4%	73.3%	65.0%
Total / Weighted Average:			30	$892,799,383	100.0%	4.67063%	108	2.01x	11.4%	59.9%	53.6%

LTV Ratios as of the Maturity Date(1)(2)(3)

						Weighted Average
Range of Maturity Date/ARD LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)	UW NOI DY(2)	Cut-off Date LTV(2)(3)	Maturity Date LTV(1)(2)(3)
1.2%	-	44.9%	4	$109,357,855	12.2%	4.00696%	108	3.54x	15.6%	34.7%	29.3%
45.0%	-	49.9%	4	167,684,692	18.8	4.67000%	97	2.35x	11.8%	47.5%	45.7%
50.0%	-	54.9%	5	192,067,165	21.5	4.66875%	118	1.92x	11.7%	60.5%	53.9%
55.0%	-	59.9%	5	117,183,532	13.1	5.00099%	119	1.51x	10.0%	69.7%	57.9%
60.0%	-	64.9%	9	198,586,139	22.2	4.90702%	96	1.54x	10.0%	69.8%	62.7%
65.0%	-	68.8%	3	107,920,000	12.1	4.55375%	118	1.48x	10.0%	74.3%	68.4%
Total / Weighted Average:			30	$892,799,383	100.0%	4.67063%	108	2.01x	11.4%	59.9%	53.6%

Prepayment Protection

				Weighted Average
Prepayment Protection	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)	UW NOI DY(2)	Cut-off Date LTV(2)(3)	Maturity Date LTV(1)(2)(3)
Defeasance	19	$523,217,155	58.6%	4.71520%	113	1.90x	11.2%	60.2%	53.6%
Yield Maintenance	9	268,582,228	30.1	4.76558%	94	1.95x	11.1%	64.7%	58.4%
Defeasance or Yield Maintenance	2	101,000,000	11.3	4.18723%	118	2.73x	12.9%	45.3%	40.8%
Total / Weighted Average:	30	$892,799,383	100.0%	4.67063%	108	2.01x	11.4%	59.9%	53.6%

Loan Purpose

				Weighted Average
Loan Purpose	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)	UW NOI DY(2)	Cut-off Date LTV(2)(3)	Maturity Date LTV(1)(2)(3)
Refinance	23	$542,183,413	60.7%	4.77127%	101	1.96x	11.4%	63.0%	56.1%
Acquisition	5	228,340,472	25.6	4.56089%	117	2.11x	11.7%	56.4%	51.0%
Recapitalization	1	83,333,333	9.3	4.20000%	120	2.29x	10.2%	45.0%	45.0%
Refinance/Acquisition	1	38,942,165	4.4	4.92000%	119	1.45x	11.0%	67.7%	52.8%
Total / Weighted Average:	30	$892,799,383	100.0%	4.67063%	108	2.01x	11.4%	59.9%	53.6%
(1)	In the case of Loan No. 4, which has an anticipated repayment date, Remaining Loan Term, LTV Ratios as of the Maturity Date and Maturity Date LTV are as of the related anticipated repayment date.
(2)	In the case of Loan Nos. 1, 2, 3, 4, 5, 6, 7, 9, 11, 14, 15 and 16, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1, 2 and 14, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loan(s).
(3)	In the case of Loan Nos. 7, 8, 10, 11, 12, 15, 18, 19, 21 and 28, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on certain hypothetical assumptions or on a valuation of the portfolio as a whole for one or more of the mortgaged properties. In the case of Loan No. 11, the Cut-off Date LTV and the Maturity Date LTV were calculated using the aggregate appraised value of the Resort and the Golf Property (each as defined in this Term Sheet) only, and exclude an appraised value of $1.75 million for the Tennis Court Parcel (as defined in this Term Sheet). On February 11, 2016, the borrowers released the Tennis Court Parcel, without a prepayment of the mortgage loan in accordance with the mortgage loan documents. Refer to “Description of the Mortgage Pool—Assessments of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

11 of 151

Structural and Collateral Term Sheet	JPMDB 2016-C2

Collateral Characteristics

Previous Securitization History(1)

No.	Loan Name	Location	Property Type	Previous Securitization
3	100 East Pratt	Baltimore, MD	Office	CD 2005-CD1
4	Sanofi Office Complex	Bridgewater, NJ	Office	GCCFC 2006-GG7
5	Williamsburg Premium Outlets	Williamsburg, VA	Retail	WBCMT 2006-C26, WBCMT 2006-C27, RREF 2007-1A
6	Four Penn Center	Philadelphia, PA	Office	JPMCC 2006-LDP7
10.01	CarMax	Overland Park, KS	Retail	WBCMT 2006-C26
11	Naples Grande Beach Resort(2)	Naples, FL	Hotel	WBCMT 2006-WL7A
13	Saint Germaine Apartments	Harvey, LA	Multifamily	WBCMT 2006-C24
14	Palisades Center	West Nyack, NY	Retail	JPMCC 2011-PLSD
15.08	Valley View Estates	Allegany, NY	Manufactured Housing	JPMBB 2013-C14
15.09	Colonial Village	Allegany, NY	Manufactured Housing	JPMBB 2013-C14
18	1505 East Warner	Santa Ana, CA	Mixed Use	JPMCC 2006-LDP9
20.03	Omni 5 Ponchatoula	Ponchatoula, LA	Self Storage	CD 2007-CD4
23	Hampton Inn Nashville - Bellevue	Nashville, TN	Hotel	CSMC 2006-C2
27	Hampton Inn Carrollton	Carrollton, GA	Hotel	WBCMT 2006-C25
30	333 Market Street (Port of Oakland Industrial)	Oakland, CA	Industrial	BACM 2006-4
(1)	The table above represents the properties for which the previously existing debt was most recently securitized, based on information provided by the related borrower or obtained through searches of a third-party database.
(2)	Proceeds from the Naples Grande Beach Resort Whole Loan were used to pay off previously existing bank debt with an original principal balance of $125.0 million held by Wells Fargo. Prior to this, the property served as collateral for the Boca Resorts Hotel Pool loan, which was securitized in the WBCMT 2006-WL7A transaction and repaid in full in 2013.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

12 of 151

Structural and Collateral Term Sheet	JPMBB 2016-C2

Class A-2(1)

No.	Loan Name	Location	Cut-off Date Balance	% of IPB	Maturity Date Balance	% of Certificate Class(2)	Original Loan Term	Remaining Loan Term(3)	UW NCF DSCR(4)	UW NOI Debt Yield(4)	Cut-off Date LTV(4)(5)	Maturity Date LTV(3)(4)(5)
4	Sanofi Office Complex	Bridgewater, NJ	$60,000,000	6.7%	$60,000,000	37.4%	60	56	2.60x	13.5%	45.8%	45.8%
7	Equity Inns Portfolio	Various, Various	44,800,000	5.0%	44,800,000	27.9%	60	53	2.30x	13.1%	64.4%	64.4%
14	Palisades Center	West Nyack, NY	30,000,000	3.4%	30,000,000	18.7%	60	59	4.62x	18.1%	29.4%	29.4%
17	New Town Collier Portfolio	Various, FL	23,721,883	2.7%	21,929,719	13.7%	60	59	1.30x	9.7%	70.2%	64.9%
Total / Weighted Average:			$158,521,883	17.8%	$156,729,719	97.7%	60	56	2.70x	13.7%	51.6%	50.8%
(1)	The table above presents the mortgage loans whose balloon payments would be applied to pay down the certificate balance of the Class A-2 Certificates, assuming a 0% CPR and applying the “Modeling Assumptions” described in the Preliminary Prospectus, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date or anticipated repayment date, as applicable. Each class of Certificates, including the Class A-2 Certificates, evidences undivided ownership interests in the entire pool of mortgage loans. Debt service coverage ratio, debt yield and loan-to-value ratio information does not take into account subordinate debt (whether or not secured by the mortgaged property), if any, that is allowed under the terms of any mortgage loan. See Annex A-1 to the Preliminary Prospectus.
(2)	Reflects the percentage equal to the Maturity Date Balance divided by the initial Class A-2 Certificate Balance.
(3)	In the case of Loan No. 4, which has an anticipated repayment date, Remaining Loan Term and Maturity Date LTV are as of the related anticipated repayment date.
(4)	In the case of Loan Nos. 4, 7 and 14, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 14, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loan(s).
(5)	In the case of Loan No. 7, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on certain hypothetical assumptions or on a valuation of the portfolio as a whole for one or more of the mortgaged properties. Refer to “Description of the Mortgage Pool—Assessments of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

13 of 151

Structural and Collateral Term Sheet	JPMDB 2016-C2

Structural Overview

■ Accrual:	Each Class of Certificates (other than the Class R Certificates) will accrue interest on a 30/360 basis. The Class R Certificates will not accrue interest. On each Distribution Date, any excess interest collected in respect of any mortgage loan in the trust with an anticipated repayment date during the related collection period will be distributed to the holders of the Class NR Certificates.

■ Distribution of Interest:

On each Distribution Date, accrued interest for each Class of Certificates (other than the Class R Certificates) at the applicable pass-through rate will be distributed in the following order of priority to the extent of available funds: first, to the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4, Class A-SB, Class X-A, Class X-B and Class X-C Certificates, on a pro rata basis, based on the interest entitlement for each such Class on such date, and then to the Class A-S, Class B, Class C, Class D, Class E, Class F and Class NR Certificates, in that order, in each case until the interest entitlement for such date payable to each such Class is paid in full.

The pass-through rate applicable to the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4, Class A-SB, Class A-S, Class B, Class C, Class D, Class E, Class F and Class NR Certificates on each Distribution Date, will be a per annum rate equal to one of (i) a fixed rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), (iii) the lesser of a specified fixed pass-through rate and the rate described in clause (ii) above or (iv) the rate described in clause (ii) above less a specified percentage.

The pass-through rate for the Class X-A Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4, Class A-SB and Class A-S Certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that Distribution Date.

The pass-through rate for the Class X-B Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the pass-through rate on the Class B Certificates for that Distribution Date.

The pass-through rate for the Class X-C Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the weighted average of the pass-through rates on the Class C and Class D Certificates, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that Distribution Date.

On each Distribution Date, any excess interest collected in respect of any mortgage loan in the trust with an anticipated repayment date during the related collection period will be distributed to the holders of the Class NR Certificates.

See “Description of the Certificates—Distributions” in the Preliminary Prospectus.

■ Distribution of Principal:

On any Distribution Date prior to the Cross-Over Date, payments in respect of principal of the Certificates will be distributed:

first, to the Class A-SB Certificates until the Certificate Balance of the Class A-SB Certificates is reduced to the Class A-SB planned principal balance for the related Distribution Date set forth in Annex F to the Preliminary Prospectus, second, to the Class A-1 Certificates, until the Certificate Balance of such Class is reduced to zero, third, to the Class A-2 Certificates, until the Certificate Balance of such Class is reduced to zero, fourth, to the Class A-3A and Class A-3B Certificates, pro rata based on their respective Certificate Balances, until the Certificate Balances of such Classes are reduced to zero, fifth, to the Class A-4 Certificates, until the Certificate Balance of such Class is reduced to zero and sixth, to the Class A-SB Certificates, until the Certificate Balance of such Class is reduced to zero and then to the Class A-S, Class B, Class C, Class D, Class E, Class F and Class NR Certificates, in that order, until the Certificate Balance of each such Class is reduced to zero.

On any Distribution Date on or after the Cross-Over Date, payments in respect of principal of

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

14 of 151

Structural and Collateral Term Sheet	JPMDB 2016-C2

Structural Overview

the Certificates will be distributed to the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4 and Class A-SB Certificates, pro rata based on the Certificate Balance of each such Class until the Certificate Balance of each such Class is reduced to zero.

The “Cross-Over Date” means the Distribution Date on which the aggregate Certificate Balances of the Class A-S, Class B, Class C, Class D, Class E, Class F and Class NR Certificates have been reduced to zero (after taking into account any allocation of realized losses on the mortgage loans (exclusive of any related companion loan) to such Classes on or prior to such date).

The Class X-A, Class X-B and Class X-C Certificates (the “Class X Certificates”) will not be entitled to receive distributions of principal; however, the notional amount of the Class X-A Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4, Class A-SB and Class A-S Certificates, the notional amount of the Class X-B Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class B Certificates and the notional amount of the Class X-C Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class C and Class D Certificates.

■ Yield Maintenance / Fixed Penalty Allocation:	For purposes of the distribution of Yield Maintenance Charges on any Distribution Date, Yield Maintenance Charges collected in respect of the mortgage loans will first be allocated pro rata among four groups (based on the amount of principal distributed to the Principal Balance Certificates in each group), consisting of (a) the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4, Class A-SB, Class A-S and Class X-A Certificates (“YM Group A”), (b) the Class B and Class X-B Certificates (“YM Group B”) and (c) the Class C, Class D and Class X-C Certificates (“YM Group C”). As among the Classes of Certificates in each YM Group, each Class of Certificates entitled to distributions of principal will receive an amount calculated generally in accordance with the following formula and as more specifically described in the Preliminary Prospectus, with any remaining Yield Maintenance Charges on such Distribution Date being distributed to the class of Class X Certificates in such YM Group.

YM Charge	X	Principal Paid to Class	X	(Pass-Through Rate on Class – Discount Rate)
		Total Principal Paid		(Mortgage Rate on Loan – Discount Rate)

No Yield Maintenance Charges will be distributed to the Class E, Class F, Class NR or Class R Certificates. Once the Certificate Balances of the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4, Class A-SB, Class A-S, Class B, Class C and Class D Certificates have been reduced to zero, all Yield Maintenance Charges will be distributed to the holders of the Class X-C Certificates, regardless of whether the notional amount of such Class of Certificates has been reduced to zero.

■ Realized Losses:

Realized losses on the mortgage loans will be allocated first to the Class NR, Class F, Class E, Class D, Class C, Class B and Class A-S Certificates, in that order, in each case until the Certificate Balance of all such Classes have been reduced to zero, and then, to the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4 and Class A-SB Certificates, pro rata, based on the Certificate Balance of each such class, until the Certificate Balance of each such class has been reduced to zero. The notional amount of the Class X-A, Class X-B and Class X-C Certificates will be reduced by the aggregate amount of realized losses allocated to Certificates that are components of the notional amounts of the Class X-A, Class X-B and Class X-C Certificates, respectively.

Realized losses on each pari passu Whole Loan will be allocated, pro rata, between the related mortgage loan and the related pari passu companion loan(s), based upon their respective principal balances. With respect to the Quaker Bridge Mall Whole Loan, the 787 Seventh Avenue Whole Loan and the Palisades Center Mall Whole Loan, realized losses will be allocated first to the subordinate companion loans until reduced to zero and then to the related mortgage loan and the related pari passu companion loan, based upon their respective principal balances.

■ Interest Shortfalls:	A shortfall with respect to the amount of available funds distributable in respect of interest can result from, among other sources: (a) delinquencies and defaults by borrowers; (b) shortfalls resulting from the application of appraisal reductions to reduce P&I Advances; (c) shortfalls resulting from interest on Advances made by the Master Servicer, the Special Servicer or the Trustee; (d) shortfalls resulting from the payment of Special Servicing Fees and other additional

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

15 of 151

Structural and Collateral Term Sheet	JPMDB 2016-C2

Structural Overview

compensation that the Special Servicer is entitled to receive; (e) shortfalls resulting from extraordinary expenses of the trust, including indemnification payments payable to the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor and the Asset Representations Reviewer; (f) shortfalls resulting from a modification of a mortgage loan’s interest rate or principal balance; and (g) shortfalls resulting from other unanticipated or default-related expenses of the trust. Any such shortfalls that decrease the amount of available funds distributable in respect of interest to the Certificateholders will reduce distributions to the classes of Certificates (other than the Class R Certificates) beginning with those with the lowest payment priorities, in reverse sequential order. See “Description of the Certificates—Distributions—Priority of Distributions” in the Preliminary Prospectus.

■ Appraisal Reduction Amounts:

With respect to mortgage loans serviced under the Pooling and Servicing Agreement, upon the occurrence of certain trigger events with respect to a mortgage loan, which are generally tied to certain events of default under the related mortgage loan documents, the Special Servicer will be obligated to obtain an appraisal of the related mortgaged property and the Master Servicer will calculate the Appraisal Reduction Amount. The “Appraisal Reduction Amount” is generally the amount by which the current principal balance of the related mortgage loan or whole loan, plus outstanding advances, real estate taxes, unpaid servicing fees and certain similar amounts exceeds 90% of the appraised value of the related mortgaged property, plus the amount of any escrows and letters of credit.

With respect to the 787 Seventh Avenue mortgage loan, the Sanofi Office Complex mortgage loan, the Williamsburg Premium Outlets mortgage loan, the Equity Inns Portfolio mortgage loan, the One Harbor Point Square mortgage loan (after the securitization of the related controlling pari passu companion loan), the Naples Grande Beach Resort mortgage loan, the Palisades Center mortgage loan, the Sun MHC Portfolio mortgage loan and the Hall Office Park A1/G1/G3 mortgage loan, any Appraisal Reduction Amount will be similarly determined pursuant to the related pooling and servicing agreement under which it is serviced.

In general, the Appraisal Reduction Amounts that are allocated to the mortgage loans (exclusive of amounts allocated to a Companion Loan (defined below)) are notionally allocated to reduce, in reverse sequential order, the Certificate Balance of each Class of Certificates (other than the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4 and Class A-SB Certificates) beginning with the Class NR Certificates for certain purposes, including certain voting rights and the determination of the controlling class.

With respect to each pari passu Whole Loan, the Appraisal Reduction Amount is notionally allocated, pro rata, between the related mortgage loan and the related pari passu companion loan(s), based upon their respective principal balances. With respect to the Quaker Bridge Mall Whole Loan, the 787 Seventh Avenue Whole Loan and the Palisades Center Mall Whole Loan, all appraisal reductions will be first allocated to the subordinate companion loans until reduced to zero and then to the related mortgage loan and the related pari passu companion loan, based upon their respective principal balances.

■ Appraisal Reduced Interest:	Accrued and unpaid interest at the related Mortgage Rate for a mortgage loan that is not advanced by the Master Servicer or the Trustee as backup master servicer due to the application of Appraisal Reduction Amounts to such mortgage loan.

■ Master Servicer Advances:	The Master Servicer will be required to advance certain delinquent scheduled mortgage loan payments of principal and interest and certain property protection advances, in each case, to the extent the Master Servicer deems such advances to be recoverable. At any time that an Appraisal Reduction Amount exists, the amount that would otherwise be required to be advanced by the Master Servicer in respect of delinquent payments of interest on any mortgage loan will be reduced to equal the product of (x) the interest portion of the amount that would be advanced without regard to any Appraisal Reduction Amount and (y) a fraction, the numerator of which is the then-outstanding principal balance of the mortgage loan minus the Appraisal Reduction Amount and the denominator of which is the then-outstanding principal balance of the mortgage loan. The Master Servicer will not make any principal or interest advances with respect to any companion loan.

■ Whole Loans:	Twelve mortgage loans are each evidenced by one mortgage loan and one or more companion loans (each a “Companion Loan” and collectively with the related mortgage loan, a “Whole Loan”), secured by the same mortgage(s) on the related mortgaged property(ies). Each such mortgage loan and its related Companion Loan(s) are subject to an intercreditor agreement. None of these Companion Loans will be part of the trust.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

16 of 151

Structural and Collateral Term Sheet	JPMDB 2016-C2

Structural Overview

In the case of the Whole Loans, referred to as the “Quaker Bridge Mall Whole Loan”, the “787 Seventh Avenue Whole Loan”, the “100 East Pratt Whole Loan”, the “Sanofi Office Complex Whole Loan”, the “Williamsburg Premium Outlets Whole Loan”, the “Four Penn Center Whole Loan”, the “Equity Inns Portfolio Whole Loan”, the “One Harbor Point Square Whole Loan”, the “Naples Grande Beach Resort Whole Loan”, the “Palisades Center Whole Loan”, the “Sun MHC Portfolio Whole Loan” and the “Hall Office Park A1/G1/G3 Whole Loan”, one or more related Companion Loans are pari passu with the related mortgage loan (these Companion Loans are also referred to as the “Pari Passu Companion Loans”). In the case of the Quaker Bridge Mall Whole Loan, the 787 Seventh Avenue Whole Loan and the Palisades Center Whole Loan, in addition to the related Pari Passu Companion Loan(s), one or more related Companion Loans are subordinate in right of payment to the related mortgage loan and the related Pari Passu Companion Loan(s) (these Companion Loans are also referred to as the “Subordinate Companion Loans”). The Quaker Bridge Mall Companion Loans, the 100 East Pratt Companion Loans, the Four Penn Center Companion Loan and the One Harbor Point Square Companion Loan (prior to the securitization of the related controlling pari passu companion loan) are referred to as “Serviced Companion Loans”.

The Quaker Bridge Mall Whole Loan, the 100 East Pratt Whole Loan, the Four Penn Center Whole Loan and the One Harbor Point Square Whole Loan (prior to the securitization of the related controlling pari passu companion loan) (each, a “Serviced Whole Loan”) will be serviced under the pooling and servicing agreement for the JPMDB 2016-C2 transaction (the “Pooling and Servicing Agreement”).

The 787 Seventh Avenue Whole Loan is being serviced pursuant to the COMM 2016-787S trust and servicing agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans—The 787 Seventh Avenue Whole Loan” in the Preliminary Prospectus.

The Sanofi Office Complex Whole Loan is being serviced pursuant to the WFCM 2016-C33 pooling and servicing agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans—The Sanofi Office Complex Whole Loan” in the Preliminary Prospectus.

The Williamsburg Premium Outlets Whole Loan is being serviced pursuant to the DBJPM 2016-C1 pooling and servicing agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans—The Williamsburg Premium Outlets Whole Loan” in the Preliminary Prospectus.

The Equity Inns Portfolio Whole Loan is being serviced pursuant to the COMM 2015-LC23 pooling and servicing agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans—The Equity Inns Portfolio Whole Loan” in the Preliminary Prospectus.

The One Harbor Point Square Whole Loan (a “Servicing Shift Whole Loan”, and the related mortgage loan, a “Servicing Shift Mortgage Loan”) will be initially serviced pursuant to the Pooling and Servicing Agreement. After the securitization of the controlling pari passu companion loan, the One Harbor Point Square Whole Loan is expected to be serviced pursuant to the pooling and servicing agreement relating to the securitization of the controlling pari passu companion loan as described under “Description of the Mortgage Pool—The Whole Loans— The Non-Serviced Whole Loans—The One Harbor Point Square Whole Loan” in the Preliminary Prospectus.

The Naples Grande Beach Resort Whole Loan is being serviced pursuant to the JPMBB 2016-C1 pooling and servicing agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans—The Naples Grande Beach Resort Whole Loan” in the Preliminary Prospectus.

The Palisades Center Whole Loan is expected to be serviced pursuant to a trust and servicing agreement relating to a private securitization as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans—The Palisades Center Whole Loan” in the Preliminary Prospectus.

The Sun MHC Portfolio Whole Loan is being serviced pursuant to the COMM 2016-DC2 pooling and servicing agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans—The Sun MHC Portfolio Whole Loan” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

17 of 151

Structural and Collateral Term Sheet	JPMDB 2016-C2

Structural Overview

The Hall Office Park A1/G1/G3 Whole Loan is being serviced pursuant to the DBJPM 2016-C1 pooling and servicing agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans—The Hall Office Park A1/G1/G3 Whole Loan” in the Preliminary Prospectus.

The 787 Seventh Avenue Whole Loan, the Sanofi Office Complex Whole Loan, the Williamsburg Premium Outlets Whole Loan, the Equity Inns Portfolio Whole Loan, the One Harbor Point Square Whole Loan (on and after the securitization of the controlling pari passu companion loan), the Naples Grande Beach Resort Whole Loan, the Palisades Center Whole Loan, the Sun MHC Portfolio Whole Loan and the Hall Office Park A1/G1/G3 Whole Loan are each a “Non-Serviced Whole Loan” and collectively the “Non-Serviced Whole Loans”.

■ Liquidated Loan Waterfall:	On liquidation of any mortgage loan, all net liquidation proceeds related to the mortgage loan (but not any related Companion Loan) will be applied so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include any delinquent interest that was not advanced as a result of Appraisal Reduction Amounts. After the adjusted interest amount is so allocated, any remaining liquidation proceeds will be allocated to offset certain advances and to pay principal on the mortgage loan until the unpaid principal amount of the mortgage loan has been reduced to zero. Any remaining liquidation proceeds will then be allocated to pay delinquent interest that was not advanced as a result of Appraisal Reduction Amounts. Any liquidation proceeds in respect of each such mortgage loan in excess of the related outstanding balance will first be applied to offset any interest shortfalls allocated to the Certificates (other than the Class X Certificates), in sequential order, and then to offset any realized losses allocated to the Certificates (other than the Class X Certificates), in sequential order. Any liquidation proceeds remaining after such applications will be distributed to the Class R Certificates.

■ Sale of Defaulted Loans and REO Properties:

The Special Servicer is required to solicit offers for any defaulted loan or REO property (other than a non-serviced mortgage loan), if the Special Servicer determines that no satisfactory arrangements can be made for collection of delinquent payments and the sale would be in the best economic interests of the certificateholders (or, in the case of any Serviced Whole Loan, the certificateholders and any holders of the related Serviced Companion Loans, as a collective whole, taking into account the pari passu or subordinate nature of any Companion Loans, as applicable), on a net present value basis.

The Special Servicer is required to accept the highest offer received from any person for any defaulted loan or REO property in an amount at least equal to par plus accrued interest plus all other outstanding amounts due under such mortgage loan and any outstanding expenses of the trust relating to such mortgage loan (the “Purchase Price”) except as described in the Preliminary Prospectus.

With respect to the Serviced Whole Loans, any such sale of the related defaulted loan must also include the related Pari Passu Companion Loans, if any (but not any related Subordinate Companion Loan), and the prices will be adjusted accordingly.

In connection with such sale and fair value determination, within 30 days of a defaulted loan becoming a specially serviced loan, the Special Servicer is required to order an appraisal and, within 30 days of receipt of such appraisal, is required to determine the fair value of such defaulted loan in accordance with the applicable servicing standard. If, however, the Special Servicer is already in the process of obtaining an appraisal with respect to the related mortgaged property, the Special Servicer is required to make its fair value determination as soon as reasonably practicable (but in any event within 30 days) after its receipt of such appraisal. Additionally, with respect to the mortgage loans that have mezzanine debt or permit mezzanine debt in the future, the mezzanine lenders may have the option to purchase the related mortgage loan after certain events of default under such mortgage loan. In addition, with respect to the Quaker Bridge Whole Loan, the holder of the Subordinate Companion Loan may have an option to purchase the related mortgage loan after certain events of default under such mortgage loan.

The Directing Certificateholder will not have a right of first refusal to purchase a defaulted loan.

If the Special Servicer does not receive an offer at least equal to the Purchase Price, the Special Servicer may purchase the defaulted loan or REO property at the Purchase Price. If the Special Servicer does not purchase the defaulted loan or REO property at the Purchase Price, the Special Servicer is required to accept the highest offer received from any person that is determined to be a fair price (supported by an appraisal required to be obtained by the Special

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

18 of 151

Structural and Collateral Term Sheet	JPMDB 2016-C2

Structural Overview

Servicer within 30 days of a mortgage loan becoming a specially serviced mortgage loan) for such defaulted loan or REO property, if the highest offeror is a person other than a party to the Pooling and Servicing Agreement, the Directing Certificateholder, any sponsor, any borrower, any manager of a mortgaged property, any independent contractor engaged by the Special Servicer, a holder of any related Companion Loan (but only with respect to the related Serviced Whole Loans) or mezzanine loan (but only with respect to the related mortgage loan), or any known affiliate of any such person (each, an “Interested Person”). If the highest offer is made by an Interested Person, the Trustee will determine (based upon the most recent appraisal conducted in accordance with the terms of the Pooling and Servicing Agreement) whether the offer constitutes a fair price for the defaulted loan or REO property provided that no offer from an Interested Person will constitute a fair price unless (A) it is the highest offer received and (B) if the offer is less than the applicable Purchase Price, at least two other offers are received from independent third parties and the Trustee may conclusively rely on the opinion of an independent appraiser or other independent expert retained by the Trustee in connection with making such determination. Neither the Trustee nor any of its affiliates may make an offer for or purchase any specially serviced mortgage loan or REO property.

If the Special Servicer does not receive any offers that are at least equal to the Purchase Price, the Special Servicer is not required to accept the highest offer and may accept a lower offer for a defaulted loan or REO property if the Special Servicer determines, in accordance with the servicing standard (and subject to the requirements of any related Intercreditor Agreement), that a rejection of such offer would be in the best interests of the Certificateholders and, with respect to any Serviced Whole Loan, the holder of the related Pari Passu Companion Loans, as a collective whole, as if such Certificateholders and, if applicable, the related Companion Loan Holder(s) constituted a single lender), so long as such lower offer was not made by the Special Servicer or any of its affiliates. For purposes of this paragraph, the term “Serviced Whole Loan” with respect to the Quaker Bridge Mall Whole Loan does not include the Quaker Bridge Mall Subordinate Companion Loan.

If title to any mortgaged property is acquired by the trust fund, the Special Servicer will be required to sell such mortgaged property prior to the close of the third calendar year beginning after the year of acquisition, unless (a) the IRS grants or has not denied an extension of time to sell such mortgaged property or (b) the Special Servicer, Trustee and the Certificate Administrator receive an opinion of independent counsel to the effect that the holding of the property by the trust longer than the above-referenced three-year period will not result in the imposition of a tax on any REMIC of the trust fund or cause any REMIC of the trust fund to fail to qualify as a REMIC.

The foregoing applies to mortgage loans serviced under the Pooling and Servicing Agreement. With respect to each Non-Serviced Whole Loan, if the special servicer under the applicable pooling and servicing agreement determines to sell the related Companion Loan(s) as described above, then the applicable special servicer will be required to sell the related Whole Loan, including the related mortgage loan included in the JPMDB 2016-C2 trust and the related Companion Loan(s), as a single loan. In connection with any such sale, the then-applicable special servicer will be required to follow procedures substantially similar to those set forth above.

■ Control Eligible Certificates:	Classes E, F and NR.

■ Control Rights:	The Control Eligible Certificates will have certain control rights attached to them. The “Directing Certificateholder” will be (i) with respect to the Servicing Shift Mortgage Loan, the “controlling holder” or any analogous concept under the related intercreditor agreement, which prior to the securitization of the related controlling pari passu companion loan will be the holder of such companion loan, and (ii) with respect to each Mortgage Loan (other than non-serviced mortgage loans and Servicing Shift Mortgage Loan), the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders; provided, however, that (1) absent that selection, (2) until a Directing Certificateholder is so selected or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (or its representative) will be the Directing Certificateholder; provided, however, that in the case of this clause (3), in the event no one holder owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the Pooling and Servicing Agreement. With respect to any mortgage loan (other than any non-serviced Mortgage Loans,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

19 of 151

Structural and Collateral Term Sheet	JPMDB 2016-C2

Structural Overview

the Quaker Bridge Mall mortgage loan prior to the occurrence and continuance of a control appraisal period or any Excluded Loan), unless a Control Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to direct the Special Servicer to take, or refrain from taking, certain actions with respect to such mortgage loan. Furthermore, the Directing Certificateholder will also have the right to receive notice and provide consent with respect to certain material actions that the Master Servicer and the Special Servicer plan on taking with respect to a mortgage loan (other than any non-serviced mortgage loans, the Quaker Bridge Mall mortgage loan prior to the occurrence and continuance of a control appraisal period or any Excluded Loan). With respect to any mortgage loan that has or may in the future have mezzanine debt, pursuant to the related intercreditor agreement, the related mezzanine lender may have certain consent rights with respect to certain modifications related to such mortgage loan.

With respect to the Quaker Bridge Mall mortgage loan, prior to the occurrence and continuance of a control appraisal period, direction and consent rights with respect to the related Whole Loan will be exercised by the holder of Note B-1 of the related Subordinate Companion Loan pursuant to the related intercreditor agreement as described in the Preliminary Prospectus. In addition, the holder of Note B-1 of the Quaker Bridge Mall Subordinate Companion Loan will have certain rights to cure defaults under the related mortgage loan, and in certain circumstances, a holder of the Quaker Bridge Mall Subordinate Companion Loan will have the right to purchase the related defaulted mortgage loan.

“Borrower Party” means a borrower, a mortgagor, a manager of a Mortgaged Property, an Accelerated Mezzanine Loan Lender, or with respect to a borrower, a mortgagor, a manager of a Mortgaged Property or an Accelerated Mezzanine Loan Lender, (a) any other Person controlling or controlled by or under common control with such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable, or (b) any other Person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable. For purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

An “Accelerated Mezzanine Loan Lender” means a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan.

An “Excluded Loan” is a mortgage loan or Whole Loan with respect to which the Directing Certificateholder or the holder of the majority of the controlling class is a Borrower Party. As of the Closing Date, it is expected that there will be no Excluded Loans in this securitization.

With respect to the Serviced Whole Loans, direction, consent and consultation rights with respect to the related Whole Loan are subject to certain consultation rights of the holder of the related Pari Passu Companion Loans pursuant to the related intercreditor agreement.

With respect to any Non-Serviced Whole Loan (other than the Palisades Center mortgage loan), direction, consent and consultation rights with respect to the related Whole Loan will be exercised by the directing certificateholder or controlling class representative under the applicable pooling and servicing agreement.

■ Directing Certificateholder:	Black Rock Realty Advisors, Inc., as agent for its managed account, is expected to be appointed the initial directing certificateholder with respect to all Serviced Mortgage Loans other than the Servicing Shift Mortgage Loan.

■ Controlling Class:

The “Controlling Class” will at any time of determination be the most subordinate Class of Control Eligible Certificates then outstanding that has an aggregate Certificate Balance, as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such Class, equal to no less than 25% of the initial Certificate Balance for such Class. Each holder of a certificate of the Controlling Class is referred to herein as a “Controlling Class Certificateholder”.

The Controlling Class as of the Closing Date will be the Class NR Certificates; provided that if at any time the principal balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of the allocation of principal payments on the mortgage loans, then the Controlling Class will be the most subordinate class among the Control Eligible Certificates that has an aggregate principal balance greater than zero without regard to any Appraisal Reduction Amounts.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

20 of 151

Structural and Collateral Term Sheet	JPMDB 2016-C2

Structural Overview

■ Control Termination Event:

A “Control Termination Event” will occur when (i) the Certificate Balance of the Class E Certificates (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the Class E Certificates) has been reduced to less than 25% of the initial Certificate Balance of such Class as of the Closing Date or (ii) a holder of the Class E Certificates becomes the majority Controlling Class Certificateholder and irrevocably waives its right to exercise any rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor Controlling Class Certificateholder; provided that prior to (i) the applicable securitization of the controlling pari passu Companion Loan with respect to the Servicing Shift Whole Loan, no Control Termination Event may occur with respect to the directing certificateholder related to the related Servicing Shift Whole Loan, and the term “Control Termination Event” will not be applicable to the directing certificateholder related to such Servicing Shift Whole Loan; provided, further, that a Control Termination Event will not be deemed to be continuing in the event the Certificate Balances of all Classes of Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero.

The “Cumulative Appraisal Reduction Amount” as of any date of determination for any mortgage loan, is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect.

“AB Modified Loan” means any corrected loan (1) that became a corrected loan (which includes for purposes of this definition any non-serviced mortgage loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the pooling and servicing agreement governing such non-serviced mortgage loan) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the issuing entity or the original unmodified mortgage loan and (2) as to which an Appraisal Reduction Amount is not in effect.

“Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the principal balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a Whole Loan, solely to the extent allocable to the subject mortgage loan) (x) the most recent Appraised Value for the related mortgaged property or mortgaged properties, plus (y) solely to the extent not reflected or taken into account in such Appraised Value and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the mortgage loan became (and as part of the modification related to) such AB Modified Loan for the benefit of the related mortgaged property or mortgaged properties (provided, that in the case of an non-serviced mortgage loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the master servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y)) held by the lender in respect of such AB Modified Loan as of the date of such determination.

Upon the occurrence and during the continuance of a Control Termination Event, the Controlling Class will no longer have any control rights. After the occurrence and during the continuance of a Control Termination Event, the Directing Certificateholder will relinquish its right to direct certain actions of the Special Servicer and will no longer have consent rights with respect to certain actions that the Master Servicer or the Special Servicer plan on taking with respect to a mortgage loan. Following the occurrence and during the continuance of a Control Termination Event, the Directing Certificateholder will retain consultation rights with the Special Servicer with respect to certain material actions that the Special Servicer plans on taking with respect to any mortgage loan other than an Excluded Loan. Such consultation rights will continue until the occurrence of a Consultation Termination Event.

With respect to the Quaker Bridge Mall Whole Loan, pursuant to the related intercreditor agreement, the holder of Note B-1 of the related Subordinate Companion Loan will lose its right to direct certain actions upon the occurrence and continuance of a control appraisal event with respect to the related Subordinate Companion Loan, which will occur when the principal balance of such Subordinate Companion Loan (taking into account the application of realized losses, payments of principal and Appraisal Reductions to notionally reduce such balance) has been reduced to less than 25% of the initial principal balance of the Quaker Bridge Mall Subordinate Companion Loan less payments of principal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

21 of 151

Structural and Collateral Term Sheet	JPMDB 2016-C2

Structural Overview

■ Consultation Termination Event:

A “Consultation Termination Event” will occur (i) when, without regard to the application of any Cumulative Appraisal Reduction Amount (i.e., giving effect to principal reductions through principal payments and realized losses only), there is no Class of Control Eligible Certificates that satisfies the requirement of a Controlling Class or (ii) a holder of the Class E Certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling class certificateholder pursuant to the terms of the Pooling and Servicing Agreement; provided that prior to (i) the applicable securitization of the controlling pari passu Companion Loan with respect to the Servicing Shift Whole Loan, no Consultation Termination Event may occur with respect to the directing certificateholder related to the related Servicing Shift Whole Loan, and the term “Control Termination Event” will not be applicable to the Directing Holder related to such Servicing Shift Whole Loan; provided, further, that a Consultation Termination Event will not be deemed to be continuing in the event the Certificate Balances of all Classes of Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero.

Upon the occurrence of a Consultation Termination Event, there will be no Class of Certificates that will act as the Controlling Class and the Directing Certificateholder will have no rights under the Pooling and Servicing Agreement, other than those rights generally available to all Certificateholders.

■ Appraised-Out Class:	A Class of Control Eligible Certificates that has been determined, as a result of Appraisal Reduction Amounts allocable to such Class, to no longer be the Controlling Class.

■ Remedies Available to Holders of an Appraised-Out Class:

Holders of the majority of any Class of Control Eligible Certificates that are determined at any date of determination to no longer be the Controlling Class as a result of Appraisal Reduction Amounts allocable to such class will have the right, at their sole expense, to require the Special Servicer to order a supplemental appraisal report from an MAI appraiser (selected by the Special Servicer) for any mortgage loan (or Serviced Whole Loan) that results in the Class becoming an Appraised-Out Class.

Upon receipt of that supplemental appraisal, the Special Servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of the supplemental appraisal, any recalculation of the Appraisal Reduction Amount is warranted, and if so warranted, the Master Servicer is required to recalculate the Appraisal Reduction Amount based on the supplemental appraisal and if required by such recalculation, the Appraised-Out Class will be reinstated as the Controlling Class. The holders of an Appraised-Out Class requesting a supplemental appraisal are not permitted to exercise any control or consent rights of the Controlling Class until such time, if any, as the Class is reinstated as the Controlling Class.

■ Operating Advisor:

The Operating Advisor will initially be Pentalpha Surveillance LLC. The Operating Advisor will have certain review and consultation rights relating to the performance of the Special Servicer and with respect to its actions taken in connection with the resolution and/or liquidation of specially serviced loans. The Operating Advisor will generally be responsible for reviewing the Special Servicer’s operational practices with respect to the resolution and liquidation of specially serviced loans. In addition, after the occurrence and during the continuance of a Control Termination Event, the Operating Advisor will have certain consultation rights with respect to the specially serviced loans. The Operating Advisor will generally have no obligations or consultation rights under the Pooling and Servicing Agreement with respect to (i) the Non-Serviced Whole Loans or any related REO Property, (ii) the Servicing Shift Whole Loan or any related REO Property and (iii) the Quaker Bridge Mall mortgage loan, prior to the occurrence and continuance of a control appraisal period

However, Pentalpha Surveillance LLC will be the operating advisor under the JPMBB 2016-C1 pooling and servicing agreement and, in such capacity, will have certain obligations and consultation rights with respect to the Naples Grande Beach Resort Whole Loan that are substantially similar to those of the Operating Advisor under the Pooling and Servicing Agreement.

With respect to each mortgage loan or Serviced Whole Loan (in each case, other than a non-serviced mortgage loan, the Servicing Shift Mortgage Loan and the Quaker Bridge Mall mortgage loan prior to the occurrence and continuance of a control appraisal period with respect to the related Subordinate Companion Loan), the Operating Advisor will be responsible for:

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

22 of 151

Structural and Collateral Term Sheet	JPMDB 2016-C2

Structural Overview

•    after the occurrence and during the continuance of a Control Termination Event, consulting with the Special Servicer with respect to each asset status report prepared by the Special Servicer and recommending proposed alternative courses of action.

•    after the occurrence and during the continuance of a Control Termination Event, preparing an annual report addressing the Operating Advisor’s overall findings and determinations and setting forth its assessment of the Special Servicer’s performance of its duties under the Pooling and Servicing Agreement on a platform-level basis with respect to the resolution and/or liquidation of specially serviced loans that the Special Servicer is responsible for servicing under the Pooling and Servicing Agreement. As used above, “platform-level basis” refers to the Special Servicer’s performance of its duties as they relate to the resolution and liquidation of specially serviced loans, taking into account the Special Servicer’s specific duties under the Pooling and Servicing Agreement as well as the extent to which those duties were performed in accordance with the servicing standard, with reasonable consideration to (and as limited by) the Operating Advisor’s review of any assessment of compliance report, attestation report, asset status report and other information delivered to the Operating Advisor by the Special Servicer with respect to the specially serviced loans (other than any communications between the Directing Certificateholder and the Special Servicer that would be privileged information). The annual report will be based on the Operating Advisor’s knowledge of the Special Servicer’s actions taken during the applicable calendar year with respect to the resolution or liquidation of specially serviced loans that the Special Servicer is responsible for servicing under the Pooling and Servicing Agreement, including knowledge obtained in connection with the Operating Advisor’s review of each asset status report prepared by the Special Servicer.

•    prior to the occurrence and continuance of a Control Termination Event, the Special Servicer will forward any Appraisal Reduction Amount and net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a specially serviced loan to the Operating Advisor after such calculations have been finalized. The Operating Advisor will be required to review such calculations but will not opine on or take any affirmative action with respect to such Appraisal Reduction Amount calculations and/or net present value calculations.

•    after the occurrence and during the continuance of a Control Termination Event, recalculating and verifying, on a limited basis, the accuracy of mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas utilized in connection with any Appraisal Reduction Amount or net present value calculations performed by the Special Servicer. In the event the Operating Advisor does not agree with the mathematical calculations or the application of the non-discretionary portion of the applicable formulas required to be utilized for such calculation, the Operating Advisor and the Special Servicer will consult with each other in order to resolve any disagreement. If there is any disagreement with respect to such calculations that the Operating Advisor and the Special Servicer are unable to resolve, the Certificate Administrator will determine which calculation is to apply.

In addition, the Operating Advisor is required to promptly review all information available to Privileged Persons on the Certificate Administrator’s website related to specially serviced loans and certain information available to Privileged Persons on the Certificate Administrator’s website related to mortgage loans included on the monthly CREFC® servicer watch list report, each final asset status report delivered to the Operating Advisor by the Special Servicer and each assessment of compliance report and attestation report prepared by the Special Servicer in order to maintain its familiarity with the mortgage loans and the performance of the Special Servicer under the Pooling and Servicing Agreement.

After the occurrence and during the continuance of a Control Termination Event, the Operating Advisor will also consult with the Special Servicer in connection with certain major decisions and propose possible alternative courses of action.

In addition, after the occurrence of a Consultation Termination Event, if the Operating Advisor determines that the Special Servicer is not performing its duties as required under the Pooling and Servicing Agreement or is otherwise not acting in accordance with the Servicing Standard, the Operating Advisor will have the right to recommend the replacement of the Special Servicer

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

23 of 151

Structural and Collateral Term Sheet	JPMDB 2016-C2

Structural Overview

and will submit its formal recommendation to the Trustee and the Certificate Administrator (along with its rationale, its proposed replacement special servicer and other relevant information justifying its recommendation).

The Operating Advisor’s recommendation to replace the Special Servicer must be confirmed by an affirmative vote of holders of Certificates evidencing at least a majority of the aggregate notional balance of all Classes of Certificates entitled to principal distributions (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balances of the Classes to which such Appraisal Reduction Amounts are allocable). In the event the holders of such Certificates elect to remove and replace the Special Servicer, the Certificate Administrator will be required to obtain a rating agency confirmation from each of the rating agencies at that time.

■ Replacement of Operating Advisor:

The Operating Advisor may be terminated or removed under certain circumstances and a replacement Operating Advisor appointed as described in the Preliminary Prospectus.

Any replacement operating advisor (or the personnel responsible for supervising the obligations of the replacement operating advisor) must be an institution (A) that is a special servicer or operating advisor on a commercial mortgage-backed securities transaction rated by Moody’s, Fitch and KBRA (including, in the case of the Operating Advisor, this transaction) but has not been special servicer or operating advisor on a transaction for which any of Moody’s, Fitch and KBRA has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing concerns with the special servicer or operating advisor as the sole or a material factor in such rating action; (B) that can and will make the representations and warranties of the operating advisor set forth in the Pooling and Servicing Agreement; (C) that is not (and is not affiliated with) the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer, a Mortgage Loan Seller, the Directing Certificateholder, a depositor, a trustee, a certificate administrator, a master servicer or special servicer with respect to the securitization of a Companion Loan, or any of their respective affiliates; (D) that has not been paid by any Special Servicer or successor Special Servicer any fees, compensation or other remuneration (x) in respect of its obligations hereunder or (y) for the appointment or recommendation for replacement of a successor special servicer to become the Special Servicer; and (E) that (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and has at least 5 years of experience in collateral analysis and loss projections and (y) has at least 5 years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets. Any Operating Advisor is prohibited from making an investment in any Class of Certificates in the Trust as described in the Preliminary Prospectus.

■ Asset Representations Reviewer:

The Asset Representations Reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and notification from the Certificate Administrator that the required percentage of certificateholders have voted to direct a review of such delinquent mortgage loans. An “Asset Review Trigger” will occur when either (1) Mortgage Loans with an aggregate outstanding principal balance of 25% or more of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan) held by the issuing entity as of the end of the applicable Collection Period are Delinquent Loans, (2)(A) prior to and including the second anniversary of the Closing Date, at least 10 Mortgage Loans are Delinquent Loans and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 15.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period or (B) after the second anniversary of the Closing Date, at least 15 Mortgage Loans are Delinquent Loans and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period.

Following the determination that an Asset Review Trigger has occurred, the Certificate Administrator will include in the Form 10-D relating to the distribution period in which the Asset Review Trigger occurred a description of the events that caused the Asset Review Trigger to occur. Once an Asset Review Trigger has occurred, Certificateholders evidencing not less than 5% of the Voting Rights may deliver to the Certificate Administrator a written direction requesting a vote on whether to commence an Asset Review within 90 days after the filing of

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

24 of 151

Structural and Collateral Term Sheet	JPMDB 2016-C2

Structural Overview

the Form 10-D reporting the occurrence of the Asset Review Trigger (an “Asset Review Vote Election”). If directed by such Certificateholders, a vote of all Certificateholders will commence and an Asset Review will occur if more than a majority of Certificateholders voting (assuming Certificateholders representing a minimum of 5% of the Voting Rights respond) vote affirmatively within 150 days of the Asset Review Vote Election. If the vote does not pass, then no further votes will occur until an additional Mortgage Loan becomes a Delinquent Loan, an additional Asset Review Trigger occurs, and Certificateholders representing 5% of the Voting Rights again elect to cause a vote of all the Certificateholders.

■ Replacement of the Asset Representations Reviewer:	The Asset Representations Reviewer may be terminated and replaced without cause. Upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (without regard to the application of any Appraisal Reduction Amounts) requesting a vote to terminate and replace the Asset Representations Reviewer with a proposed successor asset representations reviewer that is an Eligible Asset Representations Reviewer, and (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator will promptly provide notice to all Certificateholders and the Asset Representations Reviewer of such request by posting such notice on its internet website, and by mailing to all Certificateholders and the Asset Representations Reviewer. Upon the written direction of Certificateholders evidencing at least 50% of a Certificateholder Quorum (without regard to the application of any Appraisal Reduction Amounts), the Trustee will terminate all of the rights and obligations of the Asset Representations Reviewer under the Pooling and Servicing Agreement by written notice to the Asset Representations Reviewer, and the proposed successor asset representations reviewer will be appointed.

■ Appointment and Replacement of Special Servicer:

The  Directing  Certificateholder  will  appoint  the initial  Special Servicer as of the Closing Date.  Prior to the  occurrence and  continuance of a  Control  Termination Event, the  Special Servicer may generally be replaced at any time by the Directing Certificateholder; provided, however, that with respect to the Quaker Bridge Mall Whole Loan, the holder of Note B-1 of the Subordinate Companion Loan (prior to the occurrence and continuance of a control appraisal period with respect to such Subordinate Companion Loan) will have the right to replace the Special Servicer with respect to that Whole Loan.

If the Special Servicer obtains knowledge that it is a Borrower Party with respect to any mortgage loan or Serviced Whole Loan (any such mortgage loan or Serviced Whole Loan, an “Excluded Special Servicer Loan”), the Special Servicer will be required to resign as Special Servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, if the applicable Excluded Special Servicer Loan is not also an Excluded Loan, the Directing Certificateholder or the controlling class representative on its behalf will be required to select a successor special servicer that is not a Borrower Party in accordance with the terms of the Pooling and Servicing Agreement (an “Excluded Special Servicer”) for the related Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan, the resigning Special Servicer will be required to use reasonable efforts to select the related Excluded Special Servicer.

Upon the occurrence and during the continuance of a Control Termination Event, the Directing Certificateholder will no longer have the right to replace the Special Servicer and such replacement will occur based on a vote of holders of all voting eligible Classes of Certificates as described below.

After the occurrence of a Consultation Termination Event, the Operating Advisor may also recommend the replacement of the Special Servicer as described above.

■ Replacement of Special Servicer by Vote of Certificateholders:	After the occurrence and during the continuance of a Control Termination Event and upon (a) the written direction of holders of Certificates evidencing not less than 25% of the Voting Rights of all Classes of Certificates entitled to principal (taking into account the application of Appraisal Reduction Amounts to notionally reduce the Certificate Balances of Classes to which such Appraisal Reduction Amounts are allocable) requesting a vote to replace the Special Servicer with a replacement special servicer, (b) payment by such requesting holders to the Certificate Administrator of all reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote and (c) delivery by such holders to the Certificate Administrator and the Trustee of written confirmations from each Rating Agency that the appointment of such replacement special servicer will not result in a downgrade, withdrawal or qualification of the Certificates (which confirmations will be obtained at the expense of such holders), the Certificate Administrator will be required to promptly post

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

25 of 151

Structural and Collateral Term Sheet	JPMDB 2016-C2

Structural Overview

such notice on its Internet website, and by mail conduct the solicitation of votes of all Certificates in such regard, which such vote must occur within 180 days of the posting of such notice. Upon the written direction of holders of at least 50% of a Certificateholder Quorum, the Trustee will immediately replace the Special Servicer with a qualified replacement special servicer designated by such holders of Certificates.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the Special Servicer or the Asset Representations Reviewer described above, the holders of Certificates evidencing at least 50% of the aggregate Voting Rights (taking into account the application of realized losses and, other than with respect to the termination of the Asset Representations Reviewer, the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the Certificates) of all Classes of Certificates entitled to principal on an aggregate basis.

With respect to each of the Serviced Whole Loan, the holders of the related Pari Passu Companion Loans, under certain circumstances following a servicer termination event with respect to the Special Servicer, will be entitled to direct the Trustee (and the Trustee will be required) to terminate the Special Servicer solely with respect to such Serviced Whole Loan. A replacement special servicer will be selected by the Trustee or, prior to a Control Termination Event, by the Directing Certificateholder; provided, however, that any successor special servicer appointed to replace the Special Servicer with respect to such Whole Loan can generally not be the person (or its affiliate) that was terminated at the direction of the holder of the related Pari Passu Companion Loan.

With respect to any Non-Serviced Whole Loan, the JPMDB 2016-C2 trust as holder of the related mortgage loan has similar termination rights in the event of a servicer termination event with respect to the special servicer under the applicable pooling and servicing agreement as described above, which may be exercised by the Directing Certificateholder prior to the Control Termination Event. However, the successor special servicer will be selected pursuant to the applicable pooling and servicing agreement by the related directing holder prior to a control event under such pooling and servicing agreement. The Master Servicer and Special Servicer are entitled to certain fees in connection with the servicing and administration of the mortgage loans as more fully described in “Transaction Parties—Servicing and Other Compensation and Payment of Expenses” in the Preliminary Prospectus.

■ Dispute Resolution Provisions:

Each Mortgage Loan Seller will be subject to the dispute resolution provisions set forth in the Pooling and Servicing Agreement to the extent those provisions are triggered with respect to any mortgage loan sold to the Depositor by a Mortgage Loan Seller and such Mortgage Loan Seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Generally, in the event that a request to repurchase a Mortgage Loan (a “Repurchase Request”) is not “Resolved” (as defined below) within 180 days after the related Mortgage Loan Seller receives such Repurchase Request (a “Resolution Failure”), then the Enforcing Servicer (as defined below) will be required to send a notice to the “Initial Requesting Certificateholder” (if any) indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related Mortgage Loan Seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the related Mortgage Loan Seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the Enforcing Servicer, then the Initial Requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver a written notice to the Enforcing Servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

The Enforcing Servicer will be required to consult with any Certificateholder or Certificate Owner that delivers a notice of its intent to exercise its dispute resolution rights (a “Requesting Certificateholder”) so that a Requesting Certificateholder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods. If a Requesting Certificateholder elects to exercise its right to refer the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

26 of 151

Structural and Collateral Term Sheet	JPMDB 2016-C2

Structural Overview

matter to either mediation or arbitration, then it will become the party responsible for enforcing the Repurchase Request and must promptly submit the matter to mediation (including nonbinding arbitration) or arbitration. Failure to make an election to exercise that right or failure to begin the elected form of proceedings within the certain timeframe set forth in the Pooling and Servicing Agreement will generally waive the Certificateholders’ or Certificate Owners’ rights with respect to the related Repurchase Request.

The “Enforcing Servicer” will be (a) with respect to a specially serviced loan, the Special Servicer, and (b) with respect to a non-specially serviced loan, (i) in the case of a Repurchase Request made by the Special Servicer, the Directing Certificateholder or a Controlling Class Certificateholder, the Master Servicer, and (ii) in the case of a Repurchase Request made by any person other than the Special Servicer, the Directing Certificateholder or a Controlling Class Certificateholder, (A) prior to a Resolution Failure relating to such non-specially serviced loan, the Master Servicer, and (B) from and after a Resolution Failure relating to such non-specially serviced Loan, the Special Servicer.

“Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related Mortgage Loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable Mortgage Loan Seller has made a Loss of Value Payment, (v) a contractually binding agreement is entered into between the Master Servicer or the Special Servicer, as applicable, on behalf of the issuing entity, and the related Mortgage Loan Seller that settles the related Mortgage Loan Seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the Pooling and Servicing Agreement.

■ Investor Communications

The Certificate Administrator is required include on any Form 10–D any request received from a Certificateholder to communicate with other Certificateholders related to Certificateholders exercising their rights under the terms of the Pooling and Servicing Agreement. Any Certificateholder wishing to communicate with other Certificateholders regarding the exercise of its rights under the terms of the Pooling and Servicing Agreement should deliver a written request signed by an authorized representative of the requesting investor to the Certificate Administrator at the address below:

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: Corporate Trust Administration Group – JPMDB 2016-C2

With a copy to: trustadministrationgroup@wellsfargo.com

■ Master Servicer and Special Servicer Compensation:

The Master Servicer is entitled to a fee (the “Servicing Fee”) payable monthly from interest received in respect of each mortgage loan, any related REO loan and any related Serviced Companion Loan that will accrue at the related servicing fee rate described in the Preliminary Prospectus. The Special Servicer is also entitled to a fee (the “Special Servicing Fee”) with respect to each specially serviced loan and REO loan (other than a non-serviced mortgage loan) at the special servicing fee rate described in the Preliminary Prospectus.

In addition to the Servicing Fee, Special Servicing Fee and certain other fees described below, the Master Servicer and Special Servicer are entitled to retain and share certain additional servicing compensation, including assumption application fees, assumption fees, defeasance fees and certain Excess Modification Fees and consent fees with respect to the mortgage loans. The Special Servicer may also be entitled to either a Workout Fee or Liquidation Fee, but not both, from recoveries in respect of any particular mortgage loan.

An “Excess Modification Fees” with respect to any mortgage loan (other than the non-serviced mortgage loans) or Serviced Whole Loan is the sum of (A) the excess of (i) any and all Modification Fees with respect to a mortgage loan or Serviced Whole Loan over (ii) all unpaid or unreimbursed additional expenses described in the Preliminary Prospectus (excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding with respect to the related mortgage loan or Serviced Whole Loan, as applicable, and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in clause (A), which expenses have subsequently been recovered from the related borrower or otherwise.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

27 of 151

Structural and Collateral Term Sheet	JPMDB 2016-C2

Structural Overview

With respect to the Master Servicer and Special Servicer, the Excess Modification Fees collected and earned by such servicer from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such servicer from the related borrower within the prior 18 months of the collection of the current Excess Modification Fees) will be subject to a cap of 1.00% of the outstanding principal balance of the related mortgage loan or Serviced Whole Loan, as applicable, on the closing date of the related modification, extension, waiver or amendment. A “Modification Fee” with respect to any mortgage loan (other than the non-serviced mortgage loans or Serviced Whole Loan is generally any fee with respect to a modification, extension, waiver or amendment of any mortgage loan and/or related Serviced Whole Loan.

A “Workout Fee” will generally be payable with respect to each corrected loan (as more specifically described in the Preliminary Prospectus) and will be calculated at a rate of 1.00% of payments of principal and interest on the respective mortgage loan for so long as it remains a corrected loan, subject to a maximum of $1,000,000 in the aggregate with respect to any specially serviced mortgage loan. After receipt by the Special Servicer of Workout Fees with respect to a corrected loan in an amount equal to $25,000, any Workout Fees in excess of such amount will be reduced by the Excess Modification Fee Amount; provided that in the event the Workout Fee, collected over the course of such workout calculated at the Workout Fee Rate is less than $25,000, then the Special Servicer will be entitled to an amount from the final payment on the related corrected loan (including any related Serviced Companion Loan) that would result in the total Workout Fees payable to the Special Servicer in respect of that corrected loan (including any related Serviced Companion Loan) to be $25,000.

The “Excess Modification Fee Amount” for any corrected loan is an amount equal to any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related mortgage loan (including the related Serviced Companion Loan) and received and retained by the Master Servicer or the Special Servicer, as applicable, as additional servicing compensation within the prior 18 months of the related modification, waiver, extension or amendment resulting in the mortgage loan or REO loan being a corrected loan, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

A “Liquidation Fee” will generally be payable with respect to each specially serviced loan or REO property (except with respect to any non-serviced mortgage loan) as to which the Special Servicer obtains a full or partial recovery of the related asset. The Liquidation Fee for each specially serviced mortgage loan will be payable at a rate of 1.00% of the liquidation proceeds (exclusive of default interest) subject to a maximum of $1,000,000; provided, however, that no Liquidation Fee will be less than $25,000.

The Liquidation Fees will be reduced by the amount of any Excess Modification Fees received by the Special Servicer with respect to the related mortgage loan (including a Serviced Companion Loan) or REO property as additional compensation within the prior 18 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

Similar fees to those described above will be payable to the applicable special servicer for the Non-Serviced Whole Loans under the related pooling and servicing agreement.

Subject to certain limited exceptions, in connection with its duties under the Pooling and Servicing Agreement, the Special Servicer and its affiliates are prohibited from receiving or retaining any compensation (other than compensation specifically provided for under the Pooling and Servicing Agreement) from anyone in connection with the disposition, workout or foreclosure of any mortgage loan, the management or disposition of any REO property, or the performance of any other special servicing duties under the Pooling and Servicing Agreement. In the event the Special Servicer does receive any such compensation, it will be required to disclose those fees to the Certificate Administrator who will include it as part of the statement to Certificateholders.

In addition, no liquidation fee will be payable to the Special Servicer if a mortgage loan or Serviced Whole Loan becomes a specially serviced loan only because of a maturity default and the related liquidation proceeds are received within 90 days following the related maturity date as a result of the related mortgage loan or Serviced Whole Loan being refinanced or otherwise repaid in full.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

28 of 151

Structural and Collateral Term Sheet	JPMDB 2016-C2

Structural Overview

■ Deal Website:

The Certificate Administrator will maintain a deal website to which certain persons will have access to certain information including, but not limited to the following, which will be posted:

■     special notices

■     summaries of asset status reports

■     appraisals in connection with Appraisal Reductions plus any second appraisals

■     ordered

■     an “Investor Q&A Forum”

■     a voluntary investor registry

■     SEC EDGAR filings

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

29 of 151

Structural and Collateral Term Sheet	JPMDB 2016-C2

[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

30 of 151

Structural and Collateral Term Sheet	JPMDB 2016-C2

Quaker Bridge Mall

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

31 of 151

Structural and Collateral Term Sheet	JPMDB 2016-C2

Quaker Bridge Mall

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

32 of 151

Structural and Collateral Term Sheet	JPMDB 2016-C2

Quaker Bridge Mall

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

33 of 151

Structural and Collateral Term Sheet	JPMDB 2016-C2

Quaker Bridge Mall

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

34 of 151

Structural and Collateral Term Sheet	JPMDB 2016-C2

Quaker Bridge Mall

Mortgage Loan Information		Property Information
Mortgage Loan Seller(1):	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance(2):	$83,333,333	Title:	Fee
Cut-off Date Principal Balance(2):	$83,333,333	Property Type - Subtype:	Retail – Super Regional Mall
% of Pool by IPB:	9.3%	Net Rentable Area (SF)(3):	357,221
Loan Purpose:	Recapitalization	Location:	Lawrenceville, NJ
Borrower:	Quaker Bridge Mall, LLC	Year Built / Renovated:	1976 / 2013
Sponsor:	Simon Property Group, L.P.	Occupancy(4):	84.2%
Interest Rate(2):	4.20000%	Occupancy Date:	2/23/2016
Note Date:	4/5/2016	Number of Tenants:	90
Maturity Date:	5/1/2026	2013 NOI(5):	$10,630,286
Interest-only Period:	120 months	2014 NOI(5):	$12,803,117
Original Term:	120 months	2015 NOI(5):	$14,158,089
Original Amortization:	None	UW Economic Occupancy:	92.2%
Amortization Type:	Interest Only	UW Revenues(3)(4)(6):	$26,178,278
Call Protection(7):	L(24),Def(89),O(7)	UW Expenses:	$10,914,624
Lockbox:	CMA	UW NOI(4):	$15,263,654
Additional Debt:	Yes	UW NCF(4):	$14,622,449
Additional Debt Balance:	$66,666,667 / $30,000,000	Appraised Value / Per SF:	$333,000,000 / $932
Additional Debt Type:	Pari Passu / B-Note	Appraisal Date:	3/4/2016

Escrows and Reserves(8)				Financial Information
	Initial	Monthly	Initial Cap		A-Notes(2)	Whole Loan
Taxes:	$0	Springing	N/A	Cut-off Date Loan / SF:	$420	$504
Insurance:	$0	Springing	N/A	Maturity Date Loan / SF:	$420	$504
Replacement Reserves:	$0	Springing	$214,345	Cut-off Date LTV:	45.0%	54.1%
TI/LC:	$38,699	$38,699	$1,393,175	Maturity Date LTV:	45.0%	54.1%
Other:	$0	$0	N/A	UW NCF DSCR:	2.29x	1.78x
				UW NOI Debt Yield:	10.2%	8.5%

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
A-Notes(2)	$150,000,000		72.3%	JV Equity Purchase(9)	$132,372,382	63.8%
B-Notes(2)	30,000,000		14.5	Payoff Existing Debt	72,755,237	35.1
Sponsor Equity	27,451,913		13.2	Closing Costs	2,285,595	1.1
				Reserves	38,699	0.0
Total Sources	$207,451,913		100.0%	Total Uses	$207,451,913	100.0%

(1)	The Quaker Bridge Mall Whole Loan was co-originated by JPMCB and Column Financial, Inc.
(2)	The Quaker Bridge Mall loan is part of a whole loan evidenced by two pari passu senior notes, with an aggregate original principal balance of $150.0 million (the “A-Notes”) and two subordinate notes, with an aggregate original principal balance of $30.0 million (the “B-Notes”). The A-Notes Financial Information presented in the chart above reflects the aggregate Cut-off Date balance of the $150.0 million senior portion of the Quaker Bridge Mall Whole Loan, exclusive of the $30.0 million B-Notes. The interest rate above reflects the interest rate on the A-Notes. The interest rate on the B-Notes is 6.00000%.
(3)	Net Rentable Area (SF) is not inclusive of square footage associated with the Macy’s, Sears and JCPenney boxes. The Macy’s, Sears and JCPenney land and improvements are tenant owned with no attributable base rent. Additionally, Net Rentable Area (SF) is not inclusive of square footage associated with the Lord & Taylor box, for which the tenant owns their improvements but not the related land, which is ground leased from the borrower. The rent attributable to the Lord & Taylor ground lease is approximately $72,000 per year through March 2046 and is included in UW Revenues.
(4)	Occupancy, UW Revenues, UW NOI and UW NCF include space leased by Torrid (2,150 square feet), The Body Shop (1,100 square feet), Lids (1,016 square feet) and 30 Burgers (862 square feet), accounting for a combined underwritten base rent of $203,185, for which the tenants have signed leases but are not yet in occupancy. Torrid, The Body Shop, Lids and 30 Burgers are expected to take possession and commence paying rent for their respective spaces in July 2016, June 2016, May 2016 and July 2016, respectively. Occupancy, UW Revenues, UW NOI and UW NCF include space leased by Justice (4,052 square feet), Pearl Vision Express (2,875 square feet) and Gymboree (1,400 square feet), accounting for a combined underwritten base rent of $252,270, for which the tenants have leases out for signature. Justice, Pearl Vision Express and Gymboree are already in occupancy and paying rent.
(5)	The increase in 2015 NOI from 2013 NOI is associated with new and renewed leases post-2013 renovation.
(6)	UW Revenues includes $545,131 in underwritten base rent associated with in-line temporary tenants and $602,576 in underwritten base rent associated with temporary kiosks and carts.
(7)	Defeasance of the full $180.0 million Quaker Bridge Mall Whole Loan is permitted after the earlier to occur of (i) June 1, 2019 and (ii) the date that is two years from the closing date of the securitization that includes the note to be last securitized (the “REMIC Prohibition Period”). If the REMIC Prohibition Period has not expired by June 1, 2019, the borrower is permitted to prepay the Quaker Bridge Mall Whole Loan in whole, but not in part, with the payment of a yield maintenance premium.
(8)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(9)	The JV Equity Purchase represents the loan sponsor’s acquisition of the remaining 50% of the Quaker Bridge Mall from RREEF America L.L.C.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

35 of 151

Structural and Collateral Term Sheet	JPMDB 2016-C2

Quaker Bridge Mall

The Loan. The Quaker Bridge Mall loan is secured by a first mortgage lien on 357,221 square feet of an approximately 1.1 million square foot super-regional mall located in Lawrenceville, New Jersey. The whole loan was co-originated by JPMCB and Column Financial, Inc. and has an outstanding principal balance as of the Cut-off Date of $180.0 million (the “Quaker Bridge Mall Whole Loan”), and is comprised of two pari passu senior notes, Note A-1 and Note A-2, with an aggregate outstanding principal balance as of the Cut-off Date of $150.0 million, and two subordinate B-Notes with an aggregate outstanding principal balance as of the Cut-off Date of $30.0 million (the “Quaker Bridge Mall Subordinate Companion Loan”). Note A-1, with an outstanding principal balance as of the Cut-off Date of approximately $83.3 million, is being contributed to the JPMDB 2016-C2 Trust (the “Quaker Bridge Mall Mortgage Loan”). Note A-2, with an outstanding principal balance as of the Cut-off Date of approximately $66.7 million (the “Quaker Bridge Mall Pari Passu Companion Loan”), is expected to be contributed to one or more future securitization trusts. The holder of Note A-1 is the trustee of the JPMDB 2016-C2 Trust. The Quaker Bridge Mall Subordinate Companion Loan has been sold to a third party investor. Under the related intercreditor agreement, prior to a control appraisal period with respect to the Quaker Bridge Mall Subordinate Companion Loan, under certain circumstances, the holder of Note B-1 of the Quaker Bridge Mall Subordinate Companion Loan will have the right to approve certain major decisions with respect to the Quaker Bridge Mall Whole Loan, to exercise certain cure and purchase option rights, and to replace the related special servicer with or without cause. After a control appraisal period occurs with respect to the Quaker Bridge Mall Subordinate Companion Loan, the holder of Note A-1, which is the trustee of the JPMDB 2016-C2 Trust (or, prior to the occurrence and continuance of a control termination event under the pooling and servicing agreement, the directing certificateholder), will be entitled to exercise the rights of the directing certificateholder applicable to all mortgage loans in the securitization; however, the holder of the Quaker Bridge Mall Pari Passu Companion Loan will be entitled, under certain circumstances, to be consulted with respect to certain major decisions. The Quaker Bridge Mall Whole Loan has a 10-year term and will be interest-only for the term of the loan.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$83,333,333	$83,333,333	JPMDB 2016-C2	No
A-2	66,666,667	66,666,667	Column Financial, Inc.	No
B-1, B-2	30,000,000	30,000,000	Third Party Investor	Yes(1)
Total	$180,000,000	$180,000,000
(1)	Only the holder of Note B-1 will be entitled to exercise control prior to a control appraisal period.

The Borrower. The borrowing entity for the Quaker Bridge Mall Whole Loan is Quaker Bridge Mall, LLC, a Delaware limited liability company and special purpose entity.

The Loan Sponsor. The borrower is indirectly owned by a 50/50 joint venture between Simon Property Group, L.P. (“Simon”) and Institutional Mall Investors (“IMI”). Simon is a wholly-owned subsidiary of Simon Property Group Inc., a publicly traded REIT (NYSE: SPG, S&P: A, Fitch: A, Moody’s: A3) that is focused on retail property ownership and management. Simon is the largest publicly traded owner, operator and developer of retail assets in the world. IMI is a co-investment venture owned by an affiliate of Miller Capital Advisory, Inc. and CalPERS, the nation’s largest public pension fund. Simon serves as the nonrecourse carve-out guarantor and loan sponsor for the Quaker Bridge Mall Whole Loan, subject to the borrower’s right to replace the guarantor with a replacement guarantor in accordance with the loan documents. The liability of Simon (or any guarantor that replaces Simon in accordance with the loan agreement) under the nonrecourse carve-out guaranty is capped at $36.0 million plus reasonable collection costs.

The Quaker Bridge Mall Whole Loan proceeds, together with approximately $27.5 million of newly contributed cash equity, were used to retire approximately $72.8 million of existing debt, acquire a 50% ownership stake sold by RREEF America L.L.C, the selling JV partner, and transfer such 50% ownership stake to Institutional Mall Investors. The implied recapitalized value of the property in connection with the purchase and sale of the ownership share was approximately $337.5 million ($945 per square foot).

The Property. Quaker Bridge Mall is an approximately 1.1 million square foot, regional mall located in Lawrenceville, New Jersey. Approximately 357,221 square feet of the Quaker Bridge Mall serve as collateral for the Quaker Bridge Mall Whole Loan. Quaker Bridge Mall was originally built in 1976 and was renovated in 2013. In 2013, the loan sponsor completed an approximately $65.6 million renovation of the property, which included the mall’s entrances, exterior, interior finishes, and general aesthetics. The renovation also included new elevators and escalators and a new 6,335 square foot food court. The loan sponsor’s 2013 renovation encompassed a full-scale overhaul of the property, with the intent of re-branding and re-tenanting with a focus on a new class of customer and occupant. Since February 1, 2014, leasing activity has included 30 new and renewal leases (84,363 square feet, 23.6% of collateral net rentable area) signed at a weighted average underwritten rent of $33.65 per square foot. Tenants which have signed leases since the 2013 renovation include Apple (9,000 square feet), American Eagle Outfitters (6,362 square feet) and The Finish Line (4,500 square feet). The 2013 renovation and rebranding has been followed by a consistent year-over-year increase in sales since 2013. The property’s total comparable collateral in-line sales for all tenants have grown from approximately $331 per square foot in 2012 to $392, $515 and $697 per square foot for 2013, 2014 and 2015, respectively. Total mall sales have grown consistently, from approximately $138.1 million in 2012 to approximately $252.1 million in 2015. According to the appraisal, the nearby Princeton market is an area of upper income households and high wage employment, with an average household income within a 10-, 15- and 20-mile radius of the property of $111,156, $114,671 and $110,582, respectively. The loan sponsor has made considerable effort to increase marketability beyond the immediate Lawrenceville area, leveraging the recent 2013 renovation with a focus on the Princeton market.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

36 of 151

Structural and Collateral Term Sheet	JPMDB 2016-C2

Quaker Bridge Mall

The mall is anchored by Macy’s, Sears, JCPenney and Lord & Taylor. JCPenney, Macy’s and Sears own their own improvements and underlying land and are not collateral for the Quaker Bridge Mall Whole Loan. Lord & Taylor owns its improvements but not the related land, which is ground leased from the borrower. Rent attributable to the Lord & Taylor ground lease is approximately $72,000 per year through March 2046. Quaker Bridge Mall also has approximately 5,449 surface parking spaces, resulting in a parking ratio of approximately 15.25 spaces per 1,000 square feet of net rentable area.

Non-Owned Anchors
Tenant	Ratings(1) Moody’s/S&P/Fitch	Net Rentable Area (SF)	Most Recent Sales(2)	Most Recent Sales PSF(2)
Macy’s(3)	Baa2 / BBB / BBB	212,663	$46,000,000	$216
Sears(3)(4)	Caa3 / CCC+ / C	171,141	$19,300,000	$113
JCPenney(3)(4)	B3 / B / B	151,491	$16,100,000	$106
Lord & Taylor(5)	B1 / B+ / B+	151,465	$31,509,264	$208

(1)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(2)	Macy’s, Sears and JCPenney based on the loan sponsor’s 2014 estimate. Lord & Taylor based on 2015 reported sales.
(3)	The Macy’s, Sears and JCPenney anchor parcels are not part of the collateral.
(4)	The Net Rentable Area (SF) for Sears and JCPenney do not include non-income producing square footage of 26,262 and 14,344, respectively.
(5)	Lord & Taylor owns its improvements but the related pad site is ground leased from the borrower. The rent attributable to the Lord & Taylor ground lease is approximately $72,000 per year through March 2046.

As of February 23, 2016, the property was 84.2% leased by 90 tenants. The overall mall, inclusive of the non-owned anchor tenants, is 94.8% occupied (97.5% including temporary tenants). The property’s tenant offering is broad with a range of higher-end and mass market tenants represented. In addition to its anchors, the property’s in-line tenants largely consist of national retailers such as Apple, American Eagle, AT&T, Coach, Footlocker, H&M, Forever 21 and Victoria’s Secret. The largest collateral tenant, Forever 21, leases 26,902 square feet (7.5% of the collateral net rentable area) through the end of January 2023. As of February 23, 2016, Forever 21 contributes 9.3% of the total underwritten base rent and produced approximately $180 per square foot in sales in 2015. The second largest collateral tenant, Old Navy, leases 18,295 square feet (5.1% of the collateral net rentable area) through the end of March 2022. As of February 23, 2016, Old Navy contributes 5.9% of the total underwritten base rent and produced approximately $314 per square foot in sales in 2015. The third largest collateral tenant, H&M, leases 17,418 square feet (4.9% of the collateral net rentable area) through the end of January 2023. As of February 23, 2016, H&M contributes 3.6% of the total underwritten base rent and produced approximately $293 per square foot in sales in 2015.

Historical and Current Occupancy(1)(2)
2012	2013	2014	2015	Current(3)
71.5%	83.4%	84.3%	81.2%	84.2%
(1)	Occupancies are as of December 31 of each respective year.

(2)	Includes collateral tenants only.

(3)	Current Occupancy is as of February 23, 2016 and includes space leased by Torrid (2,150 square feet), The Body Shop (1,100 square feet), Lids (1,016 square feet) and 30 Burgers (862 square feet), accounting for a combined underwritten base rent of $203,185, for which the tenants have signed leases but are not yet in occupancy. The tenants are expected to take possession of and commence paying rent for their spaces in July 2016, June 2016, May 2016 and July 2016, respectively. Current Occupancy includes space leased by Justice (4,052 square feet), Pearl Vision Express (2,875 square feet) and Gymboree (1,400 square feet), accounting for a combined underwritten base rent of $252,270, for which the tenants have leases out for signature. Justice, Pearl Vision Express and Gymboree are already in occupancy and paying rent.

Historical In-line Sales and Occupancy Costs(1)
	2012	2013	2014	2015
In-line Sales PSF(2)	$331	$392	$515	$697
Occupancy Costs(3)	17.5%	16.2%	12.9%	11.3%
(1)	In-line Sales PSF and Occupancy Costs are for comparable tenants less than 10,000 square feet that reported full year sales.

(2)	In-line Sales PSF excluding Apple are $331, $392, $515 and $541 for 2012, 2013, 2014 and 2015, respectively.

(3)	Occupancy Costs excluding Apple are 17.5%, 16.2%, 12.9% and 14.9% for 2012, 2013, 2014 and 2015, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

37 of 151

Structural and Collateral Term Sheet	JPMDB 2016-C2

Quaker Bridge Mall

Quaker Bridge Mall benefits from its strategic location in central New Jersey. Quaker Bridge Mall is located near the New Jersey Turnpike and State Route 1, about 30 miles southwest of New York City and 50 miles northeast of Philadelphia. As of year end 2015, central New Jersey is home to approximately 2.9 million people with an estimated population within a 10-, 15- and 20-mile radius of the property of 466,489, 812,071 and 1,495,037 people, respectively. According to the appraisal, competitive properties in the area maintained a vacancy rate of 3.6%. The appraisal does not identify any new or proposed directly competitive properties in the area. The appraisal shows the property’s current primary and secondary competition consists of four properties detailed in the table below.

Competitive Set Summary(1)

Property	Year Built / Renovated	Total GLA	Estimated Occupancy	Proximity (Miles)	Anchor Tenants
Marketfair Mall	1987 / 2015	246,000	98%	1.0	Barnes & Noble, Eastern Mountain Sports, United Artist Theatre, Pottery Barn

Nassau Park Pavilion	1995 / 2005	1,106,302	100%	0.5	Sam’s Club, Target, Wal-Mart, Wegman’s, Home Depot, Kohl’s

Mercer Mall	1976 / 2001	501,000	98%	0.5	Shop-Rite, Raymour & Flannigan
Oxford Valley Mall(2)	1973 / 2006	1,331,000	83%	15.0	JCPenney, Macy’s, Sears
(1)	Per the appraisal.

(2)	Oxford Valley Mall has a vacant anchor tenant.

Collateral Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	% of Total Base Rent	Most Recent Sales PSF(3)	Lease Expiration Date
Forever 21	NA / NA / NA	26,902	7.5%	$43.92	9.3%	$180	1/31/2023
Old Navy	Baa2 / BBB- / BBB-	18,295	5.1%	$40.93	5.9%	$314	3/31/2022
H&M(4)	NA / NA / NA	17,418	4.9%	$26.40	3.6%	$293	1/31/2023
Victoria’s Secret	Ba1 / BB+ / BB+	12,149	3.4%	$42.00	4.0%	$632	1/31/2023
New York & Company	NA / NA / NA	11,015	3.1%	$16.70	1.4%	$112	1/31/2017
Express/Express Men	NA / NA / NA	10,515	2.9%	$35.72	2.9%	$435	1/31/2023
Cheesecake Factory(5)(6)	NA / NA / NA	9,123	2.6%	$19.32	1.4%	$966	1/31/2033
Apple(7)	Aa1 / AA+ / NA	9,000	2.5%	$22.00	1.6%	$3,280	6/30/2023
BRIO Tuscan Grille(8)	NA / NA / NA	7,437	2.1%	$37.00	2.2%	$392	12/31/2023
American Eagle Outfitters	NA / NA / NA	6,362	1.8%	$35.37	1.8%	$506	1/31/2024

(1)	Based on the underwritten rent roll.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	Most Recent Sales PSF is as of February 23, 2016.

(4)	H&M has the right to terminate its lease within one year beginning November 15, 2016 if its gross sales do not equal at least $4,369,050 (approximately $251 per square foot) with 60 days written notice and payment of a termination fee of $582,540 (approximately $33 per square foot) prorated to the unamortized number of months. Such termination will be effective one year after delivery of such notice.

(5)	Cheesecake Factory is expected to begin paying a Base Rent PSF of $30.00 effective October 1, 2016. The tenant currently pays 2.0% percentage rent.

(6)	Cheesecake Factory has the right to terminate its lease if (i) between September 19, 2017 and September 19, 2020 if its gross sales do not equal at least $6,000,000 (approximately $658 per square foot) or, (ii) during any lease year after September 19, 2020, the gross sales do not equal at least $7,000,000 (approximately $767 per square foot) with written notice provided within 90 days after the end of the applicable lease year and payment of a termination fee of $150 per square foot prorated to the unamortized number of months. Such termination will be effective 365 days after delivery of such notice.

(7)	Apple has the right to terminate its lease within one year beginning June 30, 2017 if its gross sales do not equal at least $14,000,000 (approximately $1,556 per square foot) with written notice provided within 60 days after June 30, 2017 and payment of a termination fee of $1,350,000 (approximately $150 per square foot) prorated to the unamortized number of months. Such termination will be effective as of June 30, 2018.

(8)	BRIO Tuscan Grille has the right to terminate its lease within one year beginning November 14, 2018 if its gross sales do not equal at least $3,500,000 (approximately $471 per square foot) with written notice provided within 30 days after November 14, 2017 and payment of a termination fee of $1,574,078 (approximately $212 per square foot) prorated to the unamortized number of months. Such termination will be effective 180 days after delivery of such notice.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

38 of 151

Structural and Collateral Term Sheet	JPMDB 2016-C2

Quaker Bridge Mall

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	56,282	15.8%	NAP	NAP	56,282	15.8%	NAP	NAP
2016 & MTM	2	3,835	1.1%	$142,925	1.1%	60,117	16.8%	$142,925	1.1%
2017	2	11,165	3.1%	271,789	2.1	71,282	20.0%	$414,714	3.3%
2018	7	11,711	3.3%	732,941	5.8	82,993	23.2%	$1,147,655	9.0%
2019	3	2,365	0.7%	210,666	1.7	85,358	23.9%	$1,358,321	10.7%
2020	3	8,194	2.3%	218,682	1.7	93,552	26.2%	$1,577,003	12.4%
2021	2	3,080	0.9%	134,872	1.1	96,632	27.1%	$1,711,876	13.4%
2022	14	54,880	15.4%	2,635,201	20.7	151,512	42.4%	$4,347,077	34.1%
2023	26	121,827	34.1%	5,304,607	41.7	273,339	76.5%	$9,651,684	75.8%
2024	17	48,862	13.7%	1,981,285	15.6	322,201	90.2%	$11,632,970	91.4%
2025	6	16,306	4.6	454,782	3.6	338,507	94.8%	$12,087,752	94.9%
2026	6	9,591	2.7%	396,885	3.1	348,098	97.4%	$12,484,637	98.1%
2027 & Beyond(3)	2	9,123	2.6%	248,258	1.9	357,221	100.0%	$12,732,895	100.0%
Total	90	357,221	100.0%	$12,732,895	100.0%

(1)	Based on the underwritten rent roll.

(2)	Lease Rollover Schedule is not inclusive of the square footage associated with the Macy’s, Sears and JCPenney boxes. The Macy’s, Sears and JCPenney land and improvements are tenant owned with no attributable base rent.

(3)

2027 & Beyond Net Rentable Area Expiring represents owned collateral only and is not inclusive of the square footage associated with the Lord & Taylor box, for which the tenant owns its improvements but not the related land, which is ground leased from the borrower. The rent attributable to the Lord & Taylor ground lease is approximately $72,000 per year through March 2046 and is included in 2027 & Beyond Base Rent Expiring.

Operating History and Underwritten Net Cash Flow
	2013	2014	2015	Underwritten	Per Square Foot	%(1)
Rents in Place(2)(3)	$9,680,777	$11,636,486	$11,942,767	$12,732,895	$35.64	46.3%
Vacant Income	0	0	0	2,132,397	5.97	7.8
Gross Potential Rent	$9,680,777	$11,636,486	$11,942,767	$14,865,292	$41.61	54.1%
CAM	3,748,190	4,847,153	5,306,450	5,796,716	16.23	21.1
Utilities	2,466,316	3,018,040	2,992,884	2,917,433	8.17	10.6
Real Estate	1,135,210	2,132,193	2,201,022	2,334,385	6.53	8.5
Percentage Rent	347,853	277,760	318,826	291,416	0.82	1.1
Other Rental Storage	1,422,207	1,307,106	1,540,390	1,281,739	3.59	4.7
Net Rental Income	$18,800,553	$23,218,738	$24,302,339	$27,486,981	$76.95	100.0%
(Vacancy/Credit Loss)	(41,561)	(50,018)	(32,933)	(2,132,397)	(5.97)	(7.8)
Other Income(4)	943,612	1,033,730	919,736	823,694	2.31	3.0
Effective Gross Income	$19,702,604	$24,202,450	$25,189,142	$26,178,278	$73.28	95.2%
Total Expenses	$9,072,318	$11,399,333	$11,031,053	$10,914,624	$30.55	41.7%
Net Operating Income	$10,630,286	$12,803,117	$14,158,089	$15,263,654	$42.73	58.3%
Total TI/LC, Capex/RR	0	0	0	641,205	1.79	2.4
Net Cash Flow	$10,630,286	$12,803,117	$14,158,089	$14,622,449	$40.93	55.9%

(1)	% column represents percent of Net Rental Income for all revenue lines and percent of Effective Gross Income for the remainder of fields.
(2)	Underwritten Rents in Place includes space leased by Torrid (2,150 square feet), The Body Shop (1,100 square feet), Lids (1,016 square feet) and 30 Burgers (862 square feet), accounting for a combined underwritten base rent of $203,185, for which the tenants have signed leases but are not yet in occupancy. The tenants are expected to take possession of and commence paying rent for their spaces in July 2016, June 2016, May 2016 and July 2016, respectively. Underwritten Rents in Place include space leased by Justice (4,052 square feet), Pearl Vision Express (2,875 square feet) and Gymboree (1,400 square feet), accounting for a combined Underwritten Rent in Place of $252,270, for which the tenants have leases out for signature. Justice, Pearl Vision Express and Gymboree are already in occupancy and paying rent.
(3)	The Macy’s, Sears and JCPenney land and improvements are tenant owned with no attributable base rent, and thus not included in the Rents in Place. Rent attributable to the Lord & Taylor ground lease is approximately $72,000 per year through March 2046, which is included in the Rents in Place.
(4)	Other Income includes tenant marketing expense reimbursements and other rents, including $545,131 in underwritten base rent associated with in-line temporary tenants and $602,576 in underwritten base rent associated with temporary kiosks and carts.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

39 of 151

Structural and Collateral Term Sheet	JPMDB 2016-C2

Quaker Bridge Mall

Property Management. The property is managed by Simon Management Associates, LLC, an affiliate of the loan sponsor. The property management agreement was effective as of February 1, 2016 with an initial term through December 31, 2023, with one five-year renewal option and then consecutive automatic one-year renewal options unless terminated by the owner or manager in accordance with the management agreement.

Escrows and Reserves. At origination, the borrower deposited into escrow approximately $38,699 for tenant improvement and leasing commissions.

Tax Escrows - The requirement for the borrower to make monthly deposits into the tax escrow is waived so long as (i) there is no event of default, (ii) no DSCR Trigger Event (as defined below) exists and (iii) the borrower does not (a) fail to pay all taxes prior to the assessment of any late payment penalty and the date that such taxes become delinquent or (b) fail to provide the lender with satisfactory evidence that taxes have been paid prior to the assessment of any late payment penalty and the date that such taxes become delinquent upon request.

A “DSCR Trigger Event” means the period commencing on the date when the debt service coverage ratio (as calculated in the loan documents) based on the trailing four calendar quarters falls below 1.30x for two consecutive calendar quarters.

Insurance Escrows - The requirement for the borrower to make monthly deposits to the insurance escrow is waived so long as (i) no event of default exists and (ii) the borrower provides satisfactory evidence that the property is insured under an acceptable blanket policy in accordance with the loan documents.

Replacement Reserves - The requirement for the borrower to make monthly deposits to the replacement reserve account is waived so long as no DSCR Trigger Event exists and there is no event of default. Following the occurrence and during the continuance of a DSCR Trigger Event or an event of default, the borrower is required to deposit $5,954 per month (approximately $0.20 per square foot annually) for replacement reserves. The reserve is subject to a cap of $214,345 (approximately $0.60 per square foot).

TI/LC Reserves - On a monthly basis, the borrower is required to deposit approximately $38,699 (approximately $1.30 per square foot annually) for TI/LC reserves. The TI/LC reserve is subject to a cap of $1,393,175 (approximately $3.90 per square foot). If (i) no event of default has occurred and is continuing and (ii) no DSCR Trigger Event exists, the borrower has the right to provide a guaranty from Simon or any permitted replacement guarantor under the loan documents in lieu of making monthly deposits into the TI/LC reserve. Upon the delivery of such guaranty, any amounts on deposit in the TI/LC reserve are required to be promptly disbursed to the borrower. As of the date hereof, the borrower has not provided a guaranty in connection with the monthly TI/LC deposits.

Lockbox / Cash Management. The loan is structured with a CMA lockbox. Tenant direction letters are required to be sent to all tenants within 30 days after the origination date instructing them to deposit all rents and payments into the lockbox account controlled by the lender. The funds are then transferred to an account controlled by the borrower until the occurrence of a Cash Sweep Event (as defined below). During the continuance of a Cash Sweep Event, all rents will be swept weekly to a segregated cash management account and held in trust and for the benefit of the lender. The lender will have a first priority security interest in the cash management account. Upon the occurrence and during the continuance of a Cash Sweep Event until the occurrence of a Cash Sweep Event Cure (as defined below), all excess cash after payment of debt service, required reserves and budgeted operating expenses will be held as additional security for the Quaker Bridge Mall Whole Loan.

A “Cash Sweep Event” means (i) the occurrence and continuance of an event of default, (ii) any bankruptcy action of the borrower or any affiliated property manager (provided that the property manager is not replaced with a qualified property manager in accordance with the loan documents within 60 days), or (iii) the occurrence of a DSCR Trigger Event.

A “Cash Sweep Event Cure” means (a) with respect to the Cash Sweep Event caused solely by an event of default, the lender accepts a cure of such event of default (which cure lender is not obligated to accept and may reject or accept in its sole and absolute discretion) provided that the lender has not accelerated the loan, moved for a receiver or commenced foreclosure proceedings, (b) with respect to the Cash Sweep Event caused solely by a bankruptcy action of the property manager, the replacement by the borrower of such manager with a qualified manager under a replacement management agreement within 60 days or such bankruptcy action of manager is discharged or dismissed within 90 days without any adverse consequences to the property or the loan, or (c) with respect to the Cash Sweep Event caused solely by the DSCR Trigger Event, the achievement of a debt service coverage ratio of 1.30x for two consecutive calendar quarters.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

40 of 151

Structural and Collateral Term Sheet	JPMDB 2016-C2

787 Seventh Avenue

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

41 of 151

Structural and Collateral Term Sheet	JPMDB 2016-C2

787 Seventh Avenue

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

42 of 151

Structural and Collateral Term Sheet	JPMDB 2016-C2

787 Seventh Avenue

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

43 of 151

Structural and Collateral Term Sheet	JPMDB 2016-C2

787 Seventh Avenue

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	GACC	Single Asset / Portfolio:	Single Asset
Credit Assessment(1):	A1/AAA/AA	Title:	Fee
Original Principal Balance(2):	$60,000,000	Property Type - Subtype:	Office - CBD
Cut-off Date Principal Balance(2):	$60,000,000	Net Rentable Area (SF)(3):	1,706,007
% of Pool by IPB:	6.7%	Location:	New York, NY
Loan Purpose:	Acquisition	Year Built / Renovated:	1985 / 2015
Borrower:	FSP 787 Seventh, LLC	Occupancy:	98.3%
Sponsor:	Fifth Street Properties, LLC	Occupancy Date:	1/31/2016
Interest Rate:	3.83718%	Number of Tenants:	16
Note Date:	1/27/2016	2013 NOI:	$75,283,519
Maturity Date:	2/6/2026	2014 NOI:	$71,452,276
Interest-only Period:	120 months	2015 NOI(4):	$80,586,618
Original Term:	120 months	UW Economic Occupancy:	95.6%
Original Amortization:	None	UW Revenues:	$143,136,494
Amortization Type:	Interest Only	UW Expenses:	$60,522,553
Call Protection:	L(27),DeforGrtr1%orYM(86),O(7)	UW NOI:	$82,613,941
Lockbox:	CMA	UW NCF:	$77,813,168
Additional Debt:	Yes	Appraised Value / Per SF:	$1,935,000,000 / $1,134
Additional Debt Balance:	$506,000,000 / $214,000,000 /	Appraisal Date:	1/1/2016
	$220,000,000
Additional Debt Type:	Pari Passu / B-Note / Mezzanine
	Loan

Escrows and Reserves(5)				Financial Information
	Initial	Monthly	Initial Cap		A-Notes(2)	Whole Loan
Taxes:	$0	Springing	N/A	Cut-off Date Loan / SF:	$332	$457
Insurance:	$0	Springing	N/A	Maturity Date Loan / SF:	$332	$457
Replacement Reserves:	$0	Springing	$1,008,684	Cut-off Date LTV:	29.3%	40.3%
TI/LC(6):	$19,542,565	Springing	$5,043,420	Maturity Date LTV:	29.3%	40.3%
Other(7):	$30,565,388	Springing	N/A	UW NCF DSCR:	3.53x	2.56x
				UW NOI Debt Yield:	14.6%	10.6%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(2)	$780,000,000	39.5%	Net Purchase Price(8)	$1,891,288,932	95.8%
Sponsor Equity	974,943,123	49.4	Closing Costs	37,367,194	1.9
Mezzanine Loan	220,000,000	11.1	Prepaid Rent Reserve(7)	25,606,347	1.3
			Outstanding TI/LC Obligations(6)	10,414,362	0.5
			Free Rent Obligations(6)	7,054,094	0.4
			Outstanding Capital Work(6)	2,074,110	0.1
			Rent Support Reserve	1,138,085	0.1
Total Sources	$1,974,943,123	100.0%	Total Uses	$1,974,943,123	100.0%
(1)	Moody’s, Fitch and KBRA have confirmed that the 787 Seventh Avenue Mortgage Loan has, in the context of its inclusion in the mortgage pool, credit characteristics consistent with an investment grade obligation.

(2)	The 787 Seventh Avenue loan is part of a whole loan evidenced by eight pari passu senior notes, with an aggregate original principal balance of $566.0 million (the “A-Notes”) and a subordinate note, with an original principal balance of $214.0 million (the “B-Note”). The A-Notes Financial Information presented in the chart above reflects the Cut-off Date balance of the $566.0 million senior portion of the 787 Seventh Avenue Whole Loan, exclusive of the $214.0 million B-Note.

(3)	Excludes management office occupying 2,286 square feet.

(4)	The increase in 2015 NOI is attributed to recent leasing at the 787 Seventh Avenue property. Since July 2014, the borrower has completed 836,814 square feet of major office leasing through new leases, expansions and renewals at the 787 Seventh Avenue property.

(5)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

(6)	The Outstanding TI/LC Obligations, Free Rent Obligations and Outstanding Capital Work, totaling $19,542,565, are all included in the TI/LC reserve.

(7)	Initial Other reserves include the Prepaid Rent Reserve, which is a credit for tenants who have prepaid rent and taxes. At origination, $29,427,304 was reserved. Subsequently, $3,820,957 was released to the borrower for tenant reimbursements associated with prepaid real estate taxes through June 30, 2016.

(8)	Gross purchase price equals $1,950,000,000 with approximately $58,711,068 of seller credits, resulting in a Net Purchase Price of $1,891,288,932. The seller credits include the upfront reserves totaling $46,286,997 and an additional income support credit of $12,424,072.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

44 of 151

Structural and Collateral Term Sheet	JPMDB 2016-C2

787 Seventh Avenue

The Loan. The 787 Seventh Avenue loan is secured by a first mortgage lien on the borrower’s fee interest in a 50-story, 1,706,007 square foot office building located in New York, New York. The 787 Seventh Avenue loan is evidenced by a non-controlling pari passu note with an outstanding principal balance as of the Cut-off Date of $60.0 million (the “787 Seventh Avenue Mortgage Loan”), and represents a portion of a fixed rate loan in the aggregate outstanding principal balance as of the Cut-off Date of $780.0 million (the “787 Seventh Avenue Whole Loan”). The 787 Seventh Avenue Mortgage Loan is pari passu with seven companion loans with an aggregate outstanding principal balance as of the Cut-off Date of $506.0 million (the “787 Seventh Avenue Pari Passu Companion Loans”) and one subordinate note with an outstanding principal balance as of the Cut-off Date of $214.0 million (the “787 Seventh Avenue Subordinate Companion Loan”, and together with the 787 Seventh Avenue Pari Passu Companion Loans, the “787 Seventh Avenue Companion Loans”). The 787 Seventh Avenue Companion Loans are not included in the JPMDB 2016-C2 Trust. The 787 Seventh Avenue Mortgage Loan and the 787 Seventh Avenue Pari Passu Companion Loans are pari passu in right of payment with each other and are generally senior in right of payment to the 787 Seventh Avenue Subordinate Companion Loan as and to the extent described in “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans—The 787 Seventh Avenue Whole Loan” in the Preliminary Prospectus. Note A-8, with an outstanding principal balance as of the Cut-off Date of $60.0 million, is being contributed to the JPMDB 2016-C2 Trust. Note A-1, Note A-2, Note A-3, Note A-4, Note A-5, Note A-6 and the B Note, with an aggregate outstanding principal balance as of the Cut-off Date of $640.0 million, were contributed to the COMM 2016-787S trust. Note A-7, with an outstanding principal balance as of the Cut-off Date of $80.0 million, was contributed to the DBJPM 2016-C1 trust. The trustee of the COMM 2016-787S trust will be entitled to exercise all of the rights of the controlling noteholder with respect to the 787 Seventh Avenue Whole Loan. The 787 Seventh Avenue Whole Loan has a 10-year term and is interest-only for the term of the loan.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1, A-2, A-3, A-4, A-5, A-6	$426,000,000	$426,000,000	COMM 2016-787S	Yes
B	214,000,000	214,000,000	COMM 2016-787S	Yes
A-7	80,000,000	80,000,000	DBJPM 2016-C1	No
A-8	60,000,000	60,000,000	JPMDB 2016-C2	No
Total	$780,000,000	$780,000,000

The Borrower. The borrowing entity for the 787 Seventh Avenue loan is FSP 787 Seventh, LLC, a Delaware limited liability company and special purpose entity.

The Loan Sponsor. The loan sponsor and nonrecourse carve-out guarantor is Fifth Street Properties, LLC, a joint venture controlled by California Public Employees’ Retirement System (“CalPERS”) and CommonWealth Pacific, LLC (“CommonWealth”). The joint venture is split approximately 99.7% CalPERS and 0.3% CommonWealth, and as of June 2015 has approximately $3.4 billion in assets and $2.2 billion of net worth, excluding the 787 Seventh Avenue property.

CalPERS, with approximately $274 billion in assets as of February 9, 2016 (including $26.9 billion of real estate), is a public pension fund and administers retirement benefits for more than 1.8 million active and retired State, public school, and local public agency employees and their families.

CommonWealth is a privately held, vertically integrated real estate investment, development and management firm based in Los Angeles, with offices across the United States. CommonWealth currently holds assets throughout the United States including Washington D.C., Boston, Seattle, San Francisco, Palo Alto, Sunnyvale, and Los Angeles. With the acquisition of the 787 Seventh Avenue property, CommonWealth will have $7.1 billion of assets under management. Including the 787 Seventh Avenue property, CommonWealth has executed approximately $10 billion of transactions in partnerships with CalPERS and is an investor on behalf of the pension fund.

The Property. The 787 Seventh Avenue property is a 50-story, 1,706,007 square foot, Class A office building located on the east side of Seventh Avenue between West 51st and West 52nd Streets that includes approximately 1.6 million square feet of office space, 53,000 square feet of retail space, 45,000 square feet of concourse/storage space, and 23,000 square feet of auditorium space. The 787 Seventh Avenue property features a lobby, which is available to tenants for evening and weekend corporate events, featuring artwork by Roy Lichtenstein and a 40 foot semi-circular marble settee designed by Scott Burton. The 787 Seventh Avenue property is also home to restaurants including Le Bernardin and Bobby Flay’s Bar Americain, as well as an on-site Athletic & Swim Club.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

45 of 151

Structural and Collateral Term Sheet	JPMDB 2016-C2

787 Seventh Avenue

Originally known as the “Equitable Life Building,” the 787 Seventh Avenue property has been owned and operated since its development in 1985 as the headquarters for The Equitable Life Assurance Society of the United States (the predecessor company to AXA Financial). The 787 Seventh Avenue property is located in the West Side submarket and features access to the B, D, F and M subway lines which provide connections from the Upper East Side and Grand Central to Union Square, Downtown Manhattan and Brooklyn. Additionally, the 787 Seventh Avenue property is within walking distance of certain Midtown Manhattan destinations including Central Park, Grand Central Terminal and the Plaza District, as well as both the 49th Street subway station (N, Q, R subway lines) and the Seventh Avenue subway station (B, D, E subway lines).

The 787 Seventh Avenue property has undergone approximately $20.7 million in capital improvements since 2007 in an effort to modernize and upgrade building attributes. Major renovations include an approximately $5.9 million ice plant installation between 2009 and 2011, an approximately $3.2 million bathroom renovation in 2015 and a ground level retail upgrade of approximately $1.7 million between 2010 and 2011. Moreover, since July 2013, the prior owner of the 787 Seventh Avenue property has completed 863,293 square feet of major office leasing through new leases, expansion and renewals at the 787 Seventh Avenue property. The recent leasing includes a renewal and expansion signed with New Mountain Capital LLC, totaling 49,670 square feet at a weighted average rent of $92.38 per square foot, an expansion signed with Stifel totaling 36,123 square feet at a weighted average rent of $73.50 per square foot and an expansion signed with UBS totaling 31,397 square feet at a weighted average rent of $68.00 per square foot.

As of January 31, 2016, the 787 Seventh Avenue property is approximately 98.3% occupied by 16 tenants. The largest tenant, BNP Paribas, rated A1/A+ by Moody’s and S&P, occupies 26.6% of the net rentable area through December 2022. BNP Paribas has been a tenant at the building since 1986 and recently expanded onto the 36th floor and amended its lease to include the 32nd and 33rd floors, which the tenant is currently subleasing from Morgan Stanley Smith Barney Financing LLC (“MSSB”). The tenant has one, 10-year extension option for at least 80% of BNP Paribas’ net rentable area upon written notice at least 18 months prior to the lease expiration date of December 31, 2022 at 100% of fair market value. The tenant has a one-time right to terminate its lease on December 31, 2019, subject to the termination fee as outlined in the BNP Paribas lease, which right must be exercised on or before June 30, 2018. BNP Paribas, a European Bank, operates 7,150 branches in more than 75 countries across Europe, North America, Africa and Asia. The company and its subsidiaries specialize in retail banking, corporate and investment banking and investment services. The company also owns Belgium’s BNP Paribas Fortis, which operates more than 1,000 branches in Europe and the United States. In the western United States, the company owns BancWest, the parent of Bank of the West and First Hawaiian Bank. The tenant uses the 787 Seventh Avenue property as its United States headquarters.

The second largest tenant, Sidley Austin LLP (“Sidley Austin”), occupies 20.1% of the net rentable area through May 2022. The tenant has one, 10-year extension option upon written notice at least 21 months prior to the lease expiration date of May 15, 2022 at the fair market rent and no termination options. Sidley Austin is a law firm that focuses on business transactions and litigation. Sidley Austin’s clients are in the agribusiness, energy, financial services, insurance, investment fund, life sciences, and technology sectors. Notable clients include Toys “R” Us, China Horizon Investments, Wanxiang America, UBS, GlaxoSmithKline, and Flextronics International. The tenant uses the 787 Seventh Avenue property as its Northeast United States headquarters.

The third largest tenant, Willkie Farr & Gallagher LLP (“Willkie Farr”), occupies 19.0% of the net rentable area through August 2027. Willkie Farr has exercised both of its options to extend its lease at the 787 Seventh Avenue property for a total of 10 years through August 2027. The tenant’s first renewal term will commence on September 1, 2017 and the tenant has no renewal or termination options remaining. Willkie Farr is a law firm that specializes in mergers and acquisitions, bankruptcy, and intellectual property. The law firm recently represented AT&T in gaining FCC approval for the acquisition of MediaOne Group. It employs approximately 600 attorneys. Willkie Farr has United States offices in New York and Washington, D.C. as well as international offices in Brussels, Frankfurt, London, Milan, Paris, and Rome. The firm also has a strategic partnership with Dickson Minto in the United Kingdom. The firm’s clients have included Hudson’s Bay Company, KKR, Lehman Brothers, Macquarie Group, Men’s Wearhouse, and Spectrum Pharmaceuticals. The 787 Seventh Avenue property serves as the firm’s global headquarters.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

46 of 151

Structural and Collateral Term Sheet	JPMDB 2016-C2

787 Seventh Avenue

The 787 Seventh Avenue property is located in Midtown Manhattan in the West Side submarket within the Midtown West Office District. The Midtown West Office District is comprised of three submarkets: West Side, Times Square South and Penn Station. According to the appraisal, the Midtown West Office District totals approximately 38.1 million square feet of Class A office space across 53 buildings and has a vacancy rate of 10.4% as of the third quarter of 2015. The overall weighted average asking rent for space in the Midtown West Office District rose by $0.59 per square foot during the third quarter of 2015, increasing from $76.45 per square foot during the last quarter to $77.04 per square foot. It was the first time since early 2009 where overall asking rents surpassed $76.00 per square foot. Midtown West Office District Class A asking rents were $83.74 per square foot as of the third quarter of 2015, approximately 8.7% higher than the overall asking rent in the Midtown West Office District office market. According to the appraisal, the Midtown West Side office submarket features an overall vacancy of 10.8% as of the third quarter of 2015 across all office space, which is slightly below the overall vacancy rate of 11.0% in the second quarter of 2015. The Class A vacancy rate was slightly higher at 11.8%. Overall asking rents remained flat from the second quarter, decreasing slightly from $75.95 per square foot to $75.82 per square foot as of the third quarter. Direct asking rents remained flat between quarters at $79.26 per square foot. Class A leasing activity through the first three quarters of 2015 was 968,906 square feet, accounting for over 91.3% of all leasing activity in the Midtown West Side office submarket.

Historical and Current Occupancy(1)
2013	2014	2015	Current(2)
97.8%	97.2%	98.3%	98.3%
(1)	Historical Occupancies are as of December 31 of each respective year.

(2)	Current Occupancy is as of January 31, 2016.

Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	% of Total Base Rent	Lease Expiration Date
BNP Paribas(3)	NA / A1 / A+	453,706	26.6%	$69.33	27.8%	12/31/2022
Sidley Austin LLP(4)	NA / NA / NA	342,838	20.1%	$80.48	24.4%	5/15/2022
Willkie Farr & Gallagher LLP	NA / NA / NA	324,133	19.0%	$56.10	16.1%	8/31/2027
Stifel Nicolaus & Company, Incorporated(5)	BBB / NA / BBB-	214,706	12.6%	$69.92	13.3%	11/30/2026
UBS AG, New York Branch(6)	NA / NA / BBB+	152,084	8.9%	$64.85	8.7%	12/31/2025
New Mountain Capital LLC(7)	NA / NA / NA	49,670	2.9%	$92.38	4.1%	3/31/2027
The Athletic Club at the Equitable Center, Inc.	NA / NA / NA	31,169	1.8%	$0.51	0.0%	1/31/2018
AXA Equitable Life Insurance Company	Aa3 / NA / NA	29,580	1.7%	$7.19	0.2%	4/30/2017
SAS Institute, Inc.	NA / NA / NA	26,479	1.6%	$100.00	2.3%	12/31/2023
Le Bernardin, Inc.	NA / NA / NA	25,855	1.5%	$25.48	0.6%	12/31/2026

(1)	Based on the underwritten rent roll.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	Includes 65,234 square feet of space that BNP Paribas currently subleases from MSSB. BNP Paribas has amended its lease to directly lease the 65,234 square feet on the 32nd and 33rd floor beginning in July 2016. BNP Paribas has one, 10-year extension option for at least 80% of BNP Paribas’ net rentable area upon written notice at least 18 months prior to the lease expiration date of December 31, 2022 at 100% of fair market value. BNP Paribas has a one-time right to terminate its lease for its entire leased space effective as of December 31, 2019, subject to providing notice on or before June 30, 2018 and payment of a termination fee.

(4)	Sidley Austin has one, 10-year extension option upon written notice at least 21 months prior to the lease expiration date of May 15, 2022 at the fair market rent. Sidley Austin has no termination options.

(5)	Includes 36,123 square feet on the 12th floor that is currently leased to MSSB. Stifel Nicolaus & Company, Incorporated (“Stifel”) has signed a direct lease for the 36,123 square feet beginning in July 2016. Stifel has two, five-year extension options upon written notice at least 18 months prior to the expiration date of the then current term at 100% of the fair market rent. Stifel has no termination options.

(6)	Includes 31,397 square feet on the 13th floor that is currently leased to MSSB. UBS AG, New York Branch (“UBS”) has signed a direct lease for the 31,397 square feet beginning in July 2016. UBS has either (i) two, five-year extension options or (ii) one, ten-year option upon written notice at least 18 months and not earlier than 36 months prior to the then current expiration date at 95% of the fair market rent. UBS has no termination options.

(7)	Includes 26,049 square feet on the 48th floor that New Mountain Capital LLC currently subleases from Paramount Capital, Inc.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

47 of 151

Structural and Collateral Term Sheet	JPMDB 2016-C2

787 Seventh Avenue

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	28,677	1.7%	NAP	NAP	28,677	1.7%	NAP	NAP
2016 & MTM	1	250	0.0	$25,000	0.0%	28,927	1.7%	$25,000	0.0%
2017	2	32,540	1.9	593,456	0.5	61,467	3.6%	$618,456	0.5%
2018	2	36,755	2.2	975,552	0.9	98,222	5.8%	$1,594,008	1.4%
2019	1	13,684	0.8	571,688	0.5	111,906	6.6%	$2,165,696	1.9%
2020	0	0	0.0	0	0.0	111,906	6.6%	$2,165,696	1.9%
2021	1	900	0.1	140,400	0.1	112,806	6.6%	$2,306,096	2.0%
2022	2	796,544	46.7	59,046,381	52.2	909,350	53.3%	$61,352,477	54.2%
2023	1	26,479	1.6	2,647,900	2.3	935,829	54.9%	$64,000,377	56.6%
2024	0	0	0.0	0	0.0	935,829	54.9%	$64,000,377	56.6%
2025	1	152,084	8.9	9,862,221	8.7	1,087,913	63.8%	$73,862,598	65.3%
2026	2	227,763	13.4	15,670,113	13.9	1,315,676	77.1%	$89,532,711	79.2%
2027 & Beyond	4	390,331	22.9	23,571,952	20.8	1,706,007	100.0%	$113,104,663	100.0%
Total(2)	17	1,706,007	100.0%	$113,104,663	100.0%
(1)	Based on the underwritten rent roll.

(2)	Excludes management office occupying 2,286 square feet.

Operating History and Underwritten Net Cash Flow
	2013	2014	2015	Budget(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$103,456,289	$100,707,522	$109,641,017	$114,892,357	$117,517,679	$68.88	85.6%
Value of Vacant Space	0	0	0	761,126	3,584,625	2.10	2.6
Gross Potential Rent	$103,456,289	$100,707,522	$109,641,017	$115,653,483	$121,102,304	$70.99	88.2%
Total Reimbursements	13,227,719	14,735,739	18,615,684	17,086,311	16,204,599	9.50	11.8
Net Rental Income	$116,684,007	$115,443,261	$128,256,701	$132,739,794	$137,306,903	$80.48	100.0%
(Vacancy/Credit Loss)(4)	0	0	0	(3,270,364)	(6,587,073)	(3.86)	(4.8)
Total Other Income	10,620,096	11,478,734	12,537,875	12,787,244	12,416,664	7.28	9.0
Effective Gross Income	$127,304,104	$126,921,995	$140,794,576	$142,256,674	$143,136,494	$83.90	104.2%
Total Expenses	$52,020,584	$55,469,720	$60,207,958	$60,008,737	$60,522,553	$35.48	42.3%
Net Operating Income	$75,283,519	$71,452,276	$80,586,618	$82,247,937	$82,613,941	$48.43	57.7%
Total TI/LC, Capex/RR	0	0	0	0	4,800,773	2.81	3.4
Net Cash Flow	$75,283,519	$71,452,276	$80,586,618	$82,247,937	$77,813,168	$45.61	54.4%
(1)	Budget represents the loan sponsor’s 2016 budget.

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.

(3)	Underwritten Rents in Place includes future contractual rent step bumps for investment grade tenants: BNP Paribas, Stifel, UBS, Willkie Farr and Sidley Austin. In addition, contractual rent steps for the remaining tenants are underwritten through January 2017.

(4)	U/W Vacancy is underwritten to a vacancy rate of 4.5% of all revenue except for parking net income, miscellaneous income, BNP Paribas’ signage income and telecom income. The 787 Seventh Avenue property has a 10-year historical occupancy average of approximately 97.7%.

Property Management. The 787 Seventh Avenue property is managed by Commonwealth Partners Management Services, L.P., a borrower affiliate.

Escrows and Reserves. At origination, the borrower deposited into escrow approximately $29.4 million for the prepaid rent reserve (of which $25,291,620 is prepaid rent for Sidley Austin, $3,820,957 of which was subsequently released to the borrower for tenant reimbursements for prepaid real estate taxes through June 30, 2016 resulting in a prepaid rent reserve of $25,606,347), approximately $19.5 million for the rollover reserve (which consists of $10,414,362 in outstanding TI/LC obligations for improvement allowances and leasing commissions contractually owed to Stifel, UBS, New Mountain Capital, LLC, Willkie Farr and BNP Paribas, $7,054,094 in free rent obligations contractually owed to Stifel, UBS, BNP Paribas and New Mountain Capital, LLC within the first 4 years of the loan term and $2,074,110 in outstanding capital work for the Willkie Farr restroom space and 12th floor demolition), and approximately $1.1 million into the rent support reserve to fund certain costs, expenses and free rent related to the New Mountain Capital renewal space on the 49th floor, the UBS expansion space on the 13th floor, the Stifel expansion space on the 12th floor and the BNP Paribas expansion on the 32nd and 33rd floors.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

48 of 151

Structural and Collateral Term Sheet	JPMDB 2016-C2

787 Seventh Avenue

Tax Escrows - During the continuance of a Trigger Period, Sweep Lease Period or Reserve Trigger Period (each as defined below), on a monthly basis the borrower is required to escrow 1/12 of the annual estimated tax payments.

Insurance Escrows - Provided that an acceptable blanket policy is no longer in place, during the continuance of a Trigger Period, Sweep Lease Period or Reserve Trigger Period, on a monthly basis the borrower is required to escrow 1/12 of annual insurance premiums.

Replacement Reserves - During the continuance of a Trigger Period or Reserve Trigger Period, on a monthly basis the borrower is required to escrow 1/12 of $0.30 times the aggregate amount of rentable square feet of the 787 Seventh Avenue property as described in the loan documents for capital expenditures. The reserve is capped at 24 months collection and the 787 Seventh Avenue Whole Loan documents provide that amounts on deposit in the replacement reserves in excess of 12 times the required monthly deposit can be used for tenant improvements and leasing commissions. In addition, the borrower is permitted to post one or more letters of credit acceptable to the lender in lieu of cash reserves for the replacement reserves, subject to compliance with rating agency requirements.

TI/LC Reserves - During the continuance of a Trigger Period or Reserve Trigger Period, on a monthly basis the borrower is required to escrow 1/12 of $1.50 times the aggregate amount of rentable square feet of the 787 Seventh Avenue property for tenant improvements and leasing commissions. The reserve is capped at 24 months collection and the 787 Seventh Avenue Whole Loan documents provide that amounts on deposit in the TI/LC reserves in excess of 12 times the required monthly deposit can be used for capital expenditures. In addition, the borrower is permitted to post one or more letters of credit acceptable to the lender in lieu of cash reserves for the TI/LC reserves, subject to compliance with rating agency requirements.

Lease Sweep Reserves - On a monthly basis, during the continuance of a Sweep Lease Period (unless an event of default exists, in which event all amounts will be deposited into an account to be held by the lender as cash collateral for the 787 Seventh Avenue Whole Loan), all available excess cash (after payment of debt service and deposits as described under “Tax Escrows” and “Insurance Escrows” above) will be swept into a reserve account (the “Lease Sweep Reserve”) and will be made available to the borrower to pay for certain tenant improvements, leasing commissions and other costs incurred by the borrower in connection with the re-tenanting of the space covered by the respective lease. In addition, at the beginning of each lease year under any lease, the borrower is required to deposit any rent paid more than one month in advance into the prepaid rent reserve.

A “Trigger Period” will commence upon the occurrence of (i) an event of default or (ii) the commencement of a Low Debt Yield Trigger Period (as defined below) or (iii) the commencement of a mezzanine loan default; and will end if, (A) with respect to clause (i) above, the event of default commencing the Trigger Period has been cured and such cure has been accepted by the lender (and no other event of default is then continuing), (B) with respect to clause (ii) above, the Low Debt Yield Trigger Period has ended or (C) with respect to clause (iii) above, the mezzanine loan default has been cured.

A “Low Debt Yield Trigger Period” will commence if, as of the last day of any quarter, (i) the 787 Seventh Avenue Whole Loan debt yield falls below 7.05% and (ii) the aggregate debt yield (based on the balance of the 787 Seventh Avenue Whole Loan and the mezzanine loan) falls below 5.50%; and will cease to exist if either (i) the 787 Seventh Avenue Whole Loan debt yield is at least 7.37% for two consecutive quarters or (ii) the aggregate debt yield (based on the balance of the 787 Seventh Avenue Whole Loan and the mezzanine loan) is at least 5.75% for two consecutive quarters.

A “Reserve Trigger Period” will commence if, as of the last day of any quarter, (i) the 787 Seventh Avenue Whole Loan debt yield falls below 8.33% or (ii) the aggregate debt yield (based on the balance of the 787 Seventh Avenue Whole Loan and the mezzanine loan) falls below 6.50%; and will cease to exist if either (i) the 787 Seventh Avenue Whole Loan debt yield is at least 8.65% for two consecutive quarters or (ii) the aggregate debt yield (based on the balance of the 787 Seventh Avenue Whole Loan and the mezzanine loan) is at least 6.75% for two consecutive quarters.

The 787 Seventh Avenue Whole Loan provides that the borrower may cure a Low Debt Yield Trigger Period or a Reserve Trigger Period by paying down a portion of the 787 Seventh Avenue Whole Loan balance (together with the applicable yield maintenance premium) in order to satisfy the minimum debt yield requirement, subject to certain conditions, including a pro rata repayment of the related mezzanine loan and together with the applicable prepayment fee.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

49 of 151

Structural and Collateral Term Sheet	JPMDB 2016-C2

787 Seventh Avenue

A “Sweep Lease Period” commences on the first payment date following the occurrence of any of the following: (i) the date notice of renewal or extension was required to be provided in accordance with the terms of any Sweep Lease (as defined below) if such renewal or extension has not been so exercised; (ii) the early termination, early cancellation or early surrender of a Sweep Lease or upon the borrower’s receipt of notice by a Sweep Tenant of its intent to effect an early termination, early cancellation or early surrender of the applicable Sweep Lease; (iii) the date any Sweep Tenant (as defined below) has ceased operating its business at all or substantially all of the space demised to such Sweep Tenant pursuant to the applicable Sweep Lease; (iv) the occurrence of a monetary or material non-monetary default by a Sweep Tenant under a Sweep Lease beyond all applicable notice and cure periods thereunder; and (v) the filing or commencement of a bankruptcy or insolvency proceeding of a Sweep Tenant.

A “Sweep Lease” means the Sidley Austin lease and BNP Paribas lease and any replacement lease covering all or substantially all the space currently demised under such lease. A “Sweep Tenant” means any tenant under a Sweep Lease.

Lockbox / Cash Management. The 787 Seventh Avenue Whole Loan is structured with a CMA lockbox. All rents are required to be directly deposited by the tenants of the 787 Seventh Avenue property into a clearing account controlled by the lender. In the absence of a Trigger Period, Sweep Lease Period or Reserve Trigger Period, the funds in the clearing account will be swept daily into an account controlled by the borrower. During a Trigger Period, Sweep Lease Period or Reserve Trigger Period, funds in the clearing account will be swept daily into a deposit account controlled by the lender and applied and disbursed in accordance with the loan documents.

Additional Debt. The 787 Seventh Avenue Whole Loan includes a B-Note with an original principal balance of $214,000,000 that was contributed to the COMM 2016-787S transaction. In addition, a $220,000,000 mezzanine loan was funded concurrently with the origination of the 787 Seventh Avenue Whole Loan and thereafter sold to 787 Manhattan Barnes, LLC. The mezzanine loan is coterminous with the 787 Seventh Avenue Whole Loan and accrues interest at a fixed per annum rate equal to 4.85000%. Including the mezzanine loan, the cumulative Cut-off Date LTV is 51.7%, the cumulative UW NCF DSCR is 1.89x and the cumulative UW NOI Debt Yield is 8.3%. An intercreditor agreement is in place with respect to the 787 Seventh Avenue Whole Loan and the related mezzanine loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

50 of 151

Structural and Collateral Term Sheet	JPMDB 2016-C2

100 East Pratt

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

51 of 151

Structural and Collateral Term Sheet	JPMDB 2016-C2

100 East Pratt

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

52 of 151

Structural and Collateral Term Sheet	JPMDB 2016-C2

100 East Pratt

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

53 of 151

Structural and Collateral Term Sheet	JPMDB 2016-C2

100 East Pratt

Mortgage Loan Information		Property Information
Mortgage Loan Seller(1):	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance(2):	$60,000,000	Title:	Fee
Cut-off Date Principal Balance(2):	$60,000,000	Property Type - Subtype:	Office – CBD
% of Pool by IPB:	6.7%	Net Rentable Area (SF):	662,708
Loan Purpose:	Acquisition	Location:	Baltimore, MD
Borrowers(3):	100 Pratt St. Ventures, LLC	Year Built / Renovated:	1975, 1991 / 2015
	and 100 Pratt St. Holdings, LLC	Occupancy:	99.4%
Sponsor:	Dennis Troesh	Occupancy Date:	2/26/2016
Interest Rate:	4.67000%	Number of Tenants:	24
Note Date:	3/31/2016	2013 NOI:	$15,469,907
Maturity Date:	4/6/2026	2014 NOI(4):	$13,996,942
Interest-only Period:	60 months	2015 NOI(4):	$14,950,426
Original Term:	120 months	TTM NOI (as of 2/2016):	$14,936,552
Original Amortization:	360 months	UW Economic Occupancy:	92.5%
Amortization Type:	IO-Balloon	UW Revenues:	$25,662,031
Call Protection(5):	L(25),Def(91),O(4)	UW Expenses:	$11,861,769
Lockbox:	CMA	UW NOI:	$13,800,262
Additional Debt:	Yes	UW NCF:	$12,651,717
Additional Debt Balance:	$50,400,000	Appraised Value / Per SF:	$187,800,000 / $283
Additional Debt Type:	Pari Passu	Appraisal Date:	3/2/2016

Escrows and Reserves(6)				Financial Information(2)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$167
Taxes:	$3,571,156	$357,116	N/A	Maturity Date Loan / SF:	$153
Insurance:	$44,100	$22,050	N/A	Cut-off Date LTV:	58.8%
Replacement Reserves:	$1,201,053	$11,045	N/A	Maturity Date LTV:	53.9%
TI/LC:	$0	$69,032	N/A	UW NCF DSCR:	1.85x
Other:	$17,552,053	Springing	N/A	UW NOI Debt Yield:	12.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(2)	$110,400,000	57.4%	Purchase Price(7)	$166,187,223	86.4%
Sponsor Equity	81,851,787	42.6	Upfront Reserves	22,368,362	11.6
			Closing Costs	3,696,202	1.9
Total Sources	$192,251,787	100.0%	Total Uses	$192,251,787	100.0%
(1)	The 100 East Pratt Whole Loan was co-originated by Benefit Street Partners CRE Finance LLC and JPMCB.

(2)	The 100 East Pratt loan is part of a whole loan evidenced by six pari passu notes with an aggregate original principal balance of $110.4 million. The Financial Information presented in the chart above reflects the Cut-off Date balance of the $110.4 million 100 East Pratt Whole Loan.

(3)	The borrowers own the property as tenants-in-common. Please refer to “Risks Factors—Risks Relating to the Mortgage Loans—Tenancies-in-Common May Hinder Recovery” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common” in the Preliminary Prospectus for additional information.

(4)	The increase in 2015 NOI from 2014 NOI was due to (i) an increase in average occupancy from 97.5% in 2014 to 98.7% in 2015 and (ii) a reassessment of the property which resulted in real estate taxes declining from $4,559,229 in 2014 to $4,174,074 in 2015.

(5)	Defeasance of the full $110.4 million 100 East Pratt Whole Loan is permitted after the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized.

(6)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

(7)	The borrowers received approximately $20.8 million in seller credits against the stated purchase price of $187.0 million to account for, among other things, outstanding tenant improvement obligations of approximately $13.8 million, outstanding free rent of approximately $4.5 million, outstanding capital expenditures obligations of approximately $2.7 million, security deposits of $66,004 and partial month rents of $34,082.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

54 of 151

Structural and Collateral Term Sheet	JPMDB 2016-C2

100 East Pratt

The Loan. The 100 East Pratt loan is secured by a first mortgage lien on a 28-story, 662,708 square foot office building located in Baltimore, Maryland. The whole loan has an outstanding principal balance as of the Cut-off Date of $110.4 million (the “100 East Pratt Whole Loan”) and is comprised of six pari passu notes, Note A-1, Note A-2, Note A-3, Note A-4, Note A-5 and Note A-6. Note A-1 and Note A-4, with an aggregate outstanding principal balance as of the Cut-off Date of $60.0 million, are being contributed to the JPMDB 2016-C2 Trust. Note A-2, Note A-3, Note A-5 and Note A-6, with an aggregate outstanding principal balance as of the Cut-off Date of $50.4 million, are expected to be contributed to one or more future securitization trusts. The holder of Note A-1 (the “Controlling Noteholder”) will be the trustee of the JPMDB 2016-C2 Trust. The trustee of the JPMDB 2016-C2 Trust (or, prior to the occurrence and continuance of a control termination event under the pooling and servicing agreement, the directing certificateholder), will be entitled to exercise all of the rights of the Controlling Noteholder with respect to the 100 East Pratt Whole Loan; however, the holders of the Note A-2, Note A-3, Note A-5 and Note A-6 will be entitled, under certain circumstances, to be consulted with respect to certain major decisions. The 100 East Pratt Whole Loan has a 10-year term and, subsequent to a five-year interest-only period, will amortize on a 30-year schedule. The previously existing debt was securitized in the CD 2005-CD1 transaction.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1, A-4	$60,000,000	$60,000,000	JPMDB 2016-C2	Yes
A-2, A-3, A-5, A-6	50,400,000	50,400,000	JPMCB	No
Total	$110,400,000	$110,400,000

The Borrowers. The borrowing entities for the 100 East Pratt Whole Loan are 100 Pratt St. Ventures, LLC and 100 Pratt St. Holdings, LLC, each a Delaware limited liability company and special purpose entity. The borrowers own the property as tenants-in-common. Please refer to “Risk Factors—Risks Relating to the Mortgage Loans—Tenancies-in-Common May Hinder Recovery” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common” in the Preliminary Prospectus for additional information.

The Loan Sponsor. The loan sponsor and nonrecourse carve-out guarantor is Dennis Troesh (“Troesh”). Troesh owns and manages more than 6 million square feet of commercial real estate and over 2,000 multifamily units valued at over $1.4 billion. Other office properties owned by Troesh include One Met Center located in East Rutherford, New Jersey, and Wildwood Center located in Atlanta, Georgia. The proceeds of the 100 East Pratt Whole Loan, along with approximately $81.9 million in cash equity contributed by the loan sponsor, were used to purchase the 100 East Pratt property from Columbia Property Trust at an acquisition cost of $187.0 million (approximately $282 per square foot) less seller prorations in the amount of approximately $20.8 million.

The Property. The 100 East Pratt property is a 28-story, 662,708 square foot, landmarked Class A, LEED Silver certified office building situated on a 2.1-acre site occupying an entire city block on East Pratt Street along the Pratt Street Corridor, just north of the Inner Harbor in downtown Baltimore City. The 100 East Pratt property features uninhibited views of the Baltimore Inner Harbor and contains 615,282 square feet of office space, 26,795 square feet of ground level retail space, 11,297 square feet of amenity space and 9,334 square feet of storage space. The 100 East Pratt property was completed in two phases: (i) the base building, which includes floors one through 10, was completed in 1975 and (ii) the tower portion encompassing floors 11 through 28 was completed in 1991. According to the previous owner, Columbia Property Trust, the 100 East Pratt property has benefited from approximately $12 million (approximately $18 per square foot) in capital improvements since 2005. In 2015, Columbia Property Trust completed an approximately $2.3 million capital improvement program that included a major lobby renovation and replacement of the roof. The property also includes an eight-level parking garage with 932 parking spaces (approximately 1.4 parking spaces per 1,000 square feet) currently operated by a third party vendor, LAZ Parking. The 100 East Pratt property also features newly renovated conference facilities, a modern fitness center (offering personal trainers and group fitness classes), a Brio Tuscan Grille Restaurant and a Starbucks on the first level.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

55 of 151

Structural and Collateral Term Sheet	JPMDB 2016-C2

100 East Pratt

Since 2006, physical occupancy at the property has averaged approximately 96.9% and has not fallen below 92.2%. As of February 26, 2016, the property was 99.4% leased to 24 tenants. The property serves as global headquarters to its largest tenant, T. Rowe Price Associates, Inc. (“T. Rowe Price”), a publically traded global investment management firm (NASDAQ: TROW) with a market capitalization of over $18 billion and no outstanding debt (as of December 31, 2015). T. Rowe Price is a first generation tenant at the property (in occupancy since 1975) and has expanded over the years, currently leasing 443,235 square feet (as of February 26, 2016) or 66.9% of the net rentable area through December 2027. In 2014, T. Rowe Price executed a 14-year lease renewal with two five-year extension options. In 2016, T. Rowe Price expanded into the 15th floor of the property, executing a coterminous lease for an additional 15,971 square feet with two five-year extension options. The second largest tenant, Tydings & Rosenberg, LLP (“Tydings Rosenberg”) has been a tenant at the 100 East Pratt property since 1991 (renewing its lease in 2006) and occupies the top three floors of the property totaling 37,539 square feet or 5.7% of the net rentable area. Tydings Rosenberg is a Maryland-based law firm that has advocated on the behalf of large corporations, businesses and individuals for the past 80 years. The firm employs 38 attorneys who provide legal services to clients such as Mercedes-Benz, IBM Corporation, and M&T Bank. Tydings Rosenberg’s lease expires in July 2017, and the tenant has two five-year extension options. The third largest tenant, Merrill Lynch occupies 4.8% of the net rentable area or 31,942 square feet and is a wholly-owned indirect subsidiary of Bank of America (NYSE: BAC, Market Cap: $154 billion as of April 22, 2016, Moody’s: Baa1, S&P: BBB+, Fitch: A). Merrill Lynch uses its space at the 100 East Pratt property as a regional office for its financial advisors and private wealth managers for high net worth clients. Merrill Lynch has been a tenant at the 100 East Pratt property since 1992, most recently renewing its lease in 2011. The tenant’s lease expires in February 2018 and the tenant has one five-year extension option available.

The 100 East Pratt property is located on an entire city block on East Pratt Street along the Pratt Street Corridor, just north of the Inner Harbor in downtown Baltimore City bounded by East Pratt Street to the south, South Calvert Street to the east, East Lombard Street to the north, and Light Street to the west. Pratt Street Corridor is the primary west-east thoroughfare that fronts the Inner Harbor and is improved with office buildings with street level retail, and hotels. Two blocks west of the 100 East Pratt property is the convention center complex, which includes a total of approximately 1.2 million square feet, and a 20-story, 756-room Hilton Hotel connected to the convention center by an enclosed skywalk bridge. There are five educational facilities within one mile of the property with more than 35,000 students and employees including Johns Hopkins University, the University of Maryland, Baltimore (UMB), and the University of Baltimore in Midtown. The property also benefits from close proximity to public transportation, including the light rail system, the metro subway system, the (“MARC”), Maryland Rail Commuter and local buses. The Light Rail system is an above ground trolley system that runs along Howard Street within the central business district and extends northward to Hunt Valley (Baltimore County) and southward to Glen Burnie (Anne Arundel County). A Light Rail stop is located three blocks west of the property along S. Howard Street. The metro subway system is a 14-mile subway line that extends from the Johns Hopkins Hospital on Franklin Street westward to Owings Mills (Baltimore County). There is also a Metrorail station located three blocks north of the 100 East Pratt property at Charles Center.

Harborplace, a market with restaurants, fast food vendors and boutiques, which is adjacent to the property, is currently undergoing a large scale renovation including retenanting a portion of the retail space and upgrades to the awnings, lighting and street landscaping. In addition, in 2008, the Downtown Partnership unveiled a $100 million, 10 year plan for Pratt Street, designed to make the busy thoroughfare more pedestrian-friendly by removing skywalks and berms, overhauling McKeldin Plaza and adding new retail buildings on the corridor’s sidewalks. According to the appraisal, many former Class C office buildings in the Westside and City Center districts have been converted for alternative uses over the past five years and have become apartments, condominiums and hotels. In addition, there is about two million square feet of additional Class B and C office space within downtown Baltimore planned for future adaptive reuse for apartments totaling more than 4,000 units, which has been promoted by Baltimore City officials who passed a 15-year tax credit program in 2013 to spur redevelopment of functionally obsolete office space.

According to the appraisal, the property is located in the Baltimore central business district submarket. As of the fourth quarter of 2015, the submarket consisted of approximately 12.6 million square feet of office space with an overall vacancy rate of 15.4%. Furthermore, the appraisal indicated that the vacancy rate for directly competitive properties is 8.8%. In the central business district, overall average asking rents were $21.29 per square foot as of the fourth quarter of 2015, while asking rents for comparable office properties range from $21.54 to $32.50 per square foot. The appraisal concluded a market rent of $18.50 per square foot for T. Rowe Price’s contiguous space, $35.00 per square foot for the remainder of the office space, $22.00 per square foot for the lobby retail space, $45.00 per square foot for the ground floor retail space and $50.00 per square foot for Starbuck’s retail space. The appraisal also concluded that the 100 East Pratt property’s rents are at market.

Historical and Current Occupancy(1)
2013	2014	2015	Current(2)
96.3%	97.5%	98.7%	99.4%
(1)	Historical Occupancies are as of December 31 of each respective year.

(2)	Current Occupancy is as of February 26, 2016.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

56 of 151

Structural and Collateral Term Sheet	JPMDB 2016-C2

100 East Pratt

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF(3)	% of Total Base Rent	Lease Expiration Date
T. Rowe Price Associates, Inc.(4)	NA / NA / NA	443,235	66.9%	$19.80	54.1%	12/31/2027
Tydings & Rosenberg, LLP	NA / NA / NA	37,539	5.7%	$36.03	8.3%	7/31/2017
Merrill Lynch	Baa1 /BBB+/ A	31,942	4.8%	$35.45	7.0%	2/28/2018
PricewaterhouseCoopers, LLP	NA / NA / NA	31,942	4.8%	$36.38	7.2%	6/30/2017
Jones Lang LaSalle(5)	Baa2 /BBB+/ NA	23,956	3.6%	$45.83	6.8%	4/30/2020
CBRE Inc.(6)	Baa3 /BBB/ NA	15,971	2.4%	$34.04	3.4%	6/30/2025
Zuckerman Spaeder	NA / NA / NA	10,112	1.5%	$33.88	2.1%	12/31/2022
Insight Global	NA / NA / NA	7,848	1.2%	$36.58	1.8%	6/30/2020
Bravio Brio Restaurant Group Inc. (Retail)	NA / NA / NA	7,772	1.2%	$43.67	2.1%	12/31/2022
Jos. A. Banks Clothiers Inc. (Retail)	NA / NA / NA	7,475	1.1%	$34.97	1.6%	1/31/2023
(1)	Based on the underwritten rent roll.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	The Base Rent PSF for T. Rowe Price is based on a triple net lease. The other tenants at the property have gross or modified gross leases.

(4)	T. Rowe Price has a one-time right as of July 2024 to terminate its entire lease of 443,235 square feet with 18 months’ prior notice and payment of a termination fee equal to approximately $20.4 million (approximately $46 per square foot). Additionally, T. Rowe Price has a one-time contraction right for one or more of its 13th, 14th, and 16th floor spaces (which includes a total of 47,913 square feet), on a full-floor basis with 18 months’ notice prior to December 31, 2024 and payment of a contraction fee equal to $486,007 (approximately $30 per square foot) per floor. T. Rowe Price also has the right to terminate its lease with respect to the investor center space (which includes 3,336 square feet) any time after June 30, 2017, with 18 months’ notice and the payment of a termination fee equal to the sum of the unamortized costs of the renovation improvement allowance.

(5)	Jones Lang LaSalle has the right to terminate its lease as of April 30, 2017, with 12 months notice and the payment of a termination fee of four months of base rent plus unamortized tenant improvements and leasing commissions.

(6)	CBRE Inc. has the right to terminate its lease as of June 30, 2022, with 12 months notice and the payment of a termination fee of unamortized tenant improvements, leasing commissions and abated rent under the lease.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	4,202	0.6%	NAP	NAP	4,202	0.6%	NAP	NAP
2016 & MTM	4	2,772	0.4%	$57,159	0.4%	6,974	1.1%	$57,159	0.4%
2017	4	75,136	11.3%	2,702,370	16.7	82,110	12.4%	$2,759,529	17.0%
2018	1	31,942	4.8%	1,132,344	7.0	114,052	17.2%	$3,891,873	24.0%
2019	3	6,035	0.9%	190,596	1.2	120,087	18.1%	$4,082,469	25.2%
2020	3	35,470	5.4%	1,505,829	9.3	155,557	23.5%	$5,588,298	34.4%
2021	1	6,056	0.9%	196,483	1.2	161,613	24.4%	$5,784,781	35.7%
2022	4	21,359	3.2%	801,404	4.9	182,972	27.6%	$6,586,186	40.6%
2023	1	7,475	1.1%	261,431	1.6	190,447	28.7%	$6,847,617	42.2%
2024	1	1,758	0.3%	56,383	0.3	192,205	29.0%	$6,904,000	42.6%
2025	1	15,971	2.4%	543,679	3.4	208,176	31.4%	$7,447,678	45.9%
2026	0	0	0.0	0	0.0	208,176	31.4%	$7,447,678	45.9%
2027 & Beyond(2)	1	454,532	68.6%	8,775,973	54.1	662,708	100.0%	$16,223,652	100.0%
Total	24	662,708	100.0%	$16,223,652	100.0%

(1)	Based on the underwritten rent roll.

(2)	Includes amenity floor.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

57 of 151

Structural and Collateral Term Sheet	JPMDB 2016-C2

100 East Pratt

Operating History and Underwritten Net Cash Flow
	2013	2014	2015	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$16,315,569	$14,731,177	$15,311,066	$15,300,266	$16,223,652	$24.48	64.6%
Vacant Income	0	0	0	0	55,424	0.08	0.2
Gross Potential Rent	$16,315,569	$14,731,177	$15,311,066	$15,300,266	$16,279,076	$24.56	64.8%
Total Reimbursements	8,406,521	8,700,984	9,005,482	8,854,403	8,854,102	13.36	35.2
Net Rental Income	$24,722,090	$23,432,161	$24,316,548	$24,154,669	$25,133,177	$37.92	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(2,080,705)	(3.14)	(8.3)
Parking Garage Income	2,574,101	2,644,495	2,609,125	2,578,997	2,578,997	3.89	10.3
Other Income	13,140	13,392	29,258	30,562	30,562	0.05	0.1
Effective Gross Income	$27,309,331	$26,090,048	$26,954,931	$26,764,228	$25,662,031	$38.72	102.1%
Total Expenses	$11,839,424	$12,093,106	$12,004,504	$11,827,676	$11,861,769	$17.90	47.2%
Net Operating Income	$15,469,907	$13,996,942	$14,950,426	$14,936,552	$13,800,262	$20.82	54.9%
Total TI/LC, Capex/RR	0	0	0	0	1,148,545	1.73	4.6
Net Cash Flow	$15,469,907	$13,996,942	$14,950,426	$14,936,552	$12,651,717	$19.09	50.3%
(1)	TTM represents the trailing 12-month period ending February 29, 2016.

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(3)	Underwritten Rents in Place consist of in-place rents per the rent roll dated February 26, 2016, however, T. Rowe Price has multiple free rent periods over its lease term totaling approximately $3.8 million which were reserved for at closing.

Property Management. The property is subject to a management agreement with CBRE Inc., which is effective as of March 25, 2016 for a term of one year with automatic one-year renewals unless terminated by either party in accordance with the agreement. The management agreement provides for a fee equal to the greater of $23,333 per month or 3.0% of gross revenues from the property. The management fees are subordinate to the liens of the 100 East Pratt Whole Loan.

Escrows and Reserves. At origination, the borrowers deposited into escrow approximately $17.6 million for reserves for unfunded obligations (which include approximately $13.8 million for outstanding tenant improvements and leasing commissions and approximately $3.8 million for free rent reserves), approximately $3.6 million for tax reserves, approximately $1.2 million for replacement reserves and $44,100 for insurance reserves.

Tax Escrows - On a monthly basis, the borrowers are required to escrow 1/12 of the annual estimated tax payments, which currently equates to $357,116.

Insurance Escrows - On a monthly basis, the borrowers are required to escrow 1/12 of the annual insurance premiums, which currently equates to $22,050.

Replacement Reserves - On a monthly basis, the borrowers are required to escrow $11,045 (approximately $0.20 per square foot annually) for replacement reserves.

TI/LC Reserves - On a monthly basis, the borrowers are required to deposit $69,032 (approximately $1.25 per square foot annually) per month for tenant improvements and leasing commission reserves.

Lease Contraction Reserve - On a monthly basis, the borrowers are required to deposit an amount equal to the aggregate total of all rent associated with any lease for which a Lease Contraction Event (as defined below) has occurred. The borrowers are required to deposit any early lease termination or contraction fee in connection with a Lease Contraction Event within three business days of receipt.

Lease Sweep Reserve - During a Cash Sweep Period (as defined below) that exists solely due to the continuance of a Specified Tenant Sweep Event (as defined below), all excess cash flow after payment of the debt service, required reserves and operating expenses will be held as additional collateral for the loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

58 of 151

Structural and Collateral Term Sheet	JPMDB 2016-C2

100 East Pratt

Specified Tenant. T. Rowe Price, the largest tenant at the property, leases approximately 66.9% of the net rentable area through December 2027. Upon certain events described below (including the bankruptcy of T. Rowe Price or T. Rowe Price failing to renew its lease, giving notice of termination or vacating its space), the lender will sweep all excess cash flow at the property into the lease sweep reserve account. In addition, T. Rowe Price has a one-time contraction right with respect to its 13th, 14th and 16th floor spaces, as well as a one-time full termination right before the 100 East Pratt Whole Loan maturity. However, in the event of such contraction or termination, the lender will be entitled to a contraction fee of $486,007 (approximately $30 per square foot) per floor or a termination fee of approximately $20.4 million (approximately $46 per square foot) associated with such contraction or termination, exclusive of the ongoing TI/LC collections, and such fees will be deposited into the TI/LC reserve account. For further descriptions of the cash sweep events in connection with T. Rowe Price, please refer to “Lockbox / Cash Management” and “Escrows and Reserves”.

Lockbox / Cash Management. The loan is structured with a CMA lockbox. Tenant direction letters were required to be sent to all tenants upon the origination of the loan instructing them to deposit all rents and payments directly into the lockbox account controlled by the lender. The funds are then returned to an account controlled by the borrowers until the occurrence of a Cash Sweep Period (as defined below). During a Cash Sweep Period, all funds in the lockbox account are swept every business day to a segregated cash management account under the control of the lender. During a Cash Sweep Period, all excess cash flow (other than amounts that are required to be deposited in the Lease Sweep Reserve account as described above) after payment of the debt service, required reserves and operating expenses will be held as additional collateral for the loan. The lender has a first priority security interest in the cash management account.

A “Cash Sweep Period” means the occurrence of (i) an event of default, (ii) the date on which the debt service coverage ratio (as calculated in the loan documents), based on trailing three-months, is less than 1.15x, (iii) a Specified Tenant Sweep Event (as defined below) or (iv) the occurrence of a Maturity Cash Sweep Event (as defined below). A Cash Sweep Period may be terminated by (a) with respect to clause (i) above, a cure or waiver of the related event of default, (b) with respect to clause (ii) above, a debt service coverage ratio equal to or greater than 1.20x for two consecutive calendar quarters, (c) with respect to clause (iii) above, cure of all defaults under the applicable specified tenant’s lease, the tenant resuming operations, revoking any notice of termination or no longer being subject to a bankruptcy proceeding, as applicable, and (d) with respect to clause (iv) above, satisfactory evidence of the extension or renewal of not less than 75.0% of T. Rowe Price’s leased space. Notwithstanding the foregoing, a Cash Sweep Period may not be terminated to the extent that a Cash Sweep Period exists for any other reason.

A “Specified Tenant Sweep Event” means any of the following: T. Rowe Price (or any tenant which leases more than 66,270 square feet at the property or any replacement tenant thereof) (i) defaults (other than with respect to an immaterial non-monetary terms) under the terms of its lease, (ii) vacates, abandons, ceases ordinary business operations or otherwise “goes dark” or gives notice of its intent to do any of the foregoing, (iii) gives notice of its intention to cancel or terminate its lease, (iv) becomes subject to any bankruptcy or insolvency proceeding, or (v) fails to provide notice to extend its lease prior to the earlier to occur of the date that is 12 months prior to the expiration date of the lease or the date that the related tenant is required to give notice of renewal under its lease.

A “Maturity Cash Sweep Event” means the failure of T. Rowe Price to renew its lease for at least 75.0% of its space on the date that is nine months prior to the maturity date of the 100 East Pratt Whole Loan.

A “Lease Contraction Event” means the exercise of a contraction or termination option under any tenant’s lease (provided that such lease was in effect on the date of origination or reviewed or approved by the lender in accordance with the loan documents).

Right of First Offer / Refusal. T. Rowe Price has a right of first offer in the event the borrowers intend to sell the property as a single asset, as well as a right of first refusal in the event the borrowers receive an offer to purchase the building as a single asset. These rights are not applicable to any foreclosure or sale-in-lieu of foreclosure.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

59 of 151

Structural and Collateral Term Sheet	JPMDB 2016-C2

[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

60 of 151

Structural and Collateral Term Sheet	JPMDB 2016-C2

Sanofi Office Complex

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

61 of 151

Structural and Collateral Term Sheet	JPMDB 2016-C2

Sanofi Office Complex

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

62 of 151

Structural and Collateral Term Sheet	JPMDB 2016-C2

Sanofi Office Complex

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$60,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$60,000,000	Property Type - Subtype:	Office – Suburban
% of Pool by IPB:	6.7%	Net Rentable Area (SF)(2):	674,325
Loan Purpose:	Refinance	Location:	Bridgewater, NJ
Borrower:	ARC HR5SNFI001 SPE, LLC	Year Built / Renovated:	1987 / 2006
Sponsor:	American Finance Trust, Inc.	Occupancy:	100.0%
Interest Rate:	5.09300%	Occupancy Date:	5/6/2016
Note Date:	12/11/2015	Number of Tenants:	1
Anticipated Repayment Date(3):	1/6/2021	2013 NOI(4):	N/A
Interest-only Period:	60 months	2014 NOI(4):	$18,214,079
Original Term:	60 months	TTM NOI (as of 9/2015):	$18,214,983
Original Amortization:	None	UW Economic Occupancy:	95.0%
Amortization Type:	ARD–Interest Only	UW Revenues:	$17,336,962
Call Protection:	L(28),Def(28),O(4)	UW Expenses:	$520,109
Lockbox:	Hard	UW NOI:	$16,816,853
Additional Debt:	Yes	UW NCF:	$16,769,651
Additional Debt Balance:	$65,000,000	Appraised Value / Per SF(5):	$272,800,000 / $405
Additional Debt Type:	Pari Passu	Appraisal Date:	11/24/2015

Escrows and Reserves(6)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$185
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF(7):	$185
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	45.8%
Replacement Reserves:	$0	Springing	N/A	Maturity Date LTV (7):	45.8%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	2.60x
Other:	$0	Springing	N/A	UW NOI Debt Yield:	13.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$125,000,000	64.6%	Loan Payoff	$191,281,433	98.9%
Sponsor Equity	68,375,158	35.4	Closing Costs	2,093,726	1.1
Total Sources	$193,375,158	100.0%	Total Uses	$193,375,158	100.0%
(1)	The Sanofi Office Complex loan is part of a whole loan evidenced by eight pari passu notes with an aggregate original principal balance as of the Cut-off Date of $125.0 million. The Financial Information presented in the chart above reflects the Cut-off Date balance of the $125.0 million Sanofi Office Complex Whole Loan.

(2)	The Net Rentable Area (SF) excludes 205,439 square feet of net rentable area in Building D, which is also occupied by Sanofi-Aventis U.S. Inc. but under separate ownership and is not part of the collateral.

(3)	The Sanofi Office Complex Whole Loan is structured with an anticipated repayment date (“ARD”) of January 6, 2021. In the event the Sanofi Office Complex Whole Loan is not paid off on or prior to the ARD, the borrower is required to make monthly interest-only payments equal to the greater of (i) 8.59300% and (ii) 7.00000% plus the greater of (a) the 5-year offered side swap rate as of the ARD and (b) the 5-year treasury rate as of the ARD, which are required to be first applied to interest accruing at the initial interest rate, and then to principal. Interest accrued at the revised rate and not paid monthly will be deferred. The final maturity date is July 31, 2026.

(4)	2013 NOI is not available as the loan sponsor acquired the Sanofi Office Complex property in March 2014. 2014 NOI represents nine months annualized for April through December 31, 2014.

(5)	As of November 24, 2015, the appraiser’s concluded “Go Dark” value attributable to the Sanofi Office Complex property was approximately $58.1 million.
(6)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

(7)	Maturity Date Loan / SF and Maturity Date LTV are calculated as of the ARD.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

63 of 151

Structural and Collateral Term Sheet	JPMDB 2016-C2

Sanofi Office Complex

The Loan. The Sanofi Office Complex loan is secured by a first mortgage lien on the borrower’s fee interest in two, four-story and one, five-story office buildings located in Bridgewater, New Jersey. The whole loan has an outstanding principal balance as of the Cut-off Date of $125.0 million (the “Sanofi Office Complex Whole Loan”), and is comprised of eight pari passu notes, Note A-1-A, Note A-1-B, Note A-2-A, Note A-2-B, Note A-3-A, Note A-3-B, Note A-4-A and Note A-4-B. Note A-3-A, Note A-3-B, Note A-4-A and Note A-4-B, with an aggregate outstanding principal balance as of the Cut-off Date of $60.0 million, are being contributed to the JPMDB 2016-C2 Trust. Note A-1-A, Note A-1-B, Note A-2-A and Note A-2-B, with an aggregate outstanding principal balance as of the Cut-off Date of $65.0 million, were contributed to the WFCM 2016-C33 trust. The holder of the Note A-1-A (the “Controlling Noteholder”) is the trustee of the WFCM 2016-C33 trust. The trustee of the WFCM 2016-C33 trust (or, prior to the occurrence and continuance of a control termination event under the related pooling and servicing agreement, the directing certificateholder for that securitization) will be entitled to exercise all of the rights of the Controlling Noteholder with respect to the Sanofi Office Complex Whole Loan; however, the holders of Note A-1-B, Note A-2-A, Note A-2-B, Note A-3-A, Note A-3-B, Note A-4-A and Note A-4-B will be entitled, under certain circumstances, to be consulted with respect to certain major decisions. The Sanofi Complex Whole Loan is structured with an ARD of January 6, 2021, a final maturity date of July 31, 2026 and is interest-only until the ARD. The previously existing debt was securitized in the GCCFC 2006-GG7 transaction.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-A, A-1-B, A-2-A, A-2-B	$65,000,000	$65,000,000	WFCM 2016-C33	Yes
A-3-A, A-3-B, A-4-A, A-4-B	60,000,000	60,000,000	JPMDB 2016-C2	No
Total	$125,000,000	$125,000,000

The Borrower. The borrowing entity for the Sanofi Office Complex Whole Loan is ARC HR5SNFI001 SPE, LLC, a Delaware limited liability company and single purpose entity.

The Loan Sponsor. The loan sponsor and nonrecourse carve-out guarantor is American Finance Trust, Inc. (“American Finance Trust”). As of September 30, 2015, American Finance Trust owned 463 properties located in 37 states comprising approximately 13.1 million square feet. All of American Finance Trust’s properties are 100.0% leased as of the Cut-off Date. American Finance Trust reported total assets of approximately $2.4 billion and a net worth of approximately $1.2 billion as of September 30, 2015. In addition, the company reported total cash and cash equivalents of $172.0 million as of September 30, 2014. The external advisor and sponsor of American Finance Trust, and the owner of American Finance Special Limited Partner, LLC (which holds a 0.1% ownership interest in American Finance Trust), is an affiliate of AR Global Investments, LLC (“AR Global”). For more information regarding the litigation with respect to the loan sponsor, see “Description of the Mortgage Pool—Litigation and Other Considerations” in the Preliminary Prospectus.

The Property. The Sanofi Office Complex property is a 674,325 square foot, Class A, single-tenant office complex located in Bridgewater, New Jersey, approximately 34.3 miles southwest of Manhattan. Originally constructed in 1987 for AT&T and renovated in 2006, the Sanofi Office Complex property serves as the United States headquarters for Sanofi-Aventis U.S. Inc. (“Sanofi-Aventis”). The Sanofi Office Complex property contains two, four-story buildings and one, five-story building, all connected via walkways and an atrium. Amenities at the Sanofi Office Complex property include open floor plans with an abundance of natural light, a fitness center, a 500-seat auditorium, a 500-seat full-service cafeteria, a company store, credit union, secured executive area with a boardroom, and two large tiered conference rooms with full audio-visual capability.

As of May 6, 2016, the Sanofi Office Complex property was 100.0% occupied by Sanofi-Aventis. Sanofi-Aventis is a subsidiary of Sanofi S.A., a French multinational pharmaceutical company headquartered in Paris, France, which is ranked 241 on the 2015 Fortune Global 500 and is the world’s fifth-largest pharmaceutical company based on sales. Globally, Sanofi S.A. has over 110,000 employees, 20 research and development sites and 107 industrial locations. Sanofi-Aventis’s United States operations include 18 facilities located in nine states, Washington D.C. and Puerto Rico and house approximately 17,000 employees. In 2015, United States sales of approximately €13.4 billion represented 36.2% of 2015 global sales for Sanofi S.A. Sanofi, S.A. (NYSE: SNY) is rated AA-, A1 and AA by Fitch, Moody’s and S&P, respectively, and had a market capitalization of approximately $110.0 billion as of April 12, 2016.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

64 of 151

Structural and Collateral Term Sheet	JPMDB 2016-C2

Sanofi Office Complex

The Sanofi Office Complex property is subject to a condominium regime. The Sanofi Office Complex property consists of units I / II and III of a commercial condominium known as the 55 Corporate Drive Condominium. The remaining unit in the condominium, unit IV, is not owned by the Sanofi Office Complex borrower and is not collateral for the Sanofi Office Complex Whole Loan. The Sanofi Office Complex property currently comprises a total of 76.7% of interests in the condominium by net rentable area, with unit IV comprising the remaining 23.3%. At origination, the condominium board consisted of three managers, two of whom were appointed by the borrower. The tenant has the right to construct additional buildings on the general common elements and create up to three additional units, which could result in the borrower no longer controlling the board. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium Interest” in the Preliminary Prospectus for additional information. The Sanofi Office Complex property features 3,344 surface parking spaces resulting in a parking ratio of 5.0 spaces per 1,000 square feet of net rentable area.

The Sanofi Office Complex property is located in Bridgewater, New Jersey. Primary access to the area is provided by both Interstate-78 and Interstate-287, major arterials that cross the Bridgewater area in an east-west and north-south direction, respectively. Access to the Sanofi Office Complex property from Interstate-78 and Interstate-287 is provided by U.S. Route-202/206, located directly adjacent to the Sanofi Office Complex property. The Sanofi Office Complex Property has access to the Raritan Valley line on New Jersey Transit via the Finderne and Somerville stations, located six and eight miles, respectively, from the Sanofi Office Complex property. The Sanofi Office Complex property is also located approximately 40.0 miles southwest of Newark Liberty International Airport. The estimated 2015 population within a one-, three- and five-mile radius of the Sanofi Office Complex property was 4,002, 27,265 and 75,977, respectively; the estimated 2015 median household income within the same radii were $95,135, $121,917 and $108,121, respectively.

According to the appraisal, the Sanofi Office Complex property is located in the Branchburg/Bridgewater office submarket, which is part of the Central New Jersey Metro Area office market. As of the third quarter of 2015, the Branchburg/Bridgewater office submarket reported a 28.4% vacancy rate for all office space and an average asking rental rate of $22.63 per square foot, triple-net, while Class A properties reported a 25.3% vacancy rate and an average asking rental rate of $30.51, triple-net. The appraiser determined there were 14 competitive properties all within a 4-mile radius, with an average vacancy rate of 13.7% and an average asking rent of $31.74 per square foot, triple-net as of the third quarter of 2015.

Historical and Current Occupancy(1)
2013	2014	2015	Current(2)
100.0%	100.0%	100.0%	100.0%
(1)	Historical Occupancies are as of December 31 of each respective year.

(2)	Current Occupancy is as of May 6, 2016.

Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF(3)	Lease Expiration Date
Sanofi-Aventis(4)	A1 / AA / AA-	674,325	100.0%	$27.06	7/31/2026
(1)	Based on the underwritten rent roll.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	The Base Rent PSF includes contractual rent steps through July 1, 2016, totaling $1,841,686. The tenant’s current base rent is $16,407,748 ($24.33 per square foot).

(4)	Sanofi-Aventis has three, five-year lease renewal options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

65 of 151

Structural and Collateral Term Sheet	JPMDB 2016-C2

Sanofi Office Complex

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2016 & MTM	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2017	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2018	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2019	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2020	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2021	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2022	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2023	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2024	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2025	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2026	1	674,325	100.0	18,249,434	100.0	674,325	100.0%	$18,249,434	100.0%
2027 & Beyond	0	0	0.0	0	0.0	674,325	100.0%	$18,249,434	100.0%
Total	1	674,325	100.0%	$18,249,434	100.0%
(1)	Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow(1)
	2014(1)	TTM(2)	Underwritten	Per Square Foot	%(3)
Rents in Place(4)(5)	$18,777,401	$18,778,333	$18,249,434	$27.06	100.0%
Vacant Income	0	0	0	0.00	0.0
Gross Potential Rent	$18,777,401	$18,778,333	$18,249,434	$27.06	100.0%
Total Reimbursements	0	0	0	0.00	0.0
Other Rental Income	0	0	0	0.00	0.0
Net Rental Income	$18,777,401	$18,778,333	$18,249,434	$27.06	100.0%
(Vacancy/Credit Loss)(6)	0	0	(912,472)	(1.35)	(5.0)
Other Income	0	0	0	0.00	0.0
Effective Gross Income	$18,777,401	$18,778,333	$17,336,962	$25.71	95.0%
Total Expenses(7)	$563,322	$563,350	$520,109	$0.77	3.0%
Net Operating Income	$18,214,079	$18,214,983	$16,816,853	$24.94	97.0%
Total TI/LC, Capex/RR	0	0	47,203	0.07	0.3
Net Cash Flow	$18,214,079	$18,214,983	$16,769,651	$24.87	96.7%
(1)	Historical financial statements are not available as the loan sponsor acquired the Sanofi Office Complex property in March 2014. The 2014 column thus represents nine months annualized for April through December 31, 2014.

(2)	TTM represents the trailing 12-month period ending on September 30, 2015.

(3)	% column represents percent of Net Rental Income for all revenue lines and percent of Effective Gross income for the remainder of fields.

(4)	2014 and TTM Rents in Place are based on the borrower’s reported financial statements which straight-lined the tenant’s rent for accounting purposes.

(5)	The Underwritten Rents in Place includes contractual rent steps through July 1, 2016, totaling $1,841,686.

(6)	The Underwritten economic vacancy is 5.0%. The Sanofi Office Complex property was 100.0% physically occupied as of May 6, 2016.

(7)	The lease with Sanofi-Aventis is a fully triple-net lease and the tenant is responsible for all operating expenses and real estate taxes. Historical operating expenses represent a management fee.

Property Management. The Sanofi Office Complex property is managed by American Finance Properties, LLC (formerly known as American Realty Capital Properties V, LLC), an affiliate of the borrower. The management agreement is effective as of March 21, 2014 for a one year term with consecutive annual renewals unless terminated in accordance with the agreement. The agreement provides for a management fee of 3.0% of gross revenues, payable on a monthly basis. The management fees are subordinate to the liens and security interests of the Sanofi Office Complex Whole Loan.

Escrows and Reserves. No upfront escrows were taken at origination.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

66 of 151

Structural and Collateral Term Sheet	JPMDB 2016-C2

Sanofi Office Complex

Tax Escrows - The requirement for the borrower to make monthly deposits to the tax reserve is waived, provided that (i) no event of default exists, (ii) the tax bills are delivered directly to the Sole Tenant (as defined below), (iii) the Sole Tenant is required to pay taxes and actually pays taxes directly to the appropriate public office and (iv) the guaranty for the Sole Tenant lease is in full force and effect (the “Sole Tenant Lease Guaranty”).

Insurance Escrows - The requirement for the borrower to make monthly deposits to the insurance reserve is waived, provided that (i) no event of default exists, (ii) the Sole Tenant is required to maintain the insurance required by its lease (or self-insuring pursuant to its lease) and pays all premiums, (iii) the Sole Tenant Lease Guaranty is in full force and effect and (iv) unless and to the extent the borrower has insured the property pursuant to an acceptable blanket policy, the senior unsecured debt rating of the Sole Tenant lease guarantor is at least “BBB-” from S&P.

Replacement Reserves - The requirement for the borrower to make monthly deposits in the amount of $14,048 to the replacement reserve is waived, provided that (i) no event of default under the Sanofi Office Complex Whole Loan exists, (ii) the borrower has not defaulted in its obligation to perform capital expenditure work at the Sanofi Office Complex property in accordance with the terms of the Sole Tenant lease, and/or (iii) the Sole Tenant lease and/or the Sole Tenant Lease Guaranty are in full force and effect and/or either the landlord or the tenant is in default of any of their respective obligations thereunder beyond applicable notice and cure periods.

Condominium Common Charges Reserve - The requirement for the borrower to make deposits to the condominium common charges reserve are waived until the lender has determined, in its sole discretion, that condominium common charges are required to become payable under the condominium documents governing the Sanofi Office Complex property.

A “Sole Tenant” means (i) Sanofi-Aventis or (ii) any successor of Sole Tenant pursuant to the terms of such sole tenant lease.

Lockbox / Cash Management. The loan is structured with a hard lockbox and in-place cash management. The borrower was required to send a tenant direction letter to the Sole Tenant instructing it to deposit all rents and payments into a lockbox account controlled by the lender. The loan documents also require that all rents received by the borrower or property manager be deposited into the lockbox account within two business days of receipt. Funds deposited into the lockbox account are required to be swept on each business day into a cash management account controlled by the lender and applied and disbursed in accordance with the loan documents. Upon the occurrence of an Excess Cash Flow Sweep Trigger Event (as defined below) prior to the ARD, all excess cash flow will be held as additional collateral for the loan. On or after the occurrence of the ARD, all excess cash flow is required to be applied to the principal balance of the Sanofi Office Complex Whole Loan and then to deferred and accrued interest at the revised interest rate.

An “Excess Cash Flow Sweep Trigger Event” will commence upon the earliest of (i) the date on which the Sole Tenant or any other Significant Tenant (as defined below) goes dark; (ii) the guarantor under the Sole Tenant Lease Guaranty has its senior debt rating downgraded below a rating of “BBB-” by S&P (or below the Moody’s equivalent of such S&P rating); (iii) the Sole Tenant or the guarantor under the Sole Tenant Lease Guaranty becomes insolvent or a debtor in any bankruptcy action; (iv) the borrower or the loan guarantor becomes insolvent or a debtor in any bankruptcy action; (v) the occurrence and continuance of an event of default under the Sanofi Office Complex Whole Loan documents; (vi) the Sole Tenant Lease Guaranty is no longer in full force and effect or the aggregate liability cap of $250.0 million of the guarantor thereunder has been reduced; (vii) the trailing 12-month debt service coverage ratio is less than 2.25x; or (viii) the Sole Tenant or any other Significant Tenant is in monetary default under its lease after the expiration of applicable notice and cure periods.

An Excess Cash Flow Sweep Trigger Event will end if with regard to clause (i) above, the date on which (a) a re-tenanting event occurs pursuant to the terms of the Sanofi Office Complex Whole Loan documents or (b) the Sole Tenant or Significant Tenant has reopened for business and is conducting normal business operations at substantially all of its demised premises; with regard to clause (ii) above, the date on which the senior unsecured debt rating of the Sole Tenant lease guarantor has been restored to at least “BBB-” by S&P (or the Moody’s equivalent of such S&P rating) and such rating has been maintained for six consecutive months; with regard to clause (iii) above, the date on which the Sole Tenant and/or the Sole Tenant lease guarantor, as applicable, (1) becomes solvent to the lender’s satisfaction for three consecutive months or (2) is no longer a debtor in any bankruptcy action and has affirmed the Sole Tenant lease and/or Sole Tenant Lease Guaranty pursuant to a final non-appealable order of a court of competent jurisdiction; with regard to clause (iv) above, the date on which the borrower or the loan sponsor, as the case may be, becomes solvent to the lender’s satisfaction for three consecutive months or is no longer a debtor in any bankruptcy action; with regard to clause (v) above, upon the cure or waiver of such event of default; with regard to clause (vi) above, the date on which, as applicable, the Sole Tenant Lease Guaranty is again in full force and effect and/or the limitation on liability under the Sole Tenant Lease Guaranty has been increased or reset such that not less than $250,000,000 remains available thereunder; with regard to clause (vii) above, the date on which the trailing 12-month debt service coverage ratio is at least 2.40x for six consecutive calendar months; and with regard to clause (viii) above, the date on which the Sole Tenant or such other Significant Tenant is no longer in monetary default under its lease or a re-tenanting event has occurred with respect to the applicable lease after expiration of applicable notice and cure periods.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

67 of 151

Structural and Collateral Term Sheet	JPMDB 2016-C2

Sanofi Office Complex

A “Significant Tenant” means any tenant occupying 25.0% or more of the Sanofi Office Complex property as measured by aggregate square footage or aggregate rent.

Right of First Offer. Sanofi-Aventis has a right of first offer (“ROFO”) to purchase the Sanofi Office Complex property. The ROFO is not extinguished by a foreclosure of the Sanofi Office Complex property and is not subordinate to the Sanofi Office Complex Whole Loan; however, the tenant has agreed that the due-on-sale and similar provisions in the loan documents will not be impaired in any way by the ROFO. In the event the tenant exercises the ROFO while the lender has the right to sell or cause the sale of the property, the purchase price will be at least equal to all amounts outstanding under the loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

68 of 151

Structural and Collateral Term Sheet	JPMDB 2016-C2

Williamsburg Premium Outlets

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

69 of 151

Structural and Collateral Term Sheet	JPMDB 2016-C2

Williamsburg Premium Outlets

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

70 of 151

Structural and Collateral Term Sheet	JPMDB 2016-C2

Williamsburg Premium Outlets

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

71 of 151

Structural and Collateral Term Sheet	JPMDB 2016-C2

Williamsburg Premium Outlets

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	GACC	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$50,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$50,000,000	Property Type - Subtype:	Retail – Anchored
% of Pool by IPB:	5.6%	Net Rentable Area (SF):	522,133
Loan Purpose:	Refinance	Location:	Williamsburg, VA
Borrowers(2):	Various	Year Built / Renovated:	1987 / 2005
Sponsor:	Simon Property Group, L.P.	Occupancy:	95.2%
Interest Rate:	4.22900%	Occupancy Date:	12/10/2015
Note Date:	1/7/2016	Number of Tenants:	126
Maturity Date:	2/6/2026	2013 NOI:	$19,642,834
Interest-only Period:	120 months	2014 NOI:	$20,711,911
Original Term:	120 months	2015 NOI:	$22,044,572
Original Amortization:	None	UW Economic Occupancy:	93.2%
Amortization Type:	Interest Only	UW Revenues:	$27,001,994
Call Protection(3):	L(27),Def(86),O(7)	UW Expenses:	$5,877,418
Lockbox:	CMA	UW NOI:	$21,124,575
Additional Debt:	Yes	UW NCF:	$19,976,379
Additional Debt Balance:	$135,000,000	Appraised Value / Per SF:	$337,800,000 / $647
Additional Debt Type:	Pari Passu	Appraisal Date:	12/3/2015

Escrows and Reserves(4)	Financial Information(1)
Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$354
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$354
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	54.8%
Replacement Reserves:	$0	Springing	$313,280	Maturity Date LTV:	54.8%
TI/LC:	$0	Springing	$1,983,114	UW NCF DSCR:	2.52x
Other:	$0	$0	N/A	UW NOI Debt Yield:	11.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$185,000,000	100.0%	Payoff Existing Debt	$98,018,872	53.0%
Return of Equity	85,685,850	46.3
Closing Costs	1,295,278	0.7
Total Sources	$185,000,000	100.0%	Total Uses	$185,000,000	100.0%

(1)	The Williamsburg Premium Outlets loan is part of a whole loan evidenced by seven pari passu notes with an aggregate original principal balance of $185.0 million. The Financial Information presented in the chart above reflects the Cut-off Date balance of the $185.0 million Williamsburg Premium Outlets Whole Loan.

(2)	The borrowing entities for the loan are Williamsburg Outlets, L.L.C. and Williamsburg Mazel, LLC, each a Delaware limited liability company and special purpose entity.

(3)	Defeasance of the full $185.0 million Williamsburg Premium Outlets Whole Loan is permitted after the date that is the earlier to occur of (i) two years from the closing date of the securitization that includes the last pari passu note to be securitized and (ii) March 6, 2019.

(4)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

72 of 151

Structural and Collateral Term Sheet	JPMDB 2016-C2

Williamsburg Premium Outlets

The Loan. The Williamsburg Premium Outlets loan is secured by a first mortgage lien on a 522,133 square foot outlet center located in Williamsburg, Virginia. The whole loan has an outstanding principal balance as of the Cut-off Date of $185.0 million (“Williamsburg Premium Outlets Whole Loan”), and is comprised of seven pari passu notes, Note A-1, Note A-2, Note A-3, Note A-4, Note A-5-A, Note A-5-B and Note A-6. Note A-2 and Note A-5-A, with an aggregate outstanding principal balance as of the Cut-off Date of $50.0 million, are being contributed to the JPMDB 2016-C2 Trust. Note A-1 and Note A-6, with an aggregate outstanding principal balance as of the Cut-off Date of $70.0 million, were contributed to the DBJPM 2016-C1 trust. Note A-3 and Note A-4, with an aggregate outstanding principal balance as of the Cut-off Date of $50.0 million, were contributed to the COMM 2016-DC2 trust. Note A-5-B, with an outstanding principal balance as of the Cut-off Date of $15.0 million, is expected to be contributed to one or more future securitization trusts. The holder of Note A-1 (the “Controlling Noteholder”) is the trustee of the DBJPM 2016-C1 trust. The trustee of the DBJPM 2016-C1 trust (or, prior to the occurrence and continuance of a control termination event under the related pooling and servicing agreement, the directing certificateholder for that securitization) will be entitled to exercise all of the rights of the Controlling Noteholder with respect to the Williamsburg Premium Outlets Whole Loan; however, the holders of Note A-2, Note A-3, Note A-4, Note A-5-A, Note A-5-B and Note A-6 will be entitled, under certain circumstances, to be consulted with respect to certain major decisions.

The Williamsburg Premium Outlets Whole Loan has a 10-year term and is interest-only for the term of the loan. The previously existing debt was securitized in the WBCMT 2006-C26, WBCMT 2006-C27 and RREF 2007-1A transactions.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1, A-6	$70,000,000	$70,000,000	DBJPM 2016-C1	Yes
A-2, A-5-A	50,000,000	50,000,000	JPMDB 2016-C2	No
A-3, A-4	50,000,000	50,000,000	COMM 2016-DC2	No
A-5-B	15,000,000	15,000,000	GACC	No
Total	$185,000,000	$185,000,000

The Borrowers. The borrowing entities for the Williamsburg Premium Outlets Whole Loan are Williamsburg Outlets, L.L.C. and Williamsburg Mazel, LLC, each a Delaware limited liability company and special purpose entity.

The Loan Sponsor. The loan’s sponsor and nonrecourse carve-out guarantor is Simon Property Group, L.P., which is an operating partnership of Simon Property Group, Inc. (“Simon”). Simon (rated A/A3/A by Fitch/Moody’s/S&P) is a publicly traded self-administered and self-managed real estate investment trust (NYSE: SPG) focused on retail property ownership and management. Simon is one of the largest publicly traded owner, operator and developer of retail assets in the United States. As of September 30, 2015, Simon operated 208 income-producing properties in the United States, consisting of 109 malls, 69 outlet centers, 14 mills, three community centers, and 13 other retail properties located in 37 states and Puerto Rico. As of September 2015, Simon had approximately $30.6 billion in assets, which is up 3.8% from approximately $29.5 billion in December 2014. Consolidated net income for the nine months ended September 30, 2015 was approximately $1.5 billion, which is up 25.3% from approximately $1.2 billion for the nine months ended September 30, 2014. The Williamsburg Premium Outlets Whole Loan will be recourse to the guarantor pursuant to standard non-recourse carve-outs, however, the guaranty (which also includes environmental indemnity provisions) provides that the guarantor’s liability may not exceed $37.0 million in the aggregate (20.0% of the original loan amount), plus all reasonable out-of-pocket costs and expenses (including court costs and reasonable attorneys’ fees) incurred by the lender in the enforcement of the guaranty or the preservation of the lender’s rights thereunder.

The Property. The Williamsburg Premium Outlets property consists of a 522,133 square foot open-air outlet center situated on a 57.1 acre site located approximately 45 miles southeast of Richmond, Virginia and 4 miles north of William and Mary University. The Williamsburg Premium Outlets was developed in phases starting in 1987 and renovated in 2005. In 2010, the Williamsburg Premium Outlets was acquired by its current loan sponsor, Simon Property Group, L.P., for approximately $211.9 million ($406 per square foot) on an allocated cost basis, as a part of its acquisition of Prime Outlets. Over the course of the ownership, the loan sponsor invested approximately $38.6 million ($74 per square foot) in the Williamsburg Premium Outlets, mainly for tenant improvements and leasing commissions.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

73 of 151

Structural and Collateral Term Sheet	JPMDB 2016-C2

Williamsburg Premium Outlets

As of December 10, 2015, the Williamsburg Premium Outlets was 95.2% leased to a broad mix of approximately 126 national and international brand-name retailers including Nike Factory Store, Polo Ralph Lauren, Coach, Banana Republic Factory, Ann Taylor Factory Store, Nautica Factory Store, J. Crew Factory Store and Michael Kors. The center also includes a 29,000 square foot Food Lion grocer and a Rite Aid pharmacy, which create an additional draw to the center. The Williamsburg Premium Outlets features approximately 2,961 surface parking spaces, which equates to a ratio of 5.67 spaces per 1,000 square feet of space.

For the trailing twelve month period ended July 2015, tenants at the Williamsburg Premium Outlets report sales and occupancy cost of approximately $500 per square foot and 10.2%, respectively, with sales and occupancy cost for In-line tenants with less than 10,000 square feet reported to be $485 per square foot and 11.2%.

The Market. The Williamsburg Premium Outlets is located within the Hampton Roads market (Virginia Beach-Norfolk-Newport News VA-NC metropolitan statistical area), along the west side of Route 60 (Richmond Road) and just south of the interchange with Route 199 (Humelsine Parkway) in Williamsburg. The outdoor shopping destination serves the nearby areas of Williamsburg, Virginia Beach, Norfolk and Richmond. There are also several attractions within a 15 mile radius that provide additional draws to the area, including Great Wolf Lodge, College of William and Mary, which has approximately 8,500 students, and Colonial Williamsburg, a living-history museum, as well as Busch Gardens theme park and Water Country USA water park. The Williamsburg Premium Outlets is the only premium outlet center within a 70-mile radius. The primary trade area of the Williamsburg Premium Outlets is an approximately 15-mile radius. Within a 15-mile radius of the Williamsburg Premium Outlets, the 2015 average household income is $91,415 with a population of 157,271. The population is projected to increase approximately 1.4% annually from 2015 to 2020 according to the appraisal.

According to the appraisal, as of the third quarter of 2015, the Hampton Roads retail market had approximately 102.3 million square feet of retail space with a vacancy rate of approximately 6.1%. In addition, the Williamsburg Premium Outlets is located in the Williamsburg Retail submarket and the area is also influenced by trends in the nearby Lightfoot Retail submarket. The Williamsburg and Lightfoot Retail submarkets had a third quarter of 2015 retail supply of approximately 5.5 million square feet and 2.5 million square feet, respectively, with an average vacancy rate of 6.8% and 4.6%, respectively. For the Williamsburg Retail submarket, the current average asking rent is $17.66 per square foot, which is higher than the Hampton Roads market. For the Lightfoot Retail submarket, the current average asking rent is $11.67 per square foot, which is lower than the Hampton Roads market.

Competitive Set Summary(1)
Property	Year Built / Renovated	Property Type	Total GLA	Est. Occ.	Proximity	Anchor Tenants
Williamsburg Premium Outlets	1987 / 2005	Outlet Center	522,133	95.2%	NAP	Food Lion, Nike Factory Store, Polo Ralph Lauren, Coach
New Town Shops on Main (Primary)	2001	Lifestyle Center	253,000	100.0%	2 miles	Regal Cinemas, Barnes & Noble
Patrick Henry Mall (Secondary)	1987 / 2005	Regional Center	715,000	90.0%	25 miles	Dick’s Sporting Goods, Dillard’s, JCPenney, Macy’s
City Center at Oyster Point (Secondary)	2004	Lifestyle Center	215,000	95.0%	28 miles	Paragon City Center 12
Peninsula Town Center (Secondary)	1977	Regional Center	865,000	75.0%	33 miles	JCPenney, Macy’s, Target
(1)	Based on the appraisal.

The below table presents historical sales at the Williamsburg Premium Outlets.

Historical Sales PSF(1)
	2011	2012	2013	2014	TTM(2)
Anchor / Grocery
Food Lion	$381	$376	$357	$361	$367

Major Tenants (>10,000 sq. ft.)
Nike Factory Store	$619	$711	$771	$841	$855
Polo Ralph Lauren	$867	$902	$847	$760	$758
Coach	NAP	NAP	$909	$923	$756
Major Tenants Subtotal / Wtd. Avg.	$736	$802	$835	$835	$794

In-line Tenants (<10,000 sq. ft.)	$449	$459	$471	$481	$485
Restaurants	$486	$526	$356	$334	$317
Total/Wtd. Avg.	$464	$476	$492	$500	$500
(1)	Sales figures were provided by the borrower and represent the most recent trailing 12 months for tenants reporting sales.

(2)	TTM represents sales through July 2015.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

74 of 151

Structural and Collateral Term Sheet	JPMDB 2016-C2

Williamsburg Premium Outlets

Historical Occupancy(1)
2012	2013	2014	2015(2)
96.7%	97.5%	96.9%	95.2%
(1)	Historical Occupancies are as of December 31 of each respective year.

(2)	2015 Occupancy is as of December 10, 2015.

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Sales PSF(3)	Occupancy Costs(3)	Lease Expiration Date
Food Lion	NA / NA / NA	29,000	5.6%	$6.50	$367	1.8%	4/20/2020
Nike Factory Store	A1 / AA- / NA	13,852	2.7%	$20.00	$855	3.5%	9/30/2020
Polo Ralph Lauren(4)	A2 / A / NA	12,538	2.4%	$25.35	$758	3.4%	8/31/2018
Coach	Baa2 / BBB- / BBB	10,000	1.9%	$85.00	$756	13.2%	1/31/2024
The North Face(5)	A3 / A / NA	9,492	1.8%	$26.52	$782	5.6%	11/30/2022
Gap Outlet	Baa2 / BBB- / BBB-	9,007	1.7%	$34.86	$471	7.8%	1/31/2020
Bass Shoes	NA / NA / NA	8,555	1.6%	$33.41	$345	12.6%	10/31/2017
Banana Republic Factory	Baa2 / BBB- / BBB-	8,252	1.6%	$29.88	$549	7.6%	1/31/2021
Hanesbrands	Ba2 / BB / NA	8,000	1.5%	$34.89	$280	18.2%	3/31/2021
Under Armour(6)	NA / NA / NA	7,976	1.5%	$40.00	N/A	N/A	9/30/2025

(1)	Based on the underwritten rent roll.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	Sales PSF and Occupancy Costs represent the trailing 12-month period ending on July 31, 2015.

(4)	Polo Ralph Lauren has the right to terminate its lease at any time if annual gross sales are less than $4,368,640 with eight months’ written notice within the close of the lease year. Polo Ralph Lauren’s gross sales for TTM July were $9,500,000.

(5)	The North Face has the right to terminate its lease if annual gross sales for the period ending August 2017 are less than $3,000,000 with 90 days’ written notice and a termination fee equal to $65,900. The North Face’s gross sales for TTM July were $7,418,000.

(6)	Under Armour has the right to terminate its lease if annual gross sales for the period ending September 2020 are less than $4,500,000 with 60 days’ written notice.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	25,111	4.8%	NAP	NAP	25,111	4.8%	NAP	NAP
2016 & MTM	13	38,319	7.3	$1,328,239	7.0%	63,430	12.1%	$1,328,239	7.0%
2017	11	39,833	7.6	1,481,622	7.8	103,263	19.8%	$2,809,862	14.9%
2018	32	100,145	19.2	4,387,174	23.2	203,408	39.0%	$7,197,035	38.1%
2019	19	72,785	13.9	2,688,890	14.2	276,193	52.9%	$9,885,925	52.3%
2020	14	86,536	16.6	2,073,800	11.0	362,729	69.5%	$11,959,725	63.3%
2021	8	36,340	7.0	1,234,274	6.5	399,069	76.4%	$13,194,000	69.8%
2022	6	25,647	4.9	813,990	4.3	424,716	81.3%	$14,007,990	74.1%
2023	4	16,600	3.2	739,868	3.9	441,316	84.5%	$14,747,858	78.0%
2024	6	29,299	5.6	1,552,348	8.2	470,615	90.1%	$16,300,206	86.2%
2025	9	37,583	7.2	1,849,385	9.8	508,198	97.3%	$18,149,591	96.0%
2026	3	12,263	2.3	605,475	3.2	520,461	99.7%	$18,755,066	99.2%
2027 & Beyond	1	1,672	0.3	148,306	0.8	522,133	100.0%	$18,903,372	100.0%
Total	126	522,133	100.0%	$18,903,372	100.0%
(1)	Based on the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

75 of 151

Structural and Collateral Term Sheet	JPMDB 2016-C2

Williamsburg Premium Outlets

Operating History and Underwritten Net Cash Flow
	2012	2013	2014	2015	Underwritten	Per Square Foot	%(1)
Rents in Place(2)	$17,682,876	$18,632,394	$18,910,964	$19,182,237	$19,719,545	$37.77	71.7%
Vacant Income	0	0	0	0	1,008,526	1.93	3.7
Gross Potential Rent	$17,682,876	$18,632,394	$18,910,964	$19,182,237	$20,728,072	$39.70	75.4%
Total Reimbursements	4,841,371	5,264,085	6,448,250	6,634,362	6,759,030	12.95	24.6
Net Rental Income	$22,524,247	$23,896,479	$25,359,214	$25,816,599	$27,487,101	$52.64	100.0%
(Vacancy/Credit Loss)(3)(4)	69,873	(7,076)	(32,796)	(27,433)	(1,524,664)	(2.92)	(5.5)
Other Income	891,146	912,843	1,233,984	1,552,882	1,039,556	1.99	3.8
Effective Gross Income	$23,485,266	$24,802,246	$26,560,402	$27,342,048	$27,001,994	$51.71	98.2%

Total Expenses	$5,060,510	$5,159,412	$5,848,491	$5,297,476	$5,877,418	$11.26	21.8%

Net Operating Income	$18,424,756	$19,642,834	$20,711,911	$22,044,572	$21,124,575	$40.46	78.2%

Total TI/LC, Capex/RR	0	0	0	0	1,148,197	2.20	4.3
Net Cash Flow	$18,424,756	$19,642,834	$20,711,911	$22,044,572	$19,976,379	$38.26	74.0%
(1)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(2)	Underwritten Rents in Place includes $457,175 in contractual rent step through January 1, 2017 and $358,998 of temporary tenant rent for ATM and kiosk tenants.

(3)	The 2012 Credit Loss number includes an $81,797 bad debt recovery relating to a write-off that occurred prior to Simon’s acquisition of the Williamsburg Premium Outlets in 2010. The recovery is netted against the bad debt expenses for a net recovery of $69,873 in 2012.

(4)	The Underwritten Vacancy (exclusive of Credit Loss) represents 6.8% of gross potential rent plus total other income and is based on the submarket vacancy rate as of the third quarter of 2015 of 6.8%. Credit Loss accounts for 0.2% of gross potential rent plus total other income and is based on the expected bad debt.

Property Management. The property is managed by Simon Management Associates, LLC, an affiliate of the sponsor.

Escrows and Reserves. No upfront escrows were taken at origination.

Tax Escrows - The requirement for the borrowers to make monthly deposits to the tax escrow is waived so long as no DSCR Reserve Trigger Event (as defined below) exists and the borrowers do not become delinquent on taxes or fail to provide the lender with satisfactory evidence that taxes have not become delinquent upon request.

Insurance Escrows - The requirement for the borrowers to make monthly deposits to the insurance escrow is waived so long as no event of default exists. In addition, the borrowers are not required to make deposits for insurance premiums so long as the borrowers provide satisfactory evidence that the property is insured under an acceptable blanket policy.

Replacement Reserves - The requirement for the borrowers to make monthly deposits to the replacement reserve is waived so long as no DSCR Reserve Trigger Event or event of default exists. Following the occurrence and during the continuance of a DSCR Reserve Trigger Event or an event of default, the borrowers are required to deposit $13,053 per month (approximately $0.30 per square foot annually) for replacement reserves. The reserve is subject to a cap of $313,280 (approximately $0.60 per square foot).

TI/LC Reserves - The requirement for the borrowers to make monthly deposits into the TI/LC reserve is waived so long as no DSCR Reserve Trigger Event or event of default exists. Following the occurrence and during the continuance of a DSCR Reserve Trigger Event or an event of default, the borrowers are required to deposit $82,630 per month (approximately $1.90 per square foot annually) for TI/LC reserves. The reserve is subject to a cap of $1,983,114 (approximately $3.80 per square foot).

A “DSCR Reserve Trigger Event” means the DSCR as calculated in the loan documents based on the trailing four calendar quarters falls below 1.20x for two consecutive calendar quarters.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

76 of 151

Structural and Collateral Term Sheet	JPMDB 2016-C2

Williamsburg Premium Outlets

Lockbox / Cash Management. The loan is structured with a CMA lockbox. The borrowers were required to send tenant direction letters to all tenants instructing them to deposit all rents and payments into the lockbox account controlled by the lender. The funds are then returned to an account controlled by the borrowers on a weekly basis until the occurrence of a Lockbox Event (as defined below). During the continuance of a Lockbox Event, all rents will be swept to a segregated cash management account and held in trust and for the benefit of the lender. The lender will have a first priority security interest in the cash management account. Upon the occurrence and during the continuance of a Lockbox Event, all funds deposited into the cash management account after payment of debt service, required reserves and budgeted operating expenses will be held as additional security for the loan.

A “Lockbox Event” means (i) the occurrence and continuance of an event of default, (ii) any bankruptcy action of the borrowers or manager, (iii) the debt service coverage ratio as calculated in the loan documents based on the trailing twelve-month period falls below 1.10x for two consecutive calendar quarters, and will end if (a) with respect to clause (i), such event of default is cured and (b) with respect to clause (iii), the debt service coverage ratio based on a trailing twelve-month basis is at least 1.10x for two consecutive quarters.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

77 of 151

Structural and Collateral Term Sheet	JPMDB 2016-C2

[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

78 of 151

Structural and Collateral Term Sheet	JPMDB 2016-C2

Four Penn Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

79 of 151

Structural and Collateral Term Sheet	JPMDB 2016-C2

Four Penn Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

80 of 151

Structural and Collateral Term Sheet	JPMDB 2016-C2

Four Penn Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

81 of 151

Structural and Collateral Term Sheet	JPMDB 2016-C2

Four Penn Center

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$48,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$48,000,000	Property Type - Subtype:	Office – CBD
% of Pool by IPB:	5.4%	Net Rentable Area (SF):	522,600
Loan Purpose:	Refinance	Location:	Philadelphia, PA
Borrower:	Four Penn Center Owner LLC	Year Built / Renovated:	1964 / 2001
Sponsor:	Interventure Advisors LP	Occupancy:	83.9%
Interest Rate:	4.67500%	Occupancy Date:	3/31/2016
Note Date:	4/8/2016	Number of Tenants:	22
Maturity Date:	5/1/2026	2013 NOI(2):	$6,455,823
Interest-only Period:	60 months	2014 NOI(2):	$7,208,225
Original Term:	120 months	2015 NOI:	$7,245,528
Original Amortization:	360 months	TTM NOI (as of 2/2016):	$7,239,158
Amortization Type:	IO-Balloon	UW Economic Occupancy:	85.2%
Call Protection(3):	L(24),Def(92),O(4)	UW Revenues:	$12,933,695
Lockbox:	Hard	UW Expenses:	$5,269,438
Additional Debt:	Yes	UW NOI:	$7,664,258
Additional Debt Balance:	$20,925,000	UW NCF:	$6,403,880
Additional Debt Type:	Pari Passu	Appraised Value / Per SF:	$91,900,000 / $176
		Appraisal Date:	3/7/2016

Escrows and Reserves(4)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$132
Taxes:	$292,298	$97,433	N/A	Maturity Date Loan / SF:	$121
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	75.0%
Replacement Reserves:	$8,710	$8,710	N/A	Maturity Date LTV:	68.8%
TI/LC:	$0	Springing	N/A	UW NCF DSCR:	1.50x
Other:	$0	$0	N/A	UW NOI Debt Yield:	11.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$68,925,000	82.9%	Payoff Existing Debt	$82,164,679	98.8%
Sponsor Equity	14,224,636	17.1%	Closing Costs	683,949	0.8
			Upfront Reserves	301,008	0.4
Total Sources	$83,149,636	100.0%	Total Uses	$83,149,636	100.0%
(1)	The Four Penn Center loan is part of a whole loan evidenced by two pari passu notes with an aggregate original principal balance of $68.925 million. The Financial Information presented in the chart above reflects the Cut-off Date balance of the $68.925 million Four Penn Center Whole Loan.
(2)	The increase in 2014 NOI from 2013 NOI was driven predominantly by a reduction in expenses related to real estate taxes. In 2014, the city was re-assessed under the Actual Value Initiative, whereby properties were assessed at 100.0% of market value. As a result, total taxes for the property decreased by approximately 47.5%.
(3)	Defeasance of the full $68.925 million Four Penn Center Whole Loan is permitted after the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized (the “Permitted Defeasance Date”). If the Permitted Defeasance Date has not occurred by June 1, 2019, the borrower also has the right to prepay the Four Penn Center Whole Loan in whole, but not in part, with a yield maintenance premium.
(4)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

82 of 151

Structural and Collateral Term Sheet	JPMDB 2016-C2

Four Penn Center

The Loan. The Four Penn Center loan is secured by a first mortgage lien on a 21-story, 522,600 square foot Class A multi-tenant office building located in Philadelphia, Pennsylvania. The whole loan has an outstanding principal balance as of the Cut-off Date of $68.925 million (the “Four Penn Center Whole Loan”), and is comprised of two pari passu notes, Note A-1 and Note A-2. Note A-1, with an outstanding principal balance as of the Cut-off Date of $48.0 million, is being contributed to the JPMDB 2016-C2 Trust. Note A-2, with an outstanding principal balance as of the Cut-off Date of $20.925 million, is expected to be contributed to one or more future securitization trusts. The holder of Note A-1 (the “Controlling Noteholder”) will be the trustee of the JPMDB 2016-C2 Trust. The trustee of the JPMDB 2016-C2 Trust (or, prior to the occurrence and continuance of a control termination event under the pooling and servicing agreement, the directing certificateholder) will be entitled to exercise all of the rights of the Controlling Noteholder with respect to the Four Penn Center Whole Loan; however, the holder of Note A-2 will be entitled, under certain circumstances, to be consulted with respect to certain major decisions. The Four Penn Center Whole Loan has a 10-year term and, subsequent to a five-year interest only period, will amortize on a 30-year schedule. The previously existing debt was securitized in the JPMCC 2006-LDP7 transaction.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$48,000,000	$48,000,000	JPMDB 2016-C2	Yes
A-2	20,925,000	20,925,000	JPMCB	No
Total	$68,925,000	$68,925,000

The Borrower. The borrowing entity for the Four Penn Center Whole Loan is Four Penn Center Owner LLC, a Delaware limited liability company and special purpose entity.

The Loan Sponsor. The nonrecourse carve-out guarantor is Prism Office Holdings LLC and the loan sponsor is Interventure Advisors LP (“Interventure Advisors”). Prism Office Holdings LLC and Interventure Advisors are run by Teresa Tsai. Ms. Tsai has over 24 years of professional experience advising corporations, institutional investors, investment banks, family offices and private individuals with respect to a wide variety of complex transactions and investment-related issues. Interventure Advisors, which serves as an advisor to Prism Office Holdings LLC., is headquartered in New York, New York. Interventure Advisors is a privately owned independent advisory firm founded in January 2011 and provides full-service investment advisory and real estate portfolio and asset management services to high net worth individuals, families and other private investors. As of July 13, 2015, Interventure Advisors had ownership interests in four properties totaling approximately 1.7 million square feet with an aggregate portfolio market value of approximately $491.4 million.

The loan sponsor acquired the property in 2006 for $109.0 million (approximately $209 per square foot). According to the previous sponsor, the property underwent an $80.0 million (approximately $153 per square foot) renovation that was completed in 2001. The renovation included installation of new mechanicals, lobby and tenant finishes upgrades, roof repairs and the installation of thermally efficient windows.

The Property. Four Penn Center is a 21-story, 522,600 square foot Class A multi-tenant office building located in the central business district in Philadelphia, Pennsylvania. The property was developed in 1964 on an approximately 0.83-acre site. The main entrance to the property is located along John F. Kennedy Boulevard with additional access provided from a plaza located in the rear of the building. Amenities at the property include a 24-hour security desk, a large conference room for shared use and views of John F. Kennedy Plaza and City Hall. The property is part of the “Penn Center” group of buildings, which sit above and have direct access to Suburban Station. Suburban Station is a transportation hub that provides access to the regional rail and metro subway system and green-line trolleys. Additionally, Suburban Station provides direct access to 30th Street Station, Philadelphia International Airport and the surrounding suburbs. Regional access is also provided via Interstate 676, located approximately 0.5 miles north of the property, which provides direct access to the surrounding areas as well as Interstate 76 and Interstate 95. The property also contains several ground floor retail spaces leased to Bank of America, Dunkin’ Donuts and Creato Signs. While Four Penn Center does not contain on-site parking, an underground parking garage is located directly across from the property and can be accessed underground via the concourse level.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

83 of 151

Structural and Collateral Term Sheet	JPMDB 2016-C2

Four Penn Center

As of March 31, 2016, the property was 83.9% occupied by 22 tenants. The largest tenant at the property, Elsevier, Inc. (“Elsevier”) leases 25.9% of the net rentable area through June 2018 and has occupied its space since April 2005 with an additional expansion in July 2006. Elsevier is a multinational publisher of scientific, technical and health information products and services and the property serves as its North American headquarters. The company was originally founded in 1880 in Amsterdam, Netherlands and has grown to 70 offices worldwide. Elsevier is a subsidiary of RELX Group (NYSE: RELX), a global provider of information and analytics that employs approximately 30,000 people with offices in approximately 40 countries. Elsevier accounts for 29.5% of the in-place base rent and its lease contains two remaining five-year renewal options. The second largest tenant, Post & Schell, leases approximately 15.4% of the net rentable area through September 2018 and has occupied its space since September 2003. Post & Schell is a multi-practice law firm that provides legal services and strategic counseling to a wide range of clients. The law firm has seven different offices across the northeastern region with Four Penn Center serving as its primary location. Post & Schell accounts for 19.2% of the in-place base rent and its lease contains two remaining five-year renewal options. The third largest tenant, Federal Insurance Company (“FIC”) leases 11.3% of the net rentable area through March 2018 and has occupied its space since April 2003. FIC provides property and casualty insurance products and services as well as insurance management services for both businesses and individuals. FIC subleases 21,832 square feet of its space to Internet Order, LLC, which has assigned the sublease to TD Bank, N.A. FIC was originally founded in 1901 and operates as a subsidiary of The Chubb Corporation (NYSE: CB). The Chubb Corporation is the world’s largest publicly traded property and casualty insurance company with approximately $154.4 billion in total assets as of December 31, 2015 and is a Fortune 500 company. FIC accounts for 12.7% of the in-place base rent and its lease contains two remaining five-year renewal options.

Four Penn Center has many demand drivers within walking distance of the property, including Suburban Station, City Hall, the Comcast Center and numerous shops, restaurants and cultural attractions. Approximately 50,000 commuters travel through Suburban Station on a daily basis, making it one of the busiest transportation hubs in the city. City Hall, which includes Dilworth Park, is located across the street directly east of the property. According to the appraisal, Dilworth Park recently underwent an approximately $50.0 million renovation to enhance its public spaces, upgrade transit access and add a café. The Comcast Center is located two blocks west of the property and is Philadelphia’s tallest office building. Additionally, Comcast is currently constructing its new headquarters building, the Comcast Innovation and Technology Center, across the street from the existing Comcast Center. The new 59-story building is 100% pre-leased to Comcast and will feature approximately 1.3 million square feet of office space and a Four Seasons hotel on the top floors of the building. The appraisal also identified the FMC Tower at Cira Centre South, a new 861,000 square foot building expected to open in the summer of 2016 that will feature 622,000 square feet of office space. The building is approximately 60.8% pre-leased to FMC Corporation and University of Pennsylvania and is the first new office building constructed in the Philadelphia central business district in nine years.

Four Penn Center is located in the central business district submarket of the greater Philadelphia office market. As of the first quarter of 2016, the central business district submarket totaled approximately 60.8 million square feet of space with an overall vacancy rate of 9.5% and average rents of $28.45 per square foot, compared to 8.7% and $27.55 per square foot, respectively, as of the first quarter of 2015. Additionally, as of the first quarter of 2016, the Class A central business district submarket totaled approximately 36.6 million square feet of space with an overall vacancy of 9.6% and average rents of $30.09 per square foot. The appraisal identified four directly comparable office properties built between 1960 and 1980 and ranging in size from approximately 128,128 to 981,743 square feet. Recently executed leases for the comparable office properties ranged from $26.00 to $29.50 per square foot, with a weighted average of $27.20 per square foot. The weighted average in-place office rents for Four Penn Center are $26.58 per square foot, which is in line with the appraisal’s concluded average office market rents of $26.00. Additionally, the appraisal identified four directly comparable bank retail properties and five comparable ground floor retail properties. Recently executed leases for the comparable bank retail properties ranged from $85.00 to $135.00 per square foot, with a weighted average of $98.36, while recently executed leases for the comparable ground floor retail properties ranged from $24.75 to $100.00 per square foot, with a weighted average of $54.93 per square foot. The weighted average in-place bank retail and ground floor retail rents at Four Penn Center are $52.00 and $43.85 per square foot, respectively.

Historical and Current Occupancy(1)
2013	2014	2015	Current(2)
82.9%	83.9%	83.9%	83.9%
(1)	Historical occupancies are as of December 31 of each respective year.
(2)	Current Occupancy is as of March 31, 2016.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

84 of 151

Structural and Collateral Term Sheet	JPMDB 2016-C2

Four Penn Center

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	% of Total Base Rent	Lease Expiration Date
Elsevier, Inc.	NA / BBB+ / BBB+	135,468	25.9%	$26.21	29.5%	6/30/2018
Post & Schell	NA / NA / NA	80,479	15.4%	$28.75	19.2%	9/30/2018
Federal Insurance Company(3)	A3 / NA / NA	58,860	11.3%	$26.00	12.7%	3/31/2018
Bank of America	Baa1 / BBB+ / A	34,124	6.5%	$28.00	7.9%	7/31/2017
Flaster / Greenberg	NA / NA / NA	27,636	5.3%	$26.02	6.0%	9/30/2016
Ansa Assuncao	NA / NA / NA	13,002	2.5%	$25.00	2.7%	9/30/2022
Right Management Consultants	NA / NA / NA	11,907	2.3%	$27.50	2.7%	2/28/2017
Parsons Brinckerhoff(4)	NA / NA / NA	11,817	2.3%	$26.00	2.6%	3/29/2020
Linebarger Goggan Blair & Sampson(5)	NA / NA / NA	11,707	2.2%	$25.72	2.5%	6/30/2022
McCormick & Priore, PC	NA / NA / NA	10,591	2.0%	$28.50	2.5%	8/30/2020
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field, whether or not the parent company guarantees the lease.
(3)	Federal Insurance Company subleases 21,832 square feet of its space to Internet Order, LLC, which has assigned the sublease to TD Bank, N.A.
(4)	Parsons Brinckerhoff has a one-time right to terminate its lease as of March 31, 2018, with 12 months’ notice and payment of a termination fee.
(5)	Linebarger Goggan Blair & Sampson has the right to terminate its lease as of either (i) June 1, 2017, or (ii) June 1, 2019, with 12 months’ notice and the payment of a termination fee.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	83,908	16.1%	NAP	NAP	83,908	16.1%	NAP	NAP
2016 & MTM	2	27,636	5.3	$719,172	6.0%	111,544	21.3%	$719,172	6.0%
2017	5	64,713	12.4	1,801,594	15.0	176,257	33.7%	$2,520,766	20.9%
2018	5	283,206	54.2	7,612,346	63.2	459,463	87.9%	$10,133,113	84.1%
2019	1	2,975	0.6	74,375	0.6	462,438	88.5%	$10,207,488	84.8%
2020	3	24,331	4.7	680,237	5.6	486,769	93.1%	$10,887,724	90.4%
2021	0	0	0.0	0	0.0	486,769	93.1%	$10,887,724	90.4%
2022	3	32,011	6.1	1,009,511	8.4	518,780	99.3%	$11,897,235	98.8%
2023	1	0	0.0	0	0.0	518,780	99.3%	$11,897,235	98.8%
2024	1	1,640	0.3	89,610	0.7	520,420	99.6%	$11,986,845	99.5%
2025	0	0	0.0	0	0.0	520,420	99.6%	$11,986,845	99.5%
2026	0	0	0.0	0	0.0	520,420	99.6%	$11,986,845	99.5%
2027 & Beyond(2)	1	2,180	0.4	55,590	0.5	522,600	100.0%	$12,042,435	100.0%
Total	22	522,600	100.0%	$12,042,435	100.0%
(1)	Based on the underwritten rent roll.
(2)	2027 & Beyond includes 2,180 square feet used as a management office.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

85 of 151

Structural and Collateral Term Sheet	JPMDB 2016-C2

Four Penn Center

Operating History and Underwritten Net Cash Flow
	2013	2014	2015	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place	$11,170,411	$11,465,714	$11,537,988	$11,561,110	$12,042,435	$23.04	82.0%
Vacant Income	0	0	0	0	2,172,573	4.16	14.8%
Gross Potential Rent	$11,170,411	$11,465,714	$11,537,988	$11,561,110	$14,215,008	$27.20	96.8%
CAM Reimbursements	869,171	577,031	472,486	461,737	473,686	0.91	3.2%
Net Rental Income	$12,039,582	$12,042,745	$12,010,474	$12,022,847	$14,688,693	$28.11	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(2,172,573)	(4.16)	(14.8)--
Other Income(3)	437,447	423,062	418,006	417,575	417,575	0.80	2.8%
Effective Gross Income	$12,477,029	$12,465,807	$12,428,480	$12,440,422	$12,933,695	$24.75	88.1%

Total Expenses(4)	$6,021,206	$5,257,582	$5,182,952	$5,201,264	$5,269,438	$10.08	40.7%

Net Operating Income(4)	$6,455,823	$7,208,225	$7,245,528	$7,239,158	$7,664,258	$14.67	59.3%

Total TI/LC, Capex/RR	0	0	0	0	1,260,378	2.41	9.7%
Net Cash Flow	$6,455,823	$7,208,225	$7,245,528	$7,239,158	$6,403,880	$12.25	49.5%
(1)	TTM represents the trailing 12-month period ending on February 29, 2016.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.
(3)	Other Income represents electricity reimbursements, storage revenue and miscellaneous revenue.
(4)	The increase in 2014 Net Operating Income from 2013 Net Operating Income was driven predominantly by a reduction in expenses related to real estate taxes. In 2014, the city was re-assessed under the Actual Value Initiative, whereby properties were assessed at 100.0% of market value. As a result, total taxes for the property decreased by approximately 47.5%.

Property Management. The Four Penn Center property is managed by Stream Realty Partners – DC, L.P., a Texas limited partnership. The current management agreement is effective as of August 1, 2013, and will continue until otherwise terminated by either party. The management agreement provides for a contractual management fee of 3.0% of gross receipts, payable on a monthly basis. The management fees related to the Four Penn Center property are subordinate to the liens and interests of the Four Penn Center Whole Loan.

Escrows and Reserves. At origination, the borrower deposited into escrow $292,298 for real estate taxes and $8,710 for replacement reserves.

Tax Escrows - On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated tax payments, which currently equates to $97,433.

Insurance Escrows - The requirement for the borrower to make deposits to the insurance escrow is waived so long as no event of default has occurred and is continuing and the borrower provides satisfactory evidence that the property is insured as part of a blanket policy in accordance with the loan documents.

Replacement Reserves - On a monthly basis, the borrower is required to escrow $8,710 ($0.20 per square foot annually) for replacement reserves. The reserve is not subject to a cap.

TI/LC Reserves - The loan is structured such that there is a Cash Sweep Event (as defined below) in effect on the origination date (a “2018 Rollover Trigger”), and all excess cash flow is required to be deposited into the TI/LC reserve. On a monthly basis commencing after the occurrence of any of the following: (i) the balance of funds in the TI/LC reserve is equal to or greater than $50.00 per square foot with respect to the office square footage for any portion of the leases for Elsevier, Post & Schell and FIC that has not been renewed or re-leased beyond its current 2018 expiration date in accordance with the loan documents; or (ii) the achievement of a debt service coverage ratio (excluding rent from any of the foregoing tenants under any portion of a related lease that is not renewed or re-leased) of at least 1.10x for one quarter, based on the trailing three-month period (each of the foregoing (i) or (ii) is referred to as a “2018 Cash Sweep Event Cure”), the borrower is required to escrow $74,035 ($1.70 per square foot annually) for tenant improvements and leasing commissions. In addition, to the extent there is a Cash Sweep Event as a result of a DSCR Trigger (as defined below) or a 2023 Rollover Trigger (as defined below), all excess cash flow will be required to be deposited into the TI/LC reserve.

Lockbox / Cash Management. The Four Penn Center Whole Loan is structured with a hard lockbox. The borrower was required to deliver tenant direction letters to deposit all revenues directly into a lockbox account controlled by the lender. All funds in the lockbox account are swept on each business day to a segregated cash management account under the control of the lender and disbursed in accordance with the loan documents. To the extent a Cash Sweep Event is continuing, all excess cash flow on deposit in the cash management account (except to the extent described in “TI/LC Reserves” above) will be held in the excess cash flow subaccount. The lender has a first priority security interest in the cash management account.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

86 of 151

Structural and Collateral Term Sheet	JPMDB 2016-C2

Four Penn Center

A “Cash Sweep Event” means the occurrence of (i) an event of default, (ii) any bankruptcy action of the borrower, sponsor or property manager (provided, to the extent the manager is not affiliated with the borrower, the borrower may replace the manager with a qualified manager in accordance with the loan documents within 60 days), (iii) any time after January 1, 2019, the date on which the debt service coverage ratio, based on trailing three months of gross income from operations, is less than 1.10x (a “DSCR Trigger”), (iv) a 2018 Rollover Trigger or (v) if more than 25.0% of the square footage is leased to two or fewer tenants and such leases are scheduled to expire in the 2023 calendar year, the date that is the latest of (a) the date on which the preceding lease concentration first occurs, (b) the occurrence of a 2018 Cash Sweep Event Cure or (c) January 1, 2019 (any of the foregoing (a), (b) or (c), the “2023 Rollover Trigger”).

A Cash Sweep Event will end if (a) with respect to clause (i) above, the respective event of default has been cured or waived, (b) with respect to the manager portion of clause (ii) above, the property manager is replaced with a qualified property manager under a replacement management agreement, (c) with respect to clause (ii) above, solely with respect to an involuntary bankruptcy or insolvency action of the borrower for which the borrower, guarantor and their affiliates did not consent to, acquiesce in or collude with creditors for such filing, such involuntary bankruptcy or insolvency is discharged within 90 days and without any material adverse consequence to the Four Penn Center Whole Loan or property, (d) with respect to clause (iii) above, the debt service coverage ratio is 1.10x or greater for one quarter based on the trailing three-month period, (e) with respect to clause (iv) above, a 2018 Cash Sweep Event Cure has occurred and (f) with respect to clause (v) above, the occurrence of any of the following, (1) a total of $4,277,233 of excess cash flow has been deposited into the TI/LC reserve following a 2023 Rollover Trigger, (2) no two or fewer tenants occupy more than 25% of the square footage of the property under any lease that expires in 2023, or (3) the achievement of a debt service coverage ratio (excluding rent from any tenants under any portion of a lease expiring in 2023 that is not renewed or re-leased) of at least 1.10x for one quarter, based on the trailing three month period.

Each Cash Sweep Event Cure is also subject to the following conditions, (i) no event of default has occurred and is continuing (other than the event of default that gave rise to the Cash Sweep Event and that is being cured), (ii) the borrower may not cure a Cash Sweep Event occurring solely by reason of an event of default, any involuntary bankruptcy action of the borrower or any bankruptcy action of the property manager more than a total of two times in the aggregate during the term of the loan, (iii) the borrower may cure a Cash Sweep Event occurring solely by reason of a DSCR Trigger or a 2023 Rollover Trigger an unlimited number of times during the term of the loan and (iv) the borrower has paid all of the lender’s reasonable out-of-pocket expenses incurred in connection with such Cash Sweep Event including, reasonable attorney’s fees and expenses.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

87 of 151

Structural and Collateral Term Sheet	JPMDB 2016-C2

[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

88 of 151

Structural and Collateral Term Sheet	JPMDB 2016-C2

Equity Inns Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

89 of 151

Structural and Collateral Term Sheet	JPMDB 2016-C2

Equity Inns Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

90 of 151

Structural and Collateral Term Sheet	JPMDB 2016-C2

Equity Inns Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller(1):	GACC	Single Asset / Portfolio:	Portfolio
Original Principal Balance(2):	$44,800,000	Title:	Fee
Cut-off Date Principal Balance(2):	$44,800,000	Property Type - Subtype:	Hotel - Various
% of Pool by IPB:	5.0%	Net Rentable Area (Rooms):	2,690
Loan Purpose:	Refinance	Location:	Various, Various
Borrowers(3):	Various	Year Built / Renovated:	Various / Various
Sponsor:	American Realty Capital	Occupancy / ADR / RevPAR:	76.0% / $115.60 / $87.87
	Hospitality Trust, Inc.	Occupancy / ADR / RevPAR Date:	1/31/2016
Interest Rate:	4.96000%	Number of Tenants:	N/A
Note Date:	10/6/2015	2013 NOI:	$27,347,248
Maturity Date:	10/6/2020	2014 NOI:	$30,077,135
Interest-only Period:	60 months	2015 NOI:	$30,798,866
Original Term:	60 months	TTM NOI (as of 1/2016):	$30,345,327
Original Amortization:	None	UW Occupancy / ADR / RevPAR:	76.0% / $115.60 / $87.87
Amortization Type:	Interest Only	UW Revenues:	$89,013,820
Call Protection:	L(26),Gtr1%orYM(30),O(4)	UW Expenses:	$58,668,494
Lockbox:	Hard	UW NOI:	$30,345,327
Additional Debt:	Yes	UW NCF:	$26,784,774
Additional Debt Balance:	$187,200,000	Appraised Value / Per Room(4):	$360,000,000 / $133,829
Additional Debt Type:	Pari Passu	Appraisal Date:	August 2015

Escrows and Reserves(5)				Financial Information(2)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$86,245
Taxes:	$890,215	$296,738	N/A	Maturity Date Loan / Room:	$86,245
Insurance:	$0	Springing	N/A	Cut-off Date LTV(4):	64.4%
FF&E Reserves:	$0	4% of Gross Revenues	N/A	Maturity Date LTV(4):	64.4%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	2.30x
Other:	$10,160,928	Springing	N/A	UW NOI Debt Yield:	13.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(2)	$232,000,000	95.3%	Payoff Existing Debt	$228,749,792	94.0%
Sponsor Equity(6)	11,371,163	4.7	Upfront Reserves	11,051,143	4.5
			Closing Costs	3,570,228	1.5
Total Sources	$243,371,163	100.0%	Total Uses	$243,371,163	100.0%
(1)	The Equity Inns Portfolio Whole Loan was co-originated by GACC and Ladder Capital Finance LLC.
(2)	The Equity Inns Portfolio loan is part of a whole loan evidenced by eleven pari passu notes with an aggregate original principal balance of $232.0 million. The Financial Information presented in the chart above reflects the Cut-off Date balance of the $232.0 million Equity Inns Portfolio Whole Loan.
(3)	For a full description of the Borrowers, please refer to “The Borrowers” below.
(4)	The Portfolio “As-is” appraised value of $360.0 million reflects a premium attributed to the aggregate value of the Equity Inns Portfolio as a whole. The sum of the value of each of the properties on an individual basis is $322.4 million, which results in both a Cut-off Date LTV and Maturity Date LTV of 72.0%.
(5)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(6)	The borrowers acquired 20 of the 21 properties on February 27, 2015 for $346,837,695 ($135,749/Room) while also leveraging the 21st property (Homewood Suites Stratford) which the borrowers acquired previously on March 21, 2014. In order to acquire the twenty properties and leverage the 21st property in February of 2015, the borrowers used approximately $227.0 million of first mortgage debt (the “Bridge Loan”), approximately $99.8 million of preferred equity, and approximately $37.6 million of equity. Since closing of the Bridge Loan, the borrowers have paid down the preferred equity by approximately $34.6 million to a balance of approximately $65.2 million, deposited $15.8 million into a PIP Reserve, and completed the approximately $3.4 million PIP at the Homewood Suites Stratford.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

91 of 151

Structural and Collateral Term Sheet	JPMDB 2016-C2

Equity Inns Portfolio

The Loan. The Equity Inns Portfolio loan is secured by a first mortgage lien secured by the fee interests and operating leasehold interests in a 2,690-room Equity Inns hotel portfolio consisting of 21 properties located across thirteen states. The whole loan has an outstanding principal balance as of the Cut-off Date of $232.0 million (the “Equity Inns Portfolio Whole Loan”), and is comprised of eleven pari passu notes, Note A-1-A, Note A-1-B, Note A-2-A1, Note A-2-A2, Note A-2-B, Note A-3, Note A-4-A, Note A-4-B, Note A-5-A, Note A-5-B, and Note A-6. Note A-4-B, Note A-5-B and Note A-6, with an aggregate outstanding principal balance as of the Cut-off Date of $44.8 million, are being contributed to the JPMDB 2016-C2 Trust. Note A-1-A and Note A-4-A, with an aggregate outstanding principal balance as of the Cut-off Date of $80.0 million, were contributed to the COMM 2015-LC23 trust. Note A-2-A1 and Note A-5-A, with an aggregate outstanding principal balance as of the Cut-off Date of $40.0 million, were contributed to the COMM 2016-CCRE28 trust. Note A-1-B, Note A-2-A2, Note A-2-B and Note A-3, with an aggregate outstanding principal balance as of the Cut-off Date of $67.2 million, are expected to be contributed to one or more future securitization trusts. The holder of Note A-1-A (the “Controlling Noteholder”) is the trustee of the COMM 2015-LC23 trust. The trustee of the COMM 2015-LC23 trust (or, prior to the occurrence of a control termination event under the related pooling and servicing agreement, the directing certificateholder for that securitization) will be entitled to exercise all of the rights of the Controlling Noteholder with respect to the Equity Inns Portfolio Whole Loan; however, the holders of Note A-1-B, Note A-2-A1, Note A-2-A2, Note A-2-B, Note A-3, Note A-4-A, Note A-4-B, Note A-5-A, Note A-5-B and Note A-6 will be entitled, under certain circumstances, to be consulted with respect to certain major decisions.

The Equity Inns Portfolio Whole Loan has a five-year term and is interest-only for the full term of the loan. The previously existing debt was not included in a securitization.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-A & A-4-A	$80,000,000	$80,000,000	COMM 2015-LC23	Yes
A-2-A1 & A-5-A	40,000,000	40,000,000	COMM 2016-CCRE28	No
A-4-B, A-5-B & A-6	44,800,000	44,800,000	JPMDB 2016-C2	No
A-1-B, A-2-A2, A-2-B & A-3	67,200,000	67,200,000	Ladder Capital Finance LLC	No
Total	$232,000,000	$232,000,000

The Borrowers. The borrowing entities for the loan are ARC Hospitality Portfolio II Owner, LLC, ARC Hospitality Portfolio II TRS, LLC, ARC Hospitality Portfolio II MISC TRS, LLC, ARC Hospitality Portfolio II HIL TRS, LLC, ARC Hospitality Stratford, LLC, ARC Hospitality TRS Stratford, LLC, each a Delaware limited liability company and special purpose entity and ARC Hospitality Portfolio II NTC Owner, LP, ARC Hospitality Portfolio II NTC HIL TRS, LP and ARC Hospitality Portfolio II NTC TRS, LP, each a Delaware limited partnership and special purpose entity.

The Loan Sponsor. The loan sponsor and nonrecourse carve-out guarantor is American Realty Capital Hospitality Trust, Inc. American Realty Capital Hospitality Trust, Inc. (“ARC Hospitality”), a public non-traded real estate investment trust (“REIT”), has focused on acquiring upper midscale, upscale and upper upscale lodging properties in the select service, extended stay and small full service segments within the hospitality sector, franchised by leading global brands including Hilton, Marriott, Hyatt, IHG and Starwood Hotels & Resorts Worldwide, Inc. The acquisition of the Equity Inns Portfolio on February 27, 2015 (and contemporaneous acquisition of 116 hotels) established ARC Hospitality as one of the largest owners of select-service hotels (by enterprise value) in the North American lodging REIT sector, with a current portfolio of approximately 122 hotels totaling 14,924 rooms.

The external advisor of ARC Hospitality is American Realty Capital Hospitality Advisors, LLC a subsidiary of AR Capital, LLC (“AR Capital”). AR Capital owns (or, subject to the discussion below, owned) a 60% interest in Crestline Hotels & Resorts, LLC (“Crestline”), the hotel manager of 12 of the Equity Inns Portfolio properties, and a 100% interest in the Operators (as defined below) of each of the Equity Inns Portfolio properties (and through which each of the hotel managers, including Crestline, is employed) (see “Property Management” below). As of origination, AR Capital also owned less than a 3.0% interest in the borrowers. AR Capital and certain of its principals and affiliates are subject to litigation and governmental proceedings.

The mortgage loan seller has been informed that AR Capital has transferred or, subject to the receipt of any necessary third-party consents, intends to transfer to AR Global Investments, LLC or another affiliate all of its ownership interest in and control of various entities, including the sponsor of and the external advisor to American Realty Capital Hospitality Trust, Inc., as well as Crestline Hotels and Resorts, LLC and the Operators. To the knowledge of the mortgage loan seller, American Realty Capital Hospitality Trust, Inc. continues to be indirectly advised by AR Capital through AR Capital’s indirect ownership and control of American Realty Capital Hospitality Advisors, LLC.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

92 of 151

Structural and Collateral Term Sheet	JPMDB 2016-C2

Equity Inns Portfolio

Realty Capital Securities, LLC (“RCS”), an entity under common control with AR Capital, is a broker dealer that has acted as dealer manager for ARC Hospitality. On November 12, 2015, RCS was charged by the Secretary of the Commonwealth of Massachusetts, Securities Division, with fraudulent casting of shareholder proxy votes on investment programs sponsored by AR Capital.

On November 16, 2015, AR Capital announced it would suspend the acceptance of new subscriptions to certain of its current investment programs, including ARC Hospitality, effective December 31, 2015 as a result of regulatory and market uncertainty affecting capital raising for both new and existing offerings in the direct investment industry.

In particular, according to filings with the SEC, on November 15, 2015, ARC Hospitality suspended its primary initial public offering, which had been conducted by RCS as exclusive wholesale distributor, effective December 31, 2015, and, on November 18, 2015, RCS suspended sales activities it performs pursuant to the dealer manager agreement for ARC Hospitality’s primary initial public offering, effective immediately.

On December 2, 2015, RCS Capital Corporation, the parent of RCS, announced that: (i) RCS had reached an agreement to settle the complaint brought by the Secretary of the Commonwealth of Massachusetts, Securities Division, which agreement includes the payment by RCS of a fine; (ii) RCS will voluntarily withdraw its broker dealer license in Massachusetts and all other state and Federal jurisdictions and (iii) the board of directors of RCS Capital Corporation had authorized plans to wind down the operations of the RCS wholesale distribution business. On January 4, 2016, RCS Capital Corporation announced an agreement in principle with various creditors to reorganize, which agreement included RCS Capital Corporation implementing a prearranged Chapter 11 filing. On January 31, 2016, RCS Capital Corporation and certain of its wholly-owned subsidiaries (including RCS) filed for Chapter 11 bankruptcy protection. In addition, certain other of its wholly-owned subsidiaries filed for Chapter 11 bankruptcy protection on March 26, 2016.

According to filings with the SEC, on January 6, 2016, ARC Hospitality’s board of directors approved the extension of its primary initial public offering to January 7, 2017. However, it was also stated in those filings, that notwithstanding the extension of such primary initial public offering, it is not likely that ARC Hospitality will resume its primary initial public offering. According to filings with the SEC, beginning with distributions payable with respect to April 2016, ARC Hospitality will pay distributions to stockholders in shares of common stock instead of cash. It was stated in those filings that: (i) there can be no assurance that ARC Hospitality will continue to pay distributions in shares of common stock or resume paying distributions in cash in the future and (ii) ARC Hospitality’s ability to make future cash distributions will depend on its future cash flows and may be dependent on its ability to obtain additional liquidity on favorable terms. See “Description of the Mortgage Pool—Litigation and Other Considerations” in the Preliminary Prospectus for additional details.

The Portfolio. The Equity Inns Portfolio Whole Loan is secured by the fee simple interests and operating leasehold interests in 21 hotel properties located across 13 states, totaling 2,690 rooms. Hotels are operated under seven brands. A breakdown of the brands and portfolio can be found below:

Brand Breakdown
Brand	# Hotels	Rooms	% of Rooms	Allocated Loan Amount ($)	Allocated Loan Amount ($)/Room	“As-is” Appraised Value(1)	Cut-off Date LTV(1)	UW NCF	% UW NCF
Homewood Suites	4	613	22.8%	$77,800,000	$126,917	$107,900,000	72.1%	$8,907,648	33.3%
Hampton Inn	9	1,163	43.2	77,050,000	$66,251	106,300,000	72.5%	9,452,962	35.3
Courtyard	3	414	15.4	34,000,000	$82,126	48,800,000	69.7%	3,354,878	12.5
Hilton Garden Inn	2	241	9.0	18,650,000	$77,386	24,700,000	75.5%	2,108,542	7.9
SpringHill Suites	1	88	3.3	11,500,000	$130,682	16,400,000	70.1%	1,407,734	5.3
TownePlace Suites	1	93	3.5	8,500,000	$91,398	12,100,000	70.2%	1,073,144	4.0
Residence Inn	1	78	2.9	4,500,000	$57,692	6,200,000	72.6%	479,865	1.8
Total	21	2,690	100.0%	$232,000,000	$86,245	$360,000,000	64.4%	$26,784,774	100.0%
(1)	The Portfolio “As-is” appraised value of $360.0 million reflects a premium attributed to the aggregate value of the Equity Inns Portfolio as a whole. The sum of the value of each of the properties on an individual basis is $322.4 million, which results in a Cut-off Date LTV of 72.0%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

93 of 151

Structural and Collateral Term Sheet	JPMDB 2016-C2

Equity Inns Portfolio

Portfolio Summary
Property Name	City	State	Rooms	Year Built	Ownership Interest	“As-is” Appraised Value(1)	Allocated Whole Loan Amount ($)
Homewood Suites Seattle	Seattle	WA	161	1998	Fee	$56,700,000	$42,100,000
Homewood Suites Orlando	Orlando	FL	252	1999	Fee	26,100,000	18,350,000
Courtyard Carlsbad	Carlsbad	CA	145	2000	Fee	21,800,000	14,600,000
Courtyard Houston	Houston	TX	176	1979	Fee	18,200,000	13,500,000
Homewood Suites Stratford	Stratford	CT	135	2002	Fee	18,600,000	12,500,000
Hampton Inn Urbana	Urbana	IL	130	1995	Fee	16,800,000	12,400,000
Springhill Suites Asheville	Asheville	NC	88	2001	Fee	16,400,000	11,500,000
Hilton Garden Inn Louisville	Louisville	KY	112	1999	Fee	15,100,000	11,450,000
Hampton Inn Orlando	Orlando	FL	170	1999	Fee	14,800,000	11,150,000
Hampton Inn Austin	Austin	TX	121	1985	Fee	14,600,000	11,000,000
Hampton Inn College Station	College Station	TX	133	1986	Fee	14,100,000	10,500,000
Hampton Inn Indianapolis	Indianapolis	IN	128	1987	Fee	12,200,000	9,050,000
TownePlace Suites Savannah	Savannah	GA	93	2000	Fee	12,100,000	8,500,000
Hampton Inn East Lansing	East Lansing	MI	86	2000	Fee	10,800,000	8,000,000
Hampton Inn Naperville	Naperville	IL	129	1987	Fee	9,800,000	7,300,000
Hilton Garden Inn Rio Rancho	Rio Rancho	NM	129	1998	Fee	9,600,000	7,200,000
Courtyard Dalton	Dalton	GA	93	1999	Fee	8,800,000	5,900,000
Hampton Inn Alcoa	Alcoa	TN	118	1989	Fee	8,000,000	4,950,000
Homewood Suites Augusta	Augusta	GA	65	1997	Fee	6,500,000	4,850,000
Residence Inn Jacksonville(2)	Jacksonville	FL	78	1999	Fee	6,200,000	4,500,000
Hampton Inn Milford	Milford	CT	148	1986	Fee	5,200,000	2,700,000
Total			2,690			$322,400,000	$232,000,000
Total w/ Portfolio Premium						$360,000,000
(1)	The Portfolio “As-is” appraised value of $360.0 million reflects a premium attributed to the aggregate value of the Equity Inns Portfolio as a whole. The sum of the value of each of the properties on an individual basis is $322.4 million.
(2)	With respect to the Residence Inn Jacksonville Property, the borrower has entered into a continuing forbearance agreement dated October 20, 2015 with the related franchisor, pursuant to which the borrower acknowledged that it was in default under its franchise agreement, and the franchisor agreed to forbear from terminating such franchise agreement provided the borrower complied with certain conditions related to the property improvement plan and the franchisor’s quality assurance program. If the borrower fails to satisfy such conditions, the franchisor will have the right to terminate the franchise agreement. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hotel Properties” in the Preliminary Prospectus.

All 21 hotels in the Equity Inns Portfolio are operated under management agreements with Crestline (12 hotels), Hilton (seven hotels) or McKibbon (two hotels). The hotels range in age from 14 to 37 years old with an average age of 20 and an average room count of 128. Approximately $56.4 million ($20,960 per room) of capital expenditures have been made since 2008 in order to update the portfolio and to maintain competitiveness within each asset’s market. The borrowers are required to invest approximately $45,571,108 ($17,836 per room) across 20 of the 21 hotels for property improvement plans (“PIPs”) to upgrade each hotel to the most current brand standards over the next four years (through the fourth quarter of 2019). The borrowers deposited $10,000,000 into a PIP reserve at origination for completion of the PIPs. Additional reserve deposits aggregating $27,500,000 are required to be made by the borrowers in 11 quarterly scheduled payments which began in December 2015 and end in June 2018, as described in more detail below under “Ongoing Reserves.” The borrowers completed the approximately $3.4 million ($25,185 per room) PIP at the Homewood Suites Stratford in March 2015.

Historical Capital Expenditures(1)
	2008-2010	2011	2012	2013	2014	Total
Total	$34,231,898	$5,358,103	$5,833,847	$3,285,312	$7,673,988	$56,383,148
Per Room	$12,726	$1,992	$2,169	$1,221	$2,853	$20,960
(1)	Source: Borrower.

The Equity Inns Portfolio is located across 13 states with no one state accounting for more than 18.6% of the portfolio’s total rooms or 16.9% of underwritten net cash flow. Florida represents the largest exposure by room count to a single state, with three assets totaling 18.6% of the portfolio’s total room count and Washington represents the largest exposure measured by underwritten net cash flow, with one asset totaling 16.9% of underwritten net cash flow. A chart demonstrating exposure to various states in the Equity Inns Portfolio can be found below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

94 of 151

Structural and Collateral Term Sheet	JPMDB 2016-C2

Equity Inns Portfolio

Regional Breakdown
Region	# Hotels	Rooms	% of Rooms	Occupancy(1)	ADR(1)	RevPAR(1)	RevPAR Penetration(1)	UW NCF	% of UW NCF
California	1	145	5.4%	73.8%	$129.35	$95.46	82.4%	$1,585,337	5.9%
Connecticut	2	283	10.5	76.5%	$105.47	$81.56	112.1%	1,611,969	6.0
Florida	3	500	18.6	83.0%	$108.24	$90.08	107.7%	4,391,463	16.4
Georgia	3	251	9.3	77.2%	$100.25	$76.82	144.8%	2,232,515	8.3
Illinois	2	259	9.6	69.3%	$114.55	$79.19	118.9%	2,433,219	9.1
Indiana	1	128	4.8	77.9%	$105.82	$82.47	120.1%	1,219,898	4.6
Kentucky	1	112	4.2	76.3%	$125.95	$96.09	116.9%	1,329,080	5.0
Michigan	1	86	3.2	79.3%	$126.45	$100.23	145.4%	1,070,758	4.0
North Carolina	1	88	3.3	75.0%	$140.00	$105.07	99.1%	1,407,734	5.3
New Mexico	1	129	4.8	73.4%	$91.51	$67.20	179.0%	779,463	2.9
Tennessee	1	118	4.4	82.9%	$73.76	$61.15	111.0%	519,698	1.9
Texas	3	430	16.0	62.5%	$122.48	$76.30	105.4%	3,670,053	13.7
Washington	1	161	6.0	87.8%	$183.39	$161.03	105.7%	4,533,587	16.9
Total / Wtd. Avg.	21	2,690	100.0%	75.6%	$115.65	$87.57	116.3%	$26,784,774	100.0%
(1)	Occupancy, ADR, RevPAR and RevPAR Penetration are based on a February 2016 Hospitality Research Report. The minor variances between the underwriting, the hospitality research report and the above table with respect to Occupancy, ADR and RevPAR at the Equity Inns Portfolio are attributable to variances in reporting methodologies and/or timing differences.

Additionally, other than Homewood Suites Seattle, which contributes 16.9% of the total underwritten net cash flow, no hotel contributes greater than 9.5% of the total underwritten net cash flow. The top 10 assets by underwritten net cash flow account for 53.8% of the portfolio by room count and 67.5% of underwritten net cash flow. A breakout of the top 10 Equity Inns Portfolio properties by underwritten net cash flow is shown below.

Top 10 Properties by UW NCF
Hotel Name	Rooms	% of Rooms	UW NCF	% of Total UW NCF	“As-is” Appraised Value(1)	Per Room
Homewood Suites Seattle	161	6.0%	$4,533,587	16.9%	$56,700,000	$352,174
Homewood Suites Orlando	252	9.4	2,544,388	9.5	26,100,000	$103,571
Courtyard Carlsbad	145	5.4	1,585,337	5.9	21,800,000	$150,345
Hampton Inn Urbana	130	4.8	1,425,055	5.3	16,800,000	$129,231
Springhill Suites Asheville	88	3.3	1,407,734	5.3	16,400,000	$186,364
Hampton Inn Orlando	170	6.3	1,367,210	5.1	14,800,000	$87,059
Homewood Suites Stratford	135	5.0	1,330,148	5.0	18,600,000	$137,778
Hilton Garden Inn Louisville	112	4.2	1,329,080	5.0	15,100,000	$134,821
Hampton Inn Austin	121	4.5	1,307,909	4.9	14,600,000	$120,661
Hampton Inn College Station	133	4.9	1,252,448	4.7	14,100,000	$106,015
Subtotal	1,447	53.8%	$18,082,895	67.5%	$215,000,000	$148,583
Remaining Hotels	1,243	46.2%	$8,701,879	32.5%	$107,400,000	$86,404
Total	2,690	100.0%	$26,784,774	100.0%	$322,400,000	$119,851
Total w/ Portfolio Premium					$360,000,000	$133,829
(1)	The Portfolio “As-is” Appraised Value of $360.0 million reflects a premium attributed to the aggregate value of the Equity Inns Portfolio as a whole. The sum of the value of each of the properties on an individual basis is $322.4 million.

Historical Occupancy, ADR, RevPAR(1)
Year	Equity Inns Portfolio			Competitive Set			Penetration Factor
	Occupancy(2)	ADR(2)	RevPAR(2)	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2013	72.4%	$106.32	$77.32	67.5%	$100.08	$68.29	107.9%	107.7%	116.2%
2014	74.4%	$110.66	$82.41	70.2%	$104.75	$69.08	106.7%	106.7%	114.5%
2015	70.3%	$108.57	$76.50	64.5%	$100.93	$66.18	110.4%	108.9%	120.8%
T-12 Feb 2016	75.6%	$115.65	$87.57	71.1%	$108.81	$78.42	107.1%	107.9%	116.3%
(1)	Source: Hospitality Research Report.
(2)	The minor variances between the underwriting, the Hospitality Research Report and the above table with respect to Occupancy, ADR and RevPAR at the Equity Inns Portfolio are attributable to variances in reporting methodologies and/or timing differences.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

95 of 151

Structural and Collateral Term Sheet	JPMDB 2016-C2

Equity Inns Portfolio

Sales Comparison(1)
Portfolio Name	Date of Sale	Sales Price	# of Hotels	# of Rooms	Price/ Room	Buyer / Seller
Equity Inns Portfolio(2)	NAP	$360,000,000	21	2,690	$133,829	NAP
Pinnacle Select Service	Jul 2015	$203,000,000	15	1,705	$119,062	Blackstone Group / Pinnacle Hotel Management
Hyatt Hotel Portfolio 2014	Nov 2014	$590,000,000	38	4,950	$119,192	Lone Star Funds / Hyatt Hotels
Inland Hotel Portfolio	Nov 2014	$1,100,000,000	52	6,976	$157,683	NorthStar Realty Finance / Chatham / Inland American Real Estate Trust
Clarion Partners Hotel Portfolio 2014	Aug 2014	$800,000,000	48	6,013	$133,045	Blackstone Group / Clarion Partners
Innkeepers Hotel Portfolio 2014	Jun 2014	$933,900,000	47	5,945	$157,090	NorthStar Realty Finance / Cerberus
(1)	Source: Appraisal.
(2)	Sales Price for the Equity Inns Portfolio reflects the “As-is” appraised value inclusive of the portfolio premium attributed to the aggregate value of the Equity Inns Portfolio as a whole. The sum of the value of each of the properties on an individual basis is $322.4 million.

Operating History and Underwritten Net Cash Flow
	2013	2014	2015	TTM(1)	Underwritten	Per Room(2)	% of Total Revenue(3)
Occupancy	72.4%	74.6%	76.6%	76.0%	76.0%
ADR	$106.26	$110.57	$115.22	$115.60	$115.60
RevPAR	$76.97	$82.46	$88.30	$87.87	$87.87

Room Revenue	$75,575,349	$80,084,622	$86,702,180	$86,275,194	$86,275,194	$32,073	96.9%
Food and Beverage	1,475,632	1,498,112	1,565,614	1,567,379	1,567,379	583	1.8
Other Department Revenues	1,277,394	1,220,137	1,317,726	1,171,248	1,171,248	435	1.3
Total Revenue	$78,328,375	$82,802,871	$89,585,520	$89,013,820	$89,013,820	$33,091	100.0%

Room Expense	$17,126,168	$19,575,251	$20,347,331	$20,393,181	$20,393,181	$7,581	23.6%
Food and Beverage Expense	1,339,314	1,388,339	1,883,811	1,874,340	1,874,340	697	119.6
Other Departmental Expenses	350,372	362,208	468,709	467,057	467,057	174	39.9
Departmental Expenses	$18,815,854	$21,325,798	$22,699,851	$22,734,578	$22,734,578	$8,452	25.5%

Departmental Profit	$59,512,521	$61,477,073	$66,885,669	$66,279,243	$66,279,243	$24,639	74.5%

Undistributed Expenses	$25,990,540	$25,273,647	$28,466,110	$28,273,080	$28,273,080	$10,510	31.8%

Gross Operating Profit	$33,521,981	$36,203,426	$38,419,558	$38,006,162	$38,006,162	$14,129	42.7%

Management Fee	1,826,486	1,905,426	2,687,566	2,670,415	2,670,415	993	3.0
Total Fixed Expenses	4,348,247	4,220,864	4,933,126	4,990,421	4,990,421	1,855	5.6

Net Operating Income	$27,347,248	$30,077,135	$30,798,866	$30,345,327	$30,345,327	$11,281	34.1%
FF&E	3,323,030	3,515,372	3,583,421	3,560,553	3,560,553	1,324	4.0
Net Cash Flow	$24,024,218	$26,561,763	$27,215,446	$26,784,774	$26,784,774	$9,957	30.1%
(1)	TTM represents the trailing 12-month period ending on January 31, 2016.
(2)	Per Room values based on 2,690 guest rooms.
(3)	% of Total Revenue column for Room Expense, Food and Beverage Expense and Other Departmental Expenses is based on their corresponding revenue line item.

Property Management. The Equity Inns Portfolio properties are subject to operating agreements (“Operating Agreements”) with certain entities that are currently subsidiaries of AR Capital (the “Operators”), pursuant to which the Operators are responsible for the management of the Equity Inns Portfolio properties. The Operators subcontract such management responsibilities under management agreements with the following four managers: Homewood Suites Management, LLC and Hampton Inns Management LLC (collectively “Hilton”); Crestline Hotels & Resorts, LLC (“Crestline”); and McKibbon Hotel Management, Inc. (“McKibbon”; together with Hilton and Crestline, each a “Hotel Manager” and collectively the “Hotel Managers”).

Escrows and Reserves. At origination, the borrowers deposited into escrow $10,000,000 for property improvement plans, $890,215 for real estate taxes and $160,928 for required repairs at the Equity Inns Portfolio properties.

Tax Escrows - On a monthly basis, the borrowers are required to escrow 1/12 of the annual estimated tax payments, which currently equates to $296,738.

Insurance Escrows - The requirement for the borrowers to make deposits to the insurance escrow is waived so long as no event of default has occurred and is continuing and the borrowers provide satisfactory evidence that (i) the property is insured as part of a blanket policy in accordance with the loan documents and (ii) the borrowers have paid all required insurance premiums when due in accordance with the loan documents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

96 of 151

Structural and Collateral Term Sheet	JPMDB 2016-C2

Equity Inns Portfolio

FF&E Reserve - On a monthly basis, the borrowers are required to deposit the greater of (a) 1/12 of 4.0% of gross revenue of the trailing 12 months ending on the last day of the most recent calendar quarter and (b) the amount required under the franchise agreement and management agreement for FF&E work. The reserve is not subject to a cap.

PIP Reserve - The borrowers are required to make deposits into the PIP escrow according to the PIP reserve funding schedule below:

Date	Required Deposit
December 31, 2015(1)	$2,000,000
March 31, 2016(1)	$3,750,000
June 30, 2016	$3,750,000
September 30, 2016	$3,000,000
December 31, 2016	$2,500,000
March 31, 2017	$2,500,000
June 30, 2017	$2,500,000
September 30, 2017	$2,500,000
December 31, 2017	$2,500,000
March 31, 2018	$1,250,000
June 30, 2018	$1,250,000
Total	$27,500,000
(1)	The December 31, 2015 and March 31, 2016 required PIP reserve payments have been made.

Lockbox / Cash Management. The loan is structured with a hard lockbox and in-place cash management. At origination, the borrowers and property managers were required to deliver written instructions to credit card companies to deposit all revenues into a lockbox account controlled by the lender. All funds in the lockbox account are swept on a daily basis to a segregated cash management account under the control of the lender and disbursed in accordance with the loan documents. To the extent there is a Cash Sweep Period continuing, all excess cash flow on deposit in the cash management account will be swept into the excess cash flow subaccount. The lender has a first priority security interest in the cash management account.

A “Cash Sweep Period” means (i) the occurrence of an event of default, (ii) an event of default by any borrower, operator or affiliated manager under one or more management agreements, which affects five or more properties in the aggregate, (iii) the delivery of one or more notices by any franchisor of any breach or default by borrower under any franchise agreement that (a) affects five or more properties in the aggregate, and (b) with the passage of time and/or delivery of notice, permits the franchisor to terminate or cancel such franchise agreement (provided, however, this will not include any notice by the franchisor solely by reason of the existence of a required PIP then being performed by a borrower at a property so long as such PIP work is being performed in accordance with the terms of the applicable franchise agreement), (iv) the debt service coverage ratio (as calculated in the loan documents) is less than 1.75x. To the extent that a Cash Sweep Period is caused by occurrences of events described in clause (ii) or clause (iii) with respect to less than all the properties, the excess cash flow swept will be capped at the sum of the allocated loan amount(s) for each such property or properties. The loan documents provide that no fees exceeding (in the aggregate) 3% of gross revenues may be paid to the Operators under the operating agreements or any hotel manager out of cash flow generated by the properties during the continuance of a Cash Sweep Period.

A Cash Sweep Period will cease to exist with respect to clause (i) above, upon a cure of the event of default being accepted by the lender in its sole and absolute discretion; with respect to clause (ii), (a) upon the event of default having been cured to the lender’s reasonable satisfaction or (b) upon the applicable manager being replaced by the borrowers in accordance with the loan documents; with respect to clause (iii), upon borrowers delivering evidence reasonably satisfactory to the lender, which may include a “good standing” or similar letter from the franchisor, indicating that the franchise agreement is in full force and effect with no default thereunder; and with respect to clause (iv) upon the debt service coverage ratio being at least 1.80x for two consecutive calendar quarters, which may be achieved (x) at any time the underwritten net cash flow has increased to achieve such debt service coverage ratio threshold, (y) prior to the prepayment lockout date, by delivery by the borrowers of a letter of credit or cash collateral, in an amount which, if applied to prepay the loan, would result in the debt service coverage ratio being at least 1.80x, to be held as collateral (which may be released if the debt service coverage ratio is at least 1.80x for two consecutive calendar quarters), or (z) at any time on or after the prepayment lockout date, by a prepayment of principal such that the debt service coverage ratio is at least 1.80x (such payment to be accompanied by applicable yield maintenance charges).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

97 of 151

Structural and Collateral Term Sheet	JPMDB 2016-C2

Equity Inns Portfolio

Current Preferred Equity Holder. W2007 Equity Inns Partnership, L.P. and W2007 Equity Inns Trust (collectively, “Equity Inns PE Member”), each an affiliate of Whitehall Street Global Real Estate Limited Partnership 2007 (which is the real estate private equity unit of Goldman Sachs Group, Inc.) holds a preferred equity interest with an outstanding balance of $65,246,820 as of April 1, 2016 in an upper-tier affiliate of the borrowers (“Holdco”). Provided no Equity Inns PE Changeover Event (as defined below) has occurred, Equity Inns PE Member is entitled to a preferred return on its investment payable from cash flow from the Equity Inns Portfolio properties, equal to 7.5% for the period ending August 27, 2016 and 8.0% thereafter. If an Equity Inns PE Changeover Event has occurred, Equity Inns PE Member is entitled to an increase of 5.0% above such preferred return.  50% of the Equity Inns PE Member’s original capital contributions are required to be paid to Equity Inns PE Member by February 27, 2018 and 100% of such capital contributions are required to be paid to Equity Inns PE Member by February 27, 2019.  The balance of the preferred equity investment (inclusive of all returns required to be paid pursuant to the operating agreement of Holdco) is required to be redeemed in full by payment to Equity Inns PE Member of (i) all its capital contributions, (ii) Equity Inns PE Member’s required return plus (iii) any other amounts due to Equity Inns PE Member on or prior to the date that is the earlier of (x) the date of the first occurrence of an Equity Inns PE Changeover Event or (y) January 4, 2021 (the “Mandatory Equity Inns PE Redemption Date”). Upon the occurrence of certain events (each an “Equity Inns PE Changeover Event”) set forth in Holdco’s organizational documents (including Holdco’s failure to pay the monthly preferred return, the failure to repay to Equity Inns PE Member’s capital contributions as provided in Holdco’s operating agreement and the failure to redeem the preferred equity investment by the Mandatory Equity Inns PE Redemption Date), Equity Inns PE Member is entitled to take over control of Holdco and thereby control over the borrowers.

In connection with the origination of the Equity Inns Portfolio Whole Loan, the lender and Equity Inns PE Member entered into a recognition agreement. Among other things, the recognition agreement contains acknowledgements from Equity Inns PE Member that upon an event of default under the Equity Inns Portfolio Whole Loan or upon the occurrence of a Cash Sweep Event Period under the Equity Inns Portfolio Whole Loan, no cash from Equity Inns Portfolio properties will be distributed to Equity Inns PE Member, until the Equity Inns Portfolio Whole Loan has been paid in full or the distribution hold has been revoked or withdrawn by lender. The recognition agreement requires the lender to give Equity Inns PE Member copies of any default notices given to the borrowers and grants Equity Inns PE Member the opportunity to cure such defaults by the borrowers. The recognition agreement also provides the mechanics under which Equity Inns PE Member is permitted to exercise its remedy to take over control of Holdco (and the related remedial actions available to Equity Inns PE Member under the Holdco operating agreement), including, among other things, requiring that Whitehall Street Global Real Estate Limited Partnership 2007 and Whitehall Parallel Global Real Estate Limited Partnership 2007 satisfy financial requirements and deliver replacement guarantees and indemnities in the form attached to such recognition agreement. Such form of replacement guarantee provides that liability of the replacement guarantor for voluntary bankruptcy and related carveouts will be capped at an amount equal to the original principal balance of the loan plus accrued and unpaid interest times 0.20. See “Description of the Mortgage Pool—Additional Indebtedness—Preferred Equity” in the Preliminary Prospectus.

Partial Release. From and after the prepayment lockout date, the borrowers may obtain the release of an individual property or properties from the collateral in connection with a third-party, arms-length sale of such property(ies) (or a transfer to an affiliate with respect to up to two properties at which hotel operations have ceased and are no longer commercially viable) subject to, among other conditions: (i) no event of default has occurred or would occur as a result of the release, (ii) the remaining collateral has an LTV no greater than the lesser of (a) 64.4% and (b) the LTV in place immediately prior to the release, (iii) the remaining collateral has a debt service coverage ratio no less than the greater of (a) 2.35x and (b) the debt service coverage ratio in place immediately prior to the release, (iv) payment of a Release Price (as defined below), together with the related yield maintenance premium associated with the Release Price, (v) satisfaction of customary REMIC requirements, (vi) payment of all interest which would have accrued on the portion of the outstanding principal balance being prepaid through, but not including, the next occurring monthly payment date and (vii) payment of all other costs and expenses of lender in connection with the release, provided the LTV and debt service coverage ratio tests may be satisfied with an additional prepayment of principal (with yield maintenance). The “Release Price” is an amount equal the greater of (x) 115% of the allocated loan amount (set forth on the “Portfolio Summary” chart above) for the property(ies) to be released and (y) 100% of the net sales proceeds in connection with the sale of the property to be released after deducting the costs of closing the sale, which costs are required to be capped for purposes of determining the Release Price at 6.0% of gross sales proceeds.

If, as a result of a casualty or condemnation, the application of net proceeds or awards in connection therewith in respect of any particular property results in a reduction of the outstanding principal balance of the Equity Inns Portfolio Whole Loan in an amount greater than 60% of the allocated loan amount of such affected property, then, the borrowers may obtain a release of such property in accordance with the terms of the preceding paragraph provided that in lieu of the Release Price and any other required payments, the borrowers pay to the lender the sum of (i) the difference, if any, between 115% of the allocated loan amount in respect of such affected property and the net proceeds previously applied, plus (ii) all interest which would have accrued through, but not including, the next occurring payment date. No yield maintenance or other prepayment premium or penalty is due in connection with a prepayment made to release a property after such casualty or condemnation.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

98 of 151

Structural and Collateral Term Sheet	JPMDB 2016-C2

DoubleTree Houston Intercontinental Airport

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

99 of 151

Structural and Collateral Term Sheet	JPMDB 2016-C2

DoubleTree Houston Intercontinental Airport

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

100 of 151

Structural and Collateral Term Sheet	JPMDB 2016-C2

DoubleTree Houston Intercontinental Airport

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$44,875,000	Title:	Fee
Cut-off Date Principal Balance:	$44,721,472	Property Type - Subtype:	Hotel - Full Service
% of Pool by IPB:	5.0%	Net Rentable Area (Rooms):	313
Loan Purpose:	Acquisition	Location:	Houston, TX
Borrower:	IAH 15747 Hotel, LLC	Year Built / Renovated:	1981 / 2006
Sponsor:	National Hotel Investor, LLC	Occupancy / ADR / RevPAR:	85.3% / $126.82 / $108.22
Interest Rate:	5.30600%	Occupancy / ADR / RevPAR Date:	3/31/2016
Note Date:	1/29/2016	Number of Tenants:	N/A
Maturity Date:	2/1/2026	2013 NOI:	$4,547,021
Interest-only Period:	None	2014 NOI:	$5,520,689
Original Term:	120 months	2015 NOI:	$5,209,530
Original Amortization:	360 months	TTM NOI (as of 3/2016)(1):	$5,084,473
Amortization Type:	Balloon	UW Occupancy / ADR / RevPAR:	80.0% / $126.75 / $101.40
Call Protection:	L(25),Grtr1%orYM(92),O(3)	UW Revenues:	$16,053,456
Lockbox:	CMA	UW Expenses:	$11,508,074
Additional Debt:	N/A	UW NOI:	$4,545,382
Additional Debt Balance:	N/A	UW NCF:	$4,545,382
Additional Debt Type:	N/A	Appraised Value / Per Room(2):	$64,100,000 / $204,792
		Appraisal Date:	12/18/2015

Escrows and Reserves(3)	Financial Information
Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$142,880
Taxes:	$0	Springing	N/A	Maturity Date Loan / Room:	$119,033
Insurance:	$0	Springing	N/A	Cut-off Date LTV(2):	69.8%
FF&E Reserves:	$0	Springing	N/A	Maturity Date LTV(2):	58.1%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.52x
Other(4):	$6,230,000	Springing	N/A	UW NOI Debt Yield:	10.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$44,875,000	75.0%	Purchase Price	$58,500,000	97.8%
Sponsor Equity(4)	14,938,871	25.0	Closing Costs	1,063,871	1.8%
Upfront Reserves	250,000	0.4%
Total Sources	$59,813,871	100.0%	Total Uses	$59,813,871	100.0%

(1)	TTM NOI reflects the trailing 12-month period ending March 31, 2016 with the exception of January, which reflects January 2015. Due to acquisition timing, January 2016 financials were not available.

(2)	The Appraised Value / Per Room, Cut-off Date LTV and Maturity Date LTV are calculated based on the “as complete” hypothetical value, which assumes that proposed renovations to the property related to a property improvement plan required by the franchise agreement have been completed. At origination, the loan sponsor posted a $5,980,000 letter of credit for all renovations covered under the proposed property improvement plan, as well as a completion guaranty for the PIP. The “as-is” value as of December 18, 2015 is $59.0 million, which results in a Cut-off Date LTV and Maturity Date LTV of 75.8% and 63.1%, respectively.

(3)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

(4)	Other Escrow and Reserves is inclusive of a $5,980,000 letter of credit the borrower was required to deliver at origination as security for the proposed renovations under the property improvement plan. The $5,980,000 letter of credit serves as additional security for the loan. In addition, the loan sponsor contributed approximately $14.9 million in cash equity at origination.

The Loan. The DoubleTree Houston Intercontinental Airport loan has an outstanding principal balance as of the Cut-off Date of approximately $44.7 million and is secured by a first mortgage lien on the fee interest in a 313-room full service hotel located in Houston, Texas. The loan has a 10-year term and will amortize on a 30-year schedule.

The Borrower. The borrowing entity for the DoubleTree Houston Intercontinental Airport loan is IAH 15747 Hotel, LLC, a Delaware limited liability company and special purpose entity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

101 of 151

Structural and Collateral Term Sheet	JPMDB 2016-C2

DoubleTree Houston Intercontinental Airport

The Loan Sponsor. The loan sponsor and nonrecourse carve-out guarantor is National Hotel Investor, LLC, a Florida limited liability company. National Hotel Investor, LLC is owned by a trust with Edwin Llwyd Ecclestone, Jr. as the sole beneficiary. Mr. Ecclestone is the chief executive officer and chairman of Ecclestone Signature Homes of Palm Beach, LLC (“Ecclestone Signature Homes”). Headquartered in West Palm Beach, Florida, Ecclestone Signature Homes provides real estate development and management services with a focus on single family homes and residential communities. Mr. Ecclestone is known for his development of the PGA National golf community in Palm Beach Gardens, the PGA National Resort & Spa, in 1977. In 2006, Mr. Ecclestone sold the PGA National Resort & Spa, among other commercial properties associated with the development. In addition, Mr. Ecclestone’s companies developed and continue to own Tower 1555, a 15-story office tower in West Palm Beach, and the PGA National Office Center at PGA National. Furthermore, an affiliate of Ecclestone Signature Homes, Hotel Resort Properties, LLLP, owns two additional hotel assets, the 356-room DoubleTree Overland Park located in Overland Park, Kansas and the DoubleTree Anaheim Orange County located in Orange, California.

At origination, $5.98 million ($19,105 per room) in the form of a letter of credit was reserved to complete renovations related to a property improvement plan required by the franchise agreement. The property improvement plan renovations are required to be completed by January 2017, with the exception of guestrooms, which are required to be completed by December 31, 2017 and the fitness center, which is required to be completed by December 31, 2016. The renovations include updating guest rooms by replacing carpets, case goods, drapes, lighting and televisions as well as updating the bathrooms. Additionally, the common areas will be renovated, including the lobby, restaurants, ballroom and meeting rooms, public bathrooms, porte cochere, carpet and flooring, lighting and fitness center. The lobby will be modified to include a new business center, guest pantry and redesigned registration area. At origination, the borrower delivered a letter of credit for $5.98 million as security for the completion of the property improvement plan and Mr. Ecclestone was required to deliver a completion guaranty for the PIP.

The Property. DoubleTree Houston Intercontinental Airport is a seven-story, 313-room, full service hotel located in Houston, Texas. The property was originally developed in 1981 and underwent renovations in 2006. The DoubleTree Houston Intercontinental Airport property features three food and beverage options including Oakley’s Restaurant, Derrick’s Saloon (a bar/lounge) and Perk’s Coffee Bar. The hotel contains 305 surface parking spaces for a parking ratio of approximately 0.97 spaces per room. Additionally, the hotel offers 11,039 square feet of meeting space, which includes a 6,875 square foot grand ballroom that can be divided into five smaller rooms, a smaller ballroom, a small meeting room, an outdoor pavilion and five conference suites. Additional amenities at the property include complimentary shuttle service to and from the George Bush International Airport, an outdoor swimming pool, laundry/valet services, a fitness center and a business center.

The property has 313 rooms, including 128 king rooms, 174 double-double rooms and 11 suites. All guest rooms feature complimentary high-speed internet access, a telephone, in-room coffee, microwave, mini-refrigerator, a 32-inch high definition television and complimentary wireless printing. Certain suites feature an additional sleeper sofa, a whirlpool bath and/or an additional room.

The DoubleTree Houston Intercontinental Airport is located along the west side of John F. Kennedy Boulevard (“JFK Boulevard”), providing direct access to George Bush Intercontinental Airport (“IAH”), located approximately 2.4 miles north of the property. IAH served approximately 42.0 million passengers in 2015, making it the seventh busiest airport in North America. United Airlines is the primary carrier with approximately 64% of all passenger traffic. IAH announced new airline contracts in 2015 with WestJet, EVA Airways, All Nippon Airways, Volaris and Vacation Express. According to the IAH website, there is currently a $244.0 million project underway to create a 265,000 square foot Terminal C (more than 100,000 square feet larger than the current terminal) with 11 gates to accommodate a mix of narrow-, mid- and wide-body aircrafts. This project is expected to be completed in early 2017. Once completed, the existing terminal is expected to be demolished to enable the construction of the Mickey Leland International Terminal D. This terminal will feature 15 gates, all of which accommodate wide body aircrafts and will primarily serve international flights.

The property benefits from its proximity to Beltway 8 (Sam Houston Parkway), which is approximately 0.5 miles south of the property. Beltway 8 encircles the city of Houston at a 12.0-mile radius from the downtown area. Additionally, Interstate 45 is located approximately 5.5 miles west of the property and serves as the primary regional thoroughfare for access to downtown Houston. Interstate 45 also provides access to Loop 610, which encircles inner Houston. The Houston central business district is located approximately 18.5 miles southwest of the property. Houston is the fourth largest city in the United States, and is home to 26 Fortune 500 companies. Among energy industry companies located in Houston, there is a diverse set of multi-national corporations spanning across a multitude of industries including healthcare, technology and waste management. Additional demand generators include the Greenspoint Mall, a 1.7 million square foot mall anchored by Dillard’s and Macy’s, which is approximately 5.1 miles west of the property as well as Minute Maid Park, home of the MLB’s Houston Astros and the Toyota Center, home of the NBA’s Houston Rockets, both of which are located in downtown Houston. According to the appraisal, as of 2015, the estimated population within a three and five-mile radius was 32,956 and 165,013, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

102 of 151

Structural and Collateral Term Sheet	JPMDB 2016-C2

DoubleTree Houston Intercontinental Airport

The appraisal identified one hotel currently under construction as directly competitive with the DoubleTree Houston Intercontinental Airport. The 142-room Holiday Inn is a full service hotel located approximately 1.4 miles east of IAH on Kenswick Drive. The hotel is currently scheduled to be accepting reservations beginning June 20, 2016. Additionally, one of the hotels in the DoubleTree Houston Intercontinental Airport’s competitive set, Marriott Intercontinental Airport, completed an approximately $50.0 million renovation in early 2015.

Historical Occupancy, ADR, RevPAR(1)
	Competitive Set(2)		DoubleTree Houston Intercontinental Airport(3)				Penetration Factor(4)
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2013	76.9%	$107.40	$82.54	83.5%	$114.22	$95.38	108.6%	106.4%	115.6%
2014	79.4%	$118.26	$93.90	83.6%	$129.44	$108.19	105.3%	109.5%	115.2%
2015	72.9%	$126.13	$91.99	85.9%	$126.75	$108.86	117.8%	100.5%	118.3%
TTM(5)	75.0%	$124.87	$93.65	85.3%	$126.82	$108.22	113.7%	101.6%	115.6%

(1)	The minor variances between the underwriting, the appraisal and the above table with respect to Occupancy, ADR and RevPAR at the DoubleTree Houston Intercontinental Airport property are attributable to variances in reporting methodologies and/or timing differences.

(2)	Data provided by Smith Travel Research. The competitive set contains the following properties: Sheraton Hotel North Houston at George Bush Intercontinental, Marriott Houston Airport at George Bush Intercontinental, Marriott Houston North, Hyatt Regency North Houston, Hilton Houston North, Courtyard Houston Intercontinental Airport and Hilton Garden Inn Houston Bush Intercontinental Airport.

(3)	Based on operating statements provided by the borrower.

(4)	Penetration Factor is calculated based on data provided by Smith Travel Research for the competitive set and borrower-provided operating statements for the property.

(5)	TTM represents the trailing 12-month period ending on March 31, 2016.

Competitive Hotels Profile(1)

			2015 Estimated Market Mix			2015 Estimated Operating Statistics
Property	Rooms	Year Opened	Meeting Space (SF)	Transient	Meeting and Group	Occupancy	ADR	RevPAR
DoubleTree Houston Intercontinental Airport(2)	313	1981	11,039	75%	25%	85.9%	$126.75	$108.86
Sheraton	419	1983	30,000	70%	30%	72.0%	$120.00	$86.40
Marriott Intercontinental Airport	565	1982	30,000	70%	30%	57.0%	$156.00	$88.92
Marriott Houston North	390	1981	15,000	75%	25%	82.0%	$122.00	$100.04
Hyatt	334	1982	27,000	70%	30%	70.0%	$115.00	$80.50
Hilton	480	1984	52,000	60%	40%	84.0%	$116.00	$97.44
Courtyard by Marriott	90	2001	1,000	90%	10%	67.0%	$115.00	$77.05
Hilton Garden Inn	182	2002	2,700	90%	10%	80.0%	$121.00	$96.80
Total(3)	2,460

(1)	Based on the appraisal.

(2)	2015 Occupancy, ADR and RevPAR are based on operating statements provided by the borrower.

(3)	Excludes the DoubleTree Houston Intercontinental Airport property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

103 of 151

Structural and Collateral Term Sheet	JPMDB 2016-C2

DoubleTree Houston Intercontinental Airport

Operating History and Underwritten Net Cash Flow
	2013	2014	2015	TTM(1)	Underwritten	Per Room(2)	% of Total Revenue(3)
Occupancy	83.5%	83.6%	85.9%	85.3%	80.0%
ADR	$114.22	$129.44	$126.75	$126.82	$126.75
RevPAR(4)	$95.38	$108.19	$108.86	$108.22	$101.40

Room Revenue	$10,896,390	$12,359,683	$12,437,112	$12,363,349	$11,583,991	$37,010	72.2%
Food and Beverage Revenue	4,548,886	4,991,498	4,490,168	4,394,326	4,182,166	13,362	26.1%
Other Departmental Revenue	223,136	211,710	308,458	280,503	287,299	918	1.8%

Total Revenue	$15,668,412	$17,562,891	$17,235,738	$17,038,178	$16,053,456	$51,289	100.0%

Room Expense	$2,005,874	$2,324,539	$2,313,045	$2,363,021	$2,316,798	$7,402	20.0%
Food and Beverage Expense	2,446,463	2,683,444	2,474,171	2,438,269	2,304,456	7,362	55.1%
Other Departmental Expenses	67,319	62,548	54,107	51,179	50,396	161	17.5%
Departmental Expenses	$4,519,656	$5,070,531	$4,841,323	$4,852,469	$4,671,650	$14,925	29.1%

Departmental Profit	$11,148,756	$12,492,360	$12,394,415	$12,185,709	$11,381,807	$36,364	70.9%

Operating Expenses	$4,625,026	$4,836,018	$4,851,633	$4,773,951	$4,633,776	$14,804	28.9%
Gross Operating Profit	$6,523,730	$7,656,342	$7,542,782	$7,411,758	$6,748,031	$21,559	42.0%

Management Fees	$470,052	$527,386	$515,135	$494,410	$401,336	$1,282	2.5%
Incentive Management Fee	0	78,342	0	0	0	0	0.0
Property Taxes	660,522	598,816	839,559	910,289	880,000	2,812	5.5%
Property Insurance	130,905	139,480	246,954	194,558	237,000	757	1.5%
Other Expenses	88,494	89,113	42,174	46,501	42,174	135	0.3%
FF&E	626,736	702,516	689,430	681,527	642,138	2,052	4.0%
Total Other Expenses	$1,976,709	$2,135,653	$2,333,252	$2,327,285	$2,202,649	$7,037	13.7%

Net Operating Income	$4,547,021	$5,520,689	$5,209,530	$5,084,473	$4,545,382	$14,522	28.3%
Net Cash Flow(4)	$4,547,021	$5,520,689	$5,209,530	$5,084,473	$4,545,382	$14,522	28.3%
(1)	TTM represents the trailing 12-month period ending on March 31, 2016 with the exception of January, which reflects January 2015. Due to acquisition timing, January 2016 financials were not available.

(2)	Per Room values based on 313 guest rooms.

(3)	% of Total Revenue for Room Expense, Food and Beverage Expense and Other Departmental Expenses is based on their corresponding revenue line items.

(4)	Historical RevPAR for 2009, 2010, 2011 and 2012 was $76.85, $69.81, $75.36 and $82.21, respectively, and Net Cash Flow was approximately, $2.8 million, $3.0 million, $3.4 million and $4.0 million, respectively. 2008 RevPAR and Net Cash Flow are not available due to previous owner’s acquisition of the property in mid-2008.

Property Management. The property is managed by Merritt Hospitality, LLC (“Merritt”), a third party management provider. The current management agreement is effective as of January 29, 2016 for a term of 10 years and provides for a contractual management fee of 2.5% of gross revenues plus an incentive management fee of 15.0% of adjusted gross operating profit for the fiscal year. The incentive management fee is capped at 1.5% of gross revenues. The management fees related to the DoubleTree Houston Intercontinental Airport property are subordinate to the liens and interests of the DoubleTree Houston Intercontinental Airport loan.

Franchise Agreement. The property has a franchise agreement with Hilton Franchise Holding LLC, an affiliate of Hilton Worldwide. The current franchise agreement is effective as of January 29, 2016 for a term of 15 years and provides for a program fee of 4.0% based on room revenue and a royalty fee of 5.0% based on room revenue, each paid on a monthly basis. The program fee is subject to change by the franchisor, but the agreement provides that it may not be increased above 5.0% of gross room revenues.

Escrows and Reserves. At origination, the borrower delivered a letter of credit in the amount of $5,980,000 in lieu of the requirement for the borrower to escrow an upfront property improvement plan cash deposit. Additionally, at origination, the borrower deposited into escrow $250,000 for a liquor license reserve.

Tax Escrows - The requirement for the borrower to make deposits to the tax escrow is waived so long as (i) no event of default exists, (ii) the debt service coverage ratio (as calculated in the loan documents) based on the trailing six-month period is equal to or greater than 1.45x and (iii) the borrower pays taxes prior to their due date.

Insurance Escrows - The requirement for the borrower to make monthly deposits to the insurance escrow is waived as long as (i) no event of default exists, (ii) the borrower provides satisfactory evidence that the property is insured as part of a blanket policy in accordance with the loan documents and (iii) the lender receives evidence that all required insurance premiums have been paid on or prior to their due date.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

104 of 151

Structural and Collateral Term Sheet	JPMDB 2016-C2

DoubleTree Houston Intercontinental Airport

FF&E Reserves - On a monthly basis, commencing on the payment date in February 2017 through and including the payment date in January 2018, the borrower is required to escrow 2.0% of gross income from operations based on the calendar month that occurred two months prior to such payment date. Commencing on the payment date in February 2018 and on each payment date thereafter, the monthly escrow amount is required to be 4.0% of gross income from operations based on the calendar month that occurred two months prior to such payment date. On a monthly basis, the borrower is also required to deposit an amount reasonably estimated by the lender as necessary to complete any property improvement plan (other than the current property improvement plan). Subaccounts may be established to segregate the amounts on deposit from FF&E monthly deposits and PIP monthly deposits.

PIP Reserves - On a monthly basis, the borrower is required to deposit an amount reasonably estimated by the lender as required to complete any future property improvement plan, but the requirement for the borrower to make the monthly property improvement plan deposits is waived with respect to the current property improvement plan due in part to the letter of credit described above.

Liquor License Reserve - At origination, the borrower deposited $250,000 in connection with the transition of the liquor license from the existing property manager to Merritt. Once Merritt or the borrower has obtained its own liquor license, the funds will be released from escrow.

Lockbox / Cash Management. The loan is structured with a CMA lockbox. The borrower was required to deliver written instructions to credit card companies to deposit all revenues into a lockbox account controlled by the lender. The funds are then returned to an account controlled by the borrower until the commencement of a Cash Sweep Event (as defined below). During the continuance of a Cash Sweep Event, all funds in the lockbox account are swept on each business day to a segregated cash management account under the control of the lender. To the extent there is a Cash Sweep Event continuing, all excess cash flow after payment of the mortgage debt service, required reserves and operating expenses will be held as additional collateral for the loan. The lender has a first priority security interest in the cash management account.

A “Cash Sweep Event” means (i) the occurrence of an event of default, (ii) the bankruptcy or insolvency action of the borrower or property manager or (iii) the debt service coverage ratio (as calculated in the loan documents) based on the trailing six-month period being less than 1.35x.

A Cash Sweep Event will end if (a) with respect to clause (i) above, the respective event of default has been cured or waived, (b) with respect to the bankruptcy or insolvency action of the property manager in clause (ii) above, the property manager is replaced with a qualified property manager under a replacement management agreement within 180 days, (c) solely with respect to an involuntary bankruptcy or insolvency action of the borrower in clause (ii) above that is not consented to or colluded in by the borrower, guarantor or their affiliates, such involuntary bankruptcy or insolvency is discharged within 90 days and without adverse consequence to the DoubleTree Houston Intercontinental Airport loan or property, and (d) with respect to clause (iii) above, the debt service coverage ratio is 1.35x or greater for two consecutive quarters based on the trailing six-month period. The borrower may not cure a Cash Sweep Event (x) to the extent there is an event of default under the loan documents (other than an event of default which gave rise to a Cash Sweep Event and which is being cured), (y) more than a total of two times in the aggregate term of the DoubleTree Houston Intercontinental Airport loan (other than for a Cash Sweep Event caused by the debt service coverage ratio or a bankruptcy action of the property manager) or (z) triggered by a voluntary bankruptcy or insolvency action of the borrower at any time during the term of the DoubleTree Houston Intercontinental Airport loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

105 of 151

Structural and Collateral Term Sheet	JPMDB 2016-C2

[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

106 of 151

Structural and Collateral Term Sheet	JPMDB 2016-C2

One Harbor Point Square

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

107 of 151

Structural and Collateral Term Sheet	JPMDB 2016-C2

One Harbor Point Square

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

108 of 151

Structural and Collateral Term Sheet	JPMDB 2016-C2

One Harbor Point Square

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

109 of 151

Structural and Collateral Term Sheet	JPMDB 2016-C2

One Harbor Point Square

Mortgage Loan Information		Property Information
Mortgage Loan Seller(1):	GACC	Single Asset / Portfolio:	Single Asset
Original Principal Balance(2):	$41,000,000	Title:	Fee
Cut-off Date Principal Balance(2):	$41,000,000	Property Type - Subtype:	Office - CBD
% of Pool by IPB:	4.6%	Net Rentable Area (SF):	251,295
Loan Purpose:	Refinance	Location:	Stamford, CT
Borrower:	One Harbor Point Square LLC	Year Built / Renovated:	2011 / N/A
Sponsor:	Harbor Point Holding Company LLC	Occupancy(3):	99.3%
Interest Rate:	4.69950%	Occupancy Date:	2/1/2016
Note Date:	4/11/2016	Number of Tenants(3):	9
Maturity Date:	5/6/2026	2013 NOI(4):	$86,706
Interest-only Period:	12 months	2014 NOI(4):	$260,836
Original Term:	120 months	2015 NOI(4) :	$444,905
Original Amortization:	360 months	UW Economic Occupancy:	91.1%
Amortization Type:	IO-Balloon	UW Revenues:	$13,227,054
Call Protection(5):	Grtr1%orYM(24),DeforGrtr1%orYM(93),O(3)	UW Expenses:	$4,741,524
Lockbox:	Hard	UW NOI(4):	$8,485,530
Additional Debt:	Yes	UW NCF:	$7,892,973
Additional Debt Balance:	$41,000,000 / $16,900,000	Appraised Value / Per SF:	$119,200,000 / $474
Additional Debt Type:	Pari Passu / Mezzanine Loan	Appraisal Date:	2/1/2016

Escrows and Reserves(6)				Financial Information(2)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$326
Taxes:	$718,539	$119,757	N/A	Maturity Date Loan / SF:	$273
Insurance:	$30,763	$7,691	N/A	Cut-off Date LTV:	68.8%
Replacement Reserves:	$0	$4,188	N/A	Maturity Date LTV:	57.6%
TI/LC:	$0	$26,177	N/A	UW NCF DSCR:	1.55x
Other:	$20,165,432	$2,219	N/A	UW NOI Debt Yield:	10.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(2)	$82,000,000	82.9%	Loan Payoff	$53,276,047	53.9%
Mezzanine Loan	16,900,000	17.1	Upfront Reserves	20,914,734	21.1
			Return of Equity	19,729,867	19.9
			Closing Costs(7)	4,979,352	5.0
Total Sources	$98,900,000	100.0%	Total Uses	$98,900,000	100.0%

(1)	The One Harbor Point Square Whole Loan was co-originated by Deutsche Bank AG, New York Branch and Citigroup Global Markets Realty Corp.

(2)	The One Harbor Point Square loan is part of a whole loan evidenced by two pari passu notes with an aggregate original principal balance of $82.0 million. The Financial Information presented in the chart above reflects the Cut-off Date balance of the $82.0 million One Harbor Point Square Whole Loan.

(3)	Occupancy and Number of Tenants include Walgreens and William Pitt Sotheby’s International Realty, which are currently in-place tenants but were underwritten as vacant due to both tenants’ lease expiration in December 2016. Occupancy and Number of Tenants also includes Bridgewater Associates, which has executed a lease with a commencement date of March 2016 but has not yet taken occupancy. Lastly, Occupancy also includes HP Fitness/Exhale Spa, which occupies 10,238 square feet but is not obligated to pay rent. In association with the Bridgewater Associates lease, the loan sponsor is obligated to operate this on-site fitness center.

(4)	The increase from 2013 NOI to 2015 NOI is attributed to the property being leased up by the loan sponsor after completing construction of the property. The increase from 2015 NOI to UW NOI is attributed to the commencement of the Bridgewater Associates lease as of March 1, 2016. Bridgewater Associates occupies 54.9% of the net rentable area and contributes 60.1% of total base rent. At origination, the borrower deposited into escrow $9,699,890 for free rent obligations related to two existing tenants at the property.

(5)	Defeasance of the full $82.0 million One Harbor Point Square Whole Loan is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last pari passu note to be securitized and (ii) three years from April 11, 2016. Prepayment in whole, but not in part, of the One Harbor Point Square Whole Loan is permitted with the payment of yield maintenance prior to March 6, 2026 at any time.

(6)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

(7)	Includes a $3.5 million leasing commission payment related to the Bridgewater Associates lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

110 of 151

Structural and Collateral Term Sheet	JPMDB 2016-C2

One Harbor Point Square

The Loan. The One Harbor Point Square loan is secured by a first mortgage lien on the borrower’s fee interest in a condominium unit (the “Master Unit”)within the Harbor Point Planned Community in Stamford, Connecticut. The Master Unit includes an eight-story, 251,295 square foot office building. The whole loan has an outstanding principal balance as of the Cut-off Date of $82.0 million (the “One Harbor Point Square Whole Loan”), and is comprised of two pari passu notes, Note A-1 and Note A-2. Note A-2, with an outstanding principal balance as of the Cut-off Date of $41.0 million, is being contributed to the JPMDB 2016-C2 Trust. Note A-1, with an outstanding principal balance as of the Cut-off Date of $41.0 million, is expected to be contributed to one or more future securitization trusts. The holder of the Note A-1 (the “Controlling Noteholder”) will be entitled to exercise all of the rights of the Controlling Noteholder with respect to the One Harbor Point Square Whole Loan; however, the holder of Note A-2 will be entitled, under certain circumstances, to be consulted with respect to certain major decisions. The One Harbor Point Square Whole Loan has a 10-year term and subsequent to a one-year interest-only period, will amortize on a 30-year schedule.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$41,000,000	$41,000,000	Citigroup Global Markets Realty Corp.	Yes
A-2	41,000,000	41,000,000	JPMDB 2016-C2	No
Total	$82,000,000	$82,000,000

The Borrower. The borrowing entity for the One Harbor Point Square Whole Loan is One Harbor Point Square LLC, a Delaware limited liability company and special purpose entity.

The Loan Sponsor. The loan sponsor and nonrecourse carve-out guarantor is Harbor Point Holding Company LLC. BLT HP Holding, LLC (“BLT”) holds approximately a 32% ownership interest in Harbor Point Holding Company LLC. The remaining 56% ownership interest of Harbor Point Holding Company LLC is held by ten other limited partnership entities, six of which are Lubert-Adler LP funds (the “L-A Entities”). The remaining approximately 12% ownership interest in the borrower is owned by passive limited investors. Harbor Point Holding Company LLC is managed and controlled by a four person board of managers. Two of the members of the board of managers are appointed by BLT HP Holding, LLC and the other two members are appointed by the L-A Entities.

BLT is a privately held real estate private equity, development and property management firm. Founded in 1982, BLT is vertically integrated and has invested in, developed, owned and managed over five million square feet of commercial space and over 10,000 residential units. BLT is the developer of Harbor Point Planned Community, a $3.5 billion transformative mixed-use project encompassing an entire neighborhood, with a mile of waterfront, more than 4,000 residential units and several million square feet of commercial development. One Harbor Point Square is located at the center of the Harbor Point Planned Community development.

Lubert-Adler is a real estate investment company with a focus on value-add real estate. Since its founding in 1997, the firm has invested $7 billion of equity into $17 billion of assets. The majority of Lubert-Adler’s investments are along coastal regions of the United States and other high barrier-to-entry geographic markets.

The Property. One Harbor Point Square is a 251,295 square foot, newly constructed Class A office and retail building located at 2200 Atlantic Street in Stamford, Connecticut. The eight-story building contains 223,718 square feet of fully occupied office space, 17,339 square feet of first floor retail space and a 10,238 square foot on-site fitness space. The property was developed by the loan sponsor in 2011 as part of the larger Harbor Point Planned Community development and the loan sponsor currently has a cost basis in the property of approximately $106.3 million. One Harbor Point Square features column free floor plates ranging from 29,000 to 33,000 square feet, high ceilings and panoramic views of Stamford and the Long Island Sound. The property also includes a multi-story atrium entrance, central elevator banks and a parking component with 429 covered parking spaces (1.71 spaces per 1,000 square feet). The Stamford Transportation Center is within walking distance of the property and additional amenities include a cafeteria, indoor, outdoor and waterfront dining and an on-site fitness facility.

As of February 1, 2016, the One Harbor Point Square property was 99.3% leased by nine tenants with a weighted average remaining lease term of 13.6 years including Walgreens and William Pitt Sotheby’s International Realty. Bridgewater Associates (“Bridgewater”) leases 54.9% of the net rentable area across five floors through June 2032. Bridgewater’s lease commenced in March 2016 and Bridgewater is expected to take occupancy of its space in August 2016. Bridgewater is currently in a free rent period and commences paying rent on June 13, 2017. Approximately $8.9 million was reserved for at origination in connection with Bridgewater’s free rent period. According to the borrower, Bridgewater is reportedly planning to move over 500 employees to this location and reportedly plans to spend an additional $96.6 million ($700 per square foot) building out its space, exclusive of the upfront TI/LC reserve provided. Bridgewater is one of the largest hedge funds in the world and manages approximately $150 billion in global investments for a wide array of institutional clients, including foreign governments and central banks, corporate and public pension funds, university endowments and charitable foundations.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

111 of 151

Structural and Collateral Term Sheet	JPMDB 2016-C2

One Harbor Point Square

The second largest tenant, Castleton Commodities International (“CCI”), leases 26.3% of the net rentable area across the top two floors through May 2027. CCI was formerly known as Louis Dreyfus Highbridge Energy. CCI was founded in 1997 and is headquartered at One Harbor Point Square. CCI is an energy commodity trading company and has recently expanded their Harbor Point Planned Community footprint by expanding into 17,000 square feet at the adjacent office building, 100 Washington Boulevard, also known as Two Harbor Point Square. CCI has also acquired Morgan Stanley’s global oil merchanting business in mid-2015.

The third largest tenant, MC Credit Partners (“MCCP”), leases 5.9% of the net rentable area through May 2028. MCCP is currently in a free rent period and is required to commence paying rent on November 15, 2016 with respect to 11,272 square feet of the MCCP leased space and commences paying rent on June 15, 2018 with respect to 3,495 square feet of the MCCP leased space. Approximately $0.8 million was reserved at origination in connection with MCCP’s free rent period. MCCP was founded in 2013 and is headquartered at One Harbor Point Square. MCCP is a direct lending fund which provides debt capital to middle market companies across industries. MCCP provides first lien loans and revolvers, unitranche loans, second lien loans, mezzanine debt and debtor-in-possession facilities to middle market companies with $15 to $75 million or more in EBITDA.

In addition to the office space, the One Harbor Point Square property has approximately 17,339 square feet of first floor retail space which is currently 90.3% occupied by the restaurants Fortina, Pinot’s Palette and BareBurger along with Walgreens and William Pitt Sotheby’s International Realty.

The One Harbor Point Square property is located in the Harbor Point Planned Community waterfront district in Stamford, Connecticut. BLT is the developer of the Harbor Point Planned Community, a $3.5 billion 100-acre planned community with a mile of waterfront, more than 2,300 residential units and several million square feet of commercial development. The residential buildings have an average occupancy of 93.8% and the office buildings within Harbor Point have an average occupancy of 92.8%. The property is home to retailers, restaurants, public transportation, more than 20 acres of green space and four public marinas. The property shares the same driveway and roundabout as restaurants such as World of Beer, Boothbay Lobster Company, Paloma and Sign of the Whale. The property is a six minute walk from the Stamford Transportation Center and a 45 minute train ride to New York City. In addition, the Harbor Point trolley stops directly in front of the property, providing free trolley service throughout Harbor Point and downtown Stamford. The 2014 population of 126,962 is predicted to increase 3.4% from 2014 to 2019 after already expanding by 3.5% from 2010 to 2014. The 2014 median annual household income was $75,103, with over 37.0% of the population having an annual household income of more than $100,000. In addition to finance, Stamford also has other industries in the area with Starwood Hotels & Resorts, NBC and Nestle representing some of the larger non-finance tenants. Stamford has captured thirteen corporate headquarters relocations since 2009, including Deloitte, Charter, Tronox, Kayak, Design Within Reach, among others.

The property is located within the Stamford non-central business district submarket of Fairfield County and is within the Bridgeport-Stamford-Norwalk metropolitan statistical area, according to the appraisal. One Harbor Point Square, while located just south of the central business district, competes directly with the Stamford central business district submarket. According to a market research report, as of the fourth quarter of 2015, the Stamford Class A office market has a vacancy rate of 21.3% and an asking rent of $40.78 per square foot. Within Stamford, Class A office properties near the train station similar to the One Harbor Point Square property had a lower vacancy rate than the overall Stamford submarket. A sample of competitive transit oriented properties in Stamford had a 7.0% vacancy rate and average rent of $50.81 per square foot, with the lack of new supply further driving the low vacancy. Approximately 7.0% of the underwritten gross potential income at the property is derived from retail tenants. According to a market research report, the Stamford retail market comprised of nearly 4.7 million square feet with a 2.8% vacancy rate.

Historical and Current Occupancy(1)
2013(2)	2014(2)	2015(2)	Current(3)
35.0%	39.8%	65.8%	99.3%

(1)	Historical Occupancies are as of December 31 of each respective year.

(2)	The increase from 2013 occupancy to 2015 occupancy is attributed to the property being leased up by the loan sponsor after completing construction of the property. The increase from 2015 occupancy to current occupancy is attributed to the commencement of the Bridgewater lease. Bridgewater leases 54.9% of the net rentable area.

(3)	Current Occupancy is as of February 1, 2016 and includes Walgreens and William Pitt Sotheby’s International Realty, which are currently in-place tenants but were underwritten as vacant due to both tenants’ lease expiration in December 2016. Current Occupancy also includes Bridgewater, which has executed a lease with a commencement date of March 2016 but has not yet taken occupancy. Lastly, Current Occupancy also includes HP Fitness/Exhale Spa, which occupies 10,238 square feet but is not obligated to pay rent. In association with the Bridgewater lease, the loan sponsor is obligated to operate this on-site fitness center.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

112 of 151

Structural and Collateral Term Sheet	JPMDB 2016-C2

One Harbor Point Square

Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF(3)	% of Total Base Rent(3)	Lease Expiration Date
Bridgewater Associates(4)	NA / NA / NA	137,986	54.9%	$42.00	60.1%	6/30/2032
Castleton Commodities International(5)	NA / NA / NA	66,012	26.3%	$40.84	28.0%	5/31/2027
MC Credit Partners(6)	NA / NA / NA	14,767	5.9%	$40.00	6.1%	5/31/2028
HP Fitness/Exhale Spa(7)	NA / NA / NA	10,238	4.1%	NAP	NAP	NAP
Waypoint Residential(8)	NA / NA / NA	4,953	2.0%	$45.00	2.3%	11/30/2022
Fortina(9)	NA / NA / NA	3,700	1.5%	$41.00	1.6%	7/31/2025
BareBurger(10)	NA / NA / NA	2,756	1.1%	$43.00	1.2%	12/31/2024
Pinot’s Palette(11)	NA / NA / NA	1,700	0.7%	$40.00	0.7%	6/30/2024
(1)	Based on the underwritten rent roll.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	Base Rent PSF for Castleton Commodities International, Waypoint Residential and BareBurger takes into account all applicable rent bumps through January 1, 2017.

(4)	Bridgewater has the right to terminate its lease on the seventh, tenth, eleventh, twelfth, thirteenth and fourteenth anniversary dates of its rent commencement of June 13, 2017 with twelve months’ prior notice and payment of a termination fee. Bridgewater has two, five-year renewal options with twelve months’ prior notice for at least two contiguous full floors at 95% of fair market rent, or 90% of fair market rent if 100,000 square feet or more is renewed. Bridgewater has not yet taken occupancy and is currently in a free rent period and commences paying rent on June 13, 2017. Approximately $8.9 million was reserved for at origination in connection with Bridgewater’s free rent period.

(5)	Castleton Commodities International has three, five-year renewal options with twelve months’ prior notice at 95% of fair market rent.

(6)	MC Credit Partners has two, five-year renewal options with nine months’ prior notice at 95% of fair market rent. MCCP is currently in a free rent period and is required to commence paying rent on November 15, 2016 with respect to 11,272 square feet of the MCCP leased space and June 15, 2018 with respect to 3,495 square feet of the MCCP leased space. Approximately $0.8 million was reserved at origination in connection with MCCP’s free rent period.

(7)	There is no rent or lease associated with the HP Fitness/Exhale Spa space as the loan sponsor is obligated to operate this on-site fitness center under the Bridgewater lease.

(8)	Waypoint Residential has a termination option effective on the last day of the 60th month from its lease commencement of August 1, 2015 with 12 months’ prior notice and payment of termination fee. Waypoint Residential has one, five-year renewal option with twelve months’ prior notice at 95% of fair market rent.

(9)	Fortina has one, ten-year renewal option with nine months’ prior notice at the greater of fair market rent and the rent paid for the last month of the original term. Fortina has no obligation to pay percentage rent but must report sales upon borrower’s written request. If Fortina closes for more than 90 days during any 12 month period, borrower may terminate the lease with tenant obligated to pay the unamortized tenant improvements, leasing commissions and attorney fees.

(10)	BareBurger has two, five-year renewal options with twelve months’ prior notice at the greater of fair market rent and the rent paid for the last month of the original term increased by 2.5%. BareBurger has no obligation to pay percentage rent or report sales. If BareBurger closes for more than 90 days during any 12 month period, borrower may terminate the lease with tenant obligated to pay the unamortized tenant improvements, leasing commissions and attorney fees.

(11)	Pinot’s Palette has one, five-year renewal option with twelve months’ prior notice at the greater of fair market rent and the rent paid for the last month of the original term increased by 3.0%. Pinot’s Palette has no obligation to pay percentage rent or report sales. If Pinot’s Palette closes for more than 90 days during any 12 month period, borrower may terminate the lease with tenant obligated to pay the unamortized tenant improvements, leasing commissions and attorney fees.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant(2)	NAP	9,183	3.7%	NAP	NAP	9,183	3.7%	NAP	NAP
2016 & MTM	0	0	0.0	$0	0.0%	9,183	3.7%	$0	0.0%
2017	0	0	0.0	0	0.0	9,183	3.7%	$0	0.0%
2018	0	0	0.0	0	0.0	9,183	3.7%	$0	0.0%
2019	0	0	0.0	0	0.0	9,183	3.7%	$0	0.0%
2020	0	0	0.0	0	0.0	9,183	3.7%	$0	0.0%
2021	0	0	0.0	0	0.0	9,183	3.7%	$0	0.0%
2022	1	4,953	2.0	222,885	2.3	14,136	5.6%	$222,885	2.3%
2023	0	0	0.0	0	0.0	14,136	5.6%	$222,885	2.3%
2024	2	4,456	1.8	186,508	1.9	18,592	7.4%	$409,393	4.2%
2025	1	3,700	1.5	151,700	1.6	22,292	8.9%	$561,093	5.8%
2026	0	0	0.0	0	0.0	22,292	8.9%	$561,093	5.8%
2027 & Beyond(3)	3	229,003	91.1	9,082,093	94.2	251,295	100.0%	$9,643,186	100.0%
Total	7	251,295	100.0%	$9,643,186	100.0%

(1)	Based on the underwritten rent roll.

(2)	Vacant Net Rentable Area Expiring includes Walgreens and William Pitt Sotheby’s International Realty, which are currently in-place tenants but were underwritten as vacant due to near term lease expirations.

(3)	The Net Rentable Area Expiring in 2027 & Beyond includes a 10,238 square foot on-site fitness space that is a non-revenue generating property amenity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

113 of 151

Structural and Collateral Term Sheet	JPMDB 2016-C2

One Harbor Point Square

Operating History and Underwritten Net Cash Flow
	2013(1)	2014(1)	2015(1)(2)	Underwritten(2)	Per Square Foot	%(3)
Rents in Place(4)	$2,495,568	$2,598,231	$3,171,366	$9,643,186	$38.37	68.3%
Vacant Income	0	0	0	466,961	1.86	3.3
Gross Potential Rent	$2,495,568	$2,598,231	$3,171,366	$10,110,147	$40.23	71.6%
Total Reimbursements	1,051,829	954,811	1,240,869	4,018,140	15.99	28.4
Net Rental Income	$3,547,397	$3,553,042	$4,412,235	$14,128,287	$56.22	100.0%
(Vacancy/Credit Loss)(5)	0	0	0	(1,275,857)	(5.08)	(9.0)
Other Income(6)	91,900	103,241	157,693	374,624	1.49	2.7
Effective Gross Income	$3,639,297	$3,656,283	$4,569,928	$13,227,054	$52.64	93.6%

Total Expenses	$3,552,591	$3,395,447	$4,125,023	$4,741,524	$18.87	35.8%

Net Operating Income	$86,706	$260,836	$444,905	$8,485,530	$33.77	64.2%

Total TI/LC, Capex/RR	0	0	0	592,557	2.36	4.5
Net Cash Flow	$86,706	$260,836	$444,905	$7,892,973	$31.41	59.7%
(1)	The increase in 2013 NOI to 2015 NOI is a result of the property being leased up by the loan sponsor after completing construction of the property.

(2)	The increase from 2015 NOI to the Underwritten NOI is primarily the result of the Bridgewater lease commencement as of March 1, 2016. At origination, the borrower deposited into escrow $9,699,890 for free rent obligations related to two existing tenants, which fully funds all outstanding free rent obligations.

(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(4)	Underwritten Rents in Place includes contractual rent steps of $78,977 through January 1, 2017 for Castleton Commodities International, Waypoint Residential and BareBurger.

(5)	The appraisal concluded a 5.0% vacancy and a 1.0% credit loss. The loan was underwritten to an 8.9% vacancy and a credit loss based on a 5% factor for Bridgewater and retail tenants and 15% for the remaining office tenants.

(6)	Other Income includes electricity reimbursements, parking income and income from Fortina’s rooftop seating.

Property Management. The property is managed by Harbor Point Development, LLC. Prime Real Estate LLC is the leasing manager of the property. Both entities are affiliated with the borrower.

Escrows and Reserves. At origination, the borrower deposited into escrow approximately (i) $20,125,740 into an unfunded obligations reserve, $10,425,850 of which is allocable to outstanding tenant improvements and $9,699,890 of which is allocable to free rent related to two existing tenants, (ii) $718,539 into a real estate tax reserve, (iii) $30,763 into an insurance reserve, (iv) $24,174 into a declaration assessment reserve and (v) $15,518 into a WPCA Assessment reserve.

Tax Escrows - On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated tax payments, which currently equates to $119,757.

Insurance Escrows - On a monthly basis, (a) to the extent that all of the insurance required under the loan documents is provided through a blanket insurance policy (the “Blanket Condition”), the borrower is required to escrow 1/12 of an amount (reasonably determined by the lender) to be sufficient to pay the annual insurance premiums necessary to maintain a stand-alone policy that complies with the insurance requirements set forth in the loan documents (i.e. assuming no such blanket insurance policy were in place) and (b) to the extent that the Blanket Condition does not exist, borrower is required to deposit an amount equal to 1/12 of an amount which would be sufficient to pay the annual insurance premiums due for the renewal of the coverage afforded by the in place policies upon the expiration thereof. As of the closing date a Blanket Condition exists and the lender anticipates a monthly escrow in the amount of $7,691.

Replacement Reserves - On a monthly basis, the borrower is required to escrow $4,188 (approximately $0.20 per square foot annually) for replacement reserves.

TI/LC Reserves - On a monthly basis, the borrower is required to escrow $26,177 (approximately $1.25 per square foot annually) for future tenant improvements and leasing commissions.

WPCA Assessment Reserve - On a monthly basis, the borrower is required to escrow $2,219 for annual sewer assessments by the Water Pollution Control Authority of the City of Stamford for connecting the property to the Stamford sewer system. The borrower filed an appeal, dated October 10, 2012, challenging the amount of the assessments. The appeal is pending in Connecticut Superior Court and the borrower has made and will continue to make full annual assessment payments “under protest” until the matter is fully resolved.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

114 of 151

Structural and Collateral Term Sheet	JPMDB 2016-C2

One Harbor Point Square

Declaration Assessment Reserve - On a monthly basis, during the continuance of a Trigger Period (as defined below) and/or a Mezzanine Trigger Period (as defined below), the borrower is required to escrow the sum of 1/12 of an amount which would be sufficient to pay the declaration assessments that are anticipated to accrue during the next twelve month period (provided, however, to the extent any anticipated declaration assessment will be of a non-recurring nature, the borrower shall be required to deposit the full amount of the anticipated assessment (as opposed to 1/12 of the applicable amount)). Declaration assessments will mean all common charges and any special assessments or other amount of charges levied against the borrower pursuant to the Declaration of Harbor Point Planned Community, dated August 13, 2008 and as amended.

Lockbox / Cash Management. The loan is structured with a hard lockbox and in-place cash management. The borrower was required to send a tenant direction letter to all tenants instructing them to deposit all rents and payments into the lockbox account controlled by the lender. All funds in the lockbox account are swept daily to a cash management account under the control of the lender and disbursed during each interest period of the term of the loan in accordance with the loan documents. To the extent that a Trigger Period has occurred and is ongoing, after payment of: (a) debt service, (b) required reserves, (c) operating expenses and (d) provided no event of default is ongoing under the loan documents, monthly debt service on the mezzanine loan, all excess cash flow will be held as additional collateral for the loan.

“Trigger Period” means a period (i) commencing at such time as the debt service coverage ratio (as calculated in the loan documents) falls below 1.20x and continuing until the DSCR is 1.20x or greater for one calendar quarter, (ii) commencing upon an event of default under the loan documents and continuing until the applicable event of default is cured and/or (iii) commencing upon the occurrence of a Specified Tenant Trigger Period and continuing until the applicable Specified Tenant Trigger Period is cured.

“Mezzanine Trigger Period” means a period (A) commencing on the earlier to occur of (i) mezzanine lender delivering a written notice to the senior lender stating that an event of default has occurred and is continuing pursuant to the terms of the mezzanine loan documents and (ii) mezzanine lender delivering a written notice to the senior lender that it is entitled to sums pursuant to the mezzanine loan documents in excess and/or addition to regular mezzanine loan monthly debt service (including, without limitation, any default interest, late charges, missed payments, reserve deposits and/or amounts due in connection with an acceleration of the mezzanine loan, or other exercise of remedies thereunder) and (B) expiring upon (x) with regard to any Mezzanine Trigger Period commenced in connection with clause (i) above, the mezzanine lender delivering a written notice to senior lender that the applicable mezzanine loan event of default has been cured and no mezzanine loan event of default is ongoing and (y) with regard to any Mezzanine Trigger Period commenced in connection with clause (ii) above, the mezzanine lender delivering a written notice to the senior lender stating that it is no longer entitled to such sums and the only amounts then due and payable pursuant to the terms of the mezzanine loan documents are the regular mezzanine loan monthly debt service payments.

“Specified Tenant Trigger Period” shall mean a period (A) commencing upon the first to occur of (i) a Specified Tenant being in default under its lease beyond applicable notice and cure periods, (ii) a Specified Tenant failing to be in actual, physical possession of its space, failing to occupy and/or be open in its premises for the conduct of its business during customary hours and/or “going dark” (other than during the initial build out of their premises (which shall not exceed twelve months), (iii) except in connection with a minor partial termination (i.e. a termination of less than 5% of the demised premised whereby rental income for the applicable lease will not go down by more than 5% and, after giving effect to the partial termination, the debt service coverage ratio is equal to or greater than 1.25x), any Specified Tenant giving written notice that it is terminating its Lease for all or any portion of its premises, (iv) any termination or cancellation of any lease with a Specified Tenant (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding) and/or any Specified Tenant lease failing to otherwise be in full force and effect, (v) any bankruptcy or similar insolvency of a Specified Tenant and (vi) any Specified Tenant failing to extend or renew its lease on or prior to the earlier of (a) twelve months before expiration and (b) the date on which notice must be given to the lessor to exercise the applicable extension option (unless the borrower shall have entered into a replacement lease which satisfies certain conditions set forth in the loan documents); and (B) expiring upon the first to occur of the lender’s receipt of reasonably acceptable evidence (including an estoppel certificate) of (1) the satisfaction of cure conditions as stated under the loan documents or (2) borrower re-leasing the entire space that was demised pursuant to the Specified Tenant’s lease to a new tenant (or series of new tenants) in accordance with the applicable terms and conditions under the loan documents.

“Specified Tenant” shall mean (i) Bridgewater Associates, (ii) Castleton Commodities International and (iii) any other lessee(s) of the space demised to the specified tenants on the origination date (or any portion thereof) and any guarantor(s) of the applicable related leases.

Additional Mezzanine Debt. A $16.9 million mezzanine loan was funded concurrently with the One Harbor Point Square Whole Loan. The mezzanine loan is coterminous with the One Harbor Point Square Whole Loan, accrues interest at a rate of 10.80000% per annum and amortizes on a 30-year schedule after an initial 12-month interest-only period. Including the mezzanine loan, the cumulative Cut-off Date LTV is 83.0%, the cumulative UW NCF DSCR is 1.13x and the cumulative UW NOI Debt Yield is 8.6%. The mezzanine borrower under the mezzanine loan is One Harbor Point Square Mezz LLC. The current holder of the mezzanine loan is SMHF Cayman Hotel, LLC.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

115 of 151

Structural and Collateral Term Sheet	JPMDB 2016-C2

One Harbor Point Square

Environmental Land Use Restriction. The Harbor Point Planned Community was built on top of a former brownfield site and has undergone remediation. An environmental land use restriction has been recorded against the property which, among other things, restricts the disturbance of the soil at the property and certain other work without first obtaining a release from the Connecticut Department of Energy & Environmental Protection.  See “Description of the Mortgage Pool – Environmental Considerations” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

116 of 151

Structural and Collateral Term Sheet	JPMDB 2016-C2

High Crossing Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

117 of 151

Structural and Collateral Term Sheet	JPMDB 2016-C2

High Crossing Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

118 of 151

Structural and Collateral Term Sheet	JPMDB 2016-C2

High Crossing Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	GACC	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$39,000,000	Title:	Fee
Cut-off Date Principal Balance:	$38,942,165	Property Type - Subtype:	Various – Various
% of Pool by IPB:	4.4%	Net Rentable Area (SF):	362,698
Loan Purpose(1):	Refinance/Acquisition	Location:	Various, Various
Borrower:	IA High Crossing, LLC	Year Built / Renovated:	Various / N/A
Sponsor:	Investors Associated, LLP	Occupancy:	87.0%
Interest Rate:	4.92000%	Occupancy Date(2):	Various
Note Date:	3/18/2016	Number of Tenants(3):	76
Maturity Date:	4/6/2026	2013 NOI:	$3,618,110
Interest-only Period:	None	2014 NOI:	$3,911,384
Original Term:	120 months	2015 NOI(4):	$4,016,053
Original Amortization:	324 months	UW Economic Occupancy:	88.0%
Amortization Type:	Balloon	UW Revenues:	$7,138,687
Call Protection:	L(25),Def(91),O(4)	UW Expenses:	$2,844,071
Lockbox:	CMA	UW NOI(4)(5):	$4,294,616
Additional Debt:	N/A	UW NCF:	$3,788,996
Additional Debt Balance:	N/A	Appraised Value / Per SF(6):	$57,500,000 / $159
Additional Debt Type:	N/A	Appraisal Date:	2/1/2016

Escrows and Reserves(7)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$107
Taxes:	$0	$61,708	N/A	Maturity Date Loan / SF:	$84
Insurance:	$0	Springing	N/A	Cut-off Date LTV(6):	67.7%
Replacement Reserves:	$0	$9,238	$350,000	Maturity Date LTV(6):	52.8%
TI/LC:	$321,542	$37,781	$1,360,000	UW NCF DSCR:	1.45x
Other:	$129,188	Springing	N/A	UW NOI Debt Yield:	11.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$39,000,000	83.4%	Purchase Price(8)	$31,600,000	67.6%
Sponsor Equity	7,763,801	16.6	Loan Payoff(9)	14,257,707	30.5
			Upfront Reserves	450,730	1.0
			Closing Costs	455,364	1.0
Total Sources	$ 46,763,801	100.0%	Total Uses	$ 46,763,801	100.0%

(1)	The financing represents the refinance of the existing mortgage on the CarMax property and the acquisition of seven office properties.
(2)	The Occupancy Date for the CarMax property is May 6, 2016. The Occupancy Date for the office properties in Wisconsin is March 1, 2016.
(3)	The portfolio is leased to 76 tenants as of March 1, 2016; however, two tenants each have separate leases that have varying expiration dates, including Department of Corrections with a 3,448 square foot space lease expiring in January 2019 and a 2,873 square foot lease expiring in May 2020. Additionally, 5 Nines Data LLC has leases for a 1 square foot antenna space that expires in February 2017 and another 1 square foot antenna space lease that expires in December 2017.
(4)	The increase in UW NOI from 2015 NOI is due to (i) rent steps through April 2017 for $92,625 and (ii) 22 new leases executed in 2015 and 2016.
(5)	UW NOI does not take into account free rent for four tenants at the High Crossing Portfolio office properties totaling $29,106 between August and October 2016.
(6)	The Appraised Value represents the sum of the “as-is” portfolio appraised value for the High Crossing Portfolio office properties and the “as is” Appraised Value for the CarMax property. Based on the sum of the appraised values of all of the High Crossing Portfolio Mortgaged Properties on an individual basis of $57,530,000, the Cut-off Date LTV and Maturity Date LTV are 67.7% and 52.8%, respectively.
(7)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(8)	The purchase price relates to the allocated acquisition price of the seven office properties in Wisconsin.
(9)	Loan Payoff relates to the CarMax property.

The Loan. The High Crossing Portfolio loan has an outstanding principal balance as of the Cut-off Date of approximately $38.9 million and is secured by the borrower’s fee simple interest in a portfolio of seven Class A/B office buildings located within 0.3 miles of each other in Madison, Wisconsin totaling 304,268 square feet and a CarMax automobile dealership facility located in Overland Park, Kansas totaling 58,430 square feet (collectively, the “Property” or “Portfolio”). The loan has a ten-year term and will amortize on a 27-year schedule. The previously existing debt on the CarMax property was included in the WBCMT 2006-C26 transaction.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

119 of 151

Structural and Collateral Term Sheet	JPMDB 2016-C2

High Crossing Portfolio

Loan proceeds, along with approximately $7.8 million sponsor equity, were used to refinance the existing mortgage on the CarMax property of approximately $14.3 million, acquire the seven office properties for an allocated purchase price of $31.6 million, fund upfront reserves and pay closing costs.

The Borrower. The borrowing entity for the High Crossing Portfolio loan is IA High Crossing, LLC, a Delaware limited liability company and special purpose entity.

The Loan Sponsor. The loan sponsor and nonrecourse carve-out guarantor is Investors Associated, LLP, a Wisconsin-based partnership created in 1960 by a group of doctors to invest in their clinics and other commercial real estate in metropolitan Milwaukee and elsewhere in Wisconsin. The investor group currently includes approximately 100 doctors and other investors. It is operated by an executive steering committee made up of doctors, real estate professionals, attorneys and other partners. As of January 2016, the loan sponsor owned 12 commercial real estate properties, including seven in Wisconsin, two in Arizona and one in each of Mississippi, Kansas and North Carolina. The portfolio had an estimated market value in excess of $190.4 million, annual cash flow of approximately $4.2 million, aggregate LTV of 56.7% and an occupancy range of 96.0% to 100.0% as of January 2016.

The Portfolio. The High Crossing Portfolio consists of the seven newly acquired Class A/B suburban office buildings located in Madison, Wisconsin and a CarMax automobile dealership facility, located in Overland Park, Kansas. The High Crossing Portfolio properties are 18 years old on average and are 87.0% collectively occupied by 76 tenants as of March 1, 2016.

CarMax Overland Park, Kansas: The CarMax property is located in Overland Park, approximately 10.0 miles southwest of the Kansas City central business district, with freeway visibility along I-35. The property was built to suit in 2002 on a 17.3 acre site and was acquired by the loan sponsor in 2011 for $19.125 million ($327 per square foot). The 58,430 square foot single-story building features showroom area, which accounts for approximately 25% of the net rentable area and the office, service station and parts storage area accounts for the remaining space. Additionally, the collateral includes a car wash building on a pad site.

As of May 6, 2016, the property is 100% leased to CarMax pursuant to an absolute net lease that expires in November 2028, more than two years beyond the maturity of the loan. The tenant has three, five-year renewal options remaining and no termination options. CarMax (NYSE: KMX), through its subsidiaries, is the nation’s largest retailer of used cars, having sold more than 967,000 vehicles during the fiscal year ending February 28, 2015 (which is more than twice of its largest competitor), an increase of 10% compared with fiscal year 2014. CarMax net earnings rose 21% to $597.4 million and the company opened 13 stores in fiscal year 2015, ending the fiscal year with a total of 144 stores.

CarMax does not report sales information for this location; however, the operations manager indicated the subject superstore performs well and has seen annual improvement in sales. Additionally, CarMax owns a 3.2 acre parcel adjacent to the property and has invested capital to improve the site and, according to the operations manager, is planning to invest more money into its space to modernize its sales department in the next year.

Office Properties, Madison, Wisconsin: The seven office buildings are located in Madison, Wisconsin, within the 115-acre High Crossing Office Park that has frontage along Interstate 90/94/39, visibility from US Highway 151 and features conference centers, boardrooms, a no-fee fitness center, lounge, outdoor patios and break rooms. The properties were developed in phases between 1993 and 2005 and in March 2016 the loan sponsor acquired the seven collateral buildings.

The office properties are located within the Dane County submarket. According to an industry report, the submarket had an office inventory totaling approximately 29.3 million square feet, vacancy of 6.4% and a rental rate of $16.31 per square foot as of Q1 2016. There are four office buildings (318,000 square feet) under construction in the submarket, all of which are preleased. The appraiser identified five comparable office properties that had vacancies ranging from 3.0% to 33.0% and rental rates ranging from $8.00 to $15.00 per square foot. The appraiser concluded a stabilized vacancy rate of 12.0% and a weighted average market rent of $12.22 per square foot for the subject.

The office buildings feature Class A/B finishes and range from one to five stories with multi-tenant layouts. As of March 1, 2016, the office properties were 84.6% leased to a diversified roster of 75 tenants. Of the net rentable area for the office properties (not including the CarMax property), approximately 11.1% (13.1% of base rent) is leased to investment grade rated tenants including Fiserv Solutions (17,652 square feet, 6.0% of base rent, rated Baa2/BBB by Moody’s and S&P), Cisco Systems (6,848 square feet, 2.4% of base rent, rated A1/AA- by Moody’s and S&P), Great-West Life (4,623 square feet, 2.3% of base rent, rated A+/A by S&P and Fitch), three GSA tenants including SSA – GSA, U.S. Army and Air Force – GSA (collectively 3,667 square feet, 2.0% of base rent, rated Aaa/AA+ by Moody’s and S&P) and The Sherwin Williams Co. (1,053 square feet, 0.5% of base rent, rated A3/A/A- by Moody’s, S&P and Fitch).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

120 of 151

Structural and Collateral Term Sheet	JPMDB 2016-C2

High Crossing Portfolio

Portfolio Summary
Property Name	Location	Net Rentable Area (SF)	Year Built	Allocated Loan Amount	% of Allocated Loan Amount	UW NCF(1)	“As-is” Appraised Value(2)
CarMax	Overland Park, KS	58,430	2002	$15,300,000	39.2%	$ 1,360,401	$22,600,000
2810 Crossroads Drive	Madison, WI	60,867	1996	5,820,000	14.9	N/A	8,580,000
2418 Crossroads Drive	Madison, WI	62,444	1999	5,565,000	14.3	N/A	8,200,000
2310 Crossroads Drive	Madison, WI	62,697	2005	5,190,000	13.3	N/A	7,650,000
5325 Wall Street	Madison, WI	34,865	1998	2,212,500	5.7	N/A	3,250,000
5315 Wall Street	Madison, WI	33,922	1994	2,025,000	5.2	N/A	3,000,000
2601 Crossroads Drive	Madison, WI	29,761	1993	1,732,500	4.4	N/A	2,550,000
2801 Crossroads Drive	Madison, WI	19,712	1998	1,155,000	3.0	N/A	1,700,000
Total		362,698		$39,000,000	100.0%	$3,788,996	$57,530,000
(1)	UW NCF is not available on a property by property basis for the office properties because cash flows are recorded on a portfolio basis.

(2)	The Appraised Value represents the sum of the “as-is” portfolio appraised value for the High Crossing Portfolio office properties and the “as is” Appraised Value for the CarMax property.

Historical and Current Occupancy(1)
Property Name	2013	2014(2)	2015	Current(3)
CarMax	100.0%	100.0%	100.0%	100.0%
2810 Crossroads Drive	77.1%	67.3%	71.3%	68.1%
2418 Crossroads Drive	83.1%	80.4%	86.6%	83.2%
2310 Crossroads Drive	98.2%	97.3%	97.3%	97.3%
5325 Wall Street	94.0%	95.1%	98.4%	94.7%
5315 Wall Street	62.0%	65.8%	82.0%	74.9%
2601 Crossroads Drive	70.4%	54.0%	92.3%	92.3%
2801 Crossroads Drive	63.7%	56.4%	78.7%	86.1%
Weighted Average	84.4%	80.9%	88.8%	87.0%
(1)	Historical Occupancies are as of December 31 for 2013 and 2014. The 2015 occupancies represent December 31 for the CarMax property and September 30 for the remaining properties.

(2)	In 2014, the dip in occupancy is reflective of tenant turnover.

(3)	Current Occupancy for the CarMax property is as of May 6, 2016. Current Occupancy for the office properties in Wisconsin are as of March 1, 2016.

Tenant Summary(1)
Tenant	Property	Ratings Moody’s/S&P/ Fitch(2)	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	% of Base Rent	Lease Expiration Date
CarMax	CarMax	NA / NA / NA	58,430	16.1%	$26.67	26.7%	11/30/2028
Fiserv Solutions	5325 Wall Street	Baa2 / BBB / NA	17,652	4.9%	$14.63	4.4%	2/28/2018
Cardinal Stritch University	2310 Crossroads Drive	NA / NA / NA	17,191	4.7%	$12.25	3.6%	8/31/2020
Solidworks	2418 Crossroads Drive	NA / NA / NA	11,875	3.3%	$14.48	2.9%	8/31/2016
Performance Gateway, LLC	2418 Crossroads Drive	NA / NA / NA	11,055	3.0%	$21.93	4.2%	3/31/2018
Regus	2810 Crossroads Drive	NA / NA / NA	10,874	3.0%	$10.14	1.9%	5/31/2021
Special Olympics	2310 Crossroads Drive	NA / NA / NA	8,720	2.4%	$12.15	1.8%	8/31/2023
AE Business Solutions	2310 Crossroads Drive	NA / NA / NA	8,493	2.3%	$14.03	2.0%	6/30/2020
Cottingham & Butler Insurance(3)	2601 Crossroads Drive	NA / NA / NA	7,328	2.0%	$19.25	2.4%	8/31/2020
Cisco Systems	2310 Crossroads Drive	A1 / AA- / NA	6,848	1.9%	$15.16	1.8%	5/31/2017
(1)	Based on the underwritten rent roll.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	Cottingham & Butler Insurance is entitled to free rent for the month of September 2016 totaling $11,755.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

121 of 151

Structural and Collateral Term Sheet	JPMDB 2016-C2

High Crossing Portfolio

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	46,987	13.0%	NAP	NAP	46,987	13.0%	NAP	NAP
MTM & 2016	12	41,042	11.3	$724,796	12.4%	88,029	24.3%	$724,796	12.4%
2017	17	32,714	9.0	622,560	10.7	120,743	33.3%	$1,347,356	23.1%
2018	15	57,278	15.8	989,307	16.9	178,021	49.1%	$2,336,663	40.0%
2019	10	18,882	5.2	353,643	6.1	196,903	54.3%	$2,690,306	46.1%
2020	13	61,610	17.0	935,479	16.0	258,513	71.3%	$3,625,786	62.1%
2021	5	22,584	6.2	305,752	5.2	281,097	77.5%	$3,931,538	67.4%
2022	1	3,344	0.9	61,998	1.1	284,441	78.4%	$3,993,536	68.4%
2023	2	13,314	3.7	187,205	3.2	297,755	82.1%	$4,180,741	71.6%
2024	2	6,513	1.8	98,007	1.7	304,268	83.9%	$4,278,748	73.3%
2025	0	0	0.0	0	0.0	304,268	83.9%	$4,278,748	73.3%
2026	0	0	0.0	0	0.0	304,268	83.9%	$4,278,748	73.3%
2027 & Beyond	1	58,430	16.1	1,558,578	26.7	362,698	100.0%	$5,837,326	100.0%
Total	78	362,698	100.0%	$5,837,326	100.0%
(1)	Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow
	2013	2014	2015	Underwritten	Per Square Foot	%(1)
Rents in Place(2)	$5,074,617	$5,312,321	$5,566,696	$5,929,951	$16.35	72.8%
Vacant Income	0	0	0	594,463	1.64	7.3
Gross Potential Rent	$5,074,617	$5,312,321	$5,566,696	$6,524,414	$17.99	80.1%
Total Reimbursements	1,278,908	1,200,261	1,150,085	1,616,009	4.46	19.9
Net Rental Income	$6,353,525	$6,512,582	$6,716,781	$8,140,423	$22.44	100.0%
(Vacancy/Credit Loss)	(153,891)	(71,507)	(121,755)	(1,005,956)	(2.77)	(12.4)
Other Income	37,676	120,974	54,263	4,220	0.01	0.1
Effective Gross Income	$6,237,310	$6,562,049	$6,649,289	$7,138,687	$19.68	87.7%

Total Expenses	$2,619,200	$2,650,665	$2,633,236	$2,844,071	$7.84	39.8%

Net Operating Income	$3,618,110	$3,911,384	$4,016,053	$4,294,616	$11.84	60.2%

Total TI/LC, Capex/RR	0	0	0	505,620	1.39	7.1
Net Cash Flow	$3,618,110	$3,911,384	$4,016,053	$3,788,996	$10.45	53.1%
(1)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(2)	Underwritten Rents in Place includes $92,625 for contractual rental increases through April 2017.

Property Management. The CarMax property is managed by MP Land Florida, LLC, an affiliate of the loan sponsor, while the seven office properties in Wisconsin are managed by T. Wall Properties Management Corp., the prior owner’s property management company.

Escrows and Reserves. At origination, the borrower deposited into escrow approximately $321,542 for tenant improvements and leasing commissions and $129,188 for deferred maintenance.

Tax Escrows - On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated tax payments, which currently equates to $61,708. The foregoing monthly reserve amount does not include real estate taxes for the CarMax property as monthly reserves for such taxes are suspended so long as the CarMax lease remains in full force and effect and CarMax remains responsible for and pays such real estate taxes directly to the applicable taxing authority.

Insurance Escrows - The requirement for the borrower to make monthly deposits to the insurance escrow is waived so long as no event of default has occurred and is continuing and the borrower provides satisfactory evidence that the property is insured under a blanket insurance policy in accordance with the loan documents. With respect to the CarMax property, CarMax obtains and maintains, at its cost and expense, property insurance.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

122 of 151

Structural and Collateral Term Sheet	JPMDB 2016-C2

High Crossing Portfolio

Replacement Reserves - On a monthly basis, the borrower is required to escrow $9,238 (approximately $0.31 per square foot annually) for replacement reserves. The reserve is subject to a cap of $350,000 (approximately $0.96 per square foot).

TI/LC Reserves - On a monthly basis, the borrower is required to escrow $37,781 (approximately $1.25 per square foot annually) for replacement reserves. The reserve is subject to a cap of $1,360,000 (approximately $3.75 per square foot).

Lease Sweep Reserves - On a monthly basis, during the continuance of a Lease Sweep Period, all available excess cash (after payment of debt service and deposits as described under Tax Escrows, Insurance Escrows above) will be swept into a reserve account (the “Lease Sweep Account”) and will be made available to the borrower to pay for certain tenant improvements, leasing commissions and other costs incurred by the borrower in connection with the re-tenanting of the space covered by the respective lease.

A “Trigger Event” shall mean (i) the occurrence of an event of default, (ii) if the debt service coverage ratio (as calculated in the loan documents) falls below 1.15x (tested quarterly), or (iii) a commencement of a Lease Sweep Period (as defined below). A Trigger Event will continue until such time as (a) with respect to clause (i), the event of default has been cured and no other event of default is then continuing, (b) with respect to clause (ii), the debt service coverage ratio is at least 1.20x for two consecutive quarters and (c) with respect to clause (iii), such Lease Sweep Period has ended.

If a Trigger Event occurs due to the debt service coverage ratio falling below 1.15x, the borrower can deposit a Low DSCR Security Payment (as defined below) and all excess cash flow after payment of the mortgage debt service, required reserves and operating expenses will be disbursed to the borrower. Any Low DSCR Security Payments delivered to the lender by the borrower will be released to the borrower, if the debt service coverage ratio is at least 1.20x for two consecutive quarters and provided no event of default then exists.

The “Low DSCR Security Payment” is a cash deposit or letter of credit equal to the amount by which the outstanding principal balance exceeds the imputed principal amount (rounded downward to the next increment of $5,000) of a loan that, based on (i) the underwritten net cash flow for the property as of the most recent calculation date and (ii) a mortgage constant based on the interest rate and a 30-year amortization schedule, would have a DSCR of 1.15x. Lender may increase the required Low DSCR Security Payment amount in its sole discretion.

A “Lease Sweep Period” will commence (a) upon the earlier of (i) the date that is twelve months prior to the expiration of a Lease Sweep Lease (defined below) or (ii) upon the date required under the Lease Sweep Lease by which the Sweep Tenant is required to give notice of its exercise of a renewal option thereunder (and such renewal has not been so exercised); (b) upon the early termination, early cancellation or early surrender of a Lease Sweep Lease or upon borrower’s receipt of notice by a Sweep Tenant of its intent to effect an early termination, early cancellation or early surrender of its Lease Sweep Lease; (c) if a Sweep Tenant has ceased operating its business at the property (i.e., “goes dark”) at substantially all of its space at the property; (d) upon a default under a Lease Sweep Lease by a Sweep Tenant beyond any applicable notice and cure period, or (e) upon a bankruptcy or insolvency proceeding of a Sweep Tenant or its parent. The amount collected during the Lease Sweep Period will be capped at an amount equal to (i) (x) the product of the then outstanding principal balance of the loan and (y) 39.2308%, which represents the percentage of the allocated loan amount for the CarMax property relative to the full loan amount less (ii) $6,500,000, which is the land value determined in the appraisal.

A “Lease Sweep Lease” means the (i) CarMax lease or (ii) any replacement lease that, either individually, or when taken together with any other lease covers all or substantially all of the lease sweep space.

Lockbox / Cash Management. The loan is structured with a CMA Lockbox. The borrower was required to send tenant direction letters to tenants instructing them to deposit all rents and payments into the lockbox account controlled by the lender. The funds are then returned to an account controlled by the borrower until the occurrence of a Trigger Event. During a Trigger Event, all funds in the lockbox account are swept daily to a segregated cash management account under the control of the lender. During a Trigger Event, all excess cash flow after payment of the mortgage debt service, required reserves and operating expenses will be held as additional collateral for the loan. The lender has a first priority security interest in the cash management account.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

123 of 151

Structural and Collateral Term Sheet	JPMDB 2016-C2

High Crossing Portfolio

Partial Releases. The loan documents permit the borrower to release one or more individual properties in connection with an arms length sale of any of the individual properties, after expiration of the lockout period upon, among others, the following terms and conditions: (i) the partial prepayment of the greater of (x) 120% of the allocated loan amount of the CarMax property or 125% of the allocated loan amount for the applicable office properties in Wisconsin and (y) 100% of the net sales proceeds of the property, which in no event shall be less than 94% of the gross sales price of the property, (ii) after giving effect to the release, the debt service coverage ratio (calculated based on the trailing 12 months) is not less than at least the greater of (x) closing date aggregate debt service coverage ratio of 1.38x and (y) the aggregate debt service coverage ratio immediately prior to such calculated based on the trailing 12 months; (iii) after giving effect to the release, the loan-to-value ratio for the remaining properties will not exceed the lesser of (x) the closing date aggregate loan-to-value of 67.8% and (y) the aggregate loan-to-value immediately prior to such release; (iv) receipt of rating agency confirmation; and (v) no event of default under the loan shall have occurred and be continuing. In addition to the foregoing, if the loan is subject to a securitization, no partial release shall be permitted unless, immediately after such release, the ratio of the unpaid principal balance of the High Crossing Portfolio loan to the value of the remaining properties is equal to or less than 125%.

The borrower will not be permitted to sell and release more than three properties in total, such three properties are limited to any two office properties in Wisconsin and the CarMax property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

124 of 151

Structural and Collateral Term Sheet	JPMDB 2016-C2

Naples Grande Beach Resort

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$35,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$35,000,000	Property Type - Subtype(2):	Hotel - Full Service
% of Pool by IPB:	3.9%	Net Rentable Area (Rooms):	474
Loan Purpose:	Refinance	Location:	Naples, FL
Borrowers:	NWNG LLC and NWNG Golf LLC	Year Built / Renovated(3):	1986 / 2015
Sponsors(4):	Various	Occupancy / ADR / RevPAR:	70.6% / $253.60 / $179.15
Interest Rate:	4.95000%	Occupancy / ADR / RevPAR Date:	12/31/2015
Note Date:	12/18/2015	Number of Tenants:	N/A
Maturity Date:	1/1/2026	2012 NOI(5):	$9,519,938
Interest-only Period:	24 months	2013 NOI(5)(6):	$11,567,710
Original Term:	120 months	2014 NOI(6)(7):	$10,716,059
Original Amortization:	360 months	2015 NOI(7):	$18,325,840
Amortization Type:	IO-Balloon	UW Occupancy / ADR / RevPAR:	69.9% / $249.20 / $174.19
Call Protection:	L(25),Grtr1%orYM(92),O(3)	UW Revenues:	$59,695,441
Lockbox:	Hard	UW Expenses:	$42,496,139
Additional Debt:	Yes	UW NOI:	$17,199,302
Additional Debt Balance:	$130,000,000	UW NCF:	$17,199,302
Additional Debt Type:	Pari Passu	Appraised Value / Per Room(8):	$263,750,000 / $556,435
		Appraisal Date:	11/13/2015

Escrows and Reserves(9)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$348,101
Taxes:	$182,282	$94,939	N/A	Maturity Date Loan / Room:	$300,794
Insurance:	$12,758	$4,253	N/A	Cut-off Date LTV(8):	62.6%
FF&E Reserves:	$0	4% of Gross Revenues	N/A	Maturity Date LTV(8):	54.1%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.63x
Other:	$0	Springing	$3,000,000	UW NOI Debt Yield:	10.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$165,000,000	100.0%	Payoff Existing Debt	$118,194,680	71.6%
			Return of Equity	44,655,752	27.1
			Closing Costs	1,954,528	1.2
			Upfront Reserves	195,040	0.1
Total Sources	$165,000,000	100.0%	Total Uses	$165,000,000	100.0%
(1)	The Naples Grande Beach Resort loan is part of a whole loan evidenced by three pari passu notes with an aggregate original principal balance of $165.0 million. The Financial Information presented in the chart above reflects the Cut-off Date balance of the $165.0 million Naples Grande Whole Loan.
(2)	The collateral for the Naples Grande Whole Loan also includes an 18-hole golf course.
(3)	The Golf Property (as defined below) was built in 2000 and renovated in 2015.
(4)	For a full description of the Sponsors, please refer to “The Loan Sponsors” below.
(5)	The increase in 2013 NOI from 2012 NOI was primarily driven by increases in room, food and beverage revenues totaling approximately $3.6 million.
(6)	The decrease in 2014 NOI from 2013 NOI was primarily driven by room renovations.
(7)	The increase in 2015 NOI from 2014 NOI was primarily driven by an increase in total revenue of approximately $6.7 million resulting from room renovations and the removal of the Hilton affiliation.
(8)	The Appraised Value represents the aggregate appraised value of the Resort (as defined below) and the Golf Property. As of November 13, 2015, the Resort had an appraised value of $240.25 million, excluding both an appraised value of $1.75 million for the Tennis Court Parcel (as defined below) and the Golf Property, which had an appraised value of $23.5 million. Excluding the Golf Property and the Tennis Court Parcel, the Appraised Value per room equates to $506,857, which results in a Cut-off Date LTV and Maturity Date LTV of 68.7% and 59.3%, respectively. On February 11, 2016, the borrowers released the Tennis Court Parcel in accordance with the terms of the loan documents.
(9)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

125 of 151

Structural and Collateral Term Sheet	JPMDB 2016-C2

Naples Grande Beach Resort

The Loan. The Naples Grande Beach Resort loan is secured by a first mortgage lien on the fee interest in a 474-room full service hotel and 18-hole golf course located in Naples, Florida. The whole loan has an outstanding principal balance as of the Cut-off Date of $165.0 million (the “Naples Grande Whole Loan”) and is comprised of three pari passu notes, Note A-1, Note A-2 and Note A-3. Note A-3, with an outstanding principal balance as of the Cut-off Date of $35.0 million, is being contributed to the JPMDB 2016-C2 Trust. Note A-1, with an outstanding principal balance as of the Cut-off Date of $70.0 million, was contributed to the JPMBB 2016-C1 trust. Note A-2, with an outstanding principal balance as of the Cut-off Date of $60.0 million, was contributed to the DBJPM 2016-C1 trust. The holder of Note A-1 (the “Controlling Noteholder”) is the trustee of the JPMBB 2016-C1 trust. The trustee of the JPMBB 2016-C1 trust (or, prior to the occurrence and continuance of a control termination event under the related pooling and servicing agreement, the directing certificateholder for that securitization) will be entitled to exercise all of the rights of the Controlling Noteholder with respect to the Naples Grande Whole Loan; however, the holders of Note A-2 and Note A-3 will be entitled, under certain circumstances, to be consulted with respect to major decisions.

The Naples Grande Whole Loan has a 10-year term and, subsequent to a two-year interest-only period, will amortize on a 30-year schedule. Proceeds from the Naples Grande Whole Loan were used to pay off previously existing bank debt with an original principal balance of $125.0 million held by Wells Fargo. Prior to this, the property served as collateral for the Boca Resorts Hotel Pool loan, which was securitized in the WBCMT 2006-WL7A transaction, when the property operated as the Naples Grande Resort & Club, an independent hotel.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$70,000,000	$70,000,000	JPMBB 2016-C1	Yes
A-2	60,000,000	60,000,000	DBJPM 2016-C1	No
A-3	35,000,000	35,000,000	JPMDB 2016-C2	No
Total	$165,000,000	$165,000,000

The Borrowers. The borrowing entities for the loan are NWNG LLC and NWNG Golf LLC, each a Delaware limited liability company and special purpose entity.

The Loan Sponsors. The loan sponsors and nonrecourse carve-out guarantors are Northwood Real Estate Partners LP, Northwood Real Estate Co-Investors LP, Northwood Real Estate Partners TE (Hotel AIV) LP and Northwood Real Estate Co-Investors TE (Hotel AIV) LP, each an affiliate of Northwood Investors LLC (“Northwood”). Northwood is a privately-held real estate investment advisor that was founded in 2006 by John Kukral, the former President and CEO of Blackstone Real Estate Advisors. Northwood invests in real estate-related investments, including single property acquisitions, property development and redevelopment, multi-property portfolio acquisitions and public and private securities investments. As of August 31, 2015, Northwood had approximately $5.5 billion of assets under management including equity in hospitality-related properties such as The London West Hollywood in Los Angeles, California; The Cheeca Lodge & Spa in Islamorada, Florida; Tranquility Bay Beach Resort in Marathon, Florida; and The Four Seasons Prague in Prague, Czech Republic.

The Property. Naples Grande Beach Resort (the “Resort”) is an 18-story, 474-room, full service luxury resort hotel located in Naples, Florida. The Resort is located on a 24.0-acre site with approximately three miles of beach frontage on the Gulf of Mexico. The Resort has a history of operating as a successful, independent hotel. The Resort was originally developed in 1986 as the Registry Resort & Club and operated as an independent hotel for a total of 23 years. In 2004, Blackstone acquired the Resort as part of its Boca Resorts portfolio acquisition and in 2005 rebranded it as The Naples Grande Resort. In 2009, the Resort was added to the Waldorf Astoria Collection of hotels and began operating as a flagged hotel for the first time as part of Hilton Worldwide. The Resort was re-named again in 2012 as The Waldorf Astoria Naples (the “Waldorf”). According to the loan sponsors, Blackstone invested approximately $58.0 million ($122,363 per room) in capital improvements from 2005 through 2011. In October 2013, the loan sponsors acquired the Resort and Golf Property for approximately $195.5 million. Since acquiring the Resort and the Golf Property, Northwood has invested approximately $21.0 million ($44,304 per room), which includes approximately $7.5 million ($15,808 per room) for room renovations that occurred between August 2014 and January 2015, $1.7 million in common areas, including the renovation of the Resort’s main restaurant, $6.8 million in the golf clubhouse construction and the remaining in deferred maintenance and soft costs.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

126 of 151

Structural and Collateral Term Sheet	JPMDB 2016-C2

Naples Grande Beach Resort

In connection with the room renovation, Northwood removed the Hilton affiliation and returned the Resort to an independent hotel. As a Hilton-flagged hotel property, the Waldorf was in the Hilton rewards program (“HHonors”) network of hotels. HHonors guests are able to earn rewards points for staying at Hilton-affiliated hotels and shopping at many national retailers. These rewards points can be redeemed for free or discounted room rates, room upgrades and free or discounted benefits, including dining, spa, golf and other activities at Hilton-affiliated hotels, including, at the time, the subject property. According to the loan sponsors, the Waldorf became an attractive location for members to redeem rewards points due to its desirable location and amenities. According to Northwood, the HHonors guests constituted a significant portion of the total guests staying at the Resort and had historical average daily rates approximately 40% below non-rewards guests and spent less on non-room items (e.g., food and beverage, spa and rentals). A key part of the loan sponsors’ strategy in removing the Hilton flag was to displace HHonors guests, which Northwood believed were limiting the hotel’s cash flow performance. The chart below compares the Resort’s pre-renovation versus post-renovation performance. As the chart indicates, the Resort’s year-over-year RevPAR increased and outpaced those of the competitive set.

Post Renovation Unflagged vs. Pre Renovation Flagged
	February	March	April	May	June	July	August	Total / Wtd. Avg
2015 RevPAR(1)	$322.24	$326.23	$246.07	$138.75	$113.55	$124.94	$83.12	$191.87
2014 RevPAR(1)	$290.15	$289.08	$196.20	$121.71	$123.70	$111.66	$89.14	$173.02
Subject YoY Change	11.1%	12.9%	25.4%	14.0%	(8.2%)	11.9%	(6.8%)	10.9%
Comp Set YoY Change(2)	8.3%	8.3%	3.0%	(2.4%)	1.5%	0.0%	(17.4%)	2.4%
Incremental Revenue	$425,898	$545,882	$709,151	$250,386	($144,333)	$195,136	($88,458)	$1,893,663
(1)	Based on operating statements provided by the loan sponsors.
(2)	Data provided by Smith Travel Research. The competitive set contains the following properties: Marriott Marco Island Beach Resort Golf Club & Spa, Hilton Marco Island Beach Resort & Spa, La Playa Beach & Golf Resort, Ritz-Carlton Naples, Marriott Sanibel Harbour Resort & Spa, Edgewater Beach Hotel, Hyatt Regency Coconut Point Resort & Spa, Hilton Naples and Ritz-Carlton Golf Resort Naples.

The Resort’s amenities include three heated resort-style outdoor pools; approximately 78,000 square feet of meeting space; gift and sundry shops in the lobby; a business center; 7 Har-Tru tennis courts and tennis pro-shop; an 8,000 square foot fitness facility on the Tower’s third floor, which features a variety of weight and cardiovascular equipment, as well as a sauna and steam room; watersports for rent including jet skis, kayaks, sailing and windsurfing; and a three-building, 16,000 square foot, 12-room spa complex, which features 12 treatment rooms, a spa villa with a soaking tub, a whirlpool bath, a sundeck and patio, a hair and nail salon, a spa shop and a tranquility pool. Outdoor spa features also include waterfalls and fountains, whirlpool baths, sauna and steam rooms, rain showers and a meditation space. The Resort also includes two underground parking levels and surface parking totaling 700 spaces, resulting in a parking ratio of approximately 1.48 spaces per room. Additionally, the property features access to a private 18-hole, par 72 golf course (the “Naples Grande Golf Club” or the “Golf Property”) located approximately six miles southeast of the Resort, which also serves as collateral for the Naples Grande Whole Loan. See “The Golf Property” below for additional details.

Of the 474 guestrooms, there are 278 double-queen rooms, 78 king suites, 56 standard king rooms and 12 ADA-equipped rooms located in the main building of the Resort (the “Tower”) and 50 standalone suites (the “Bungalow Suites”) located adjacent to the Tower. All of the 346 standard guestrooms located in the Tower measure approximately 465 square feet and feature views of the Gulf of Mexico from a private balcony. Additional amenities include a flat screen television, walk-in shower and soaking tub. The king suites feature approximately 1,100 square feet of space, which includes a large private balcony, separate living area, dining room and one and a half baths, a whirlpool tub and two large flat screen televisions. One of the king suites, the “Grande Suite”, is located on the penthouse floor and features approximately 1,200 square feet of space, which includes marble flooring throughout, a bedroom, living area, dining room and kitchenette. The bathroom features a full vanity, dual sinks, Jacuzzi tub and separate shower. The Bungalow Suites are divided into two distinct clusters. Each cluster consists of seven buildings surrounding a garden courtyard with a pool in the center. Each Bungalow Suite is approximately 700 square feet in size and includes a large living room with queen-size sleeper sofa, a master bedroom with king-size bed, a bathroom with granite countertops and stone finishes and two fully-furnished outdoor terraces. All of the Bungalow Suites were renovated by Blackstone between 2006 and 2007 for an aggregate cost of approximately $5.3 million ($106,000 per room), according to Northwood.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

127 of 151

Structural and Collateral Term Sheet	JPMDB 2016-C2

Naples Grande Beach Resort

The Resort offers seven food and beverage venues. The Catch of the Pelican is an approximately 3,500 square foot dinner-only restaurant and is the Resort’s signature dining venue. The menu offers steaks and seafood with indoor and outdoor dining spaces. In late July 2013, Northwood began an approximately $250,000 renovation of the space, which had been offline at the time of the Resort’s acquisition, and reopened it in January 2015. The renovation and reopening has led to a significant increase in food and beverage (“F&B”) revenue, with the restaurant contributing approximately $1.2 million in revenue for the trailing 12-month period ending November 30, 2015. Another increase in F&B revenue resulted from the Sunset Veranda, an approximately 5,500 square foot space located adjacent to The Catch of the Pelican. According to the loan sponsors, this venue was formerly considered “dead space” and was repositioned by the loan sponsors to include a fire pit, outdoor seating, beverage and cocktail service and seasonal entertainment. Aura Restaurant is an approximately 3,700 square foot restaurant located in the lobby, which offers an international breakfast and lunch menu. The Lobby Lounge offers cocktails, small dishes for lunch and dinner, seasonal live entertainment and a cigar menu. The Spressie Coffee Bar is located in the lobby and offers coffee, light lunch fare and pastries. The Gulf Coast Oasis Pool Bar & Grill is an approximately 756 square foot Baja-inspired restaurant located adjacent to the hotel pool offering sandwiches, salads and drinks. Rhode’s End is an approximately 944 square foot Mediterranean-inspired restaurant located on the beachfront. This venue offers lunch and dinner service as well as a full cocktail menu. Access to the beach is provided via an elevated boardwalk above a protected mangrove forest that separates the Resort from the beach. The boardwalk is leased to the Resort by Collier County, Florida. The lease commenced in October 2007 and has a 10-year term with two five-year extension options. Under the terms of the lease, the Resort is obligated to provide the public, in addition to hotel guests, with complimentary golf cart tram service, which provides for passage over the boardwalk to the beach.

The Resort is located within the 2,100-acre Pelican Bay Community. Pelican Bay is home to approximately 85 residential properties, including a combination of midrise condominiums, town-homes and single-family homes, several parks, tennis courts, a 27-hole golf course, approximately three miles of beachfront and the Waterside Shops, an open-air mall located less than one half mile east of the Resort. The 280,000 square foot, open-air mall is anchored by Saks Fifth Avenue and Nordstrom. The mall also features other upscale retailers such as Burberry, Gucci, Hermes, Louis Vuitton, Apple, GAP and Tiffany & Co. Other nearby attractions include the Park Shore Plaza Shopping Center, the Naples Shopping Center, the Fifth Avenue and Third Street South boutiques, galleries and restaurants and the Village on Venetian Bay.

The appraisal did not identify any directly competitive properties that are either proposed or under construction.

Historical Occupancy, ADR, RevPAR(1)
	Competitive Set(2)			Naples Grande Beach Resort(3)			Penetration Factor(4)
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2013(5)	73.5%	$256.31	$188.37	68.6%	$224.00	$153.56	93.3%	87.4%	81.5%
2014(5)	74.6%	$279.14	$208.24	67.1%	$227.80	$152.79	89.9%	81.6%	73.4%
2015	72.0%	$299.66	$215.77	70.6%	$253.60	$179.15	98.1%	84.6%	83.0%
(1)	The minor variances between the underwriting, the appraisal and the above table with respect to Occupancy, ADR and RevPAR at the Naples Grande Beach Resort property are attributable to variances in reporting methodologies and/or timing differences.
(2)	Data provided by Smith Travel Research. The competitive set contains the following properties: Marriott Marco Island Beach Resort Golf Club & Spa, Hilton Marco Island Beach Resort & Spa, La Playa Beach & Golf Resort, Ritz-Carlton Naples, Marriott Sanibel Harbour Resort & Spa, Edgewater Beach Hotel, Hyatt Regency Coconut Point Resort & Spa, Hilton Naples and Ritz-Carlton Golf Resort Naples.
(3)	Based on operating statements provided by the loan sponsors.
(4)	Penetration Factor is calculated based on data provided by Smith Travel Research for the competitive set and borrower-provided operating statements for the property.
(5)	The decrease in penetration factors in 2014 from 2013 is primarily due to room renovations.

Competitive Hotels(1)
			2014 Estimated Market Mix			2014 Estimated Operating Statistics
Property	Rooms	Year Opened	Meeting Space (SF)	Transient	Meeting and Group	Occupancy	ADR	RevPAR
Naples Grande Beach Resort	474	1986	33,554	55%	45%	67.1%	$216.00	$144.88
Edgewater Beach Hotel	125	1985	2,521	95%	5%	78.0%	$360.00	$280.80
Marriott Sanibel Harbour Resort & Spa	347	1985	38,000	75%	25%	71.0%	$200.00	$142.00
Naples Beach Hotel & Golf Club	319	1946	23,000	60%	40%	67.0%	$195.00	$130.65
Ritz-Carlton Naples	450	1985	35,000	40%	60%	73.0%	$491.00	$355.98
La Playa Beach Resort	189	1979	11,000	50%	50%	77.0%	$337.00	$260.84
Ritz-Carlton Golf Lodge	295	2002	20,000	50%	50%	61.0%	$297.00	$181.17
Hyatt Regency Coconut Point Resort	454	2001	29,000	60%	40%	68.0%	$187.00	$127.91
Marriott Marco Island Resort	726	1971	55,000	45%	55%	81.0%	$261.00	$211.84
Total(2)	2,905

(1)	Based on the appraisal.
(2)	Excludes the Naples Grande Beach Resort property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

128 of 151

Structural and Collateral Term Sheet	JPMDB 2016-C2

Naples Grande Beach Resort

The Golf Property. The Naples Grande Golf Club is an 18-hole private golf course located in Naples, Florida, approximately six miles southeast of the Resort on an approximately 182.9-acre parcel. The property, designed by Rees Jones, was constructed in 2000 and renovated in 2015. The course has been named one of North America’s “Top 100 Resort Courses” by Golfweek Magazine and one of the “Top 50 Courses in Florida” with a 4.5 out of 5 star rating by Golf Magazine.

The property consists of seven buildings, including a 16,000 square foot clubhouse with a bar and dining room and pro shop, several practice putting greens, chipping green, grass driving range, a 16,000 square foot maintenance building, a 6,600 square foot cart building and on-course restrooms. Additionally, members have access to hotel amenities including the pools and fitness facility.

In 2011, the previous owner spent approximately $500,000 on a greens renovation project. In October of 2015, the course reopened after being closed from July to October for an approximately $179,000 renovation and regrassing of the fairways. Starting in March 2015, Northwood began construction of a new clubhouse and cart barn. The construction of the new clubhouse and cart barn were completed in early March 2016, according to the loan sponsors. The new clubhouse includes a pro shop, formal and casual dining rooms, a bar, a full service restaurant and men’s and women’s locker rooms with showers. As of October 2015, the loan sponsors have invested approximately $4.8 million in the redevelopment and anticipate investing an additional $2.1 million through its completion. Golf-related revenue represents approximately 10.7% and 10.1% of 2015 and underwritten revenue, respectively.

As of October 2015, the Naples Grande Golf Club had 525 members consisting of 215 golf members and 310 social members. Membership has ranged between 428 members and 537 members since 2010. The membership is uncapped. 2016 annual dues are $3,500 for a social membership and $8,500 for a golf membership, which entitles members to free green fees and reduced guest green fees. The initiation fee for both membership types for 2016 is $35,000. Under the prior ownership, the club sold memberships with refundable initiation fees. According to Northwood, there are 269 memberships that were sold under this refundable program. These refundable memberships are owed a refund as they are added to the resignation list. Although the deposits must be returned to the resigning members, they are only returned upon receipt of a new deposit from a new member and on a 1:5 ratio (i.e., one membership is refunded from the resignation list for each five new joining members). Since 2008, the average annual number of refunded initiation fees is seven with an average refund of $26,818. In 2012, the Naples Grande Golf Club stopped offering refundable initiation fees.

According to the appraisal, as of 2015, the estimated population within a three-mile and five-mile radius of the Golf Property, which is located approximately six miles from the Resort, was 53,551 and 143,216 people, respectively, with an estimated average household income of $86,985 and $89,230, respectively.

Competitive Golf Clubs Profile(1)

							Guest Green Fees
Property	Holes	Year Opened	Annual Dues	Initiation Fee	Golf Members	Membership Cap	In Season	Off Season	2015 Rounds (Per 18 Holes)
Naples Grande Golf Club	18	2000	$8,500	$35,000	219	None	$180	$90	29,801(2)
Ritz Carlton Members Golf Club	18	2005	$10,800	$35,000	276	300	$220	$135	19,557
Longboat Key Golf Club	45	1960	$13,900	$50,000	1,600	None	$135	$89	22,500
Marriott Marco Island, The Rookery	18	2003	$8,450	$55,000	450	450	$219	$95	30,000
Ritz Carlton-Tiburon Golf Club	36	1998	$10,800	$70,000	350	450	$225	$85	31,000
Hyatt Regency-Raptor Bay Golf Club	18	2001	$7,200	None	45	None	$175	$79	33,500
Total(3)	135

(1)	Based on the appraisal.
(2)	The Naples Grande Golf Club was closed for approximately four months in the summer of 2015 for fairways renovation. In 2013 and 2014, the total rounds for the Golf Property were 36,069 and 35,383, respectively.
(3)	Excludes the Naples Grande Golf Club.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

129 of 151

Structural and Collateral Term Sheet	JPMDB 2016-C2

Naples Grande Beach Resort

Operating History and Underwritten Net Cash Flow
	2012	2013	2014	2015	Underwritten	Per Room(1)	% of Total Revenue(2)
Occupancy	65.5%	68.6%	67.1%	70.6%	69.9%
ADR	$211.61	$224.00	$227.80	$253.60	$249.20
RevPAR(3)	$138.53	$153.56	$152.79	$179.15	$174.19

Room Revenue(4)	$24,033,072	$26,566,680	$26,434,129	$30,993,938	$30,136,150	$63,578	50.5%
Food and Beverage Revenue(5)	14,835,025	15,859,607	16,123,410	19,158,516	19,170,303	40,444	32.1%
Golf Revenue	4,909,164	5,574,674	6,147,502	6,501,528	6,000,379	12,659	10.1%
Spa Revenue	2,058,334	1,870,786	1,654,416	1,543,858	1,563,760	3,299	2.6%
Other Departmental Revenue(6)	2,170,090	2,376,107	2,071,108	2,695,976	2,824,849	5,960	4.7%
Total Revenue	$48,005,685	$52,247,854	$52,430,565	$60,893,816	$59,695,441	$125,940	100.0%

Room Expense	$5,414,431	$5,734,138	$6,576,224	$7,030,193	$7,041,947	$14,856	23.4%
Food and Beverage Expense	8,700,458	9,253,995	9,294,074	10,818,994	10,830,534	22,849	56.5%
Golf Expense(7)	3,763,760	2,441,340	4,395,489	3,909,846	3,948,868	8,331	65.8%
Spa Expense	1,329,835	1,191,143	1,142,733	1,069,191	1,080,216	2,279	69.1%
Other Departmental Expenses(8)	1,443,564	1,874,673	1,715,904	2,014,224	1,921,519	4,054	68.0%
Departmental Expenses	$20,652,048	$20,495,289	$23,124,424	$24,842,447	$24,823,084	$52,369	41.6%

Departmental Profit	$27,353,637	$31,752,565	$29,306,141	$36,051,368	$34,872,357	$73,570	58.4%

Operating Expenses	$10,993,357	$11,890,674	$11,617,185	$10,863,635	$10,805,107	$22,796	18.1%
Gross Operating Profit	$16,360,280	$19,861,891	$17,688,956	$25,187,734	$24,067,250	$50,775	40.3%

Management Fees	$1,090,308	$1,512,793	$2,234,229	$1,676,704	$1,790,863	$3,778	3.0%
Property Taxes	950,547	980,553	1,044,728	1,085,014	1,090,859	2,301	1.8%
Property Insurance(9)	2,708,833	2,707,537	1,478,219	1,465,589	1,461,375	3,083	2.4%
Other Expenses(8)	170,427	1,018,584	111,168	138,920	137,033	289	0.2%
FF&E	1,920,227	2,074,714	2,104,553	2,495,667	2,387,818	5,038	4.0%
Total Other Expenses(8)	$6,840,342	$8,294,181	$6,972,897	$6,861,894	$6,867,948	$14,489	11.5%

Net Operating Income	$9,519,938	$11,567,710	$10,716,059	$18,325,840	$17,199,302	$36,285	28.8%
Net Cash Flow(3)	$9,519,938	$11,567,710	$10,716,059	$18,325,840	$17,199,302	$36,285	28.8%
(1)	Per Room values are based on 474 guest rooms.
(2)	% of Total Revenue for Room Expense, Food and Beverage Expense and Other Departmental Expenses is based on their corresponding revenue line items.
(3)	Historical RevPAR for 2007, 2008, 2009, 2010 and 2011 was $154.91, $150.89, $117.99, $126.02 and $131.56, respectively, and Net Cash Flow was approximately $11.0 million, $12.1 million, $5.7 million, $7.1 million and $8.6 million, respectively. The Resort operated independently as The Naples Grande Resort in 2005 through 2008. The Resort operated as a flagged Waldorf Astoria hotel in 2009 through 2013.
(4)	Room Revenue includes resort fees.
(5)	The increase in Food and Beverage Revenue in 2015 from 2014 is primarily due to the reopening of The Catch of the Pelican restaurant, which contributed approximately $1.2 million in revenue, and the Sunset Veranda.
(6)	Other Departmental Revenue consists of parking, rentals, tennis, gift shop, health club, telephone income and other miscellaneous income.
(7)	Golf Expense includes the Golf Property management fee.
(8)	The decrease in Other Departmental Expenses and increase in Other Expenses in 2013 from 2012 are due primarily to a one-time expense recategorization by Northwood of certain golf-related income due to incomplete historical financials received upon acquisition.
(9)	The decrease in Property Insurance in 2014 from 2013 is due to the borrowers obtaining a new insurance policy after acquisition.

Property Management. The Resort is managed by Northwood Hospitality LLC (“Northwood Hospitality”), which is an affiliate of the loan sponsors. Northwood Hospitality manages the hotel portfolio acquired by Northwood. In addition to the Resort, there are currently five other properties under the management of Northwood Hospitality, including the New York Palace Hotel in New York, New York; Cheeca Lodge & Spa in Islamorada, Florida; Parrot Key Hotel and Resort in Key West, Florida; Tranquility Bay Beach House Resort in Marathon, Florida; and the London West Hollywood in Los Angeles, California.

The current hotel management agreement became effective on September 9, 2014 and was amended and extended on December 18, 2015 with an updated expiration date of December 18, 2025 and provides for an annual contractual management fee of 3.0% of gross income from operations. The management fees are subordinate to the liens and security interests of the loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

130 of 151

Structural and Collateral Term Sheet	JPMDB 2016-C2

Naples Grande Beach Resort

The Golf Property is managed by Naples Grande Club Management, LLC (“Golf Club Management”), a Texas limited liability company, which is an affiliate of Century Golf Partners Management (“Century Golf”). Century Golf owns the rights to and operates many courses under the Arnold Palmer Golf Management brand. Additionally, Century Golf directly owns private clubs and golf courses acquired in partnership with Walton Street Capital and manages properties for third-party owners in 14 states, including PGA National Resort & Spa in Palm Gardens, Florida and Disney World Golf Courses in Lake Buena Vista, Florida.

The current golf club management agreement became effective on September 9, 2014, has an expiration date of September 9, 2019 and provides for a monthly contractual management fee equal to the lesser of (i) 3.0% of gross revenues and (ii) $10,500. Additionally, the agreement provides for an incentive management fee equal to 15.0% of the Gross Operating Profit Improvement Incentive (as defined below). The management fees are subordinate to the liens and security interests of the loan.

The “Gross Operating Profit Improvement Incentive” means the amount by which the gross operating profit for the golf club exceeds $1.80 million for fiscal year 2015 and $2.04 million for fiscal year 2016 (each a “Threshold Amount”). Thereafter, the agreement provides that the Threshold Amount will increase by 3.0% annually.

Escrows and Reserves. At origination, the borrowers deposited into escrow $182,282 for real estate taxes and $12,758 for insurance premiums.

Tax Escrows - On a monthly basis, the borrowers are required to escrow 1/12 of the annual estimated tax payments, which currently equates to $94,939.

Insurance Escrows - The requirement for the borrowers to make deposits to the insurance escrow is waived so long as no event of default has occurred and is continuing and the borrowers provide satisfactory evidence that (i) the property is insured as part of a blanket policy in accordance with the loan documents and (ii) the borrowers have paid all required insurance premiums when due in accordance with the loan documents. Notwithstanding the foregoing, flood coverage is not included in the borrowers’ current blanket policy, so the borrowers have been reserving 1/12 of the annual estimated insurance premium for flood coverage on a monthly basis, which currently equates to $4,253.

FF&E Reserves - On a monthly basis, the borrowers are required to deposit an amount equal to 4.0% of gross revenue from Resort operations for the calendar month two months prior to such payment date. The reserve is not subject to a cap.

Seasonality Reserve - On each payment date in December, January, February, March, April and May, to the extent the debt yield on such payment date (as calculated under the loan documents on a trailing 12-month basis) is below 12.0%, the borrowers are required to escrow an amount equal to all Excess Cash Flow (as defined below). The reserve is subject to a cap of $3.0 million.

“Excess Cash Flow” means the amount remaining after payment of hotel taxes, agent fees, debt service, required reserves and, during a Cash Sweep Event (as defined below), operating expenses.

Lockbox / Cash Management. The loan is structured with a hard lockbox and in-place cash management. At origination, the borrowers and property manager were required to deliver written instructions to credit card companies to deposit all revenues into a lockbox account controlled by the lender. In addition, the borrowers and property manager are required to deposit all revenue received (including any income from Golf Property operations) into the lockbox account within two business days of receipt.  All funds in the lockbox account are swept on each business day to a segregated cash management account under the control of the lender and disbursed in accordance with the loan documents. To the extent there is a Cash Sweep Event continuing, all Excess Cash Flow on deposit in the cash management account will be held in the excess cash flow subaccount. The lender has a first priority security interest in the cash management account.

A “Cash Sweep Event” means (i) the occurrence of an event of default, (ii) the bankruptcy or insolvency action of a borrower or property manager or (iii) the debt service coverage ratio (as calculated in the loan documents) based on the trailing 12-month period is less than 1.25x.

A Cash Sweep Event will end if (a) with respect to clause (i), the event of default has been cured and accepted by the lender, (b) with respect to clause (ii), the property manager is replaced with a qualified property manager under a replacement management agreement and (c) with respect to clause (iii), (a) the debt service coverage ratio is 1.25x or greater for two consecutive calendar quarters or (2) following February 1, 2018, the borrowers make a voluntary prepayment in accordance with the Naples Grande Beach Resort Whole Loan documents in an amount such that the required debt service coverage ratio is satisfied. The borrowers may not cure a Cash Sweep Event (1) to the extent there is an event of default (other than an event of default which gave rise to a Cash Sweep Event and is being cured), (2) caused by a bankruptcy action of the borrowers or (3) more than a total of five times in the aggregate during the term of the loan (other than a Cash Sweep Event caused by a clause (iii) above).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

131 of 151

Structural and Collateral Term Sheet	JPMDB 2016-C2

Naples Grande Beach Resort

Partial Releases. The borrowers are permitted to release the Bungalow Suites from the lien of the mortgage at any time after the expiration of the lockout period and prior to the commencement of the open period if, among other conditions, (i) no event of default has occurred and is continuing, (ii) the borrowers pay the release price of $17,365,000 plus the yield maintenance premium, (iii) after giving effect to the release, the loan-to-value ratio of the remaining portion of the property is no greater than the loan-to-value ratio for the property as of the origination date, (iv) after giving effect to the release, the debt service coverage ratio of the remaining portion of the property is greater than the greater of (a) the debt service coverage ratio of the property prior to the release based on the trailing 12 months and (b) the debt service coverage ratio of the property as of the origination date (as adjusted for previously applied release premiums), and (v) the borrowers comply with the terms and conditions of the condominium documents. For each release, if the loan-to-value ratio following the release exceeds 125%, the borrowers are required to pay down the loan as required by the loan agreement or deliver an opinion of counsel that the trust will not fail to maintain its status as a REMIC trust following the applicable release. On February 11, 2016, the borrowers released the Tennis Court Parcel in accordance with the loan documents.

The “Tennis Court Parcel” means the parcel located along the north side of Seagate Drive, 500 feet west of West Boulevard, which contains eight tennis courts. The appraisal determined a land value for the Tennis Court Parcel of $1.75 million.

Condominium. The Resort is subject to a condominium regime, which consists of the 424 rooms located in the Tower and the 50 Bungalow Suites. The borrowers currently own all of the units and control the related condominium association board of directors. Each owner of a unit is entitled to one vote for its unit(s) in elections for the board of directors and accordingly, the borrowers will retain the ability to control the board in the event that the Bungalow Suites are released. In addition, the loan documents require the borrowers to comply with the condominium declaration and related documents in the event of a release of the Bungalow Suites.

Permitted Mezzanine Debt. The owners of the borrowers are permitted to obtain a mezzanine loan secured by the ownership interests in the borrowers upon satisfaction of certain terms and conditions which include, without limitation, (i) no event of default has occurred and is continuing, (ii) the combined loan-to-value ratio does not exceed the loan-to-value ratio as of the origination date, (iii) the combined debt service coverage ratio (as calculated in the loan documents) is not less than the debt service coverage ratio as of the origination date, (iv) the maturity date of the mezzanine loan is not earlier than the maturity date of the loan and (v) the lenders enter into an intercreditor agreement acceptable to the mortgage lender.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

132 of 151

Structural and Collateral Term Sheet	JPMDB 2016-C2

Barrett Lakes Center

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$34,553,000	Title:	Fee
Cut-off Date Principal Balance:	$34,553,000	Property Type - Subtype:	Office - Suburban
% of Pool by IPB:	3.9%	Net Rentable Area (SF):	314,541
Loan Purpose:	Acquisition	Location:	Kennesaw, GA
Borrower:	Adventus US Realty #8 LP	Year Built / Renovated:	Various / N/A
Sponsor:	Adventus Holdings LP	Occupancy:	96.4%
Interest Rate:	4.90000%	Occupancy Date:	3/21/2016
Note Date:	1/15/2016	Number of Tenants:	25
Maturity Date:	2/1/2026	2013 NOI:	$1,653,194
Interest-only Period:	36 months	2014 NOI(1):	$1,818,422
Original Term:	120 months	2015 NOI(1)(2):	$1,494,145
Original Amortization:	360 months	UW Economic Occupancy:	88.8%
Amortization Type:	IO-Balloon	UW Revenues:	$5,963,049
Call Protection:	L(27),Def(90),O(3)	UW Expenses:	$2,608,193
Lockbox:	CMA	UW NOI(2):	$3,354,856
Additional Debt:	N/A	UW NCF:	$2,977,407
Additional Debt Balance:	N/A	Appraised Value / Per SF(3):	$50,150,000 / $159
Additional Debt Type:	N/A	Appraisal Date:	12/14/2015

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$110
Taxes:	$163,000	$32,500	N/A	Maturity Date Loan / SF:	$97
Insurance(4):	$0	Springing	N/A	Cut-off Date LTV(3):	68.9%
Replacement Reserves:	$5,243	$5,243	$314,580	Maturity Date LTV(3):	60.9%
TI/LC(5):	$0	Springing	N/A	UW NCF DSCR:	1.35x
Other(6)(7):	$3,551,268	Springing	N/A	UW NOI Debt Yield:	9.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$34,553,000	69.0%	Purchase Price(8)	$46,158,734	92.1%
Sponsor Equity	15,552,809	31.0	Upfront Reserves	3,719,511	7.4
			Closing Costs	227,565	0.5
Total Sources	$50,105,809	100.0%	Total Uses	$50,105,809	100.0%
(1)	The decrease in 2015 NOI from 2014 NOI is due to (i) higher repair and maintenance expenses at Barrett Lakes Center I and Barrett Lakes Center II, (ii) the relocation of Insperity Support Services (“Insperity”) from Barrett Lakes Center IV to Barrett Lakes Center II in September 2014, at which time Insperity received ten months of free rent and (iii) the build-out of Fresenius Management Services’ (“Fresenius”) space at Barrett Lakes IV in 2015 during which no rent was paid on the unoccupied space until November 2015.

(2)	The increase in UW NOI from 2015 NOI is a result of Fresenius’ fully unabated rent being reflected in the UW NOI. Additionally, 2015 NOI reflects only five months’ rent from Insperity. Fresenius is entitled to a 50.0% rent abatement through February 2018 (as well as November 2020 through January 2021), while Insperity received ten months of free rent commencing in September 2014.

(3)	The Appraised Value / Per SF, Cut-off Date LTV and Maturity Date LTV are calculated based on the “hypothetical market value as-is” value of Barrett Lakes Center IV, which assumes that Fresenius does not have any remaining rent abatement. At origination, the borrower reserved approximately $1,546,960 in connection with Fresenius’ remaining rent abatement period. The aggregate portfolio “as-is” value as of December 14, 2015 is $48.9 million, which results in a Cut-off Date LTV and Maturity Date LTV of 70.7% and 62.4%, respectively.

(4)	The loan documents do not require the borrower to make monthly deposits into the insurance escrow so long as an event of default does not exist and the borrower provides satisfactory evidence that the property is insured under a blanket policy acceptable to the lender in accordance with the terms of the loan documents.

(5)	Commencing on the payment date in January 2018 and on each payment date thereafter, the borrower is required to make a monthly deposit of $26,212 for tenant improvements and leasing commissions. In the event that the largest tenant at the Barrett Lakes Center II property, Insperity, (i) terminates its lease or gives notice of its intention to do so, (ii) fails to extend or renew its lease on terms and conditions reasonably acceptable to the lender on or prior to the earlier of (x) the expiration of the renewal period and (y) the date that is nine months prior to the applicable lease expiration date or (iii) fails to be in actual physical possession of its leased space, fails to be open to the public or goes dark, the borrower is required to deposit all excess cash flow into the Monthly TI/LC reserve.

(6)	Initial Other Escrows and Reserves consist of $1,914,112 for outstanding tenant improvements relating to six tenants and $1,637,156 for a free rent reserve relating to five tenants.

(7)	In the event the borrower elects to lease or re-lease the premises currently demised to Insperity to one or more replacement tenants acceptable to the lender, the borrower is required to deposit into a free rent reserve a sum equal to the total amount of any free rent, partial rent, rebate of rent or other payments, credits, allowances or abatements required to be given by the borrower to such replacement tenants.

(8)	The purchase price reflects the deduction of approximately $3.6 million in credits that the loan sponsor received for rent abatements and free rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

133 of 151

Structural and Collateral Term Sheet	JPMDB 2016-C2

Barrett Lakes Center

The Loan. The Barrett Lakes Center loan has an outstanding principal balance as of the Cut-off Date of approximately $34.6 million and is secured by a first mortgage lien on the fee interest in a 314,541 square foot, three building office portfolio located in Kennesaw, Georgia. The loan has a 10-year term and, subsequent to a three-year interest-only period, will amortize on a 30-year schedule.

The loan sponsor and nonrecourse carve-out guarantor is Adventus Holdings LP, an affiliate of the borrower. Adventus Realty (“Adventus”) is a private Real Estate Investment Trust based in Vancouver, Canada. Founded in 2012, Adventus is focused on commercial real estate in the suburban office markets of Chicago and Atlanta. To date, Adventus’ portfolio consists of eight properties totaling over $400.0 million and approximately 2.6 million square feet.

The Portfolio. The collateral for the Barrett Lakes Center loan consists of three Class A office buildings totaling 314,541 square feet which are located on an approximately 24.4 acre site in Kennesaw, Georgia. The portfolio has two five-story buildings and one two-story building that were built between 1997 and 1999. The portfolio is located within a 1,000-acre master-planned, multi-use development known as Barrett. Barrett Lakes Center has abundant landscaping and tree-lined roadways that surround two secluded lakes. Amenities at the properties include an exterior patio and gazebo overlooking one of the lakes, a walking trail around the lake and a fitness center.

As of March 21, 2016, the portfolio was 96.4% occupied by 25 tenants, several of which are multinational credit tenants. With the exception of the largest tenant, no individual tenant comprises more than 12.9% of the portfolio’s net rentable area or 13.8% of underwritten base rent. The portfolio serves as the headquarters to several tenants and has experienced recent leasing momentum with 13 expansion, renewal or new leases since March 2014, totaling 175,712 square feet. Additionally, the portfolio has a committed tenancy with approximately 39.0% of the net rentable area being at the properties for an average of over 13 years.

Portfolio Summary
Property	Net Rentable Area (SF)	Year Built	Class	Property Type	Appraised Value	Cut-off Date Allocated Loan Amount	% of Allocated Loan Amount	Underwritten Net Cash Flow	% of Underwritten Net Cash Flow
Barrett Lakes Center I	117,027	1997	A	Office	$16,850,000	$11,609,532	33.6%	$1,069,903	35.9%
Barrett Lakes Center II	118,352	1998	A	Office	18,850,000	12,987,518	37.6	1,109,917	37.3
Barrett Lakes Center IV(1)	79,162	1999	A	Office	14,450,000	9,955,949	28.8	797,586	26.8
Total	314,541				$50,150,000	$34,553,000	100.0%	$2,977,407	100.0%
(1)	The Appraised Value for Barrett Lakes Center IV represents the “hypothetical market value as-is,” which assumes that Fresenius does not have any remaining rent abatement.

Historical and Current Occupancy(1)
Property	2013	2014	2015	Current(2)
Barrett Lakes Center I	77.5%	86.2%	94.4%	98.8%
Barrett Lakes Center II	67.9%	82.3%	96.3%	91.6%
Barrett Lakes Center IV	52.1%	37.0%	100.0%	100.0%
Wtd. Avg.	67.5%	72.4%	96.5%	96.4%
(1)	2013, 2014 and 2015 Occupancies are as of December 31 of each respective year.

(2)	Current Occupancy is as of March 21, 2016.

Barrett Lakes Center I. Barrett Lakes Center I consists of one five-story Class A office building totaling 117,027 square feet that is situated on approximately 8.1 acres. The building was originally constructed in 1997 and has a typical floor size of approximately 24,000 square feet. As of March 21, 2016, the property was 98.8% occupied by 15 tenants. The largest tenant at the property, Riskonnect, leases 8.2% of the portfolio’s net rentable area through June 2023 and has occupied the space since its founding in 2007. The lease contains one five-year extension option. Riskonnect is an independent innovator in risk management technology and the provider of a technology platform for the risk management industry. Riskonnect powers more than 100,000 businesses running more than 4.0 million applications used by 2.5 million users daily.

Barrett Lakes Center II. Barrett Lakes Center II consists of one five-story Class A office building totaling 118,352 square feet that is situated on approximately 7.8 acres. The building was originally constructed in 1998 and has a typical floor size of approximately 24,000 square feet. As of March 21, 2016, the property was 91.6% occupied by nine tenants. The largest tenant at the property, Insperity, leases 12.9% of the portfolio’s net rentable area through January 2023 and has occupied the space since 1999. The lease contains two five-year extension options. Insperity (NYSE: NSP) has been a provider of human resources solutions for nearly 30 years in order to help improve business performance. Insperity operates 60 offices across the United States and has helped more than 100,000 businesses.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

134 of 151

Structural and Collateral Term Sheet	JPMDB 2016-C2

Barrett Lakes Center

Barrett Lakes Center IV. Barrett Lakes Center IV consists of one two-story Class A office building totaling 79,162 square feet that is situated on approximately 8.6 acres. The building was originally constructed in 1999 and has a typical floor size of approximately 40,000 square feet. As of March 21, 2016, the property was 100.0% occupied by Fresenius, which leases 25.2% of the portfolio’s net rentable area through February 2028. Fresenius took occupancy in November 2015, and receives a 50.0% rent abatement for the first 28 months through February 2018 (as well as November 2020 through January 2021). Fresenius is part of Fresenius Medical Care AG & Co. (“Fresenius Medical”) (NYSE: FMS). The lease contains two five-year extension options. Fresenius Medical is an international healthcare company headquartered in Germany that focuses on delivering the highest quality care to people with renal and other chronic conditions. Fresenius Medical has a global network of more than 3,400 dialysis clinics that care for more than 290,000 renal patients. Additionally, Fresenius Medical operates more than 40 production sites across the globe to provide dialysis products such as dialysis machines and dialyzers. In 2014, 50.0% of the dialysis machines sold were produced by Fresenius Medical.

The Market. The portfolio is located less than a mile from the intersection of Barrett Parkway and Cobb Parkway, two primary local roadways in the area, and approximately one mile southwest of Interstate 75, a regional thoroughfare connecting Georgia to both Tennessee and Florida. The Atlanta central business district is approximately 25.0 miles southeast of the portfolio. According to the appraisal, Atlanta has the third largest concentration of Fortune 500 company headquarters and is considered one of the world’s top business centers. The portfolio is located approximately 3.5 miles south of the main campus of Kennesaw State University, which had approximately 25,714 students enrolled in Fall 2014, and approximately 1.5 miles southwest of the Town Center Mall, an approximately 1.3 million square foot mall. According to the appraisal, the 2015 population within a three- and five-mile radius is 44,425 and 164,425 people, respectively. Additionally, the 2015 average household income within a three- and five-mile radius is $82,682 and $85,794, respectively, which compares to $70,770 for the state of Georgia overall. According to CoStar, as of year-end 2015, the Kennesaw/Town Center submarket contained approximately 1.5 million square feet of Class A office space and reported a vacancy rate of 2.8% with asking rents of $25.19 per square foot. This compares to $20.34 per square foot at the portfolio, which is inclusive of Fresenius’ fully unabated rent.

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	% of Total Base Rent	Lease Expiration Date
Fresenius Management Services(3)	NA / BBB- / NA	79,162	25.2%	$17.12	21.9%	2/29/2028
Insperity Support Services(4)	NA / NA / NA	40,533	12.9%	$21.00	13.8%	1/31/2023
Riskonnect(5)	NA / NA / NA	25,811	8.2%	$21.70	9.1%	6/25/2023
Amoena USA Corporation	NA / NA / NA	15,438	4.9%	$22.50	5.6%	7/31/2016
BB&T	A2 / A- / A+	13,540	4.3%	$22.04	4.8%	6/30/2021
SJV & Associates	NA / NA / NA	13,118	4.2%	$21.88	4.6%	3/31/2022
Evonik Degussa Corp.	Baa2 / BBB+ / NA	11,766	3.7%	$24.20	4.6%	12/31/2022
Bradley Morris Inc	NA / NA / NA	11,597	3.7%	$23.96	4.5%	4/30/2017
ARC Management Group	NA / NA / NA	9,836	3.1%	$21.45	3.4%	1/31/2020
Law Office Of Ken Luther	NA / NA / NA	8,554	2.7%	$21.01	2.9%	5/31/2020
(1)	Based on the underwritten rent roll.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	Fresenius receives a 50.0% rent abatement through February 2018 (as well as November 2020 through January 2021) and currently pays $8.56 per square foot.

(4)	Insperity Support Services has the right to contract its leased space by up to 25% in September 2018 with 12 months notice and the payment of a termination fee. A cash sweep event will occur if Insperity does not exercise its renewal option nine months prior to the current lease expiration date in January 2023.

(5)	Riskonnect has the right to terminate its lease in July 2020 with 90 days notice and payment of a termination fee.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

135 of 151

Structural and Collateral Term Sheet	JPMDB 2016-C2

Barrett Lakes Center

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	11,312	3.6%	NAP	NAP	11,312	3.6%	NAP	NAP
2016 & MTM	4	32,786	10.4	$719,685	11.6%	44,098	14.0%	$719,685	11.6%
2017	2	18,193	5.8	417,831	6.8	62,291	19.8%	$1,137,516	18.4%
2018	2	12,665	4.0	277,943	4.5	74,956	23.8%	$1,415,459	22.9%
2019	1	3,342	1.1	74,861	1.2	78,298	24.9%	$1,490,320	24.1%
2020	6	38,346	12.2	815,616	13.2	116,644	37.1%	$2,305,936	37.3%
2021	4	20,457	6.5	456,872	7.4	137,101	43.6%	$2,762,808	44.7%
2022	3	28,712	9.1	656,217	10.6	165,813	52.7%	$3,419,025	55.3%
2023	2	66,344	21.1	1,411,300	22.8	232,157	73.8%	$4,830,325	78.1%
2024	0	0	0.0	0	0.0	232,157	73.8%	$4,830,325	78.1%
2025	0	0	0.0	0	0.0	232,157	73.8%	$4,830,325	78.1%
2026	0	0	0.0	0	0.0	232,157	73.8%	$4,830,325	78.1%
2027 & Beyond(2)	1	82,384	26.2	1,355,253	21.9	314,541	100.0%	$6,185,578	100.0%
Total	25	314,541	100.0%	$6,185,578	100.0%
(1)	Based on the underwritten rent roll.

(2)	2027 & Beyond includes a 1,533 square foot fitness center, a 1,161 square foot conference room and a 528 square foot maintenance area, none of which correspond to any leases expiring.

Operating History and Underwritten Net Cash Flow
	2013	2014	2015	Underwritten	Per Square Foot	%(1)
Rents in Place	$3,775,025	$4,005,165	$3,849,954	$6,185,578	$19.67	92.3%
Vacant Income	0	0	0	213,072	0.68	3.2
Gross Potential Rent	$3,775,025	$4,005,165	$3,849,954	$6,398,650	$20.34	95.5%
Total Reimbursements	46,231	79,843	98,486	304,837	0.97	4.5
Net Rental Income	$3,821,256	$4,085,008	$3,948,440	$6,703,487	$21.31	100.0%
(Vacancy/Credit Loss)	0	0	0	(748,053)	(2.38)	(11.2)
Other Income	1,718	8,618	33,218	7,615	0.02	0.1
Effective Gross Income	$3,822,974	$4,093,626	$3,981,658	$5,963,049	$18.96	89.0%

Total Expenses	$2,169,780	$2,275,204	$2,487,513	$2,608,193	$8.29	43.7%

Net Operating Income(2)(3)	$1,653,194	$1,818,422	$1,494,145	$3,354,856	$10.67	56.3%

Total TI/LC, Capex/RR	0	0	0	377,449	1.20	6.3
Net Cash Flow	$1,653,194	$1,818,422	$1,494,145	$2,977,407	$9.47	49.9%
Occupancy(4)	67.5%	72.4%	96.4%	88.8%
(1)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(2)	The decrease in 2015 Net Operating Income from 2014 Net Operating Income is due to (i) higher repair and maintenance expenses at Barrett Lakes Center I and Barrett Lakes Center II, (ii) the relocation of Insperity from Barrett Lakes Center IV to Barrett Lakes Center II in September 2014, at which time Insperity received ten months of free rent and (iii) the build-out of Fresenius space at Barrett Lakes IV in 2015 during which no rent was paid on the unoccupied space until November 2015.

(3)	The increase in Underwritten Net Operating Income from 2015 NOI is a result of Fresenius’ fully unabated rent being reflected in the Underwritten Net Operating Income. Additionally, only five months of rent from Insperity were reflected in 2015 Net Operating Income. Fresenius is entitled to a 50.0% rent abatement through February 2018 (as well as November 2020 through January 2021), while Insperity received ten months of free rent commencing in September 2014.

(4)	Historical Occupancy is as of December 31 of each respective year. 2015 Occupancy is as of March 21, 2016. Underwritten Occupancy represents economic occupancy.

Release of a Property. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

136 of 151

Structural and Collateral Term Sheet	JPMDB 2016-C2

Barrett Lakes Center

Substitution of a Portion of Collateral. The borrower is permitted to obtain the release of a parcel of the portfolio consisting of a portion of the parking lot at one of the properties (the “Substituted Parcel”) from the lien of the mortgage by substituting another adjacent parcel owned by an affiliate of the borrower (the “Substitute Parcel”) at any time during the term of the Barrett Lakes Center loan upon satisfaction of certain terms and conditions set forth in the loan documents, including, without limitation: (i) the lender receives an appraisal of the Substitute Parcel and Substituted Parcel, dated no more than 45 days prior to the substitution date, which appraisal must indicate that the fair market value of the Substitute Parcel is not less than 100% of the fair market value of the Substituted Parcel as of the date immediately preceding the substitution; (ii) after giving effect to the substitution, the debt service coverage ratio (as calculated in the loan documents) is not less than the greater of (A) the debt service coverage ratio as of the origination date and (B) the debt service coverage ratio as of the date immediately preceding the substitution; (iii) the lender receives an endorsement to the title insurance policy and a current survey; (iv) the intended use of the Substituted Parcel does not have a material adverse effect on the access, value, use, operation or occupancy of the post-substitution property; (v) compliance with all applicable legal requirements necessary to split the Substituted Parcel from the property; (vi) the lender receives an updated zoning report, certificates of insurance and a Phase I environmental report relating to the Substituted Parcel; and (vii) the lender receives any required updates to the organizational documents, management agreements and loan documents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

137 of 151

Structural and Collateral Term Sheet	JPMDB 2016-C2

[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

138 of 151

Structural and Collateral Term Sheet	JPMDB 2016-C2

Saint Germaine Apartments

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$30,854,000	Title:	Fee
Cut-off Date Principal Balance:	$30,854,000	Property Type - Subtype:	Multifamily - Garden
% of Pool by IPB:	3.5%	Net Rentable Area (Units):	552
Loan Purpose:	Refinance	Location:	Harvey, LA
Borrower:	Coolidge-CLK St. Germaine LLC	Year Built / Renovated:	1982 / 2003
Sponsors:	Craig Koenigsberg and Howard	Occupancy:	92.2%
	Parnes	Occupancy Date:	2/11/2016
Interest Rate:	4.62300%	Number of Tenants:	N/A
Note Date:	12/11/2015	2013 NOI:	$2,677,199
Maturity Date:	1/1/2026	2014 NOI:	$2,799,118
Interest-only Period:	60 months	2015 NOI:	$2,883,798
Original Term:	120 months	TTM NOI (as of 1/2016):	$2,874,135
Original Amortization:	360 months	UW Economic Occupancy:	90.0%
Amortization Type:	IO-Balloon	UW Revenues:	$4,713,288
Call Protection:	L(25),Grtr1%orYM(91),O(4)	UW Expenses:	$1,845,908
Lockbox:	Springing	UW NOI:	$2,867,380
Additional Debt:	N/A	UW NCF:	$2,729,380
Additional Debt Balance:	N/A	Appraised Value / Per Unit:	$41,100,000 / $74,457
Additional Debt Type:	N/A	Appraisal Date:	11/16/2015

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$55,895
Taxes:	$40,907	$20,453	N/A	Maturity Date Loan / Unit:	$51,246
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	75.1%
Replacement Reserves:	$252,963	$11,500	N/A	Maturity Date LTV:	68.8%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.43x
Other(1):	$179,960	$0	N/A	UW NOI Debt Yield:	9.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$30,854,000	100.0%	Payoff Existing Debt	$26,476,860	85.8%
			Return of Equity	3,508,400	11.4
			Upfront Reserves	473,830	1.5
			Closing Costs	394,910	1.3
Total Sources	$30,854,000	100.0%	Total Uses	$30,854,000	100.0%
(1)	Initial Other Escrows and Reserves represents deferred maintenance.

The Loan. The Saint Germaine Apartments loan has an outstanding principal balance as of the Cut-off Date of approximately $30.9 million and is secured by a first mortgage lien on the borrower’s fee interest in a 552-unit, Class B garden-style multifamily property located in Harvey, Louisiana. The loan has a 10-year term and, subsequent to a five-year interest-only period, will amortize on a 30-year schedule. The borrowing entity for the loan is Coolidge-CLK St. Germaine LLC, a Delaware limited liability company and special purpose entity. The loan sponsors and nonrecourse carve-out guarantors are Craig Koenigsberg and Howard Parnes. Craig Koenigsberg is the co-founder, president and CEO of CLK Properties, a privately owned real estate holding company currently headquartered in Woodbury, New York. CLK Properties’ multifamily portfolio currently consists of 17,405 residential units across 73 properties in 14 states throughout the Southeast, Southwest and Midwest United States. The majority of the portfolio is made up of garden apartment communities, which are valued in excess of $1 billion with a revenue stream over $140 million per annum. Howard Parnes has been active in real estate finance, management and ownership for over 49 years and has been involved in the acquisition, ownership and sale of over 5,000 properties. The loan sponsors acquired the property in 2003 for $21.5 million. The previously existing debt was securitized in the WBCMT 2006-C24 transaction.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

139 of 151

Structural and Collateral Term Sheet	JPMDB 2016-C2

Saint Germaine Apartments

The Property. Saint Germaine Apartments is a 552-unit, Class B garden-style multifamily community which is situated on an approximately 19.1-acre parcel located in Harvey, Louisiana. The property was originally built in 1982 and is comprised of 276 one-bedroom units and 276 two-bedroom units across 23 three-story buildings. The property also has 849 parking spaces resulting in a parking ratio of approximately 1.54 spaces per unit. The property features a number of amenities including a clubhouse/leasing office, a business center, a playground, a 24-hour fitness center, a media room, two swimming pools, two laundry facilities and on-site management and maintenance. Unit amenities include a full electric appliance package, which includes a range/oven, microwave, dishwasher, refrigerator and disposal, as well as wood cabinets. According to the loan sponsors, an average of $143,572 per year (approximately $260 per unit) was spent on capital expenditures from 2012-2014. This includes new kitchen and bath cabinets, appliances, wood plank floors and upgrades to lighting and hardware for select units. Units are being upgraded on an ongoing basis and typically lease for a $100 per month premium. Since 2006, the property has exhibited consistent, performance as demonstrated by net operating income consistently in excess of $2.5 million and average occupancy of 92.7%. As of February 11, 2016, the property was 92.2% physically occupied.

The Market. The property is located in Harvey, Louisiana, in the West Bank area of New Orleans. The property is within the Jefferson Parish, which is located approximately three miles southeast of the New Orleans central business district. The property is located on Manhattan Boulevard and benefits from its proximity to the West Bank Expressway (US Highway 90 Business), Belle Chasse Highway, General Meyer Avenue and General DeGaulle Boulevard, which provide access to the surrounding New Orleans area. There is a high concentration of retail along the West Bank Expressway. The General Growth Properties owned Oakwood Center, an approximately 906,000 square foot mall, is located less than 4.0 miles from the property. Additionally, there are two power centers located on Manhattan Boulevard, which contain a Walmart Supercenter, Lowe’s Home Improvement, Sam’s Club, Target Supercenter and PetSmart. According to the appraisal, the 2015 population within a five-mile radius was 273,415, a 5.4% increase from 2010. As of 2015, the median household income within a five-mile radius was $42,626. Per the appraisal, the West Bank submarket had an overall occupancy and average market rent of 96.0% and $841, respectively, as of Spring 2015. The appraisal noted that the overall market area has experienced increasing trends in both occupancy and rental rates over the past four years. There are no new apartment projects currently under construction in the West Bank of Jefferson Parish due to a building moratorium on new apartment construction.

Multifamily Unit Mix(1)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (SF)	Average Market Rent Per Unit(2)	Average Monthly In-Place Rents(2)
1 BR / 1 BA	275	49.8%	257	93.5%	680	$716	$681
2 BR / 1 BA	156	28.3	140	89.7%	880	$799	$783
2 BR / 2 BA	119	21.6	112	94.1%	880	$897	$871
Model Unit	2	0.4	0	0.0%	780	NAP	NAP
Total / Wtd. Avg.	552	100.0%	509	92.2%	780	$779	$751
(1)	Based on the underwritten rent roll.
(2)	Wtd. Avg. excludes the two model units.

Operating History and Underwritten Net Cash Flow

	2013	2014	2015	TTM(1)	Underwritten	Per Unit	%(2)
Rents in Place	$4,633,291	$4,699,335	$4,864,819	$4,873,519	$4,536,504	$8,218	92.2%
Vacant Income	0	0	0	0	383,364	695	7.8
Gross Potential Rent	$4,633,291	$4,699,335	$4,864,819	$4,873,519	$4,919,868	$8,913	100.0%
Total Reimbursements	0	0	0	0	0	0	0.0
Net Rental Income	$4,633,291	$4,699,335	$4,864,819	$4,873,519	$4,919,868	$8,913	100.0%
(Vacancy/Credit Loss)	(403,942)	(357,152)	(442,882)	(458,953)	(494,239)	(895)	(10.0)
Other Income	260,490	262,687	288,528	287,659	287,659	521	5.8
Effective Gross Income	$4,489,839	$4,604,870	$4,710,465	$4,702,225	$4,713,288	$8,539	95.8%

Total Expenses	$1,812,640	$1,805,752	$1,826,667	$1,828,090	$1,845,908	$3,344	39.2%

Net Operating Income	$2,677,199	$2,799,118	$2,883,798	$2,874,135	$2,867,380	$5,195	60.8%

Replacement Reserves	138,000	138,000	138,000	138,000	138,000	250	2.9
Net Cash Flow	$2,539,199	$2,661,118	$2,745,798	$2,736,135	$2,729,380	$4,945	57.9%
Occupancy(3)	93.1%	94.0%	92.6%	92.2%	90.0%
(1)	TTM represents the trailing 12-month period ending January 31, 2016.
(2)	% column represents the percent of Net Rental Income for all revenue lines and represents the percent of Effective Gross Income for the remaining fields.
(3)	Historical Occupancy is as of December 31 of each respective year. 2015 Occupancy is as of January 5, 2016. TTM Occupancy is as of February 11, 2016. Underwritten Occupancy represents economic occupancy.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

140 of 151

Structural and Collateral Term Sheet	JPMDB 2016-C2

Palisades Center

Mortgage Loan Information		Property Information
Mortgage Loan Seller(1):	JPMCB	Single Asset / Portfolio:	Single Asset
Credit Assessment(2):	Aaa / AAA / AAA	Title(3):	Fee/Leasehold
Original Principal Balance(4):	$30,000,000	Property Type - Subtype:	Retail – Super Regional Mall
Cut-off Date Principal Balance(4):	$30,000,000	Net Rentable Area (SF)(5):	1,896,322
% of Pool by IPB:	3.4%	Location:	West Nyack, NY
Loan Purpose:	Refinance	Year Built / Renovated:	1997 / 2013
Borrower:	EklecCo NewCo LLC	Occupancy:	94.3%
Sponsors:	Riesling Associates and Three	Occupancy Date:	2/1/2016
	J’s Family Trust	Number of Tenants:	199
Interest Rate(6):	3.68670%	2013 NOI(7):	$50,734,462
Note Date:	4/7/2016	2014 NOI(7):	$47,934,329
Maturity Date:	4/9/2021	2015 NOI(7):	$41,248,852
Interest-only Period:	60 months	TTM NOI (as of 2/2016)(8):	$41,726,296
Original Term:	60 months	UW Economic Occupancy:	97.0%
Original Amortization:	None	UW Revenues:	$80,691,753
Amortization Type:	Interest Only	UW Expenses:	$33,675,158
Call Protection:	Grtr1%orYM(24),O(36)	UW NOI(8):	$47,016,595
Lockbox:	Hard	UW NCF(8):	$44,758,285
Additional Debt:	Yes	Appraised Value / Per SF:	$881,000,000 / $465
Additional Debt Balance:	$229,100,000 / $159,400,000 /	Appraisal Date:	2/26/2016
	$141,500,000
Additional Debt Type:	Pari Passu / Subordinate Debt /
	Mezzanine Loans

Escrows and Reserves				Financial Information(4)
	Initial	Monthly	Initial Cap		Pari Passu Debt	Whole Loan
Taxes:	$9,088,762	$1,817,752	N/A	Cut-off Date Loan / SF:	$137	$221
Insurance:	$0	Springing	N/A	Maturity Date Loan / SF:	$137	$221
Replacement Reserves:	$39,507	$39,507	$474,081	Cut-off Date LTV:	29.4%	47.5%
TI/LC:	$158,027	$158,027	$1,896,322	Maturity Date LTV:	29.4%	47.5%
Other(9):	$8,756,627	$157,828	N/A	UW NCF DSCR:	4.62x	2.52x
				UW NOI Debt Yield:	18.1%	11.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$418,500,000	74.7%	Payoff Existing Mortgage Debt	$353,014,904	63.0%
Mezzanine A Loan	75,000,000	13.4%	Payoff Existing Mezzanine Debt	150,000,000	26.8%
Mezzanine B Loan	66,500,000	11.9%	Return Sponsor Equity	20,951,781	3.7%
			Upfront Reserves	18,042,922	3.2%
			Yield Maintenance Premium	10,631,498	1.9%
			Closing Costs	7,358,895	1.3%
Total Sources	$560,000,000	100.0%	Total Uses	$560,000,000	100.0%
(1)	The Palisades Center Whole Loan was co-originated by JPMCB and Barclays Bank PLC (“Barclays”).

(2)	Moody’s, Fitch and KBRA have confirmed that the Palisades Center Mortgage loan has, in the context of its inclusion in the mortgage pool, credit characteristics consistent with an investment grade obligation.

(3)	There are three parcels at the Palisades Center property that are ground leased by the borrower. The ground leases expire in September 30, 2065, July 31, 2094 and March 31, 2096. There is also one additional parcel which is ground leased to the borrower by an affiliated entity, but the ground lessor has pledged the fee interest to the lender as security for the Palisades Center Whole Loan.

(4)	The Palisades Center Whole Loan is comprised of (i) the Palisades Center Mortgage Loan, with an outstanding principal balance as of the Cut-off Date of $30.0 million, which is being contributed to the JPMDB 2016-C2 Trust, (ii) two Palisades Center Pari Passu Companion Loans, which are pari passu with the Palisades Center Mortgage Loan, with an aggregate outstanding principal balance as of the Cut-off Date of $229.1 million and (iii) three Palisades Center Subordinate Companion Loans with an aggregate outstanding principal balance as of the Cut-off Date of $159.4 million. In addition, JPMCB and Barclays co-originated a senior mezzanine loan in the original principal balance of $75.0 million and a junior mezzanine loan in the original principal balance of $66.5 million. The Financial Information presented in the chart above reflects the $259.1 million Cut-off Date balance of the Palisades Center Mortgage Loan and the Palisades Center Pari Passu Companion Loans and the $418.5 million aggregate Cut-off Date balance of the Palisades Center Whole Loan, but excluding the $141.5 million mezzanine loans.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

141 of 151

Structural and Collateral Term Sheet	JPMDB 2016-C2

Palisades Center

(5)	Net Rentable Area (SF) is not inclusive of square footage associated with the Macy’s and Lord & Taylor boxes, for which the tenants own their respective improvements, but not the related land, which is ground leased from the borrower. Ground rent attributable to each of the Macy’s and Lord & Taylor boxes is a nominal $1.00 per year, and each tenant is also responsible for a portion of common area maintenance and real estate tax expenses, which, based on the borrower’s 2016 annualized budget, amount to $1,593,368 and $877,127 from Macy’s and Lord & Taylor, respectively. Upon termination or expiration of the related leases, the improvements on those parcels will be owned by the borrower and become collateral for the Palisades Center Whole Loan.

(6)	The Interest Rate is 3.686695% when extended to the full precision. The Interest Rate for the Palisades Center Subordinate Companions Loans and the Palisades Center Whole Loan are approximately 5.003934% and 4.188411%, respectively.

(7)	The decrease in 2015 NOI from 2013 NOI is predominantly attributed to several notable tenants that vacated their spaces including Restoration Hardware, Sports Authority, Banana Republic and Gap Kids and Baby Gap. A majority of the tenant vacancies were attributed to corporate bankruptcies and brand downsizing.

(8)	The increase in UW NOI from TTM NOI (as of 02/2016) is predominantly driven by 11 new leases signed in early 2016 and late 2015, which contribute approximately $2.2 million in underwritten base rent and an additional approximately $1.5 million in associated underwritten reimbursements. Additionally, underwritten contractual rent steps through January 1, 2017 account for $567,226 in base rent. The increase is also attributable to an underwritten approximately $1.3 million decrease in the management fee. Historical management fees include leasing commissions that were paid directly to Pyramid as Pyramid conducts all leasing business internally. Approximately $1.2 million in associated leasing commissions were underwritten and accounted for in the UW NCF.

(9)	Initial Other Escrows and Reserves includes $6,498,764 for outstanding tenant improvements, $1,979,953 for outstanding free rent, $187,510 for ground rent and $90,400 for deferred maintenance. Monthly Other Escrows and Reserves consists of a monthly ground rent reserve.

The Loan. The Palisades Center loan is secured by a first mortgage lien on approximately 1.9 million square feet of an approximately 2.2 million square foot super-regional mall located in West Nyack, New York. Improvements on 321,000 square feet ground leased to Macy’s and Lord & Taylor are not part of the collateral. The Palisades Center loan is evidenced by a non-controlling pari passu note with an outstanding principal balance as of the Cut-off Date of $30.0 million (the “Palisades Center Mortgage Loan”), and represents a portion of a fixed rate loan in the aggregate principal balance as of the Cut-off Date of $418.5 million (the “Palisades Center Whole Loan”) which was co-originated by JPMCB and Barclays. The Palisades Center Mortgage Loan is pari passu with two companion loans with an aggregate outstanding principal balance as of the Cut-off Date of $229.1 million (the “Palisades Center Pari Passu Companion Loans”) and three subordinate companion loans (each comprised of two pari passu notes) with an aggregate outstanding principal balance as of the Cut-off Date of $159.4 million (the “Palisades Center Subordinate Companion Loans” and, together with the Palisades Center Pari Passu Companion Loans, the “Palisades Center Companion Loans”). The Palisades Center Companion Loans are not included in the JPMDB 2016-C2 Trust. The Palisades Center Mortgage Loan and the related Palisades Center Pari Passu Companion Loans are pari passu in right of payment with each other and are generally senior in right of payment to the Palisades Center Subordinate Companion Loans as and to the extent described in “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans—The Palisades Center Whole Loan” in the Preliminary Prospectus. The Palisades Center Companion Loans are expected to be contributed to the PCT 2016-PLSD securitization trust, a private CMBS securitization to which the Palisades Center Whole Loan is expected to be serviced and administered. The Palisades Center Whole Loan has a five-year term and will be interest-only for the term of the loan. The previously existing debt was securitized in 2011 as part of the JPMCC 2011-PLSD securitization.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-A, A-2-A	$229,100,000	$229,100,000	PCT 2016-PLSD	No
A-1-B	30,000,000	30,000,000	JPMDB 2016-C2	No
B-1, B-2	55,500,000	55,500,000	PCT 2016-PLSD	No
C-1, C-2	48,800,000	48,800,000	PCT 2016-PLSD	No
D-1, D-2	55,100,000	55,100,000	PCT 2016-PLSD	No
Total	$418,500,000	$418,500,000

The borrowing entity for the loan is EklecCo NewCo LLC, a Delaware limited liability company and special purpose entity. The loan sponsors and nonrecourse carve-out guarantors are Riesling Associates and Three J’s Family Trust, each of which own a share in Palisades II, L.L.C., an affiliate of Pyramid Management Group, LLC (“Pyramid”). Pyramid is a privately held commercial real estate management and development company headquartered in Syracuse, New York and is one of the largest shopping mall managers, developers and operators in the northeastern United States. Founded in 1970, Pyramid has built and currently manages 17 properties in New York, Massachusetts and Virginia generating in excess of $4.0 billion in annual sales. The portfolio, including Palisades Center, is entirely operated and managed by Pyramid. The aggregate liability of the guarantors with respect to breaches or violations of the bankruptcy, insolvency and substantive consolidation full recourse carveouts in the loan documents is capped at 20% of the Palisades Center Whole Loan.

According to Pyramid, from 2010 to 2015, approximately $36.1 million was invested in a comprehensive and elective renovation of the property, which included upgrades to the flooring and lighting throughout all common areas, parking resurfacing, exterior landscaping and roof repairs. According to Pyramid, the majority of the renovations occurred from 2013 to 2015 when approximately $31.4 million was invested.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

142 of 151

Structural and Collateral Term Sheet	JPMDB 2016-C2

Palisades Center

The Property. Palisades Center is an approximately 2.2 million square foot, four-story, super-regional mall and entertainment center located in West Nyack, New York. Collateral for the Palisades Center Whole Loan consists of approximately 1.9 million square feet, which does not include non-owned anchors Macy’s (201,000 square feet) and Lord & Taylor (120,000 square feet). The property is situated on approximately 150.9 acres and contains 8,477 parking spaces and a parking ratio of 4.5 spaces per 1,000 square feet of owned collateral.

As of February 1, 2016, the owned collateral was 94.3% occupied by 199 tenants. The largest tenant at the property, JCPenney, leases 8.3% of the net rentable area through March 2018 and has occupied its space since March 1998. JCPenney operates department stores throughout the United States and Puerto Rico and sells family apparel and footwear, accessories, fine and fashion jewelry, beauty products and home furnishings. JCPenney accounts for 2.5% of the in-place base rent and its lease contains five remaining five-year renewal options and one additional four and a half year renewal option. The second largest tenant, Home Depot, leases 7.0% of the net rentable area through January 2019 and has occupied its space since April 1998. Home Depot operates as a home improvement retailer and sells a range of building materials, home improvement products and lawn and garden products. Home Depot accounts for 2.9% of the in-place base rent and its lease contains five remaining five-year renewal options. The third largest tenant, Target, leases 6.9% of the net rentable area through January 2024 and has occupied its space since November 1998. Target operates general merchandise stores throughout 49 states in the United States. Target accounts for 1.5% of the in-place base rent and its lease contains six remaining four-year renewal options.

The Market. Palisades Center is located in West Nyack, New York and is part of the New York City metropolitan statistical area. The property is located at the intersection of the New York State Thruway, Route 59 and Route 303, which have a cumulative traffic count of approximately 338,000 cars per day. Additionally, the property benefits from its regional accessibility and is located 3.5 miles northwest of the Tappan Zee Bridge, 20.0 miles north of the George Washington Bridge and 18.0 miles northwest of New York City. According to the appraisal, the property’s 10-mile primary trade area contains an estimated 634,908 people with an average household income of $134,980 in 2015. The property’s secondary trade area spans 15.0 miles and contains an estimated 1.6 million people with an average household income of $130,311 in 2015. The appraisal identified 10 properties as directly competitive with Palisades Center. The comparable properties are located between 4.0 miles and 24.4 miles from the property and ranged in size from approximately 119,161 to approximately 2.2 million square feet.

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	% of Total Base Rent	Lease Expiration Date
JCPenney	B3 / B / B	157,339	8.3%	$7.68	2.5%	3/31/2018
Home Depot	A2 / A / A	132,800	7.0%	$10.73	2.9%	1/31/2019
Target	A2 / A / A-	130,140	6.9%	$5.54	1.5%	1/31/2024
BJ’s Wholesale Club	B3 / B- / NA	118,076	6.2%	$14.49	3.5%	2/28/2018
Dick’s Sporting Goods	NA / NA / NA	94,745	5.0%	$7.25	1.4%	1/31/2023
AMC Palisades Center 21	NA / B+ / NA	74,270	3.9%	$49.47	7.6%	12/31/2028
Burlington Coat Factory	NA / BB- / NA	66,628	3.5%	$16.50	2.3%	10/31/2018
Best Buy	Baa1 / BB+ / BBB-	49,822	2.6%	$20.00	2.1%	3/31/2021
Dave & Buster’s	NA / NA / NA	48,406	2.6%	$12.50	1.2%	1/31/2019
Autobahn Indoor Speedway	NA / NA / NA	45,756	2.4%	$5.85	0.6%	3/1/2026
(1)	Based on the underwritten rent roll.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field, whether or not the parent company guarantees the lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

143 of 151

Structural and Collateral Term Sheet	JPMDB 2016-C2

Palisades Center

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	108,889	5.7%	NAP	NAP	108,889	5.7%	NAP	NAP
2016 & MTM	24	89,025	4.7%	$3,503,447	7.2%	197,914	10.4%	$3,503,447	7.2%
2017	13	31,996	1.7%	$1,868,785	3.8%	229,910	12.1%	$5,372,232	11.1%
2018	17	407,136	21.5%	$7,485,734	15.4%	637,046	33.6%	$12,857,966	26.5%
2019	30	282,048	14.9%	$8,121,289	16.7%	919,094	48.5%	$20,979,255	43.2%
2020	22	82,702	4.4%	$4,328,694	8.9%	1,001,796	52.8%	$25,307,948	52.1%
2021	21	138,517	7.3%	$4,143,553	8.5%	1,140,313	60.1%	$29,451,501	60.7%
2022	19	163,118	8.6%	$3,641,619	7.5%	1,303,431	68.7%	$33,093,120	68.2%
2023	14	179,749	9.5%	$3,165,426	6.5%	1,483,180	78.2%	$36,258,545	74.7%
2024	15	208,156	11.0%	$4,731,348	9.7%	1,691,336	89.2%	$40,989,893	84.4%
2025	12	22,205	1.2%	$1,636,173	3.4%	1,713,541	90.4%	$42,626,066	87.8%
2026	10	108,205	5.7%	$2,133,839	4.4%	1,821,746	96.1%	$44,759,905	92.2%
2027 & Beyond	2	74,576	3.9%	$3,795,074	7.8%	1,896,322	100.0%	$48,554,979	100.0%
Total	199	1,896,322	100.0%	$48,554,979	100.0%
(1)	Based on the underwritten rent roll.

(2)	Lease Rollover Schedule represents owned collateral only and does not include the square footage of the parcels leased to Macy’s and Lord & Taylor, each of which pays a nominal rent of $1.00 per year.

Operating History and Underwritten Net Cash Flow
	2013	2014	2015	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$51,548,502	$50,203,707	$46,111,107	$46,224,321	$48,554,979	$25.60	58.7%
Vacant Income	0	0	0	0	2,503,874	1.32	3.0%
Gross Potential Rent	$51,548,502	$50,203,707	$46,111,107	$46,224,321	$51,058,853	$26.93	61.7%
CAM Reimbursements	32,460,069	26,341,916	24,591,384	25,509,480	26,862,673	14.17	32.5%
Percentage Rent	1,262,751	1,179,698	609,095	577,539	509,101	0.27	0.6%
Other Rental Storage	3,495,396	4,022,448	4,212,099	4,216,924	4,265,000	2.25	5.2%
Net Rental Income	$88,766,718	$81,747,769	$75,523,685	$76,528,264	$82,695,627	$43.61	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(2,503,874)	(1.32)	(3.0)
Other Income(4)	821,390	1,106,394	530,720	412,773	500,000	0.26	0.6%
Effective Gross Income	$89,588,108	$82,854,163	$76,054,405	$76,941,037	$80,691,753	$42.55	97.6%

Total Expenses	$38,853,647	$34,919,834	$34,805,553	$35,214,741	$33,675,158	$17.76	41.7%

Net Operating Income(5)(6)	$50,734,462	$47,934,329	$41,248,852	$41,726,296	$47,016,595	$24.79	58.3%

Total TI/LC, Capex/RR(6)	0	0	0	0	2,258,310	1.19	2.8%
Net Cash Flow	$50,734,462	$47,934,329	$41,248,852	$41,726,296	$44,758,285	$23.60	55.5%
Occupancy(7)	99.0%	96.0%	94.4%	94.3%	97.0%
(1)	TTM represents the trailing 12 months ended February 29, 2016.

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.

(3)	The increase in Underwritten Rents in Place from TTM Rents in Place is predominantly driven by 11 new leases signed in early 2016 and late 2015, which contribute approximately $2.2 million in underwritten base rent, as well as underwritten contractual rent steps through January 1, 2017, which account for $567,226 in underwritten base rent.

(4)	Other Income includes alternative income, a NYSERDA lighting rebate and income related to advertising and directories located throughout the mall.

(5)	The decrease in 2015 Net Operating Income from 2013 Net Operating Income is predominantly attributed to several notable tenants that vacated their spaces including Restoration Hardware, Sports Authority, Banana Republic and Gap Kids and Baby Gap. A majority of the tenant vacancies were attributed to corporate bankruptcies and brand downsizing.

(6)	The increase in Underwritten Net Operating Income from TTM Net Operating Income is predominantly driven by 11 new leases signed in early 2016 and late 2015, which contribute approximately $2.2 million in base rent and an additional approximately $1.5 million in associated underwritten reimbursements. Additionally, underwritten contractual rent steps through January 1, 2017 account for $567,226 in base rent. The increase is also attributable to an approximately underwritten $1.3 million decrease in the management fee. Historical management fees include leasing commissions that were paid directly to Pyramid as Pyramid conducts all leasing business internally. Approximately $1.2 million in associated leasing commissions were underwritten and accounted for in the Total TI/LC, Capex/RR.

(7)	Historical Occupancy is as of December 31 of each respective year. TTM Occupancy is as of February 1, 2016. Underwritten Occupancy represents economic occupancy.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

144 of 151

Structural and Collateral Term Sheet	JPMDB 2016-C2

Palisades Center

Releases. The loan documents permit the borrower to release the JCPenney parcel from the lien of related security instrument at any time during the term, subject to the satisfaction of certain conditions in the loan agreement, including, without limitation: (i) the partial prepayment of the Palisades Center Whole Loan in an amount equal to $8,444,732 plus the yield maintenance premium (if applicable), (ii) after giving effect to the release, the debt service coverage ratio (the debt service coverage ratio is calculated pursuant to the loan documents, excluding any rent from tenants that may not be due and payable following such release as a result of the co-tenancy provisions under the related leases) will be equal to or greater than 1.53x, (iii) after giving effect to the release, the loan-to-value ratio (including any related mezzanine loan) does not exceed 63.6%, (iv) none of Macy’s, Lord & Taylor or Target has vacated its space or ceased operations at the property, and (v) the borrower provides evidence that it has purchased the leasehold interest in the J.C. Penney lease and that the lease has been terminated. The borrower is also allowed to release one outparcel at the property that consists of a portion of the existing parking lot and a landscaped area located at the southeast portion of the property.

Permitted Junior Mezzanine Advance. The junior mezzanine borrower may obtain an additional advance of principal under the junior mezzanine loan or an additional subordinate mezzanine loan in an amount not greater than an amount equal to the lesser of (a) $75,000,000 and (b) the amount, which when added to the then outstanding principal balance of the mezzanine loans and the mortgage loan yields, would result in: (i) a loan-to-value ratio that does not exceed the loan-to-value ratio as of the origination date; (ii) a debt yield that is no less than the debt yield as of the origination date; and (iii) the projected debt service coverage ratio for the succeeding 12 months is not less than the greater of (A) the debt service coverage ratio as of the origination date and (B) the debt service coverage ratio for the immediately preceding 12 months. The funds are required to be used for improving the approximately 300,000 vacant square feet at the property as described in the loan documents.

Additional Debt. JPMCB and Barclays co-originated a senior mezzanine loan in the original principal balance of $75.0 million and a junior mezzanine loan in the original principal balance of $66.5 million to the owners of 100% of the equity interests of the borrower and the senior mezzanine borrower, respectively. The mezzanine loans are secured by the equity interests held by the mezzanine borrowers and are coterminous with the Palisades Center Whole Loan. The senior mezzanine loan has a 5.45000% coupon and the junior mezzanine loan has a 8.00000% coupon, and both loans are interest-only for their entire terms. Including the mezzanine loans, the cumulative Cut-off Date LTV is 63.6%, the cumulative UW NCF DSCR is 1.64x and the cumulative UW NOI Debt Yield is 8.4%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

145 of 151

Structural and Collateral Term Sheet	JPMDB 2016-C2

[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

146 of 151

Structural and Collateral Term Sheet	JPMDB 2016-C2

Sun MHC Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	GACC	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$29,066,000	Title:	Fee
Cut-off Date Principal Balance(1):	$29,066,000	Property Type - Subtype:	Manufactured Housing -
% of Pool by IPB:	3.3%		Manufactured Housing
Loan Purpose:	Acquisition	Total Pads(2):	3,981
Borrowers(3):	Various	Location:	Various, Various
Sponsor:	Ross H. Partrich	Year Built / Renovated:	Various / N/A
Interest Rate:	4.28000%	Occupancy(2):	82.8%
Note Date:	11/24/2015	Occupancy Date:	10/1/2015
Maturity Date:	12/1/2025	Number of Tenants:	N/A
Interest-only Period:	72 months	2013 NOI:	$8,566,370
Original Term:	120 months	2014 NOI:	$9,200,412
Original Amortization:	360 months	2015 NOI:	$9,969,136
Amortization Type:	IO-Balloon	UW Economic Occupancy:	84.6%
Call Protection(4):	L(29),Grtr1%orYM(86),O(5)	UW Revenues:	$15,793,850
Lockbox:	Springing	UW Expenses:	$6,475,864
Additional Debt:	Yes	UW NOI:	$9,317,986
Additional Debt Balance:	$75,000,000	UW NCF:	$9,284,223
Additional Debt Type:	Pari Passu	Appraised Value / Per Pad(2)(5):	$144,100,000 / $36,197
		Appraisal Date:	11/20/2015

Escrows and Reserves				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Pad(2):	$26,141
Taxes:	$0	$123,269	N/A	Maturity Date Loan / Pad(2):	$24,338
Insurance:	$0	Springing	N/A	Cut-off Date LTV(5):	72.2%
Replacement Reserves(6):	$765,572	Springing	N/A	Maturity Date LTV(5):	67.2%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.51x
Other(7):	$134,428	$0	N/A	UW NOI Debt Yield:	9.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$104,066,000	73.3%	Purchase Price	$137,855,400	97.1%
Sponsor Equity	37,843,978	26.7	Closing Costs	3,154,578	2.2
			Upfront Reserves	900,000	0.6
Total Sources	$141,909,978	100.0%	Total Uses	$141,909,978	100.0%
(1)	The Sun MHC Portfolio loan is part of a whole loan evidenced by two pari passu notes with an aggregate original principal balance of $104.066 million. The Financial Information presented in the chart above reflects the Cut-off Date balance of the $104.066 million Sun MHC Portfolio Whole Loan.
(2)	Total Pads includes 768 RV pads located across three of the Sun MHC Portfolio properties in Texas. Occupancy figures are calculated net of the 768 RV pads, while the Appraised Value / Per Pad, Cut-off Date Loan / Pad and Maturity Date Loan / Pad are calculated including the RV pads.
(3)	The borrowing entities for the loan are Colonial Village (NY) MHC, LLC, Valley View Estates (NY) MHC, LLC, Casa del Valle (TX) MHC, LLC, Kenwood (TX) MHC, LLC, MHC Snow to Sun (TX), LLC, Edwardsville (KS) MHC, LLC, Silver Star (FL) MHC, LLC, College Park Estates (MI) MHC, LLC, Sherman Oaks (MI) MHC, LLC, Village Trails (MI) MHC, LLC, Maplewood (IN) MHC, LLC and West Glen (IN) MHC, LLC, each a single purpose Delaware limited liability company with two independent directors.
(4)	The borrowers are permitted to obtain the release of an individual property provided, among other things, (i) the sale of such property is pursuant to an arm’s-length agreement, (ii) the debt service coverage ratio for the remaining properties is not less than the greater of the debt service coverage ratio immediately preceding the partial release and 1.56x, (iii) the borrowers pay to lender (a) 115% of the allocated loan amount for the released property or (b) with respect to the sale of any property to an entity in which Ross H. Partrich owns a direct or indirect beneficial interest, if at the time of the purchase and sale agreement or the time of sale, Ross H. Partrich owns 15% or more of the ownership interests of the borrowers, the greater of 125% of the allocated loan amount for the released property and 100% of the net sales proceeds from the released property and (iv) the borrowers pay the applicable yield maintenance premium.
(5)	The Appraised Value / Per Pad, Cut-off Date LTV and Maturity Date LTV are based on the “As-is Portfolio” value of $144.1 million. Based on the individual property appraised values, the aggregate appraised value for the Sun MHC Portfolio is $148.25 million. The Cut-off Date LTV and Maturity Date LTV based on the $148.25 million are 70.2% and 65.4%, respectively. The appraisal applied a portfolio discount primarily because the purchase price for the portfolio of $137.9 million was less than the sum of the appraisal’s concluded values for each of the individual properties. According to the appraisal, the sale was negotiated in an off market transaction and the prior owner was motivated by internal investment criteria to divest a number of assets.
(6)	Beginning on the monthly payment date in December 2019, the borrowers will be required to deposit an amount equal to $16,588 into the Monthly Replacement Reserves on each monthly payment date.
(7)	Initial Other Escrow and Reserves represents deferred maintenance.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

147 of 151

Structural and Collateral Term Sheet	JPMDB 2016-C2

Sun MHC Portfolio

The Loan. The Sun MHC Portfolio loan is secured by a first mortgage lien on the borrowers’ fee interest in a portfolio of 12 manufactured housing properties across six states, totaling 3,981 pads. The whole loan has an outstanding principal balance as of the Cut-off Date of $104.066 million (the “Sun MHC Portfolio Whole Loan”) and is comprised of two pari passu notes, Note A-1 and Note A-2. Note A-2, with an outstanding principal balance as of the Cut-off Date of $29.066 million, is being contributed to the JPMDB 2016-C2 Trust. Note A-1, with an outstanding principal balance as of the Cut-off Date of $75.0 million, was contributed to the COMM 2016-DC2 trust. The holder of Note A-1 (the “Controlling Noteholder”) is the trustee of the COMM 2016-DC2 trust. The trustee of the COMM 2016-DC2 trust (or, prior to the occurrence and continuance of a control termination event under the related pooling and servicing agreement, the directing certificateholder for that securitization) will be entitled to exercise all of the rights of the Controlling Noteholder with respect to the Sun MHC Portfolio Whole Loan; however, the holder of Note A-2 will be entitled, under certain circumstances, to be consulted with respect to certain major decisions.

The Sun MHC Portfolio Whole Loan has a 10-year term and, subsequent to a six-year interest-only period, will amortize on a 30-year schedule. The previously existing debt on the Valley View Estates and Colonial Village properties was included in the JPMBB 2013-C14 securitization.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$75,000,000	$75,000,000	COMM 2016-DC2	Yes
A-2	29,066,000	29,066,000	JPMDB 2016-C2	No
Total	$104,066,000	$104,066,000

The Portfolio. The Sun MHC Portfolio consists of 12 manufactured housing communities totaling 3,213 MHC pads and 768 RV pads. The properties were built between 1960 and 1996 and are located across six states including Florida, Michigan, Indiana, Kansas, Texas and New York. Four of the Sun MHC Portfolio properties (Silver Star, Snow to Sun, Casa Del Valle and Kenwood) are age restricted to tenants of 55 years and older. From 2012 to the trailing 12-month period ending September 30, 2015, the aggregate net operating income for the Sun MHC Portfolio properties increased 8.6% from approximately $8.4 million to approximately $9.2 million, while overall average occupancy since 2012 has been 81.8%.

Portfolio Summary
Property Name	Location	MHC Pads	RV Pads	Total Pads(1)	Year Built	Allocated Whole Loan Amount	% of Allocated Whole Loan Amount	Underwritten NCF	Appraised Value(2)
Silver Star	Orlando, FL	406	0	406	1971	$22,899,871	22.0%	$1,968,014	$32,600,000
West Glen Village	Indianapolis, IN	552	0	552	1970	17,982,721	17.3	1,624,123	25,600,000
Edwardsville	Edwardsville, KS	635	0	635	1968	17,671,670	17.0	1,704,609	25,260,000
Sherman Oaks	Jackson, MI	366	0	366	1976	9,630,590	9.3	856,845	13,710,000
College Park Estates	Canton, MI	230	0	230	1960	8,281,886	8.0	811,096	11,790,000
Snow to Sun	Weslaco, TX	183	293	476	1989	5,767,115	5.5	540,893	8,210,000
Casa Del Valle	Alamo, TX	137	239	376	1990	4,994,420	4.8	371,858	7,110,000
Valley View Estates	Allegany, NY	197	0	197	1980	4,446,509	4.3	408,197	6,330,000
Colonial Village	Allegany, NY	156	0	156	1980	3,807,279	3.7	365,299	5,420,000
Village Trails	Howard City, MI	100	0	100	1996	3,385,809	3.3	285,953	4,820,000
Maplewood	Indianapolis, IN	207	0	207	1960	3,161,025	3.0	290,874	4,500,000
Kenwood	La Feria, TX	44	236	280	1987	2,037,105	2.0	56,464	2,900,000
Total	3,213		768	3,981		$104,066,000	100.0%	$9,284,223	$144,100,000

(1)	The portfolio has 702 community owned homes that were acquired by an affiliate of the loan sponsor, which total 17.6% of the 3,981 pads at the property. There is at least one community owned home at each property, with the largest concentrations at West Glen Village (186 homes), College Park Estates (160 homes) and Edwardsville (152 homes). The borrowers do not receive income from the community owned homes and they are not collateral for the Sun MHC Portfolio Whole Loan; however, the related loan documents prohibit the community homes from being sold (other than to tenants) and require that they remain in place at the Sun MHC Portfolio properties. The related loan documents permit the borrower affiliate which owns such homes to obtain a third party chattel loan secured by such homes in an amount not to exceed 80% of the aggregate fair market value of such homes.
(2)	Total Appraised Value is based on the “As-is Portfolio” value of $144.1 million. Based on the individual property appraised values, the aggregate appraised value for the Sun MHC Portfolio is $148.25 million. The Cut-off Date LTV and Maturity LTV based on the $148.25 million are 70.2% and 65.4%, respectively.

The Sun MHC Portfolio properties are geographically diverse, located in 10 different cities across six states. The properties are located in Texas (28.4% by pads), Indiana (19.1% by pads), Michigan (17.5% by pads), Kansas (16.0% by pads), Florida (10.2% by pads) and New York (8.9% by pads). Florida represents the largest exposure to a single state by underwritten net cash flow, with 21.2% of underwritten net cash flow.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

148 of 151

Structural and Collateral Term Sheet	JPMDB 2016-C2

Sun MHC Portfolio

Region Breakdown
State	# Sites	Total Pads(1)	% of Pads	Allocated Whole Loan Amount ($)	Allocated Whole Loan Amount ($)/Pad(1)	Appraised Value(2)	Cut-off Date LTV(2)	UW NCF	% UW NCF
Florida	1	406	10.2%	$22,899,871	$56,404	$32,600,000	70.2%	$1,968,014	21.2%
Michigan	3	696	17.5	21,298,285	$30,601	30,320,000	70.2%	1,953,894	21.0
Indiana	2	759	19.1	21,143,746	$27,857	30,100,000	70.2%	1,914,997	20.6
Kansas	1	635	16.0	17,671,670	$27,829	25,260,000	70.0%	1,704,609	18.4
Texas	3	1,132	28.4	12,798,640	$11,306	18,220,000	70.2%	969,214	10.4
New York	2	353	8.9	8,253,788	$23,382	11,750,000	70.2%	773,496	8.3
Total / Wtd. Avg.	12	3,981	100.0%	$104,066,000	$26,141	$144,100,000	72.2%	$9,284,223	100.0%

(1)	Includes 768 RV pads located across three of the Sun MHC Portfolio Properties in Texas. In Texas, there are 364 MHC pads and the Allocated Whole Loan Amount ($)/Pad excluding the RV pads is $35,161. In total, there are 3,213 MHC pads and the Allocated Whole Loan Amount ($)/Pad excluding the RV pads is $32,389.
(2)	Total Appraised Value and Cut-off Date LTV are based on the “As-is Portfolio” value of $144.1 million. Based on the individual property appraised values, the aggregate appraised value for the Sun MHC Portfolio is $148.25 million. The Cut-off Date LTV based on the $148.25 million is 70.2%.

Historical Occupancy and Market Rent Summary
Property Name	Location	2013 Occupancy(1)	2014 Occupancy(1)	TTM Occupancy (1)(2)	TTM Avg. Monthly Rent/Pad(1)(2)	Appraisal’s Concluded Occupancy(1)(3)	Market Rent/Pad(1)(3)
Silver Star	Orlando, FL	97.9%	98.3%	98.8%	$565	95.0%	$577
West Glen Village	Indianapolis, IN	76.9%	80.8%	78.4%	$450	82.6%	$450
Edwardsville	Edwardsville, KS	71.4%	75.8%	75.7%	$423	73.0%	$423
Sherman Oaks	Jackson, MI	73.3%	73.1%	74.0%	$467	74.0%	$468
College Park Estates	Canton, MI	79.9%	82.9%	93.0%	$468	92.0%	$468
Snow to Sun	Weslaco, TX	99.0%	97.2%	93.4%	$308	90.0%	$310
Casa Del Valle	Alamo, TX	96.8%	98.4%	93.4%	$330	90.0%	$335
Valley View Estates	Allegany, NY	N/A	86.3%	85.8%	$373	88.0%	$375
Colonial Village	Allegany, NY	N/A	87.5%	87.2%	$366	88.0%	$374
Village Trails	Howard City, MI	95.3%	91.6%	94.0%	$427	93.0%	$428
Maplewood	Indianapolis, IN	66.2%	64.3%	58.9%	$393	59.4%	$395
Kenwood	La Feria, TX	97.2%	95.1%	90.9%	$290	90.0%	$290
Wtd. Avg.		81.0%	83.1%	82.8%	$434	82.2%	$412
(1)	Occupancy figures, TTM Avg. Monthly Rent/Pad and Market Rent/Pad are calculated net of the 768 RV pads.
(2)	TTM represents the trailing 12-month period ending on October 1, 2015.
(3)	Source: Appraisal.

The appraisal identified several recent portfolio sales that have occurred over the past five years considered to be comparable to the Sun MHC Portfolio which are summarized in the table below.

Sales Comparison(1)
Portfolio Name	Date of Sale	States	Price (millions)	Price/Pad	# of Pads	Average Occupancy
Sun MHC Portfolio	Nov-15	FL, IN, KS, MI, NY, TX	$137.9	$34,628	3,981(2)	82.8%
Sun – GCP	Oct-14	AZ, CO, FL, IL, ME, MI, MT, NY, PA, WI	$1,320.0	$67,922	19,434	90.3%
UMH – Stonewall	Jul-14	PA	$12.2	$36,310	336	84.0%
UMH – Evergreen	Mar-14	OH	$25.0	$22,538	1,107	87.0%
ARC – RHP	Apr-13	FL, KS, MO, NY, UT	$865.0	$52,219	16,565	86.1%
Sun – Rudgate	Nov-12	MI	$71.1	$12,465	5,704	85.4%
ARC – UMH	Aug-12	PA, NY	$28.3	$29,214	967	92.3%
ARC - Yes!	Aug-12	IA, IL, NC, ND, NE, OK, SC	$294.0	$28,000	10,500	92.0%
Kentland – Sun	Jun-12	MI	$142.3	$24,947	5,704	85.4%
Hometown – AMC	Dec-11	AZ, CO, TX, MI	$330.0	$55,790	5,915	84.6%
Hometown – ELS	May-11	AZ, CA, CT, ID, IN, MA, MD, MI, MN, NY, PA, VA, FL	$1,413.0	$46,898	30,129	86.3%
(1)	Source: Appraisal.
(2)	Includes 768 RV pads located across three of the Sun MHC portfolio properties (Snow to Sun, Casa Del Valle and Kenwood). The foregoing three properties and Silver Star are age restricted to tenants at least 55 years of age.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

149 of 151

Structural and Collateral Term Sheet	JPMDB 2016-C2

Sun MHC Portfolio

Operating History and Underwritten Net Cash Flow
	2012	2013	2014	2015	Underwritten	Per Pad	%(1)
Rents in Place	$12,251,081	$12,695,046	$13,294,805	$13,768,548	$13,836,565	$3,476	106.6%
Vacant Income	0	0	0	0	2,521,920	633	19.4
Gross Potential Rent(2)	$12,251,081	$12,695,046	$13,294,805	$13,768,548	$16,358,485	$4,109	126.1%
(Vacancy/Credit Loss/Concessions)(3)	(765,325)	(906,898)	(908,297)	(641,658)	(3,381,954)	(850)	(26.1)
Net Rental Income	$11,485,756	$11,788,148	$12,386,508	$13,126,889	$12,976,531	$3,260	100.0%
Other Income(4)	2,495,588	2,516,492	2,706,905	2,617,131	2,817,319	708	21.7
Effective Gross Income	$13,981,344	$14,304,640	$15,093,413	$15,744,020	$15,793,850	$3,967	121.7%

Total Expenses	$5,540,040	$5,738,270	$5,893,001	$5,774,884	$6,475,864	$1,627	41.0%

Net Operating Income	$8,441,304	$8,566,370	$9,200,412	$9,969,136	$9,317,986	$2,341	59.0%

Total TI/LC, Capex/RR	0	0	0	0	33,763	8	0.2
Net Cash Flow	$8,441,304	$8,566,370	$9,200,412	$9,969,136	$9,284,223	$2,332	58.8%
Occupancy(5)	80.0%	81.0%	83.1%	82.8%	84.6%
(1)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remaining fields.
(2)	Underwritten Gross Potential Rent is based on the in-place rent roll.
(3)	The Underwritten Vacancy (exclusive of Credit Loss and Concessions) represents 15.4% of gross potential rent.
(4)	Other Income consists of income from the RV pads as well as items such as late fees, month to month fees and storage income.
(5)	Historical Occupancy is as of December 31 of each respective year. 2015 Occupancy is as of October 1, 2015. Underwritten Occupancy represents economic occupancy.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

150 of 151

Structural and Collateral Term Sheet	JPMDB 2016-C2

Contacts

J.P. Morgan CMBS Capital Markets & Banking
Contact	E-mail	Phone Number
Kunal Singh Managing Director	kunal.k.singh@jpmorgan.com	(212) 834-5467

Bradley Horn Executive Director	bradley.j.horn@jpmorgan.com	(212) 834-9708

J.P. Morgan CMBS Trading
Contact	E-mail	Phone Number
Andy Taylor Managing Director	andrew.b.taylor@jpmorgan.com	(212) 834-3111

Avinash Sharma Executive Director	avinash.sharma@jpmorgan.com	(212) 834-3111

J.P. Morgan Securitized Products Syndicate
Contact	E-mail	Phone Number
Andy Cherna Managing Director	andy.cherna@jpmorgan.com	(212) 834-4154

Mick Wiedrick Executive Director	mick.k.wiedrick@jpmorgan.com	(212) 834-4154

Deutsche Bank CMBS Capital Markets & Banking
Contact	E-mail	Phone Number
Lainie Kaye Managing Director	lainie.kaye@db.com	(212) 250-5270

Matt Smith Director	matt-t.smith@db.com	(212) 250-6155

Deutsche Bank CMBS Trading
Contact	E-mail	Phone Number
Brooks Scholl Director	brooks.scholl@db.com	(212) 250-5149

Ryan Horvath Vice President	ryan.horvath@db.com	(212) 250-5149

Deutsche Bank CMBS Structuring
Contact	E-mail	Phone Number
Shaishav Agarwal Managing Director	shaishav.agarwal@db.com	(212) 250-6290

Dan Penn Director	daniel.penn@db.com	(212) 250-5149

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

151 of 151